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                                 EXHIBIT (c)(ii)


                       Queensland Government Budget Papers

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                             APPROPRIATION BILL 2003


                      (Second Reading Speech, 3 June 2003)




                                    TREASURER


                       The Honourable Terry Mackenroth MP
                Deputy Premier, Treasurer and Minister for Sport

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                             APPROPRIATION BILL 2003

                      (Second Reading Speech, 3 June 2003)

                                    TREASURER

                       The Honourable Terry Mackenroth MP
                Deputy Premier, Treasurer and Minister for Sport

Mr Speaker, I move that the Bill now be read a second time.

INTRODUCTION

The Beattie Government has a clear vision for Queensland and a clear set of priorities.

We are giving Queensland a strong identity as Australia's Smart State by improving the lives of all Queenslanders and creating sustainable opportunities for everyone.

We are acting on our priorities to deliver our vision for Queensland.

The Beattie Government has:

..    generated average annual economic growth of over 5%;

..    maintained a strong fiscal position despite turbulent world events;

..    reduced the unemployment rate to levels not seen for 13 years;

..    invested $24 billion in improved infrastructure;

..    enhanced and improved key services; and

..    taken action to protect the environment.

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Our Government has fully funded all our election commitments and we continue to deliver more for Queensland.

This Budget builds on our vision through further investment in health and disability services as well as increased investment to foster innovation which is at the heart of our Smart State vision.

This Budget provides:

..    an increase in the Health Budget of $300 million or almost 7% as part of a cumulative four-year increase in spending on health of over $2.6 billion;

..    $290.5 million in increased State funding over four years to Disability
     Services including $200 million in new funding; and

..    $100 million over four years to build upon the investment in our Smart
     State Strategy.

ECONOMIC OUTLOOK

The State Government's economic strategy is aimed at maximising Queensland's economic performance and providing a better quality of life for all Queenslanders.

Our strategy focuses on the main drivers of productivity growth-improving economic fundamentals, fostering innovation and investing in human capital.

The Queensland economy has continued to outperform the rest of Australia and indeed most of the rest of the world in terms of economic growth in 2002-03. In year-average terms, estimated growth in gross state product will be 4 3/4% this year, 2 percentage points faster than growth in the rest of Australia.

This has occurred despite drought and a hostile external environment-terrorist attacks in Bali, war with Iraq, weak overseas equity markets, declining world growth and, more recently, SARS.

The resilience of the Queensland economy, however, is again clear.

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Despite major international and national impacts in recent years State economic growth has been underpinned by the strength of domestic demand, particularly dwelling and business investment.

The Beattie Government has again delivered on its promise of jobs. Employment growth in Queensland has exceeded our expectations this year, growing by an estimated 3 1/4%, 1 percentage point faster than growth in the rest of Australia.

This means we have created an additional 55,000 jobs in 2002-03, some 12,000 more than our Budget forecast.

Since this Government came to power in June 1998, an additional 200,000 jobs have been created in Queensland.

Unemployment has continued to fall during the year, even with our strong population growth, to the lowest levels since 1990.

This growth was fuelled by Queensland's thriving economy. We attracted large numbers of people to the state from interstate and from overseas. A net inflow of 36,500 interstate migrants moved to Queensland over the 12 months to December 2002, the highest level recorded in over six years. Overseas migration to Queensland also reached a historical high over the same 12 month period, with a net balance of almost 26,000 international migrants settling in Queensland.

Turning to the year ahead, the Queensland economy is forecast to continue to grow solidly in 2003-04, with forecast growth of 4%. This is 1 percentage point faster than forecast growth in the rest of Australia.

While the Commonwealth's national forecast growth of 3 1/4% relies on an exchange rate of around US60c, our forecast incorporates the more recent appreciation of the Australian dollar, with a year-average exchange rate assumption for 2003-04 around current levels.

Business investment will continue to be a major driver of growth in 2003-04, with ongoing activity supported by low interest rates, improved profitability and strengthening equity markets. Business investment is forecast to increase by around 9 1/2%, following extraordinary growth this year. Dwelling investment is forecast to ease slightly but remain at a high level.

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Household consumption will also contribute strongly to growth, with rapid population growth, solid labour market conditions, continued growth in real earnings and low interest rates all driving growth of around 4 3/4% in this sector.

Labour market conditions will remain strong in the State, with employment forecast to increase by 2 1/4%. This translates to the creation of around 38,000 jobs in year-average terms for 2003-04.

Continuing strong population growth is forecast to result in labour force growth of 2 1/4%, matching employment growth and keeping the unemployment rate remaining broadly unchanged in year-average terms.

MORE JOBS FOR QUEENSLAND - SKILLS AND INNOVATION - THE SMART STATE

Our economic strategy recognises that fostering innovation and investing in the skills and capabilities of Queenslanders are critical to the future growth of the Queensland economy.

With initiatives in this Budget, spending on education by 2006-07 will have increased by 55% or more than $1.6 billion since 1997-98.

The 2003-04 Budget in the area of education includes:

..    $300 million for capital outlays;

..    $155 million for continuing literacy and numeracy initiatives;

..    $6.8 million to extend the trialing of a preparatory year of schooling to an additional 25 schools including 20 State schools; and

..    $67 million for information and communication technologies in schools.

We are on target to achieve a student to computer ratio of 5:1 for Years 3-12 by 2005.

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In aggregate, the Budget provides for 636 additional classroom teachers to meet enrolment growth, support students with disabilities, reform initiatives and enhancements. This will bring the total number of new teachers appointed since 1998 to around 3,000.

Mr Speaker, a centre-piece of our commitment to jobs for Queenslanders is our Breaking the Unemployment Cycle initiative. This initiative provides a range of programs to create jobs and training opportunities for those at risk of long-term unemployment.

I am pleased to announce this Budget provides an additional $85 million per annum commencing in 2004-05 to continue this initiative to 2006-07.

An additional $19 million is allocated over four years for the employment of 300 public sector apprentices in targeted skill shortage areas.

Mr Speaker, innovation is a primary driver of productivity growth, improved living standards and better job opportunities.

The Beattie Government's vision for the development of Smart State industries and jobs is backed up by our investment in research and development.

Our Government's focus of building on the State's traditional strengths and fostering new innovative industries has delivered consistently higher rates of economic growth than the rest of Australia.

We have been a strong investor in molecular bioscience research, cancer research and biotechnology. Our $100 million Smart State Research Facilities Fund is supporting initiatives such as the Australian Institute of Bioengineering and Nanotechnology.

Mr Speaker, the Government will shortly release a document, Queensland - Smart State - Investing in Science, Research and Innovation, which will include a $100 million four-year package of initiatives across a number of sectors of the knowledge economy to underpin Queensland's delivery of the Smart State vision. Areas of investment will include medical and bio-discovery research, tropical marine science and clean coal technology.

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The strategy will generate smart, sustainable jobs and investment opportunities and ensure that Queensland remains at the forefront of science and technology innovation.

COMMUNITY ENGAGEMENT AND A BETTER QUALITY OF LIFE

Queenslanders enjoy a quality of life that is among the highest in the world.

The Beattie Government is committed to engaging the community in decision making processes to further improve our quality of life. We achieve this through Regional Community Forums, Community Cabinet meetings and our first regional sitting of Parliament.

Access to high quality health care is fundamental to quality of life and a clear priority for the Beattie Government.

Compared to the 2002-03 Health Budget, the next four years will see a cumulative increase in health spending of over $2.6 billion for wage increases, operating cost increases and for increased and enhanced services for a growing and ageing population. This comprises around $1.6 billion in State funding and around $1 billion in Commonwealth funding.

By 2006-07 the Health Budget will grow to around $5.4 billion, that is over $1 billion or around 25% higher than the 2002-03 Health Budget.

In 2003-04 the Health Budget will increase by $300 million or almost 7% over last year's Budget, providing:

..    increased funding of $40 million to manage demand pressures for oncology and cancer care, renal dialysis services, intensive care, cardiac services and emergency services;

..    an additional $10 million to continue the Elective Surgery Enhancement initiative beyond our $20 million two year election commitment;

..    an additional $8.4 million for mental health services including funding for
     40 additional community mental health staff;

..    an increase in State funding for the Home and Community Care program of
     $7.5 million;

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..    an additional $5 million to manage the increasing demand for dental care including improved access and better management of waiting lists; and

..    $2 million in 2003-04 rising to $8 million in a full year for additional medical services at the Logan and Caboolture Hospitals to relieve pressure on accident and emergency departments.

Over 10 years from 1994, $2.8 billion will have been invested in rebuilding, modernising and re-equipping hospitals and community health facilities. This investment continues in 2003-04 with ongoing redevelopment including hospitals at Ayr and Gympie as part of a health capital program of over $280 million.

In contrast to the Commonwealth Government, the Beattie Government is strongly committed to the principles of Medicare and providing Queenslanders with access to affordable, quality health care.

The lack of commitment by the Commonwealth is plain for all to see.

Their new Health Care Agreement funding offer to the states is, by their own admission, $1 billion less than they factored into their forward estimates to continue the current five year agreement.

The Howard Government is making it more expensive for the average Australian to see a doctor. If your family earns more than $32,000 you won't qualify for bulk billing.

As more families are denied access to free GP services they will increasingly turn to our emergency departments at hospitals for treatment increasing pressure on our public hospital system.

The Howard Government's lack of commitment to our public hospitals and to Medicare should rightly anger all Australians.

Queenslanders can be assured that the Beattie Government is committed to the retention of Medicare and the provision of accessible, affordable and high quality health care for all Queenslanders.

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Mr Speaker, people with disabilities require support and assistance to enable them to actively participate in society.

In some cases specialised services are needed but it is important to recognise and support informal networks, families, carers and friends to ensure people with disabilities have the opportunity to fully participate in all aspects of everyday life.

This Budget delivers on the Beattie Government's commitment to providing a better quality of life for Queenslanders with a disability.

Last year, our Government initiated the Funding Reform Project - one of the most progressive and significant pieces of work in the history of disability services in Queensland. The results of extensive consultation with stakeholders showed the need for reform and provided a strong direction for the way we deliver disability services.

Our agenda for change is to deliver a better deal to people with disabilities and their families.

This Budget delivers $200 million in new funding over four years including $35 million in 2003-04 for a range of initiatives that will provide better outcomes for people with a disability, their families, carers and disability services providers. The details of these initiatives are set out in a new policy statement - Future Directions for Disability Services.

Together with funding for grant indexation, enterprise bargaining and other factors, an additional $290.5 million in State funding will have been injected into the provision of disability services and support by 2006-07.

This increased funding will see the budget for Disability Services Queensland grow to $385 million in 2003-04, an increase of 16.3% on last year's Budget.

Over the next four years State funding will grow by 43% compared to Commonwealth funding growth of 16%.

This again shows the stark contrast between the priorities of the Howard Government and those of the Beattie Government.

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With the new four-year funding provided for in this Budget, the level of State funding for disability services will have increased from around $125 million in 1997-98 - the year before the Beattie Government came to office - to $330 million in 2006-07.

The Beattie Government recognises that safe, secure and affordable housing is an essential component of individual, family and community wellbeing.

This Budget allocates $528 million for housing assistance programs for 2003-04 representing an increase of 11% on last year's allocation. This includes:

..    over $170 million for public rental housing allowing for the commencement of 300 dwellings, the completion of 239 dwellings and for upgrades to improve existing accommodation; and

..    an additional 60 dwellings will be provided for transitional housing to improve options for homeless people in crisis. This is part of a $15.5 million allocation for homelessness initiatives.

As part of the Beattie Government's strong commitment to enhancement of public transport, $21.4 million is provided in 2003-04 to progress the introduction of an integrated ticketing system in South East Queensland together with $42 million for the construction of the Inner Northern Busway.

The arts, culture and recreation are key elements of quality of life and essential components of a strong and vibrant Queensland society.

The Budget provides $92.6 million for ongoing capital works for the Millennium Arts project, including $3.8 million for the Musgrave Park Indigenous Cultural Centre. Additional funding of $3.2 million is provided over four years for arts and cultural organisations and major performing arts companies.

SAFER AND MORE SUPPORTIVE COMMUNITIES

Last year's Budget provided additional funding of $188 million over four years to strengthen this Government's capacity to assist Queensland families, youth and children in need.

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This increased investment saw 92 additional staffing positions created in the
Department of Families in 2002-03 together with the establishment of trials of innovative approaches to prevention and early intervention which will be completed in 2003-04.

The trials will be carefully evaluated and a selection of successful approaches will be piloted with a view to implementation.

A key element of ensuring our communities are safe and secure is strong policing and effective crime prevention. This Budget maintains the Beattie Government's commitment to this priority with initiatives including:

..    300 additional police as part of our plan to have 9,100 officers by 2005;

..    an additional $30 million over two years to continue the upgrade and improvement of the Queensland Police Service's information technology systems; and

..    an additional $5.3 million over the next two years for the South East
     Queensland Drug Trial.

Mr Speaker, road safety is important to Queenslanders and our Government.

We are committed to implementing the National Road Safety Strategy which targets a 40% reduction in road deaths per 100,000 population by 2010 and additional funding of $16.1 million is provided in 2003-04 to implement the Government's Road Safety Initiative Package.

As previously announced the Budget provides for the introduction of a Community Ambulance Cover to give the Queensland Ambulance Service a predictable, long-term funding source to maintain a world-class ambulance service.

Consistent with this objective the Budget provides an additional $6.27 million for the Queensland Ambulance Service to support the employment of an additional 110 officers and additional capital investment.

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The overall Queensland Ambulance Service capital program provides for the commencement or completion of 17 replacement ambulance stations and four new stations.

VALUING THE ENVIRONMENT

Protecting the environment and biodiversity while allowing the ecologically sustainable development of our natural resources is a key priority for our Government.

We are addressing the areas of major challenge including land clearing, water resource management and salinity.

This Budget commits an additional $75 million in State funding over five years as part of the recently announced $150 million Commonwealth-State tree clearing reduction package.

The adjustment assistance package will involve $130 million in financial incentives to assist landholders with transition or for exit assistance if necessary, $12 million in incentives to improve the management of more valuable remnant vegetation and $8 million to develop best practice farm management plans.

The Budget provides $11 million as part of our $81 million seven year funding commitment to the National Action Plan for Salinity and Water Quality.

Ensuring compliance with our natural resource legislation will be enhanced with an additional $8 million over four years to support the necessary assessment, monitoring and enforcement of existing legislation concerning vegetation, water, land and pests.

An additional $1.78 million is allocated in 2003-04 for the Great Artesian Basin Sustainability initiative to support more bore capping, rehabilitation and drain replacement projects.

This Budget also commits an additional $3.5 million over four years to introduce and implement new cultural heritage legislation. This legislation seeks to effectively recognise and protect Aboriginal and Torres Strait Islander cultural heritage and to establish practical and workable processes for managing cultural heritage impacts.

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Queensland's National Parks and protected areas represent an invaluable asset for all current and future generations of Queenslanders.

As promised we have delivered on our election commitment to employ 140 additional rangers as part of our Enhanced Park Maintenance initiative.

The 2003-04 Budget also provides $3.2 million for the continued development of our Great Walks of Queensland initiative and $1.3 million for the continuing acquisition of land for the State's protected estates and forests.

BUILDING QUEENSLAND'S REGIONS

The Beattie Government has demonstrated a strong commitment to building Queensland's regions through the growth of regional economies, regional infrastructure and improving the liveability of cities, towns, regions and remote communities.

We have been a strong investor in infrastructure.

Our capital program for 2003-04 is almost $5.3 billion with over 62% on projects outside the Brisbane statistical division.

Regional infrastructure projects funded in this Budget include:

..    $26.9 million to continue construction of the Douglas Arterial in
     Townsville;

..    $25 million towards planning and construction of the $240 million Tugun
     Bypass;

..    $60.5 million for the Burnett Water Infrastructure Development; and

..    $49.8 million for the Rockhampton-Townsville-Cairns Rail Track Upgrade
     project.

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Our Regional Centres program has supported the development of a range of infrastructure and community facilities across the State. This Budget provides $50 million over four years to extend this successful program to 2006-07. This extension will support projects such as the Riverway project in Thuringowa, the Warwick Streetscape project, the Mount Isa Outdoor Events Park, and the Cairns Botanic Gardens and Tanks Precinct Redevelopment.

Mr Speaker, our primary industries form an essential part of Queensland's economic, social and environmental foundations.

The Beattie Government is committed to supporting and assisting our primary producers in meeting the challenges they face.

The Budget includes $25 million for drought assistance and related activities, including farm financial counselling, climate modelling and research into drought resistant plants.

We will make available an additional $30 million to the sugar industry over four years, on top of the $55 million already committed, subject to the Commonwealth Government's continued commitment to the Memorandum of Understanding on the sugar industry. This additional $30 million package includes a $10 million Sugar Industry Innovation fund, a $10 million Sugar Industry Change Management program and a $10 million Farm Consolidation Loan program.

We are continuing to invest in the risk management of biosecurity threats such as foot and mouth disease and $39 million is allocated to market assurance services, animal and plant health risk containment, surveillance and emergency response capability.

GOVERNMENT FINANCES

Mr Speaker, the capacity for our Government to continue to improve the quality and range of services and infrastructure to the Queensland community is underpinned by our commitment to strong fiscal management.

This Budget provides for a net operating surplus of $153 million with growing surpluses over the forward estimates period.

Our balance sheet is strong with total State net worth forecast to grow to more than $60 billion in 2003-04.

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All the major ratings agencies recognise the strength of our fiscal position by confirming our AAA credit rating.

In our Mid Year Fiscal and Economic Review we indicated that the continuing volatility in equity markets would impact on the 2002-03 operating result and a deficit of $741 million was forecast on the basis of investment returns of zero.

Despite the fact that equity markets have continued to under-perform and a consequent revision to our investment return expectations to negative 3%, the forecast deficit for 2002-03 has improved to $350 million. This reflects improvements in other revenues and reduced expenses.

Our policy of fully funding superannuation liabilities means that while we have stronger finances than any other State by a considerable margin, it does create volatility in annual budget results. This volatility is manageable given our very strong balance sheet and does not impact on our capacity to maintain and improve services.

This is highlighted by the fact that if Queensland's superannuation arrangements were structured on the same basis as other jurisdictions, the General Government sector underlying operating result for 2002-03 would be a surplus of $587 million.

In aggregate terms, General Government expenses will grow by 5.3% on last year's Budget to $21.2 billion. Importantly we are giving a clear priority to key service delivery areas.

The Health budget is growing by almost 7%, the Disability Services budget is growing by over 16 % and housing assistance programs by 11%.

REVENUES

The Beattie Government has a clear commitment to maintaining a competitive tax regime.

The Budget forecasts that in 2003-04 Queenslanders will pay $1,480 per capita in State taxes compared with $1,892 per capita for the average of the other states.

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This means that taxpayers in other states pay 28% more than Queenslanders.

Mr Speaker, Queenslander's land tax regime is not onerous compared to the other States. According to the Commonwealth Grants Commission, Queensland's land tax effort in 2001-02 was the lowest in the nation at about 28% less than the national average.

Nevertheless, the Government recognises that rising land values will have a significant community impact with some 11,000 new taxpayers expected in 2003-04 under existing land tax provisions.

In order to provide a measure of land tax relief, particularly to those with lower land holdings, I am pleased to announce that with effect from 1 July 2003:

..    the statutory deduction for residents will be increased from $200,000 to
     $220,000;

..    the minimum tax payable by resident taxpayers will be increased from $100 to $350. In other words taxpayers with a tax liability of less than $350 will not be liable for land tax; and

..    the exemption threshold for companies, trustees and absentees will be increased from $150,000 to $170,000 with a consequential extension of the phasing-in rebate.

The combination of the statutory deduction increase and the increase in the minimum tax level will mean that residents with landholdings (excluding their principal place of residence) of less than $275,997 will not be liable for land tax. Without these changes residents with landholdings of $221,665 or more would have had to pay land tax.

This reduces the number of resident taxpayers in 2003-04 by around 11,400 relative to the number of taxpayers in the absence of these changes. In fact, there will be around 3,050 fewer resident taxpayers compared to 2002-03.

Further, all resident land taxpayers will benefit from the $20,000 increase in the statutory deduction.

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The $20,000 increase in the threshold for companies, trustees and absentees will constrain the increase in the number of taxpayers to around 450. Without the threshold increase the number of company, trustee and absentee taxpayers would have grown by around 2,750.

In addition, companies, trustees and absentees with land holdings between $170,000 and $235,000 will benefit from an increased phasing-in rebate.

The Government will forgo revenue of $11.6 million as a result of these concessions.

ACCOUNTABILITY LEADERSHIP AND INNOVATION

Mr Speaker, in delivering on our social and fiscal objectives, the Beattie Government will continue to demonstrate high standards of accountability, leadership and innovation.

We are committed to delivering cost effective services to the community and to finding smarter ways to operate and deliver services.

This Budget provides $4 million over two years to expand services available to the public through our single access point, Smart Service Queensland.

We are also investing in new information technology systems with an additional allocation of $64 million over the next three years for an integrated justice information strategy, a single integrated revenue system for the Office of State Revenue, major upgrades to police information and communication technology systems and disability services information systems.

To provide high-quality and cost-effective corporate support services we are implementing a shared services initiative from 1 July this year. This initiative will consolidate corporate service functions such as finance and pay-roll into five large-scale and two smaller-scale shared service providers and a technology centre of skill.

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The Beattie Government is also seeking to incorporate private sector innovation to achieve better value for money in the delivery of public infrastructure. The Government is currently considering a range of projects for private sector involvement and has recently sought expressions of interest for the delivery of the infrastructure and non-core services required for the Southbank Education and Training Precinct.

CONCLUSION

Mr Speaker, I am very proud to have delivered the third Budget of the second Beattie Government.

The Budgets I have presented have:

..    delivered on fully funding all the Government's commitments;

..    delivered on education and training reforms for the future;

..    delivered on funding for family services and particularly child protection;

..    delivered improved health services;

..    delivered a better deal to people with disabilities; and

..    delivered a better quality of life for all Queenslanders.

Mr Speaker, I commend the Bill to the House.

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STATE BUDGET
2003-04

BUDGET STRATEGY AND OUTLOOK

BUDGET PAPER NO. 2

TABLE OF CONTENTS

1. Budget Strategy, Performance and Outlook                                    1

Introduction                                                                   1
Fiscal Strategy                                                                1
Summary of Key Financial Aggregates                                            5
Budget Outcomes 2002-03                                                        6
Budget 2003-04 and Outyear Projections                                         9
Reconciliation of Operating Result                                            10

2. Economic Performance and Outlook                                           11

Introduction                                                                  11
External Environment                                                          12
External Assumptions                                                          15
The Queensland Economy                                                        16

3. Economic Strategy                                                          31

Aims of the Economic Strategy                                                 31
The Importance of Improving Productive Capacity                               32
A Strategy for Sustainable Economic Growth                                    37
Economic Fundamentals                                                         37
Innovation                                                                    40
Human Capital                                                                 44
Positioning Queensland's Economic Future                                      47

4. Budget Priorities                                                          49

Introduction                                                                  49
Government Policy Priorities                                                  49
Service Delivery Highlights                                                   51
Financial Management and Governance                                           63

                                      Page 1

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5. Revenue                                                                    67

Introduction                                                                  67
Revenue by Operating Statement Category                                       68
Taxation Revenue                                                              70
Grants and Subsidies                                                          75
Sales of Goods and Services                                                   80
Interest Income                                                               81
Other Revenue                                                                 82

6. Expenses                                                                   87

Introduction                                                                  87
Expenditure by Category                                                       88
Details of Expenses                                                           90
Operating Expenses by Purpose                                                 93
Level of Service Provision                                                    94

7. Balance Sheet and Cash Flows                                               97

Introduction                                                                  97
Balance Sheet                                                                 98
Cash Flows                                                                   106
Reconciliation of Operating Cash Flows to the Operating Statement            112

8. Inter-Governmental Financial Relations                                    113

Commonwealth-State Financial Relations                                       113
Commonwealth Funding to the States                                           115
State Shares of Commonwealth Funding                                         117
Queensland's Share of Funding                                                118
Institutional Arrangements                                                   119
Specific Purpose Payments                                                    123
State-Local Government Relations                                             125
Queensland as a Taxpayer                                                     128

Appendix A - Tax Expenditure Statement                                       131

Appendix B - Concessions Statement                                           137

Appendix C - Statement of Risks and Sensitivity Analysis                     143

Appendix D - Demographic Trends                                              149

Appendix E - Government Finance Statistics                                   155

Appendix F - Departmental Expenses                                           173

1. BUDGET STRATEGY, PERFORMANCE AND OUTLOOK

KEY POINTS

..    Cash surpluses are forecast for 2002-03, 2003-04 and the outyears in the
     General Government sector.

..    For 2003-04, there is a budgeted net operating surplus of $153 million, with a sustained and improving surplus position throughout the outyears.

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..    In 2002-03, the General Government sector is forecast to have an accrual deficit of $350 million. This is due to the poor performance of investment markets, which has impacted on the returns the State receives on the substantial funds set aside to meet future employee entitlements.

..    The forecast underlying operating result for 2002-03 (adjusted for comparable superannuation arrangements) is for a surplus of $587 million.

..    The State's net worth is forecast to increase in 2002-03, 2003-04 and the outyears to $67.012 billion.

..    The State capital program in 2003-04 is budgeted to be $5.273 billion, an
     8% increase on the estimated 2002-03 outlays. 62.5% of the capital program will be spent outside the Brisbane region.

INTRODUCTION

This chapter discusses:

..    the Government's fiscal strategy as outlined under the Charter of Social and Fiscal Responsibility

..    the summary financial aggregates of the 2003-04 Budget.

FISCAL STRATEGY

The Charter of Social and Fiscal Responsibility outlines the Government's fiscal principles, and is an integral part of the Government's commitment to the community.

The fiscal principles, which are detailed in Box 1.1, have been framed to meet a number of objectives, with the overriding requirement to maintain the integrity of the State's finances.

The fiscal principles establish the basis for sustainability of the Government's policies. They require that the services provided by Government be funded from tax and other revenue sources over the long-term. The principles are supported by an accrual budgeting framework, which recognises future liabilities of the State and highlights the full cost of sustaining the Government's operations on an ongoing basis.

The principles recognise the importance of a strong financial position for the State. A state government, because of its more limited tax base, does not have the same capacity as a national government to cushion economic and financial shocks. At the same time, state governments have a responsibility to provide continuity of services, such as health, police and education. A strong financial position, as indicated by a AAA credit rating, enables lower borrowing costs and is an indication of the soundness of the financial position and policies of the Government, rather than a goal in itself.

The success of Queensland's financial and economic management has been consistently affirmed by international ratings agencies. These agencies have cited Queensland's strong balance sheet, sound financial operations, modest debt levels and dynamic economic base as reasons underpinning the State's AAA credit rating.

Box 1.1

The Fiscal Principles of the Queensland Government

Competitive tax environment

The Government will ensure that State taxes and charges remain competitive with the other states and territories.

Affordable service provision

The Government will ensure that its level of service provision is sustainable by maintaining an overall General Government operating surplus, as measured in

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Government Finance Statistics terms.

Capital funding

Borrowings or other financial arrangements will only be undertaken for capital investments and only where these can be serviced within the operating surplus, consistent with maintaining a AAA credit rating.

Managing financial risk

The Government will ensure that the State's financial assets cover all accruing and expected future liabilities of the General Government sector.

Building the State's net worth

The Government will at least maintain and seek to increase total State net worth.

Competitive Tax Environment

One of the Queensland Government's key social and fiscal objectives is to maintain a competitive tax environment which raises sufficient revenue to meet the infrastructure and Government service delivery needs of the people of Queensland, whilst at the same time providing a low cost environment for business to promote economic development and jobs growth.

The competitiveness of a state's tax system is usually assessed by using one of the following measures:

..    taxation revenue on a per capita basis
..    taxation relativities based on Commonwealth Grants Commission methodology
..    taxation revenue expressed as a percentage of gross state product (GSP).

Queensland's competitive tax position is confirmed by all three measures.

..    Per capita tax collections in Queensland in 2003-04 are estimated at
     $1,480, compared with an estimated $1,892 for the average of the other states.

..    Commonwealth Grants Commission data indicates that Queensland's taxation effort ratio of 85.7% is considerably less than the standard (100%).

..    Latest Australian Bureau of Statistics data shows Queensland's tax collections at 4% of GSP compared to 4.8% for the average of the other states.

The 2003-04 Budget includes a land tax relief measure. Details of this change and other revenue items are provided in Chapter 5.

Affordable Service Provision

The objective of maintaining affordable service provision is to require the maintenance of a budget operating surplus, to ensure recurrent services can be funded from recurrent resources.

As discussed below, the achievement of a headline budget surplus in an environment of poor international investment returns has not been possible. However, the underlying revenue and expenditure balance, which provides the funding basis for Government service delivery, has improved during 2002-03. Surpluses in excess of $150 million are forecast for 2003-04 and the outyears.

The Government's expenditure strategy is based around providing targeted funding for high priority community services, and increasing opportunities for individuals through expenditure in education and training.

Following on from the significant funding package for families to deliver better outcomes for children and young people announced in the 2002-03 Budget, the 2003-04 Budget and forward estimates also includes new funding for high priority community service delivery in areas such as health and for disability services reform.

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The 2003-04 Budget and forward estimates continue the implementation of the
Government's Education and Training Reforms for the Future including trials for a preparatory year of schooling and substantial investment in information and communication technology.

The adoption of new measures for the Smart State Strategy to enhance the capacity of the Queensland economy are also included in the 2003-04 Budget and forward estimates.

More information on these initiatives is provided in Chapter 4.

Queensland is already one of the more efficient providers of government services among the states. Nevertheless, further improving the efficiency and effectiveness of Government services is an essential element of delivering on these key policy priorities in a way that is both affordable and sustainable.

The Government has in place an ongoing Aligning Services and Priorities (ASAP) program which provides for a process of ongoing activity and process review to ensure that Government resources are used efficiently so that funding can be directed to the high priority areas outlined above.

In this context, the Government has recently announced a shared service initiative designed to achieve best practice in corporate services across Government, with the savings to be achieved from this initiative to be directed to service delivery.

Capital Funding

The provision of adequate levels of infrastructure is an ongoing challenge for a state such as Queensland which continues to experience high levels of economic and population growth. Meeting this challenge, the Government provides for consistently higher levels of capital expenditure per capita than any other state.

In recognition of Queensland's capital requirements, the Charter allows borrowing for capital only where the costs of the borrowing can be serviced within the context of an overall operating surplus.

Despite this capacity, the bulk of Queensland's 2003-04 capital program will be funded from recurrent sources and the forward estimates provide for only modest levels of borrowing consistent with net capital acquisitions.

Details of the State capital program for 2003-04 and sources of funds are provided in Budget Paper No. 3. - Capital Statement.

Managing Financial Risk

Queensland has a long-standing policy of setting aside funds to accumulate financial assets sufficient to meet future liabilities, the largest being for future employee entitlements, most notably superannuation.

In this respect, Queensland is far better placed than any of the other state or territory governments, or indeed the Commonwealth Government, to fund future accruing liabilities as most other jurisdictions have substantial unfunded superannuation liabilities.

In common with other superannuation managers in both the public and private sectors Queensland has experienced poor investment returns over recent years, and these have continued into 2002-03. Nonetheless, the State's policy of managing financial risk and setting aside funds to meet future liabilities remains sound.

Building the State's Net Worth

The Charter policy of building the State's net worth is intended to ensure that infrastructure and other assets are not run-down to the detriment of future citizens and taxpayers. It is an important element in ensuring inter-generational equity.

Queensland's net worth is forecast to grow over the forward estimates. Queensland's per capita net worth is expected to be 16% greater in 2003-04 than the average per capita net worth of the other states.

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Further information on State net worth and other balance sheet aggregates can be found in Chapter 7.

SUMMARY OF KEY FINANCIAL AGGREGATES

Table 1.1 provides aggregate estimated actual outcome information for 2002-03 and projections for 2003-04 and the outyears.

Table 1.1

General Government sector - Key Financial Aggregates1 2002-03
Est. Act.

$ million2003-04
Budget
$ million2004-05
Projected
$ million2005-06
Projected
$ million2006-07
Projected
$

millionRevenue19,91321,38222,18623,10724,097Expenses20,26321,22922,02422,
90923,814Net operating balance(350)153162198283Cash surplus
51152521622885Capital purchases2,4102,5452,1221,9271,818Net
worth58,69260,31262,39664,63667,012

Note:

1. Numbers may not add due to rounding.

BUDGET OUTCOMES 2002-03

Operating Result

The operating result expected for 2002-03 is a deficit of $350 million. The estimated 2002-03 deficit is the result of poor investment returns. The investment return rate assumed at the time of the Mid-Year Review was 0% for 2002-03 on financial assets held to meet long-term liabilities such as superannuation. In light of the ongoing poor performance of equity markets, the investment return rate assumption has been revised to -3% for 2002-03.

Budget estimates for investment returns are based on the expected long-term average return for the portfolio of 7.5%.

With over $12.6 billion in funds invested in a portfolio of equities, property, cash and fixed interest, the performance of international financial markets has a major influence on the Budget result.

Following a period of very high returns in the 1990s, equity markets have performed very poorly. While returns achieved by the Government's fund manager, Queensland Investment Corporation (QIC), in the 1990s averaged around 12% per annum, returns in 2001-02 and currently in 2002-03 have been negative (-5% and -3% respectively), as illustrated in Chart 1.1.

Chart 1.1

Investment Returns

1989-90 to 2002-031 (% per annum)

Note:

1. Estimate.

Source: 1989-90 to 2001-02: Queensland Investment Corporation.

The past two years have been extraordinary in terms of investment history, with one of the largest market downturns in several decades. In the last 100 years, the current downturn is comparable to the Oil Crisis in the 1970s and is only exceeded by the Great Depression in 1929.

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Despite the further downward revision to investment earnings, the 2002-03 operating deficit represents an improvement on that forecast at the Mid-Year Review. At the time of the Mid-Year Review investment earnings forecasts and other estimates indicated an expected deficit outcome of $741 million.

Factors contributing to this overall improvement include increases in revenue reflecting the continued strength of the property market, higher Commonwealth revenues following upward revisions to the GST estimates in the recent Commonwealth Budget and reduced expenses. Significant adjustments since the publication of the Mid-Year Review are detailed in Table 1.3.

The Underlying Operating Result

In the absence of poor investment returns, the 2002-03 operating result would have been a strong surplus.

Investment market volatility impacts on the Queensland Budget more in Government Finance Statistics (GFS) terms than it does for other states. This is in part due to differences in the way Queensland's public sector superannuation arrangements are structured. Queensland's financial assets set aside to meet future employer superannuation liabilities are held as General Government sector assets and associated superannuation liabilities are similarly recorded as General Government sector financial liabilities. In contrast, other jurisdictions generally have structures whereby only the net superannuation liability is recorded in the balance sheet.

The differing superannuation structure leads to a significant difference in accounting treatment between states. For example, in other states poor investment returns are largely treated as asset revaluations, reflecting changes in the net superannuation liability. In contrast, poor investment returns impact directly on Queensland's operating result as a decrease in revenue associated with the investment of financial assets held to meet future liabilities.

If Queensland's superannuation arrangements were structured on the same basis as generally applies in other states the General Government sector underlying operating result for 2002-03 would be in surplus, as outlined in Table 1.2 below. The underlying result concept is based on the treatment of variations between Budget and revised assumptions. For the 2003-04 Budget no adjustment is required to the forecast operating result as both the earnings rate on financial assets and the interest rate for the nominal superannuation interest expense are based on long-term actuarial assumptions.

Table 1.2

Calculation of Underlying Result2002-03
Est. Act.

$ millionOperating Balance(350)Less Investment Earnings 1(295)Plus Nominal Superannuation Expense 2642Underlying Balance587

Notes:

1. Represents investment earnings on financial assets held to meet future defined benefit superannuation liabilities.
2. Represents the adjustment required to the nominal superannuation expense to be calculated on the basis of the net superannuation liability.

Cash Surplus

The General Government sector is estimated to achieve a cash surplus in 2002-03 of $51 million.

At Mid-Year Review, the cash surplus for 2002-03 was an estimated $364 million. Factors contributing to the reduction in the size of the estimated surplus include the cash impact of the further downward revision to investment returns from 0% to -3%, and the recommencement of payments for the State's component of superannuation beneficiary payments (following the expiration of the $1.1 billion forward funding

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payment made in 1999-2000). Continued strength in property related taxes and increased Commonwealth revenues have in part offset these additional cash outflows.

The underlying strength of the General Government cash flow for 2002-03 is demonstrated through the borrowing requirement.

Borrowings for 2002-03 have been further revised down to $168 million, from $342 million at the Mid-Year Review 2002-03 (Budget estimate $635 million).

Capital Purchases

General Government investment in capital in 2002-03 is estimated to be $2.41 billion, broadly consistent with the amount forecast at Mid-Year Review.

Net Worth

The net worth, or equity, of the State is the amount by which the State's assets exceed its liabilities. This is the value of the investment held on behalf of the people of Queensland by public sector instrumentalities. The net worth of the General Government sector at 30 June 2003 is estimated at $58.692 billion. This is $756 million higher than net worth forecast at the Mid-Year Review, and reflects the improved operating position together with the impact of asset revaluations, particularly on the value of Crown land.

BUDGET 2003-04 AND OUTYEAR PROJECTIONS

Operating Result

The budgeted position for the General Government sector is for an operating surplus of $153 million in 2003-04, growing steadily in the outyears.

The surpluses provide capacity to manage external factors that can impact on the Budget and are consistent with the Government's fiscal commitment to a competitive tax regime, and the already strong balance sheet position of the State.

The increase in expenditure relative to 2003-04 levels primarily relates to employee expenses, service enhancements and parameter based adjustments.

Taxation revenue growth is expected to moderate in 2003-04 with an easing in property market activity, while investment returns are based on the assumption of long-term investment return rates.

Further details on revenue and expenditure projections are contained in Chapters 5 and 6 respectively.

Cash Surplus

A cash surplus of $152 million is expected in 2003-04 for the General Government sector. The cash surplus is forecast to grow strongly in the outyears, reaching $885 million by 2006-07.

Growth in the cash surplus in the outyears is due to a moderation in net capital purchases from the high levels budgeted for 2003-04.

Capital Purchases

This Budget continues the trend of sizeable State capital works programs, in both nominal and per capita terms. General Government capital purchases in 2003-04 are expected to be slightly higher than the 2002-03 estimated actual. Budget Paper No.3

..    Capital Statement provides details by portfolio of 2002-03 estimated actual and budgeted 2003-04 capital outlays.

Net Worth

State net worth is projected to increase from the 2002-03 estimated actual by $1.62 billion to $60.312 billion at 30 June 2004. Net worth is also expected to increase in all forward estimate years.

More information on the State's net worth, assets and liabilities is provided in Chapter 7.

RECONCILIATION OF OPERATING RESULT

Table 1.3 provides a reconciliation of the General Government sector operating

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result for 2002-03 and 2003-04 published in the Mid-Year Fiscal and Economic
Review (MYFER) and current Budget estimates.

Table 1.3

Reconciliation of 2002-03 and 2003-04 Operating Result to MYFER Estimates1
2002-03
Est. Act.

$ million 2003-04
Budget

$ millionMYFER Operating Balance(741)72 Expenditure Policy Decisions2(4)(217) Revenue Policy Decisions3..(12) Other Significant Variations Impacting on Operating Result - Agency Depreciation Expense Adjustments4195198 - Superannuation Expense Adjustment5154.. - Investment Returns6(383)(42) - Commonwealth General Revenue Grants7204167 - Other Parameter
Adjustments8225(13)2003-04 Budget(350)153

Notes:

1. Denotes impact on Operating Result.
2. Reflects expenditure policy decisions taken in the Budget context.
3. Land tax relief provided in 2003-04 Budget - see Chapter 5.
4. During 2002-03, the Department of Main Roads and the Department of Housing conducted reviews of the depreciation methodology applied to fixed assets. These reviews resulted in an extension in the useful life of those assets and a consequent reduction in depreciation expense.
5. The reduction in superannuation expense reflects a reduction in liabilities associated with lower investment earnings on non-defined benefit post-retirement accounts.
6. Reflects revisions of estimated rate of return on investments from 0% to -3% in 2002-03.
7. Includes outcomes of Commonwealth Grants Commission 2003 Update, population changes and most recent estimates of GST revenue included in the 2003-04 Commonwealth Budget.
8. Generally refers to adjustments relating to movements in underlying social and/or economic parameters or other no policy change adjustments to estimates. For 2002-03 includes upward revisions to taxation estimates of approximately $140 million.

2. ECONOMIC PERFORMANCE AND OUTLOOK

KEY POINTS

..    Economic growth in Queensland has been particularly strong in 2002-03 with expected growth of 43/4%, significantly higher than the 3% forecast nationally.

..    The strong growth in 2002-03 reflects substantial increases in household consumption, dwelling investment and business investment, while net exports are expected to detract from overall growth.

..    Employment has grown strongly in Queensland in 2002-03, up an expected
     31/4%, outpacing growth in the State's labour force. As a result, the State's year-average unemployment rate is expected to fall to 7%, the lowest rate in more than a decade.

..    Queensland's economic growth is expected to moderate slightly to 4% in
     2003-04 but is once again set to exceed the national forecast of 31/4%.

..    The forecast easing in the rate of Queensland's economic growth in 2003-04 reflects a combination of factors. A forecast decline in dwelling investment from current record levels is expected to flow through to a slight moderation in household consumption expenditure. Business investment is still forecast to record solid growth, albeit less than the exceptional growth experienced in 2002-03. Net exports are expected to again detract from growth, with a forecast increase in exports likely to be offset by a further increase in imports, resulting primarily from the stronger Australian dollar.

..    Employment growth is forecast to moderate to 21/4% in 2003-04, in line with the general slowing of domestic economic activity. With the labour force expected to

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     grow at a similar rate to employment, Queensland's year-average unemployment rate is forecast to remain unchanged at 7% in 2003-04.

INTRODUCTION

This chapter presents the economic framework within which the 2003-04 Budget has been produced. It examines recent developments in Queensland's external economic conditions, both international and national, and reviews the performance and outlook for the Queensland economy. It details estimated actuals and forecasts for the major components of State economic activity for 2002-03 and 2003-04 respectively, and presents projections for key State economic variables over the medium-term to 2006-071.

EXTERNAL ENVIRONMENT

CURRENT CONDITIONS

International

Queensland's major trading partners have experienced relatively modest economic growth over the first few years of the new century. The second half of the 1990s was characterised by strong growth in Queensland's traditional markets of North America and Europe. However, the last two years have seen Non-Japan Asia re-emerge as the area of economic strength, with the US and Euro area struggling to recover from the world economic slowdown that commenced in 2000. As a result, economic growth in Queensland's major trading partners in 2003-04 is likely to show only a modest improvement compared with that recorded in 2002-03. This improvement is not expected to eventuate until early 2004 (see Chart 2.1).

Chart 2.1

Economic Growth in Queensland's Major Trading Partners1

Note:

1. Growth in calendar years 2003 and 2004 represent forecasts. Sources:
Queensland Treasury and Consensus Forecasts.

The performance of the US economy has remained lacklustre in 2002-03. Prospects of an immediate recovery in growth are also limited, with personal consumption expenditure, the main driver of aggregate demand in the US over the past year, recently showing signs of moderation. A recovery in business investment is also yet to be seen, however the US business sector is likely to benefit from reduced uncertainty in its external environment following the war in Iraq. In particular, the recent unwinding of 'war premiums' on US corporate bond yields and oil prices, combined with the depreciation of the US$, has significantly improved the outlook for business investment over the remainder of 2003.

The resultant appreciation of the Euro against the US$ has reduced the prospect of an export-led recovery in the Euro area. In particular, Germany appears to be facing major structural adjustment challenges which continue to limit economic growth in the largest member country of the Euro area.

The outbreak of Severe Acute Respiratory Syndrome (SARS) in Non-Japan Asia has disrupted economic activity in the region. While the SARS epidemic has not spread to Japan, the Japanese economy has been increasingly undermined by deflation, with consumers becoming accustomed to continuing declines in consumer prices.

National

Strong domestic demand has continued to support economic growth in Australia in 2002-03, with gross domestic product estimated to grow by 3%. Solid growth in business and dwelling investment has more than offset the negative impacts associated with severe drought conditions and heightened geopolitical uncertainty.

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A substantial decline in agricultural production due to the drought and a surge in imports of capital goods are expected to lead to net exports detracting an estimated 23/4 percentage points from overall growth in 2002-03. In contrast, low interest rates and positive employment conditions have supported domestic demand, countering the weakness in Australia's external environment. Australian businesses have continued to invest, taking advantage of historically low interest rates. The national housing boom, which began in the middle of 2001, has continued in 2002-03, with housing alterations and additions activity a key driver of this growth.

The national labour market strengthened in the first half of 2002-03 but has moderated somewhat in the second half of the year. Strong growth in construction and retail employment, reflecting robust housing construction and consumption spending, has more than offset job losses in the farm sector over the course of the year. As a result, the national unemployment rate is estimated to fall to a year-average 6% in 2002-03.

A number of temporary factors such as higher fuel and food prices, due to international geopolitical tensions and the drought, respectively, have led to an acceleration in headline consumer price inflation in 2002-03, with the year-average inflation rate estimated to be 31/4%. This will be the highest inflation rate since 1995-96, excluding 2000-01 when the GST was introduced. However, the underlying rate of inflation has been more contained and is expected to remain around the lower end of the Reserve Bank of Australia's (RBA) 2-3% target band in the final quarter of 2002-03.

Looking forward to 2003-04, economic growth in Australia is forecast to be similar to that in 2002-03. While growth in private investment should revert to a more sustainable level in 2003-04, an anticipated return to normal seasonal conditions is expected to lead to a recovery in rural exports.

The greatest risk to this outlook for the national economy relates to the prospect of a continued appreciation in the A$ over the coming year. The A$ has increased in value by around 15% against the US$ over the 11 months to May 20032 and any further appreciation in the A$ could be expected to significantly affect Australia's export performance in 2003-04.

Chart 2.2

Exchange Rates and Interest Rates, Australia1

Note:

1. Exchange rates and cash rates have been calculated on an end of month basis. For May 2003, rates were calculated based on the latest available data at the time of preparation of the budget papers.

Sources: Reuters and RBA.

Chart 2.3

Gross Domestic Product and Inflation, Australia1

Note:

1. Economic growth presented on a trend basis. Ongoing inflation excludes an estimated 23/4% impact of the GST on the consumer price index in September quarter 2000.

Sources: Queensland Treasury and Australian Bureau of Statistics (ABS) 6401.0.

External Assumptions

Queensland has strong links with both the national and international economies. Consequently, the performance of the State economy is, in part, dependent on the economic outlook for Australia and its major trading partners. The forecasts for

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the Queensland economy in 2003-04 are therefore based on the following key assumptions about the State's external environment (see Table 2.1).

..    Economic growth in Queensland's major trading partners is not expected to show any sustained recovery until 2004, with forecast year-average growth of 23/4% in 2003-04 only slightly higher than that experienced over the current financial year. Non-Japan Asia is assumed to remain the fastest growing region of the world, although any failure to control the outbreak of SARS may result in lower than expected growth in that region.

..    Inflation is assumed to remain at low levels in Queensland's major trading partners, as a result of lower than average economic growth and a return to generally lower oil prices than have been experienced throughout 2002-03.

..    As a result, Australian monetary policy is assumed to be broadly unchanged over 2003-04, with interest rates to remain around their current low levels.

..    Commonwealth Government economic forecasts and projections, as at May 2003, have been adopted as the basis for national economic performance over the forecast horizon, with national growth of 31/4% assumed for 2003-04 and 31/2% for the outyears.

..    The Queensland economic forecasts have been based on an A$ exchange rate at around current levels, in both US$ and trade-weighted index terms, reflecting the weakness of the US currency and the relatively more positive outlook for the Australian economy in comparison with the world's major economies. This contrasts with the assumption that the exchange rate would remain around US$0.60c, contained in the recently-released 2003-04 Commonwealth Budget.

Information on the risks to these assumptions is contained in a later section of this chapter.

Table 2.1

External Assumptions1OutcomesEst. ActualForecast2000-01

%2001-02
%2002-03
%2003-04

%International assumptionsMajor trading partner economic growth3.31.121/223/4Major trading partner inflation1.01.711/4 11/2 National assumptionsEconomic growth1.84.0331/4 Inflation23.22.931/4 23/4

Note:

1. Decimal point figures indicate an actual outcome.
2. Inflation, calculated on a year-average basis, excludes the first round effects of the introduction of the GST in 2000-01.

Sources: Queensland Treasury, ABS 6401.0, Commonwealth Treasury and Consensus Forecasts.

THE QUEENSLAND ECONOMY

OVERALL ECONOMIC GROWTH

The Queensland economy has continued to perform strongly in 2002-03, despite ongoing weakness and uncertainty in the global economic environment. Gross state product in Queensland is expected to grow by 43/4% in 2002-03, outperforming estimated growth of 3% nationally (see Chart 2.4 and Table 2.2).

Domestic demand has been the main driver of growth in 2002-03, with household consumption, dwelling investment and business investment all growing strongly. In contrast, net exports is expected to detract from growth, reflecting the subdued nature of the global economy, as well as the impacts of the drought and external shocks on tourism exports.

The outlook for the Queensland economy remains positive, with solid growth of 4%

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forecast for 2003-04. The slight moderation in activity in 2003-04 reflects an expected easing in growth in private final demand, particularly dwelling investment. However, the recent appreciation of the A$, in addition to continued construction activity in the mining and manufacturing sectors, should help maintain strong growth in business investment. Furthermore, low interest rates and strong population growth are expected to provide continued underlying support for solid economic growth in Queensland in 2003-04.

Net exports are forecast to result in a greater detraction from growth in Queensland (-3/4 percentage point) than nationally (-1/4 percentage point) in 2003-04. This partially reflects the expected slower recovery from the drought of some of Queensland's major agricultural exports, in particular meat and sugar. Compared with the 2003-04 Commonwealth Budget forecasts, the larger detraction from growth of net exports in Queensland also reflects the difference in exchange rate assumptions discussed above.

CHART 2.4

AGGREGATE ECONOMIC GROWTH1

Note:

1. Chain volume measure, 2000-01 reference year. Growth for 2002-03 represents an estimated actual rate while growth for 2003-04 represents a forecast.

Sources: Queensland Treasury and Commonwealth Treasury.

Table 2.2

State and National Economic ForecastsOutcomesEst. ActualForecast2000-01

%2001-02
%2002-03
%2003-04

%Queensland forecasts Domestic production1 Household consumption4.62.85 43/4 Private investment2,3-9.120.6181/251/4 Dwellings-15.030.921 -11/2 Business
investment3, 4-9.712.7231/291/2 Other buildings and structures3-6.6-2.8271/4123/4 Machinery and equipment3-11.421.8213/473/4 Private final demand31.16.881/25 Public final demand3-2.24.7231/4 Gross state expenditure5-0.26.4743/4 Exports of goods and services6.34.733/44 Imports of goods and services-3.07.091/4 51/2 Net exports63.5-1.0-21/4-3/4 Gross state product3.35.543/44 Other state economic measures Population1.82.021/421/4 Inflation73.02.931/4 21/2 Average earnings (state accounts basis)6.12.941/441/4 Employment (labour force survey)1.81.931/421/4 Unemployment rate (%, year-average)8.07.97 7 Labour force2.11.821/421/4 Participation rate65.165.065 65National forecasts Domestic production1 Household consumption3.03.433/431/4 Private investment na na na na Dwellings-20.919.518 -5 Business investment3,4na4.615 7 Other buildings and structures3na9.728 14 Machinery and equipment3na2.112 4

     Private final demand3na4.961/43 Public final demand3na4.333/431/4 Gross national expenditure50.04.853/431/2 Exports of goods and services7.3-1.50 6 Imports of goods and services-1.32.313 6 Net exports61.9-0.9-23/4-1/4 Gross domestic product1.84.03 31/4 Other national economic measures Population1.31.311/411/4 Inflation73.22.931/423/4 Average earnings (national accounts basis) 8, 93.8 4.331/44 Employment (labour force survey)2.11.121/213/4 Unemployment rate (%, year-average)6.46.66 6 Labour force1.91.413/413/4 Participation rate63.763.764 64

Notes: Unless otherwise stated, all figures are annual % changes. Decimal point figures indicate an actual outcome.

na - not available.

1. Chain volume measure, 2000-01 reference year.
2. Private investment includes livestock, intangible fixed assets and ownership transfer costs.
3. Excluding private sector net purchases of second-hand public sector assets.

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4. National calculations of business investment includes investment in livestock and intangible fixed assets, which are not included in the Queensland calculations.
5. Includes statistical discrepancy and change in inventories.
6. Percentage point contribution to growth in gross state or domestic product.
7. Excludes the first round effects of the introduction of the GST in 2000-01.
8. 2000-01 average compensation of employees (national accounts basis).
9. 2001-02 average non-farm compensation of employees (national accounts basis).

Sources: Queensland Treasury, Commonwealth Treasury and ABS 5206.0.

CHART 2.5

Contribution to Growth in Queensland's Gross State Product1

Note:

1. Chain volume measure, 2000-01 reference year. Contributions for 2002-03 represent estimated actuals while contributions for 2003-04 represent forecasts.
Source: Queensland Treasury.

Chart 2.6

Contribution to Growth in Australia's Gross Domestic Product1

Note:

1. Chain volume measure, 2000-01 reference year. Contributions for 2002-03 represent estimated actuals while contributions for 2003-04 represent forecasts.
Sources: Queensland Treasury and Commonwealth Treasury.

Household Consumption

Household consumption, the largest single component of the Queensland economy, is expected to grow by 5% in 2002-03, almost double the rate of growth recorded in the previous year. Consumption expenditure has been supported by sustained low interest rates and strong population growth throughout the year. This has more than compensated for any negative impact on consumption resulting from the drought, negative external shocks and the easing in housing activity in the State over the second half of the year.

Retail trade, which accounts for approximately 40% of household consumption, has experienced moderating growth over the year. This has partially reflected declining sales in the previously strong household goods sector, while negative shocks, such as the war in Iraq and the drought, contributed to an easing in consumer sentiment, further inhibiting the rate of retail trade growth late in the year.

Growth in household consumption is forecast to moderate slightly to 43/4% in 2003-04. This reflects an expected moderation in labour market conditions and a slowdown in the housing industry. However, there are several factors which will continue to support household consumption in Queensland. Continued low interest rates will continue to underpin consumption expenditure over the coming year, while growth in average earnings is expected to outpace inflation, resulting in increases in real incomes. In addition, continued high levels of interstate migration to Queensland are expected to maintain strong population growth, providing further underlying support for household consumption growth in Queensland.

CHART 2.7

HOUSEHOLD CONSUMPTION AND POPULATION GROWTH, QUEENSLAND

Sources: Queensland Treasury and ABS 3101.0.

Dwelling Investment

Following exceptionally strong growth in 2001-02, dwelling investment in Queensland

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has remained robust in 2002-03 and is expected to grow by 21% over the year.

The strong growth in dwelling investment reflects a combination of new dwelling construction and alterations and additions to existing dwellings. Demand from first home buyers subsided in 2002-03, following the removal of the additional component of the First Home Owner Grant. However, rising house prices have fuelled demand for investment properties in Queensland and have led to many home owners drawing on their increased equity to renovate their properties. This has resulted in a surge in alterations and additions activity, with the value of private residential alterations and additions in the first half of 2002-03 increasing by more than 45% compared with the same period a year earlier.

Dwelling investment is expected to return to a more sustainable level over the coming year, with a decline in dwelling investment of 11/2% forecast for 2003-04. Leading indicators, such as dwelling approvals and housing finance commitments, suggest that dwelling investment is likely to moderate. The number of private dwelling approvals peaked in September 2002 and has recently fallen to a level similar to that recorded in late 2001. Meanwhile, the number of finance commitments for the construction of new owner occupied dwellings fell 24% in the first three quarters of 2002-03, compared with the same period a year earlier.

Continued low interest rates, high population growth and continued strong alterations and additions expenditure, in addition to a large number of recently approved unit developments, should cushion the forecast decline in dwelling investment during 2003-04.

CHART 2.8

DWELLING APPROVALS AND HOUSING FINANCE COMMITMENTS1, QUEENSLAND

Note:

1. Housing finance commitments for owner-occupied new dwellings. Sources: ABS 8731.0 and 5609.0.

Business Investment

Economic conditions have been conducive to continued high levels of business investment in 2002-03. Low interest rates, a substantial appreciation of the A$ over much of the year and a general improvement in business conditions are expected to result in business investment rising 231/2% in 2002-03.

With the US economy struggling to emerge from a period of sluggish growth and ongoing geopolitical uncertainty, the RBA has refrained from further tightening monetary policy since June 2002. The A$ has recovered strongly since early 2002, appreciating by around 15% against the US$ and more than 10% on a Trade Weighted Index (TWI) basis over the 11 months to May 20033, primarily reflecting the weakening of the US$.

Combined with solid business conditions in Queensland, these factors resulted in strong growth in both of the major components of business investment in 2002-03. Investment in other buildings and structures is expected to rise by 271/4%, while investment in machinery and equipment is predicted to rise by 213/4%.

With ongoing construction activity in Queensland's mining and manufacturing sectors, investment in other buildings and structures is forecast to increase by a further 123/4% in 2003-04. Meanwhile, investment in machinery and equipment, which is expected to be supported by continued strong A$ exchange rates and, to a lesser degree, falling international prices of information technology products, is forecast to grow by a further 73/4%. As a result, total business investment in Queensland is forecast to rise 91/2% in 2003-04.

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Chart 2.9

Business Investment and Business Conditions, Queensland

Sources: Queensland Treasury and National Australia Bank.

Net Exports

A relatively subdued global economy is expected to lead to only marginal growth of 33/4% in Queensland exports in 2002-03, while imports are estimated to rise by 91/4%, reflecting the relative strength of the Queensland economy. As a consequence, net exports are expected to detract 21/4 percentage points from overall growth in Queensland in 2002-03.

Growth in merchandise exports has moderated in 2002-03, reflecting the subdued economic conditions of many of Queensland's trading partners. Exports of coal and non-ferrous metals have been hampered by low growth in global industrial production and a stronger A$, with nominal earnings from coal exports further reduced due to easing international coal prices. The drought is also likely to impact on rural exports during the remainder of 2002-03.

Growth in Queensland's tourism exports has also remained subdued throughout 2002-03. The beginning of a recovery in international tourism, following terrorist attacks and the collapse of Ansett Airlines, has been disrupted by the war in Iraq and the SARS epidemic in the East Asia region. This has resulted in a decline in visitors from the Asian region, as well as a decline in visitors, mainly from Europe, who would have travelled via Asia. Offsetting this weakness has been the continued strength of interstate tourism to Queensland.

The anticipated end of the drought and a gradual recovery in the global economy are forecast to lead to a slight increase in growth in merchandise exports in 2003-04. Exports of cereals and textile fibres should increase, while beef exports are likely to be affected by herd rebuilding following the drought. As global industrial production gradually increases, this is expected to lead to an improvement in export earnings, largely through higher commodity prices, while increases in Queensland coal production should lead to higher export volumes.

The key factor influencing net exports in 2003-04 will be the higher Australian dollar exchange rate, which is expected to drive a further increase in imports. As a consequence, net exports are forecast to detract 3/4 of a percentage point from State economic growth in 2003-04.

Chart 2.10

Merchandise Trade and Services Exports, Queensland

Source: Queensland Treasury.

Employment

The number of people employed in Queensland is estimated to rise, in year-average terms, by around 55,000 or 31/4% in 2002-03. This strong increase in employment should more than offset labour force growth, resulting in a further decline in the State's year-average unemployment rate to an expected 7%, the lowest rate in Queensland since 1989-90.

Employment growth in Queensland has been particularly strong throughout most of 2002-03, reflecting the performance of many of Queensland's labour-intensive industries. In particular, solid consumption expenditure has led to strong employment growth in the service sector while the robust performance of the housing sector has supported employment growth in the construction industry. However, employment growth is expected to moderate in the final months of 2002-03, in line with the recent easing of growth in the housing and retail trade industries, job losses in the drought-affected farm sector and the negative impacts of the uncertain

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external environment on tourism.

Given these factors will continue to influence employment conditions in the early part of 2003-04, combined with the expected easing in economic growth generally in coming quarters, employment growth is forecast to ease to 21/4% in 2003-04. This remains above forecast national employment growth of 13/4% for 2003-04 and translates into the creation of an expected 38,000 jobs in Queensland in year-average terms.

Labour force growth is expected to be similar to employment growth in 2003-04, resulting in the forecast year-average unemployment rate remaining unchanged at 7%.

CHART 2.11

Employment Growth, Labour Force Growth and Unemployment Rate, Queensland1

Note:

1. Growth rates and unemployment rates for 2002-03 represent estimated actuals while figures for 2003-04 represent forecasts.

Sources: Queensland Treasury and ABS 6202.0.

Population

Queensland is estimated to record strong population growth of 21/4% in 2002-03, with a similar rate of growth forecast for 2003-04. As a result, Queensland's population is expected to increase by approximately 80,000 persons in each of the two years to a total of more than 3.8 million persons in 2003-04, representing 19.1% of the forecast national population.

Queensland's forecast strong population growth partially reflects the impact of a recent increase in net overseas migration, consistent with the national trend. However, the substantially higher forecast population growth in Queensland compared with that nationally continues to be primarily driven by net interstate migration.

The recent surge in net interstate migration to Queensland is expected to continue in 2003-04 and may partially be a response to the impact of the housing boom in Sydney and Melbourne, with the substantially higher prices increasing the relative cost of housing in those States. However, the increased number of interstate arrivals to Queensland suggests that interstate migration continues to be underpinned by more traditional factors. These factors include improved employment prospects, reflecting Queensland's stronger employment growth, the State's generally lower cost of living and other socio-economic factors such as Queensland's lifestyle and preferable climate.

Average Earnings

Nominal average earnings in Queensland are expected to increase by 41/4% in 2002-03, outpacing inflation and implying a rise in real average earnings during the year.

Nominal earnings growth is expected to remain at around 41/4% in 2003-04. However, with the rate of inflation expected to ease during the year, real earnings are expected to increase further in 2003-04, reflecting continued strong growth in labour productivity.

Chart 2.12

REAL AVERAGE EARNINGS AND LABOUR PRODUCTIVITY, QUEENSLAND

Source: Queensland Treasury.

Inflation

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A combination of circumstances is expected to lead to a slightly greater than expected rise in consumer prices of an estimated 31/4% in 2002-03. Exceptional growth in the State's housing sector has led to considerable increases in the cost of renting and dwelling prices. Higher vegetable prices, associated with drought conditions across most of Australia, have also resulted in a significant increase in the cost of food. Meanwhile, higher world oil prices, brought about primarily as a result of the military conflict in Iraq, have directly affected the price of automotive fuel. As a result, rises in the prices of housing, food and transportation accounted for more than 70% of the total rise in the Queensland Consumer Price Index (CPI) over the four quarters to March 2003 (see Chart 2.13).

Inflation is expected to moderate to a year-average of 21/2% in 2003-04. An expected easing in growth in domestic final demand over the year suggests that any upward pressure on prices is not likely to be broad-based, particularly at a time when growth in some key sectors of the economy, such as housing, is expected to moderate. Continued weakness in the US$ is also expected to maintain a high A$ exchange rate over the coming year, curbing any potential import-based inflation.

Moreover, many of the factors which impacted on consumer prices in 2002-03 are generally expected to subside over the course of 2003-04. In addition to the pending moderation in activity in the State's housing sector, world oil prices have fallen back to around pre-Iraq war levels and this is already being reflected in lower automotive fuel prices. The intensity of the drought has also eased slightly in Queensland, with food prices likely to return to pre-drought levels.

Chart 2.13

CONTRIBUTION TO GROWTH IN THE CPI BY COMPONENT, QUEENSLAND1

Note:

1. Contributions to growth based on % share of the change in the Brisbane CPI over the four quarters to March quarter 2003.

Source: ABS 6401.0

RISKS AND OPPORTUNITIES

National and international economic conditions will continue to have a major impact on the outlook for the Queensland economy in 2003-04 and beyond, with exports of goods and services comprising over 36% of Queensland's gross state product. The continuing weakness in the US and key European economies, combined with uncertainty in world financial markets, may undermine any global economic recovery, while SARS threatens to have a major impact on economic growth in key Asian economies, at least in 2003. There may also be a significant direct impact from SARS on the Queensland economy, mainly through its impact on tourism.

Domestically, the continuing drought situation in some regions of the State and any sudden downturn in the dwelling cycle remain the key risks to the Queensland economy. The factors discussed below are therefore likely to remain the key identifiable risks to the Queensland economy in 2003-04.

International Conditions

As in the previous two State budgets, international conditions remain a key risk to the State economy. The much awaited recovery in the US economy is proving elusive, with the pace of recovery so far being lacklustre, despite highly expansionary fiscal and monetary policy settings. In the early part of this year, Consensus Forecasts revised down their estimates for US economic growth for both 2003 and 2004. Forecasts of growth in the Euro area have also been consistently downgraded in recent months and major structural adjustment challenges continue to face several of the area's largest economies, particularly Germany.

Despite some recent signs of improvement, economic activity in Japan remains generally flat with persistent deflationary pressure hampering domestic economic activity. Concerns over the SARS virus have also resulted in estimates of growth in

                                     Page 18

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Non-Japan Asia for 2003 being downgraded recently.

A sustained recovery in the world economy is now not expected until 2004. However, should the recovery in economic growth in Queensland's major trading partners be delayed beyond the beginning of 2004, or the impact of SARS on growth in Non-Japan Asia be greater than currently expected, Queensland's export performance will be weaker than forecast.

Moreover, the general weakness in the world's major economies has led to the recent appreciation of the A$ against the US$ and on a trade-weighted basis. Therefore, any further weakening of the global economy could lead to a continued appreciation of the A$ and, consequently, a greater impact on Queensland's net exports position than currently forecast.

International Financial Markets

The ongoing weakness in the outlook of the world's major economies is reflected in world financial markets. Despite a rally following the invasion of Iraq, equity markets have not rebounded as decisively as many analysts had predicted. This may dampen consumer and business confidence in the US in particular, where household wealth has been particularly adversely impacted upon by weak equity markets. US firms also continue to face high borrowing costs, with low official interest rates supplemented by high risk premiums, the risk being that business investment will not experience the rapid turnaround required to kick-start the US economy. This would result in lower than expected growth in the US and its key trading partners in Non-Japan Asia in 2003 and into 2004.

Severe Acute Respiratory Syndrome

In addition to the effect that SARS is having on economic growth in the affected countries, the outbreak of the virus in East Asian nations presents a specific risk to Queensland tourism. The East Asian region has accounted for around 40% of international visitors to Queensland over the past five years. In addition, visitors from Europe, who make up a further quarter of overseas visitors to Australia, tend to travel via Singapore or an alternative Asian stopover.

Queensland tourism has already been adversely impacted by the SARS outbreak, coming on top of the weakness in international tourism induced by the Iraq war. The number of overseas visitors to Australia was down 13% over the year to April 2003.

Almost two thirds of overseas visitors to Australia may potentially be discouraged from travelling during this epidemic. This impact may be offset to some extent by Queenslanders and other Australians opting to holiday in Queensland rather than travel overseas. However, the relative sizes of these components of Queensland's tourism sector mean that the overall effect on economic activity is still likely to be negative.

The direct impact of SARS on the Queensland economy is not limited to the tourism sector. Merchandise exports to the Asian region are also likely to be adversely affected. Aquaculture exports to Asia have already suffered, with restaurant trade in key Asian markets dramatically reduced.

The current forecasts assume that the SARS epidemic will be brought under control quickly, with the major impact over by early 2003-04. Any prolonging of the epidemic beyond this period will result in tourism and food exports in 2003-04 falling below the levels currently forecast.

Drought

While Autumn rains have gone some way toward breaking the drought in several regions of the State, other regions have not experienced any improvement in water availability and further good rainfalls are required to result in any significant increase in summer crop production. The assumed recovery in agricultural production in 2003-04 is dependent upon the drought breaking by around mid-2003 and normal seasonal conditions then resuming, that is, the drought is not followed by floods or other damaging weather conditions. Should the drought continue into 2003-04, export and overall economic growth and, as a result, employment growth will all be lower than currently forecast.

                                     Page 19

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Population Growth

Only one quarter of data on the components of population growth in Queensland for 2002-03 were available at the time of preparing the economic forecasts. Recent data show a return to strong levels of net interstate migration and a rise in net overseas migration. The forecast population growth of 21/4% in 2003-04 is based on this trend continuing. However, should net migration return sharply to the levels of the late 1990s, population growth will be lower than forecast, resulting in weaker household consumption and dwelling investment.

Dwelling Investment

The economic forecasts are based on a decline in new dwelling construction, partially offset by continuing growth in alterations and additions (which makes up more than 40% of dwelling investment).

The downside risk to this forecast is that households may choose to reinvest their increased housing equity, which resulted from the recent rapid rise in house prices, in other investment opportunities, such as the share market. In this case, dwelling investment in 2003-04 will be weaker than currently forecast.

Business Investment

Business investment is forecast to continue to be a major driver of growth in 2003-04. However, should business confidence be adversely affected by external factors, lower business investment would result, resulting in slower economic growth.

Inflation

Inflation has been forecast to remain around the middle of the RBA's 2-3% target band in 2003-04. However, there is some likelihood that prices may rise by less than forecast. Two of the major drivers of inflation in 2002-03, fuel and fresh food, may well experience price falls in 2003-04 as the price effects of geopolitical uncertainty and the drought dissipate. This would result in real incomes rising more rapidly than currently forecast, with positive flow-on effects on household consumption and employment.

MEDIUM-TERM OUTLOOK

Queensland Treasury provides projections for key economic parameters for the three years following the immediate forecast period in the annual Budget and in the Mid-Year Fiscal and Economic Review. The projections for the years 2004-05 to 2006-07, shown in Table 2.3, provide a broad indication of the likely path of economic conditions in the State and nationally over the medium-term, rather than point estimates of actual growth for this period.

World economic conditions are projected to improve, with economic growth in Queensland's major trading partners assumed to grow at around 31/2%.

The following medium-term projections assume a continuation of the longer-term Commonwealth Government fiscal policy and monetary stance of the RBA. These are directed at the maintenance of a stable budget position and economic growth in a low inflationary environment. In particular, the projections incorporate the anticipated impacts of the Commonwealth Government's 2003-04 fiscal strategy and Budget priorities.

Economic growth in Queensland is projected to return towards the average growth rate over the past decade, with an increase of around 41/2% per annum projected for the period to 2006-07. Average employment growth of 21/2% per annum over this period is projected to outpace population growth of 13/4% per annum, implying an ongoing improvement in the unemployment rate over the medium-term.

Queensland's economic growth is expected to remain higher than that recorded nationally over the medium-term. However, for Queensland to sustain high rates of economic growth over the longer-term, it is essential that the productive capacity of the State's industries and workforce continues to be enhanced. This is the ultimate aim of the Government's economic strategy, which is described in detail in the following chapter.

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Table 2.3

Economic Parameters/Projections
(annual % change)OUTCOMEEst. ActualForecastProjections12001-02
%2002-03
%2003-04
%2004-05 to 2006-07
%Queensland Gross state product25.543/4441/2 Employment1.931/421/421/2 Inflation2.931/421/221/2 Average earnings32.941/441/433/4
Population2.021/421/413/4Australia Gross domestic product24.0331/431/2 Employment1.121/213/411/2 Inflation2.931/423/421/2 Average earnings34.331/4433/4
Population1.311/411/411/4

Notes: Decimal point figures indicate an actual outcome.

1. Average annual percentage change over the period.
2. Chain volume measure, 2000-01 reference year.
3. Average earnings are on a National/State Accounts basis.

SOURCES: QUEENSLAND TREASURY AND COMMONWEALTH TREASURY.

3. ECONOMIC STRATEGY

KEY POINTS

..    Queensland's economic strategy is focused on raising productive capacity, given its importance in achieving sustainable economic growth, higher living standards and greater employment opportunities - key economic and social policy priorities of the State Government.

..    The economic strategy complements sound economic fundamentals with a Smart
     State strategy that fosters innovation and invests in human capital, the main drivers of productivity growth in a modern service-based economy.

..    The Government is focused on improving economic fundamentals through a sound fiscal environment, ensuring an appropriate infrastructure base, improving industry efficiency and regulatory reform, to enable industries and businesses to make effective and efficient investment decisions.

..    In fostering innovation, the Government has implemented initiatives that support the creation and adoption of new technologies, to raise the productive capacity of established industries, and to foster growth in emerging areas of technological opportunity where the State has a competitive advantage.

..    The Government's investment in human capital focuses on education, training and employment programs that promote successful labour market participation, to provide more Queenslanders with the opportunity to make a valuable contribution to society and to share the benefits of economic progress.

AIMS OF THE ECONOMIC STRATEGY

The State Government's economic strategy is aimed at enhancing Queensland's economic performance and providing a better quality of life for all Queenslanders, in keeping with the Government's key economic and social policy priorities outlined in its Charter of Social and Fiscal Responsibility.

One of the key objectives of the strategy is to raise the productive capacity of Queensland's labour force and industries. A more productive workforce will generate higher rates of sustainable economic growth. This will result in the further development of the State's industries and regions, and lead to increased employment opportunities for Queenslanders.

In turn, lower levels of unemployment and growth in household incomes will help grow the revenue base needed to provide essential services throughout Queensland's regions and to maintain the quality of the State's natural environment and the safety of Queensland communities - providing a higher standard of living for all Queenslanders (see Figure 3.1).

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FIGURE 3.1

QUEENSLAND'S ECONOMIC STRATEGY

The economic strategy is supported by the findings of the Drivers of Economic Growth research project, which will be published shortly. This research project was undertaken by senior academics, working in a collaborative partnership with Queensland Treasury. The project sought to determine the main factors that have impacted on the State's past economic performance and identify factors likely to drive Queensland's economic growth in the future.

The Drivers of Economic Growth project highlighted the need to maintain Queensland's existing sound economic fundamentals and enhance the traditional drivers of growth, such as developing the State's physical infrastructure. More importantly, the research highlighted the importance of focusing on those factors embodied in the Government's Smart State strategy - fostering innovation and investing in human capital. Along with maintaining sound economic fundamentals, these factors will be the main drivers of improvements in productive capacity and higher rates of sustainable economic growth for future generations of Queenslanders.

THE IMPORTANCE OF IMPROVING PRODUCTIVE CAPACITY

People are the State's most valuable resource, creating output, income and wealth through their skills, innovation and employment. Growth in the amount of labour employed in an economy therefore directly contributes to the increased production of goods and services. However, the extent to which people contribute to economic activity depends primarily on their productive capacity - that is, the rate at which they can convert economic inputs into valuable output. Economic growth can be then seen as driven by two main factors: increases in employed labour and the growth of labour productivity.

Chart 3.1 shows the contribution of these factors to economic activity in Queensland and the rest of Australia between 1997-98 and 2001-02. This period is often dubbed the New Economy era, due to the marked increase in labour productivity and economic growth in the United States and other major economies. Queensland generated average annual economic growth of 5.6% over this period, well above the 3.6% growth recorded in the rest of Australia. Queensland's faster economic growth was partly driven by stronger growth in employed labour, that is, the total number of hours worked by the labour force. However, two-thirds of the economic growth differential resulted from greater productivity, with Queensland averaging annual productivity growth of 3.5%,

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compared with 2.1% in the rest of Australia.

CHART 3.1

DRIVERS OF ECONOMIC GROWTH: 1997-98 TO 2001-02

Source: Queensland State Accounts, ABS 6202.0 unpublished data.

Queensland's stronger growth in employed labour over this period has been partly driven by faster population growth. This trend has in turn been underpinned by strong interstate migration, with Queensland attracting an average annual net inflow of more than 20,000 interstate migrants between 1997-98 and 2001-02. This was more than five times the average inflow to Victoria, while all other states recorded net outflows over this period. Net interstate migration swelled to over 29,000 persons in Queensland in 2001-02, more than 9,000 persons higher than in 2000-01 and representing the highest level in the past six years. Most recently, net interstate migration totalled well over 9,000 persons in September quarter 2003, compared with a marginal inflow in Victoria and net outflows in all other states.

However, the major source of economic growth in Queensland in recent years has been the higher productivity of Queensland workers, reflecting the smarter use of available resources. The key drivers of productivity growth are capital deepening (providing workers and firms with access to greater amounts of investment and higher quality capital infrastructure), efficiency improvements (making better use of existing resources given current technology) and technological progress (driven by innovation and improvements in human capital).

Growth in productive capacity is also the main source of improvement to individual living standards over time. Productivity growth creates more output from given inputs. This generates a greater amount of income to be shared among citizens and raises real per capita incomes - the main economic indicator used to measure living standards. Productivity gains can be passed on to employees in the form of higher real wages, to consumers in the form of lower prices, or to employers and shareholders in the form of higher dividends. In each case, productivity gains ultimately result in higher real incomes.

Table 3.1 illustrates how accelerating productivity growth has driven growth in real per capita output in Queensland over the past 15 years. Productivity growth rose from a five-year average annual rate of 0.8% in 1991-92 to 1.7% in 1996-97, before jumping to 3.5% in 2001-02. As a result, average annual growth in real per capita output strengthened from 1.3% to 2.1% and 3.8% over the three periods. This increased rate of growth was largely due to a rapidly increasing contribution from labour productivity growth over the last 15 years.

TABLE 3.1

REAL OUTPUT PER CAPITA: 1987-88 TO 2001-02
(average annual percentage point contribution to growth) 1987-88 to

1991-921992-93 to
1996-971997-98 to
2001-02Real output per capita1.32.13.8Labour productivity0.81.73.5Employed labour as a share of population0.50.40.3 Working age share of population0.30.20.2 Rise in participation rate0.40.40.1 Fall in unemployment rate0.00.10.3 Average hours worked-0.1-0.4-0.3

Source: Queensland State Accounts, ABS 3101.0, 6202.0 unpublished data.

The remaining growth in real per capita output over the past 15 years has resulted from an increase in employed labour as a share of the population. This has been

                                     Page 23

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underpinned by a rise in the working age share of the population as the baby-boomer generation moved into the middle years of working life. There has also been a rise in the labour force participation rate during this period, underpinned primarily by increased female participation. A fall in the unemployment rate, particularly since 1997-98, has also increased the share of the population actively in employment.

The increase in employment has been partially offset by a reduction in the average hours worked per employee in Queensland over the period. This primarily reflects a greater incidence of part-time employment, which itself has been partly due to a shift toward a more service-based economy. This trend towards shorter average hours of work also highlights the extent to which Queensland workers have become more productive - working smarter not longer, over the last decade.

This increased productivity has raised per capita incomes, leading to increased demand for goods and services, and making labour a more attractive resource to employers. These factors stimulated employment demand and resulted in the creation of more jobs - a key policy priority of the Queensland Government. Chart 3.2 illustrates how Queensland has outperformed the rest of Australia in terms of employment growth over the past two decades.

CHART 3.2

EMPLOYMENT GROWTH: 1982-83 TO 2001-02
(average annual % change)

Source: ABS 6202.0.

Productivity growth also plays an important role in the delivery of the Government's social policy priorities. For instance, policies that create better healthcare services or improve the efficient use of natural resources will raise individual well being and improve environmental sustainability, respectively. The rise in real incomes and employment generated by productivity growth also gives the Government the means to increase spending on education, crime and poverty prevention, cultural activities, regional development, health and aged care, and environmental protection. As incomes increase, individuals also tend to devote more time to other activities associated with a better quality of life.

Emerging intergenerational issues also highlight the importance of productive capacity as a source of sustainable growth. Intergenerational research by the Queensland Government suggests that the population will slowly age over the first half of the 21st century, as the baby-boomers move into retirement age. This highlights the importance of productivity growth, and policies that encourage increased labour force participation by youth and mature age workers, to achieve sustainable growth in economic activity and living standards for future generations. Box 3.1 provides more details of the Intergenerational Research Project4 in Queensland Treasury and its implications for the State's economic strategy.

Box 3.1

The Intergenerational Research Project

An important long-term issue confronting Queensland is the economic, social and fiscal impacts of demographic change. It is projected that the Queensland population will continue to age over the next 50 years, as fertility remains below the replacement level and life expectancy continues to increase.

The State Government has initiated a whole-of-Government research program to analyse

                                     Page 24

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the long-term sustainability of State finances and Queensland living standards in the context of demographic change. A key finding of the Intergenerational Research Project is the importance of the growth of productive capacity to the welfare of Queenslanders over the long term. Put simply, an ageing population means that the share of the population actively working will slowly decline. This highlights the need to offset this trend through policies that raise productivity growth and encourage labour force participation, to maintain strong growth in overall living standards.

The project has highlighted several demographic issues relating to raising long-term productive capacity, including:

..    The age structure of the workforce itself could influence productive capacity. On average, older workers are more productive because long-term participation in work builds skills. This means that the human capital currently residing within the large baby-boomer age group will be difficult to replace when this generation retires from the workforce.

..    Overseas and interstate migration will become more important sources of labour and productive capacity in Queensland. Natural increase (births less deaths) will decline as a source of population growth over the next 40 years, due to falling fertility rates and higher life expectancy. Policies that attract skilled migrants to the economy, and training and employment programs for migrants will become even more important in this respect.

Several policies within Queensland's current economic strategy aim to raise long-term growth in productivity and living standards in the context of population ageing. For instance, the Education and Training Reforms for the Future package for secondary schooling aims to maximise the productive capacity of the current generation of youth that will reach their prime years of working life as the baby-boomer generation retires. Similarly, a commitment to building a strong research and development infrastructure base in Queensland will raise the State's innovative capacity as well as attract skilled labour to Queensland. Finally, employment programs under the Breaking the Unemployment Cycle initiative aim to skill and educate those at risk of repeated or long-term unemployment spells, helping to raise the long-term potential for labour market participation. These initiatives are outlined in more detail in the body of this chapter.

The Intergenerational Research Project is continuing to evaluate the potential impacts of population ageing on the Queensland Budget and economy. Additionally, Queensland Treasury is liaising with other state and territory Treasuries to evaluate the implications for Australia's states and territories as a whole.

Appendix D provides further information on this important issue.

A STRATEGY FOR SUSTAINABLE ECONOMIC GROWTH

The Queensland Government's economic strategy focuses on raising the productive capacity of Queensland's labour force and industry, given the importance of productivity to improving overall economic growth, living standards and employment opportunities. The strategy aims to achieve this by improving economic fundamentals, fostering innovation and investing in human capital (see Figure 3.2). These are the main drivers of productivity growth in a modern service-based economy, as highlighted by the Drivers of Economic Growth project.

FIGURE 3.2

BUILDING PRODUCTIVE CAPACITY

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Economic Fundamentals

The maintenance of a stable, supportive economic environment is a vital element in enabling the State's industries and businesses to make effective and efficient investment decisions. This has been underlined in recent years by the resilience of the State's economy in the face of several major external threats, including the Asian crisis, the introduction of the GST and in the aftermath of international terrorist attacks.

The Government will continue to ensure Queensland enjoys an economic environment that supports business development and promotes investment in physical and human capital, the key drivers of sustainable economic growth. The key elements of the economic strategy that achieve this aim are:

Providing a Sound Fiscal Environment

By maintaining and improving the State's sound fiscal position, the Government will continue to promote business and investor confidence. A responsible fiscal approach is also necessary to enable the Government to effectively target its key social policies.

The key measure here is the underlying fiscal balance, as evidence of the sustainability of the Government's revenue and expenditure policies. In underlying terms, the fiscal position of the Government has strengthened during 2002-03. In the absence of poor investment returns, the General Government sector would have recorded a significant surplus.

As outlined in the Charter of Social and Fiscal Responsibility, a critical component of maintaining a sound fiscal environment in Queensland is ensuring the services provided by the public sector are being delivered as efficiently and effectively as possible - the ultimate goal of the State's Aligning Services and Priorities (ASAP) process.

A key outcome of ASAP has been the Shared Service Initiative. This initiative will result in new shared service providers servicing clusters of agencies, while infrastructure services and applications support services will be delivered by a new technology centre of skill.

This initiative will also lead to improved productivity in the public service, reflecting the Government's broader economic strategy. Productivity growth in the Queensland public sector benefits the community through more efficient and cost-effective service delivery. It is also a major contributor to Queensland's broader productive capacity, given that the public sector accounts for over one-fifth of economic output and employs more than one-fifth of total employees in the State.

Ensuring an Appropriate Infrastructure Base

Public and private infrastructure investment are crucial to raising the productive capacity of workers and enhancing economic growth. Public sector investment will continue to provide much of the key infrastructure needed to allow business to operate more efficiently.

Capital outlays are estimated to be around $5.3 billion in 2003-04, representing an 8% increase on 2002-03 estimated actual expenditure, and continuing the four-year Priority Infrastructure Package introduced last financial year. General Government capital expenditure per capita in Queensland remains higher than in any other state.

The Government is focusing on more effective and innovative ways of encouraging increased private sector infrastructure investment, as well as fostering greater public and private sector collaboration on major infrastructure projects. Initiatives aimed at achieving these objectives include the second round of funding for the Smart State Research Facility Fund to be announced in early 2003-04. These

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funds will be channelled directly into assisting in the construction of world-class science and technology research and development infrastructure. The Government is also pursuing the Public Private Partnerships initiative, encouraging private sector involvement in public sector infrastructure projects in instances where it will result in more efficient outcomes for Queensland taxpayers.

The energy sector, in particular, has seen significant private sector involvement in Queensland in recent years. Of the $5 billion invested in the National Electricity Market since the State joined in December 1998, $3.4 billion has been in Queensland, and 70% of that has involved the private sector. This private sector involvement includes Intergen's $1.5 million Millmerran power station and the 50% interest in CS Energy's $887.2 million Callide C power station, as well as Tepco-Mitsui's 50% stake in Tarong Energy's $652 million Tarong North power project.

Improving Industry Efficiency

The continued emphasis on improving the efficient operation of key industries, particularly essential services such as energy, water, and transport, is vital if Queensland industries are to become more productive.

Where clear public benefits arise, the Government will continue to implement national reforms aimed at reducing the cost of inputs and removing impediments to the creation of new firms. Increasing the efficiency of these industries is particularly important as they provide significant inputs to production in virtually all other industries. These reforms will ultimately help create more efficient and productive firms and industries throughout the State, leading to lower prices for Queensland consumers.

Improving the efficiency of our essential services is vital, not only for the cost effectiveness of Queensland industry, but also to ensure the long-term sustainability of Queensland's vast natural resources. Changes to the State's water and energy policies over recent years demonstrate the Government's active and effective management of these scarce resources. The following are some of the more significant industrial reforms which have been introduced in recent years or are currently being implemented in Queensland:

Water. The Government has made major advances in water reform over recent years, including the corporatisation of SunWater and commercial reforms to the water and sewerage businesses of the 18 largest local Governments. The Government has also introduced the Water Act 2000, which makes provision for the trading of water allocations to encourage an efficient market for water, while consumption-based cost reflective pricing has also been introduced in recent years. These reforms are collectively aimed at improving both the productivity and environmental sustainability of the water industry.

Energy. The Government is committed to ensuring Queensland households and industry have access to competitively priced electricity and gas, while ensuring the greenhouse impacts of energy generation are appropriately managed. In particular, the Government is taking a lead role in developing policies to ensure investment in electricity transmission between the States is optimal, facilitating electricity trade across jurisdictions and enhancing the competitiveness of the industry.

Transport. Important recent reforms in the transport industry include the approval of Queensland Rail's Access Undertaking, which allows third party access to Government-owned rail lines and promotes greater competition in Queensland's above-rail market. The Government has also committed to an inter-governmental agreement, ensuring that the safety accreditation of Queensland Rail operators will be recognised in other states. This allows for a greater ease of movement for railway operators across state borders. The efficiency of the State's public transport services will also be greatly enhanced through the establishment of Translink, as an agency within Queensland Transport, for the introduction of a coordinated and integrated public transport system in South East Queensland.

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Sugar. In consultation with the sugar industry, the Government is currently seeking to introduce a range of reforms to create a business environment that will promote productivity gains and ensure the future sustainability of this vital industry.

Focusing on Regulatory Reform

Regulatory reform promotes economic growth by removing or improving regulations that hinder investment or competition and thereby impede business activity. The State's regulatory reform process ensures that market regulation is in the public interest, with reforms aimed at minimising the administrative burden on Queensland businesses and structuring regulation so it provides the appropriate incentives for investment. By June 2003, the Government will have completed a substantial seven-year review of 140 pieces of legislation, aimed at eliminating restrictions on competition.

Sound economic fundamentals are also crucial to supporting other key drivers of economic growth, such as innovation. For instance, regulatory reform and improving the efficiency and competitiveness of industries creates greater incentives for firms to be more innovative and to learn from, adapt or use new technologies. Fostering innovation forms the second key component of the Queensland Government's economic strategy.

Innovation

Innovation involves the development of new and improved products or services and their use throughout the wider economy. Private sector firms innovate by creating new or improved products for consumers or developing more efficient production processes. In both cases, innovation generates greater output from given resources, and is thus a primary source of productivity growth, improved living standards and better job opportunities. Public sector innovation is generally focused on areas of important social benefit, such as the environment and health, again providing a crucial source of improvement in people's standard of living.

In addition to direct public sector innovation, the Government has an important role to play in fostering a broader environment conducive to successful innovation. This includes addressing incentives to innovate through intellectual property rights, taxation and subsidy arrangements, and fostering a competitive environment. It also involves raising the institutional capacity of the broader innovation system by improving the availability of infrastructure, adequate skills and opportunities for collaborative links between researchers, financiers and entrepreneurs.

Recent international trends have highlighted the importance of innovation to growth. The information and communication technologies (ICT) boom provides the most recent example, boosting productivity growth in the United States and spawning the New Economy era. The Organisation for Economic Cooperation and Development (OECD) has also stressed the role ICT has played in raising productivity and incomes in ICT-using, as well as ICT-producing countries. In fact, the OECD singles out Australia as a case in point, where the latest technologies have been used to work smarter across both traditional and new industries.

Several indicators suggest that innovative activity has grown faster in Queensland than in the rest of Australia in recent years.

For instance, research and development (R&D) spending represents an important input to the innovation process. Chart 3.3 shows Queensland outperformed the rest of Australia in terms of growth in R&D by business, higher education institutions, and the Commonwealth and state governments over the decade to 2001-02. Significantly, businesses recorded the fastest R&D growth of any sector over the period.

Chart 3.3

GROWTH IN R&D EXPENDITURE, 1992-93 TO 2001-02
(average annual % change)

Source: ABS 8112.0.

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The Drivers of Economic Growth project highlighted the importance of business innovation in explaining interstate differences in economic performance. This research showed that on average growth in business R&D spending could explain up to 60% of labour productivity growth across the Australian states over the past 15 years, with the states that recorded the highest growth in business R&D, such as Queensland and Western Australia, generating the highest productivity growth.

While R&D is an important input to innovation, patents provide one of the key indicators of innovative output. In particular, the number of patents granted per head of the population is often used to indicate the 'inventiveness' of individual economies. Chart 3.4 illustrates that while Queensland scored slightly lower on this ratio relative to the rest of Australia over the five years to 1996-97, Queensland surpassed the rest of Australia in terms of the number of patents per capita over the five years to 2001-02.

Fostering innovation is at the heart of the Smart State strategy. This strategy aims to support the development and adoption of new technologies in order to raise productive capacity and competitiveness in established industries, such as mining and agriculture. It also aims to diversify the economy by fostering innovation in emerging areas of technological opportunity where the State has a competitive advantage, such as biotechnology.

Chart 3.4

Patents granted per Head of Population, Queensland vs Rest of Australia (average annual patents per 100,000 residents)

Source: Intellectual Property (IP) Australia, ABS 3101.0.

Queensland's innovation strategy promotes economic growth and diversification by providing R&D infrastructure to increase the innovative capacity of the economy, forging private-public partnerships that ensure public sector innovations are developed into commercial products that benefit the wider community, and ensuring an environment conducive to successful private sector innovation. Major initiatives include:

..    The Queensland BioIndustries Strategy. In May 1999, the Government
     announced a $270 million 10-year BioIndustries Strategy to position Queensland as a centre of excellence in biotechnology. This reflects Queensland's competitive edge in this emerging growth industry. Queensland's diverse natural resources provide the State with an advantage in the development of products that will benefit society in areas of health care, disease prevention and cure, food production and the protection of the environment.

As part of this strategy, $15 million has been committed to infrastructure costs and $77.5 million in operational funding over 10 years for the Institute of Molecular Bioscience. This institute was officially opened in May 2003, as part of the launch of the Queensland Bioscience Precinct at the University of Queensland. The Institute is a world-class research facility that will provide economic and social benefits across industries, including agriculture, health, food, mining, environmental management and manufacturing.

..    The Smart State Research Facility Fund (SSRFF). This five-year $100 million fund was established in 2001-02 to assist the construction of world-class science and technology R&D infrastructure. The SSRFF reflects international evidence that emerging areas of technological opportunity, such as biotechnology and ICT, are dependent on strong public research foundations. It also reflects Australian evidence that suggests funding for research infrastructure is being outpaced by growing demand for research facilities.

Funding was allocated to six projects during the first round (2001-02). This included up to $22.5 million toward a $70 million Institute of Health and Biomedical

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Innovation at the Queensland University of Technology. This institute will conduct research into injury prevention or rehabilitation, health development, advanced diagnostics, molecular farming, tissues bio-regeneration and vision improvement. The second funding round for the SSRFF is to be announced in early 2003-04.

..    Cooperative Research Centres (CRCs). CRCs bring together universities and private and public sectors to maximise the community benefits from public R&D. The Government has set up a competitive fund to assist State applications to the Commonwealth CRC Program, with almost one-quarter of national CRCs now having their headquarters in Queensland. Most recently, $1.8 million has been provided over seven years to a CRC for Sugar Industry Innovation through Biotechnology. Queensland CRCs cover industries such as manufacturing, ICT, mining, energy, agriculture and medical science.

..    ICT Industry Development Strategy. This strategy includes initiatives such as facilitating the development of industry clusters in multimedia, e-learning, e-security and spatial information; expanding export opportunities for ICT firms through the International Tradeshow Assistance Program; and support for building the capacity of the regional ICT industry. This strategy reflects both the direct importance of the ICT industry as a source of employment and exports, but also its crucial role as an enabling technology and source of competitive advantage across all industries.

..    Innovation Start-Up Scheme (ISUS). This scheme provides pre-seed funding to assist highly innovative start-up companies in commercialising their new technology products or services. To date, funding has been awarded to 40 projects across areas such as ICT, biotechnology, electronics, mining, environment, health and medicine, with almost half the recipients from regional Queensland. The establishment of ISUS reflects growing evidence that a lack of venture capital presents a major impediment to high technology start-ups - a crucial part of the commercialisation and broader innovation process.

Shortly after the State Budget, the Queensland Government will release a document which details the State's investments in science, research and innovation over the past five years and evaluates Queensland's performance in achieving the Smart State vision. The document will also announce a comprehensive four-year $100 million Smart State strategy, to be launched early in 2003-04. Key areas of investment will include:

..    research - medical, cancer, biodiscovery, microtechnology
..    tropical marine science
..    clean coal technology
..    e-health and e-security
..    supercomputing
..    business incubation
..    skills development
..    developing existing industries
..    strategic partnerships
..    precinct for knowledge industries and community living
..    sports science.

Human Capital

Human capital reflects the skills that individuals have developed through formal education, work experience and informal training, as well as their personal characteristics. Increases in human capital are a crucial driver of better employment outcomes, productivity growth and higher living standards in an economy.

Table 3.2 shows that people with relatively higher education qualifications tend to achieve better labour force outcomes. For instance, persons who only complete education up to or below Year 10 are estimated to have unemployment and work force participation rates of 10.2% and 60.5% respectively. This compares with 2.9% and 87.5% for persons holding a bachelor degree.

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Table 3.2

LABOUR FORCE OUTCOMES BY EDUCATION LEVEL, AUSTRALIA, 2001 Highest level of education attainmentLabour force outcomesUnemployment rateParticipation ratePostgraduate degree2.991.0Bachelor degree2.987.5Advanced diploma / diploma4.882.4Year 127.076.4Year 10 or below10.260.5

Source: ABS 6227.0.

The Drivers of Economic Growth project highlighted the important role human capital plays in explaining differences in per capita output across the Australian states. In particular, the results indicated that interstate variations in educational profiles could explain up to 87% of the difference in per capita output between some states.

The importance of R&D and education in explaining interstate differences in economic performance in the Drivers of Economic Growth project also highlighted the interrelationship between innovation and human capital. Human capital influences productivity growth through its effect on innovation, as it is people's analytical and creative skills that determine the rate at which an economy can create better products or absorb and improve upon technology developed elsewhere. Similarly, innovation adds to human capital, either directly through R&D activity, or indirectly by attracting highly skilled people into the economy.

The importance of human capital as a driver of innovation, productive capacity and economic growth forms a core part of the Government's Smart State strategy. This strategy focuses on educating and skilling people so they have the best opportunity to compete for and create jobs in new and emerging fields, as well as applying their skills to revitalise and advance the growth prospects of traditional industries. The following are major strategies fostering human capital:

..    The Queensland State Education 2010 Strategy. This strategy outlines a vision to advance public education to meet the unique challenges posed by the transition to a globalised knowledge economy and society. The key objective of this strategy is raising the completion rate for Year 12 from 68% in 1998 to 88% by 2010.

This focus reflects strong evidence that those who complete secondary school are more likely to find employment and be productive workers. The Drivers of Economic Growth project highlighted the importance of this particular stage of education, with the results indicating that up to 66% of the differences in per capita output between states could be explained by interstate differences in secondary level education profiles alone.

..    Education and Training Reforms for the Future (ETRF). This package of reforms provides funding to operationalise the Queensland State Education 2010 vision. It aims to implement initiatives in the early, middle and senior years of schooling to raise high school completion rates and advance the quality of secondary education, with trials beginning in selected areas across the State over the first half of 2003-04.

Early years of schooling. A full-time preparatory year before Year 1 of school is being trialled as part of the ETRF reforms. This initiative reflects research indicating the importance of early childhood education to lifelong learning, whereby early investment in human capital promotes investment in education and skills upgrading through later stages in life.

Middle years of schooling. A new target for Queensland students to achieve national Year 7 literacy and numeracy benchmarks by 2005, along with a greater focus on the learning needs of students, will be introduced for the middle years of schooling. This reflects growing evidence of the importance of basic literacy and analytical skills as a foundation for innovation and economic growth.

Senior years of schooling. Legislation will be introduced that makes it compulsory

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for youth to be 'learning or earning' up until 17 years of age. This involves students staying in school until they complete Year 10 and then participating for a further two years of study to obtain a Senior Certificate or Certificate III vocational qualification. Young people engaged in full-time work provide the only exception.

The ETRF strategy also aims to broaden pathways to further education and work, by providing more flexible options for students, such as offering a wider range of tailored courses and more school-based apprenticeships. This strategy recognises that while the traditional route from a curriculum-based Senior Certificate to university will still provide the main pathway for youth into employment, it will not be suitable for all students or fields of study. The reform package seeks to expand the Senior Certificate to include a broader range of learning, including vocational education and school-based apprenticeships and traineeships.

The reforms also provide more ICT for schools and professional development training in ICT for teachers. The Government has met its objective of achieving a ratio of one computer per five students on a statewide basis for Years 8 to 12 by 2002, and is making progress towards a similar ratio for Years 3 to 7 by 2005. The Government's commitment to ICT in schools not only reflects the importance of being able to use and apply ICT as a source of greater productivity and living standards, but also reflects growing evidence that ICT has positive effects on student attitudes toward learning.

..    The Breaking the Unemployment Cycle initiative. This initiative encompasses labour market programs aimed at improving the employment opportunities for the long-term unemployed, groups at risk of long-term unemployment, including young and mature aged individuals, and other disadvantaged job seekers. Box 3.2 outlines the outcomes and rationales of several of the Breaking the Unemployment Cycle labour market programs.

Box 3.2

Breaking the Unemployment Cycle ProgramsCommunity Employment Programs

These programs provide disadvantaged job seekers, including youth, the disabled and people with non-English speaking or indigenous backgrounds, with a job in community projects. The program gives participants the opportunity to gain skills and work experience that will help them obtain ongoing employment. The program also funds public and community organisations to provide assistance to these groups in overcoming barriers to finding work. This assistance includes vocational training, work experience and job search assistance.

The programs' focus on long-term unemployed persons reflects strong evidence that long unemployment spells have both a de-skilling effect and impact on a person's motivation or ability to search for work. A review of the Breaking the Unemployment Cycle initiative found the Community Employment Programs outperformed similar Commonwealth programs in terms of the share of participants achieving ongoing employment.

Worker Assistance Program

The Worker Assistance Program is an early intervention program that provides assistance for workers made redundant through large-scale retrenchments to find alternative employment. Assistance includes training and skills development to meet local labour market needs, job preparation assistance, wage subsidies and relocation assistance. Nearly 4,000 people have been assisted since the program's inception in 1999, with over 70% of those assisted living in regional Queensland. The Program played an integral part in assisting Queenslanders affected by the collapse of Ansett, with 1,021 of the 1,550 people who were laid off receiving assistance in order to explore new job opportunities and avoid long-term unemployment.

This program is consistent with research that highlights the importance of supporting retrenched employees to re-skill and find new employment or entrepreneurial opportunities and to avoid serious losses of human capital. It also

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reflects evidence that nearly 40% of all entries into long-term unemployment result from retrenchment.

Public Sector Employment Program

This program provides apprenticeships and traineeships for youth and other disadvantaged job seekers in Government agencies, councils and other community organisations. The program reflects evidence that traineeships provide a successful path to ongoing employment in situations where a lack of experience is a significant obstacle to finding work. The recent Breaking the Unemployment Cycle review suggested such a program held particular value in regional communities, by providing local job opportunities and delivering vital services.

Community Training Partnerships

This program provides accredited training and skill development in areas such as literacy and numeracy, and support in accessing further training or job opportunities. It is aimed at people who would benefit from an informal and supportive learning environment that is often best offered in community-based settings. The program engages industries and communities to identify local skills and training requirements to develop training responses that address the skills needs of a diverse range of disadvantaged job seekers and communities.

The initiative plays a crucial role in increasing human capital and productive capacity in Queensland. By providing disadvantaged job seekers with opportunities to develop skills through on-the-job training, the initiative provides more Queenslanders the opportunity to make valuable contributions to society and share in the benefits of economic progress. The initiative's focus on long-term unemployment also reflects evidence that long spells of unemployment can have a de-skilling effect.

The Government is committing $255 million in funding to extend the Breaking the Unemployment Cycle initiative through to 2006-07. The Breaking the Unemployment Cycle initiative's current target is to provide 56,000 apprenticeships, traineeships and job placement opportunities over the six years to June 2004. The initiative is on track to exceed this target, with almost 55,000 placements secured by April 2003.

POSITIONING QUEENSLAND'S ECONOMIC FUTURE

The Government faces many challenges and opportunities as it positions Queensland for the future. Evolving intergenerational issues, greater globalisation and a diverse industry structure mean more traditional approaches to fostering growth need to be complemented by forward-looking policies to ensure continued improvement in living standards and greater job opportunities for Queenslanders.

The State's changing demographics, as the population slowly ages over the first half of the century, present a particular challenge. In this context, the ETRF package for secondary schooling is an investment in the productive capacity of the current generation of Queensland youth who will form the basis of the workforce as the baby-boomer generation retires. This will help ensure sustainable growth in living standards during demographic change. Similarly, employment programs under the Breaking the Unemployment Cycle initiative aim to skill and educate people at risk of repeated or long unemployment spells, helping to boost the long-term potential for labour market participation and raise individual living standards.

Queensland has an opportunity to overcome traditional constraints associated with its geographical position and lower population density, with trade flows becoming increasingly complemented by knowledge flows in the modern, globalised, knowledge-based economy. Economies that will prosper in this environment are those that develop intellectual property as a source of wealth creation and, more importantly, are able to apply technologies developed elsewhere to bolster growth in domestic industries. The Government's commitment to fostering human capital, R&D and commercialisation as sources of innovative capacity will help Queensland capitalise on the many growth opportunities offered by the international economy.

An increasingly globalised economy also highlights the importance of a diversified domestic economy, with Queensland showing resilience in the face of recent external shocks such as the Asian crisis and geopolitical tension. Diverse natural resources have provided the State with a competitive advantage in traditional industries such

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as mining and agriculture, but also in emerging industries such as biotechnology. The State's Smart State Strategy aims to build on these advantages by investing in the productive capacity of people to continue to grow the economy. It aims to skill individuals so they have the best opportunity to advance growth prospects of traditional industries and to compete for and create jobs in new fields. It also aims to support the development and adoption of new technologies, such as ICT, in increasing productivity in established industries and fostering growth in emerging areas of technological opportunity.

By complementing sound economic fundamentals with a strong investment in the human capital and innovative capacity of its people, the State Government's economic strategy aims to provide continued growth in employment opportunities and to improve living standards for both current and future generations of Queenslanders.

4. BUDGET PRIORITIES

KEY POINTS

..    Key areas for service enhancements in the 2003-04 Budget include health services, a major increase in funding for disability services and increased investment to foster innovation.

..    The health budget will increase by $300 million or almost 7% on last year's budget including additional investment and service enhancements in acute hospital care, elective surgery, home and community care and mental health. Over the four years to 2006-07, the annual health budget will grow by over $1 billion.

..    An additional $200 million in State funding over four years will enhance disability services, including $35 million in 2003-04 to address service viability and sustainability and a range of new and enhanced support services. In addition, $90.5 million is provided over four years for grant indexation, enterprise bargaining and other cost factors.

..    A Smart State Strategy will be launched early in 2003-04 which will include a $100 million four-year package of initiatives with areas of investment including medical and biodiscovery research, tropical marine science and clean coal technology.

..    The Budget also provides for service developments and initiatives across a range of other portfolios consistent with the Government's five key policy priorities.

INTRODUCTION

This chapter details:

..    the Government's policy priorities which underpin the 2003-04 Budget

..    service delivery highlights for each of the Government's five key policy priorities

..    Queensland's financial management and governance framework.

GOVERNMENT POLICY PRIORITIES

As part of its commitment to developing Queensland the Smart State, and ensuring a better quality of life for all Queenslanders, the Government has a clear agenda targeting five key policy priorities. These priorities were developed in consultation with the community and underpin the continuing delivery of Government services and development of new initiatives.

Underlying these policy priorities for the community, the Government remains committed to high standards of accountability, leadership and innovation in delivering services to the community and managing available resources.

The priorities continue to provide focus for the development of the Government's Budget for 2003-04 across all portfolio areas. For each of the last three financial years, the Government has formally assessed the efficiency and effectiveness of its

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policies and activities in pursuing each of its key priorities. An assessment has been published, in accordance with the Charter of Social and Fiscal Responsibility, in the Government's Priorities in Progress Report. This ongoing monitoring of the Government's services and policies is an important element in guiding the Government in delivering ongoing services to the community and developing new policy initiatives.

Box 4.1

Government's Five Key Policy PrioritiesMore Jobs for Queensland - Skills and Innovation - the Smart State

The Government's Smart State strategy aims to diversify and strengthen the Queensland economy, to encourage research and innovation, and to maximise opportunities for Queenslanders to possess appropriate skills and knowledge. The Government recognises that access to learning significantly enhances employment opportunities and shared prosperity.

Safer and more supportive communities

The impact of crime and accidents on the community cannot be overstated. The Government makes it a priority to address crime against people and property, to reduce accidents, to protect children and to create a sense of safety within Queensland's communities.

Community engagement and a better quality of life

The Government is committed to strengthening its engagement with the community and working to ensure quality of opportunity and equitable access to high standards of health, housing, family services, transport, and support for people with a disability.

Valuing the environment

The State's natural resources and ecology are essential to its future. The Government will protect Queensland's natural and cultural heritage to ensure current and future generations enjoy a clean, liveable and healthy environment that supports sustainable development.

Building Queensland's regions

Queensland is the most decentralised state in mainland Australia. The Government will work with the regions to capitalise on their unique assets and resources to provide economic growth, regional infrastructure and improve the liveability of cities, towns, regions and remote communities.

SERVICE DELIVERY HIGHLIGHTS

This section provides a summary of key service delivery developments and initiatives provided for in the Budget to support the achievement of the Government's policy priorities. Although highlights of the Budget have been described in terms of their primary impact on the community, many will assist the Government in pursuing more than one key priority. More details on service delivery development and initiatives can be found in individual Ministerial Portfolio Statements.

More Jobs for Queensland - Skills and Innovation - the Smart State

The Government's Smart State strategy is about creating a stronger and diversified economy and industries with jobs for the new century. Queenslanders should be well educated and skilled to take up these jobs, now and in the future, as well as having the life and social skills that enrich Queensland's communities.

To contribute to this priority, this Budget provides for the following service developments and initiatives:

Economic Development, Capacity Building and Job Creation

..    $82.9 million in grants and subsidies in 2003-04 through the Breaking the
     Unemployment Cycle initiative which includes an additional $3.8 million ($19 million over four years) for the employment of 300 public sector apprentices in targeted skill shortage areas. The Breaking the Unemployment Cycle initiative will also be extended beyond 2003-04 to 2006-07 at a cost of $85 million per annum.

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..    $26 million over four years ($6.9 million in 2003-04) to implement Making
     Queensland's Future - A Manufacturing Development Plan to expand the State's manufacturing base and improve international competitiveness, by combining new initiatives with a refocusing and enhancement of existing programs.

..    $8.7 million over three years ($2.7 million for 2003-04) for Indigenous economic development by assisting to establish Indigenous businesses and promoting Indigenous art exports.

..    Adopt new measures for the Smart State strategy, to enhance the innovative capacity of the Queensland economy. Shortly after the Budget, the Queensland Government will release a document, Queensland - Smart State - Investing in Science, Research and Innovation which will detail a package of $100 million over four years for a range of initiatives in areas including medical and biodiscovery research, clean coal technology and tropical marine science.

..    $1.8 million over seven years to establish a Co-operative Research Centre for Sugar Industry Innovation through Biotechnology.

..    Facilitate the development of world-class science and technology infrastructure through the second round of projects supported by the $100 million Smart State Research Facilities Fund.

..    An additional $3.3 million in 2003-04 to develop options for implementing a new Queensland driver license. This will provide an opportunity to lead Australia in the introduction of the latest developments for driver licensing technology and potential to offer secure on-line transactions.
     The Government is investigating whether delivering the project through a Public Private Partnership will provide better value for money.

..    $10.8 million in 2003-04 to support continued operation of the Lexmark Indy
     300 motor race on the Gold Coast.

Skilling Queenslanders

..    The 2003-04 Budget continues initiatives that will make the Education and
     Training Reforms for the Future a reality. $18 million over three years has been allocated to support the trial of a preparatory year of schooling in addition to the funding for the reform package of $162 million over four years which includes a substantial investment in information and communication technologies (ICTs), and reforms to the senior phases of learning that lead to further education, training or work.

Highlights include:

..    the extension of the trial of a preparatory year of schooling to better prepare children before they enter school so they can achieve more in their early years. These trials will be expanded in 2003-04 to an additional 25 schools including 20 State schools at a cost of $6.8 million;

..    A total of $67 million for ICTs including $35.6 million in funds through the Education and Training Reforms for the Future ICTs for Learning strategy which brings funding to a total of $67 million for ICTs for 2003-04. These funds will improve ICT access and ICT skills for students and teachers; A total of $67 million for ICTs including $35.6 million in funds through the Education and Training Reforms for the Future ICTs for Learning strategy which brings funding to aof for 2003-04. These funds will improve ICT access and ICT skills for students and teachers.

..    as part of this commitment the Government will provide an additional $1 million over two years to fund improved ICTs for non-State schools as part of the Education and Training Reforms for the Future. This brings funding for ICTs for the non-State schooling sector to a total of $4.7 million; and

..    $40.3 million for a three-year package to significantly improve outcomes for all

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     students and support students at risk of leaving school early. The first tranche of $7.3 million will fund a range of initiatives for youth support and local initiatives to improve opportunities in the senior phase of learning.

..    In total, 636 additional teachers will be employed from Semester 1, 2004.
     These are comprised of:

..    327 teachers as the final stage of the Government commitment to employ an additional 800 teachers over four years;

..    249 teachers for enrolment growth; and

..    60 teachers representing the second stage of the $60 million initiative over four years to support students with disabilities.

This will bring the total number of additional teachers appointed since 1998 to around 3,000.

..    $7 million as the first tranche of $45 million over three years for renewal projects in primary and secondary State schools to support improved educational services. This new program will build on the successful Secondary Schools Renewal and Building Better Schools programs.

..    Continue airconditioning projects in 99 schools that were successful in round four of the Cooler Schools program at an estimated cost of $16.7 million. These projects fulfill and exceed the Government's election commitment to the Cooler Schools program. In addition 50 non-State schools will be provided with a total of $2.7 million in 2003-04 under the Government's Cooler Schools Program.

..    $149.7 million to construct three new schools, undertake staged work at 11 schools, acquire land for new schools and provide additional classrooms at existing schools in growth areas throughout the State for the commencement of the 2004 school year.

..    $63.2 million to replace and enhance facilities at existing schools, and to provide additional and replacement toilet facilities.

..    $2.3 million to continue planning and examine private sector investment in the development of the Southbank Education and Training Precinct which incorporates the Southbank campus of the Southbank Institute of TAFE.

..    $5.5 million to establish a new Arts and Environmental Tourism campus at
     Cooloola Sunshine Institute of TAFE at Noosa.

Safer and More Supportive Communities

Queenslanders live in safe communities by Australian standards. The Government wants all Queenslanders to live in communities where they are protected from harm, where the differences between people are respected, and where everyone is treated fairly and with dignity. Safety and security, including services to respond to incidents, are a critical priority for the Government.

A number of service developments and initiatives in the Budget contribute to this priority:

Criminal Justice and Crime Prevention

..    The number of police officers will increase by approximately 300 in 2003-04 as the Service progresses towards the achievement of 9,100 officers by 2005.

..    An additional $30 million over two years commencing in 2003-04 to allow the
     Queensland Police Service to continue implementation of the Service's Information Management Strategic Plan 2001-10. The upgrade to existing Police IT systems includes incident recording systems and the roll-out of an Investigation Management System.

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..    An additional $5.3 million over the next two years for the South East
     Queensland Drug Court trial.

..    $107.1 million in 2003-04 for the commencement of construction of a new courthouse in Caloundra, the continuation of construction of new courthouses in Brisbane, Richlands, and Thursday Island, and the upgrade and refurbishment of courthouses at Hervey Bay, Mackay and Cooktown.

..    $1.7 million per annum to continue the expanded urinalysis drug testing regime in community supervision across the State.

..    $8.2 million in 2003-04 for the finalisation of contracts and minor works at the new correctional centre at Maryborough. The total cost of this facility is $97 million.

..    $1 million in 2003-04 for the continuation of the trial of the Queensland
     Aboriginal and Torres Strait Islander Police initiative in the Woorabinda, Badu Island and Yarrabah communities.

..    Additional $0.9 million per annum commencing in 2003-04 for the establishment of a DNA Sample Management Unit and to allow for the sharing of DNA information with the Commonwealth and other jurisdictions through the national DNA database.

..    $4.5 million per annum to continue community supervision programs including activities such as advisory services to courts and boards and the facilitation of offender intervention programs throughout the State.

..    $3.9 million in 2003-04 to build a modern, purpose-built accommodation facility at the Cleveland Youth Detention Centre.

Personal and Public Safety

..    $32 million in 2003-04 as part of last Budget's $188 million four year initiatives package aimed at achieving better outcomes for children, young people and families, including strengthening the child protection system.

..    Additional funding of $16.1 million in 2003-04 to implement the Road Safety
     Initiatives Package through activities of Queensland Transport, Queensland Police Service and Department of Justice and Attorney-General. Funding will cover administration and operational costs, speed camera capital items and road safety, policy and legislation reviews.

..    An additional $6.3 million to the Queensland Ambulance Service (QAS) to cater for increased demand. Funding includes an additional $2.7 million towards employment of 110 extra officers and $3.6 million for buildings and equipment.

..    Capital investments by the QAS in 2003-04 of $27.1 million, which includes the commencement or completion of 17 replacement ambulance stations and four new stations and $9.9 million for replacement ambulances.

..    Capital investments by the Queensland Fire and Rescue Service in 2003-04 of
     $37.5 million, which includes $10.4 million for replacement of seven stations and upgrade of a further nine stations or facilities. The Service will invest $1.9 million for land purchases for future stations, $14 million in new or replacement urban vehicles as part of its fleet replacement program to meet enhanced service delivery requirements, and $3.8 million investment in 74 rural vehicles.

..    $1.7 million in 2003-04 of the $39.5 million project for works to improve public safety on the Citytrain network throughout South East Queensland.

..    $3 million under the SchoolBUS program to assist with the purchase of rollover compliant school buses less than five years old in non-urban areas of the State.

Community Engagement and a Better Quality of Life

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The Government aims to deliver services that enable people to maintain and improve the quality of their lives. The Government wants all Queenslanders to take part in the rich cultural, social and economic life of the State.

The Government places a high priority on improving health service delivery to the community.

The 2003-04 Budget also places a high priority on more effectively responding to the needs of Queenslanders with a disability, their families, carers, advocates and service providers.

Service developments and initiatives provided for in the 2003-04 Budget to contribute to this priority include:

Health

..    Increased State funding of $7.5 million to bring total funding in 2003-04 for the Home and Community Care program to approximately $224 million. This funding will increase the capacity of non-government organisations to provide services such as domestic assistance, respite care, transport assistance and community based nursing. An additional $1.2 million will also be provided to assist non-government organisations to meet increasing costs of service delivery.

..    An $8 million ($2 million in 2003-04) investment in additional medical inpatient services at the Logan and Caboolture hospitals to relieve pressure on accident and emergency departments. This funding is in addition to a further $1 million provided to the Logan Hospital in 2003-04 for the full-year effect of enhanced medical services.

..    An additional $10 million for the continuation of the Elective Surgery
     Enhancement Initiative in Queensland's public hospital system. With the funding allocation in 2003-04, Queensland Health will have spent an additional $30 million since 2001-02 targeting waiting times for elective surgery.

..    $40 million in increased funding to manage demand pressures for oncology and cancer care services ($13.2 million), hospital inpatient and home care renal dialysis services ($13.1 million), intensive care services ($6.2 million), cardiac services ($3.2 million), emergency services ($2.2 million) and patient transport assistance ($3.6 million).

..    $5 million to manage the increasing demand for dental care including improved access and better management of waiting lists.

..    Increased funding of $8.4 million for mental health services including funding for 40 additional community mental health staff and adult acute services at the Princess Alexandra, Nambour and The Prince Charles Hospitals, and psycho-geriatric inpatient services at the Townsville Hospital.

..    $3 million to manage the increasing costs of a sufficient and safe supply of quality blood and blood products.

..    $29 million for the redevelopment of State Government Residential Aged Care facilities with planning, design and construction continuing in 2003-04.

..    $26.7 million for hospital redevelopment at the Ayr, Gympie, Herston
     (Education Centre and demolitions) and Gold Coast (mental health) hospitals in 2003-04.

..    $7.3 million in 2003-04 for the Queensland Health Skills Development Centre
     at the Herston Campus to provide skills enhancement opportunities for clinical, technical and procedural staff.

..    $29.8 million to commence the roll-out of replacement clinical and patient administration systems. In addition, $2 million has been allocated recurrently to the pilot of Queensland HealthLinks, an information management project to replace

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     the current patient information management system, which will provide a clinical information system and promote patient focused, integrated care.

Community Support

..    An additional $200 million to Disability Services Queensland over four years to implement Funding Reform Project initiatives. Of this, $35 million is allocated in 2003-04 including:

..    $13.5 million ($79 million over four years) to enhance the viability and sustainability of service provision to people with a disability, their family and carers;

..    $4.5 million ($30.5 million over four years) for Support for Young Adults;

..    $5.5 million ($32 million over four years) for Urgent and Unavoidable Care for Adults;

..    $7.5 million ($39 million over four years) to enhance support for children and families; and

..    $3 million ($15.5 million over four years) for community enhancement initiatives and Local Area Coordination.

..    An additional $90.5 million over the next four years to cover expenditure, including indexation of existing grants to non-Government organisations, depreciation, capital grants to service providers and the delivery of disability services by the State.

..    $8 million over two years to allow Disability Services Queensland to develop and establish a disability information system.

..    $12.5 million capital investment in 2003-04 to enhance disability services delivered within the government and non-government sectors. This is part of the Government's 2001-02 Budget commitment of $20 million capital funding over three years for initiatives, including innovative accommodation options for people with high support needs and new respite and family support services.

..    $15.5 million for homelessness initiatives including the provision of an additional 60 dwellings for transitional housing to provide improved options for homeless people in crisis.

..    $48.9 million in capital grants to 34 discrete Aboriginal and Torres Strait
     Islander Community Councils for constructing new houses and upgrading existing dwellings.

..    $171.5 million for public rental housing allowing for the commencement of
     300 dwellings, the completion of 239 dwellings and upgrades to existing dwellings.

..    $12.5 million in funding and property to the Brisbane Housing Company for the second year of the commitment by the Queensland Government which will total $50 million over four years.

..    Redevelopment of the $15.7 million Cultural Centre busway station has commenced with $12 million to be expended on construction during 2003-04. The redevelopment is expected to be completed during 2003-04.

..    Construction of the Inner Northern Busway between Gilchrist Avenue and Roma
     Street will continue with $42 million to be expended during 2003-04. This stage is expected to be completed by December 2003 with a total project cost of $135 million.

..    The Transit Development project was approved in the 2001-02 Budget to progress to the introduction of an integrated ticketing system in South East Queensland. This initiative will encompass standardised public transport fares, zones and concessions. It will also include a new contracting regime with transport operators in South East Queensland. Funding of $21.4 million is provided in 2003-04 for

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     capital expenditure to develop systems associated with the introduction of a smartcard ticketing, due for implementation in 2004.

..    $10.9 million in 2003-04 to improve access to trains and train stations for people with a disability across the Citytrain network in South East Queensland and the Traveltrain long distance train network.

..    $1.5 million in capital funding in 2003-04 to upgrade the neighbourhood centres and community facilities at a number of regional locations in a three year program totalling $5.3 million.

Sense of Community and Fairness

..    $92.6 million for ongoing capital works for the Millennium Arts Project including $3.8 million for the Musgrave Park Indigenous Cultural Centre.

..    $9.8 million recurrent funding for the Millennium Arts Project towards new jobs, systems and equipment in preparation for the opening of new facilities, including:

..    $4.8 million for the Queensland Gallery of Modern Art; and

..    $0.88 million for the Queensland Theatre Company, the Queensland Museum,
     and regional initiatives.

..    An additional $2.1 million over four years for Queensland arts and cultural organisations towards the provision of essential infrastructure and operating funding and the extension of successful Arts Queensland programs.

..    An additional $1.1 million over four years to the Queensland Orchestra, the
     Queensland Opera, the Queensland Theatre Company and the Queensland Ballet as part of the Major Performing Arts Company funding agreements with the Commonwealth Government aimed at ensuring the long term financial viability of these organisations.

..    $4 million to the State Library of Queensland over four years towards the continued acquisition of new book stock.

..    Additional funding of $1.9 million in 2003-04 to the Queensland Museum for operational support for the Workshops Rail Museum, Ipswich.

..    $1.7 million to the State Library of Queensland, over three years, to continue the Online Public Access in Libraries program. This program will extend access to online databases and services as well as increasing the digitisation of unique local pictures from regional and remote Queensland communities.

..    Following a positive result from consultation with potential claimants, in
     November 2002 the Government decided to proceed with its May 2002 Offer of Reparation to Aboriginal and Torres Strait Islander Queenslanders whose wages and savings were controlled from the 1890s to the 1980s under the Protection Acts. The Government offer is a total of up to $55.4 million ($18 million in 2003-04) for individual reparation payments to people assessed as eligible.

..    $3.1 million in 2003-04 as part of an ongoing funding initiative in the
     2002-03 Budget to continue the implementation of Meeting Challenges, Making Choices, the Government's response to the Cape York Justice Study. Over a three-year period, government-community partnerships will be established to address priority areas for Aboriginal and Torres Strait islander communities, including alcohol and substance abuse, local crime and justice, and community governance.

Valuing the Environment

Sustainable use of Queensland's natural resources, including maintenance of its natural biodiversity, is critical to Queensland's social, economic and environmental objectives. Queensland's strong population growth and diverse economic development continue to place pressure on the State's natural environment. The Government is committed to ensuring the State's air, water and land quality provides a clean, liveable and healthy environment for Queenslanders.

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Service developments and initiatives in the 2003-04 Budget build on recent strategies, policies and reforms to address environmental priorities including:

..    An additional $75 million in State funding over five years as part of the recently announced $150 million Commonwealth-State tree clearing reduction package. The proposed package includes $130 million in financial incentives to assist landholders with the transition, or for exit assistance if necessary, $12 million in incentives to improve the management of more valuable remnant vegetation, and $8 million to develop best practice for farm management plans.

..    An additional $8 million over four years ($2 million in 2003-04) to support the assessment, monitoring and enforcement of existing legislation concerning vegetation, water, land and pests.

..    Additional $1.8 million in 2003-04 for the Great Artesian Basin
     Sustainability Initiative. This will enable further bore capping, bore rehabilitation and bore drain replacement projects to contribute to enhanced environmental outcomes and improved water infrastructure management practices.

..    An additional $3.5 million over four years ($0.5 million in 2003-04) to resource the introduction and implementation of new cultural heritage legislation which seeks to provide effective recognition and protection of Aboriginal and Torres Strait Islander cultural heritage and establish practical and workable processes for managing cultural heritage impacts.

..    $11 million in 2003-04 as part of the State's total funding of $81 million over seven years for the National Action Plan for Salinity and Water Quality which includes the Salinity Work Plan, the Water Quality Work Plan, the Community Capacity Building Activities, and statewide social and economic activities.

..    An additional $15.9 million over four years ($3.9 million for 2003-04)
     towards the Statewide Forests Process, including funding for regional assessments, industry restructuring and stakeholder engagement.

..    $19 million in 2003-04 for research and development, targeting the sustainable productivity of primary industries.

..    $0.5 million for the investigation of the tenure change process in association with the expansion of the conservation estate from forest estate.

..    $0.5 million to provide a high standard of facilities in national parks on
     Cape York to enhance visitation growth.

..    $3.2 million in 2003-04 for the continued development of Great Walks of
     Queensland projects in the Mackay Highlands, the Sunshine Coast and Gold Coast Hinterlands, Fraser Island, the Whitsunday region and the Misty Mountains (Wet Tropics) areas, as part of a five year $10 million plan.

..    $1.3 million for the continuing acquisition of parcels of land for the
     State's protected estate.

Building Queensland's Regions

More than one-third of all Queenslanders live in regional areas of the State. The Government is committed to supporting Queensland's regions, capitalising on their unique assets and resources. The Budget maintains the Government's commitment to building Queensland's regions, involving the growth of regional economies, regional infrastructure and improving the livability of cities, towns, regions and remote communities.

Service developments and initiatives supporting this priority in the Budget include:

Regional Economies and Infrastructure

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..    An additional $30 million over four years for sugar industry initiatives, subject to the Commonwealth Government's continued commitment to the Memorandum of Understanding on the sugar industry. The State's package includes a $10 million Sugar Industry Innovation Fund, a $10 million Sugar Industry Change Management Program and a $10 million Farm Consolidation Loan Program. The Commonwealth Government's component of $120 million will be funded from the sugar levy.

..    $25 million in 2003-04 for drought assistance activities including resourcing and administering the Drought Relief Assistance Scheme, Exceptional Circumstances Assistance and activities including farm financial counselling, drought management and recovery workshops, climate modelling and research into drought resistant plants.

..    $39 million in 2003-04 for the continued risk management of biosecurity threats including $5.8 million for market assurance services, $10.2 million for animal and plant health risk analysis and surveillance, and $23 million for biosecurity responses.

..    $30.1 million over six years ($5.1 million in 2003-04) on a new Future
     Directions Strategy for hardwood plantations and forest management services, including investment to expand the hardwood plantation estate on private and state-owned land in South East Queensland by a further 5,000 hectares.

..    $49.8 million for the Rockhampton - Townsville - Cairns Track Upgrade
     project to renew life-expired track to enable freight trains to run more efficiently between Rockhampton, Townsville and Cairns. The works include resleepering, flood proofing, curve easing earthworks, formation and drainage.

..    $2.4 million for the Cairns Tilt Train project in 2003-04 to finalise the
     $138 million project to build two diesel tilt trains that will operate between Cairns and Brisbane. The new trains are expected to come into service in June 2003, further reducing travelling time by rail between the two cities.

..    $94 million for the upgrading and acquisition of new coal and freight rolling stock including $30 million for the acquisition of 11 x 4000 Class Diesel Electric Locomotives to be built in Maryborough. The current program is for the first locomotive to be commissioned mid-2004 and the final locomotive commissioned mid-2005.

..    $30 million towards widening the Bruce Highway to six lanes between Dohles
     Rocks Road and Boundary Road.

..    $26.9 million to continue construction of the Douglas Arterial in
     Townsville between University Road and Upper Ross River Road.

..    $25 million towards planning and construction of the four lane Tugun Bypass on the Pacific Motorway.

..    $13.7 million to complete the duplication of the Gatton Bypass on the
     Warrego Highway.

..    $14.5 million to complete the Kawana Arterial on the Nicklin Way, Sunshine
     Motorway.

..    $9 million to construct the South Johnstone bridge and approaches on the
     Innisfail-Japoon Road.

..    $60.5 million in 2003-04 for Burnett Water Infrastructure Development,
     including the Burnett River Dam, and the Eidsvold, Barlil and Jones (stage
     2) Weir developments, to underpin substantial regional development in the Wide Bay-Burnett region.

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..    $60.8 million in 2003-04 for common user infrastructure in Gladstone to facilitate major industrial developments, including the Comalco Alumina Refinery.

..    $64.4 million in 2003-04 for the completion of the Gold Coast Convention and Exhibition Centre.

Regional Liveability

..    $50 million over four years (2003-04 to 2006-07) to extend the Regional
     Centres Program to assist local governments with populations of more than 15,000 on a wide range of infrastructure and community facilities.

..    Capital grants of $14.5 million for water supply and sewerage upgrades and the Torres Strait Major Infrastructure Program. This includes $3 million in 2003-04 as part of a $12 million four-year commitment in the 2002-03 Budget to improve environmental health-related infrastructure in Indigenous communities.

..    $1.8 million for construction and enhancements to council chambers at
     Doomadgee, Lockhart River, Mapoon, New Mapoon and Woorabinda.

..    $2 million for regional capital projects as part of the ongoing Regional
     Millennium Arts program, including a number of Indigenous projects.

FINANCIAL MANAGEMENT AND GOVERNANCE

Overview

High standards of financial management and governance are critical to the Government's pursuit of its social and fiscal objectives. The Government's financial regulatory and administrative framework supports the development and management of its budget and ensures accountability to the community. The foundation of financial management and accountability across the Queensland Government is the Financial Administration and Audit Act 1977. This Act in turn gives effect to the Government's Charter of Social and Fiscal Responsibility and the Financial Management Standard 1997.

The Charter of Social and Fiscal Responsibility outlines the broad objectives and priorities of the Government. This includes the Government's priorities for the community in delivering its services, as well as the Government's fiscal objectives. The Charter also outlines the requirements of the Government in outlining its progress and achievements against its priorities for the community outlined in the Charter.

The alignment of the Government's desired outcomes for the community, including relevant indicators, and its key priorities is shown in Box 4.2 below. The Government directs service delivery and other policies towards these priorities. Ministerial Portfolio Statements prepared as part of Budget documents illustrate how Department outputs, and more specific activities, contribute to these priorities of the Government.

The Financial Administration and Audit Act 1977 and the associated Financial Management Standard 1997 put in place a comprehensive framework of governance and accountability for the Queensland Government and its agencies. This legislation ensures that all Government departments and statutory bodies operate within the boundaries of sound corporate governance and transparent accountability to Parliament and the wider community. Key requirements of the Government and its agencies include full compliance with relevant provisions of Australian Accounting Standards, comprehensive planning and management of organisational resources and services, and in-depth review of activities and reporting of all Government entities by the Queensland Auditor-General.

The Charter of Social and Fiscal Responsibility and the current financial management legislation reflect the financial management and accountability reforms implemented across the Queensland Government under the Managing for Outcomes framework. Building on that framework, a number of other major initiatives have commenced to ensure that the Government's policy decisions and agency activities continue to better focus on social, economic and environmental outcomes for Queensland.

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Box 4.2

Alignment of the Government's Outcomes for the Community and Key Policy PrioritiesPriority - More Jobs for Queensland - Skills and Innovation - the Smart StateOutcomes

..    A community of well skilled and knowledgeable people

..    A strong, diversified economyIndicators of Success
..    Educational status of the community
..    Life skills, social skills and knowledge

..    Economic performance
..    Capacity building
..    Business diversity

Priority - Safer and more supportive communitiesOutcomes

..    Safe and secure communitiesIndicators of Success
..    Safety and security

Priority - Community engagement and a better quality of lifeOutcomes

..    Healthy, active individuals and community

..    A fair, socially cohesive and culturally vibrant society

..    Improved standard of living for all Queenslanders

Indicators of Success

..    Longevity
..    Health status

..    Sense of community
..    Community support
..    Fairness

..    Household income
..    UnemploymentPriority - Valuing the environmentOutcomes
..    A clean, liveable and healthy environment

..    Maintenance of the natural resource baseIndicators of Success
..    Air, water and land quality
..    Noise levels

..    Sustainable use of natural resources
..    Maintenance of biodiversity

Priority - Building Queensland's Regions

The Government is committed to ensuring that Queensland's regional communities enjoy a level of community amenity appropriately equitable to that achieved for the State capital for each of the above indicators and that Queensland can capitalise on its unique regional assets and resources.

Managing For Outcomes

The Managing for Outcomes (MFO) framework is the Government's financial planning and management model to ensure that allocation of the Government's resources is efficiently and effectively aligned with the Government's priorities for the community. Based on the implementation of output-based accrual budgeting and management across the general government sector of the State Government, the framework integrates planning, budgeting, performance management, and external reporting.

The MFO framework emphasises the importance of a focused effort across the Queensland Government towards setting and achieving the Government's priorities and ensuring resources are being best directed to areas of greatest need and benefit.

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In doing so, MFO encourages accountability for results, rather than the more traditional reliance on compliance, and a more active and integrated approach to managing service delivery and financial performance.

Aligning Services and Priorities

The Aligning Services and Priorities (ASAP) program commenced in 2001 and has continued throughout 2002-03. ASAP was established by the Government to review its operations and ensure that services provided by agencies are aligned with the priorities the Government seeks to achieve for the community.

The objectives of ASAP are to:

..    align the corporate objectives and directions of departments with the strategic outcomes sought by Government
..    identify opportunities to realign activities and resources to achieve the
     Government's outcomes and to improve efficiency
..    review departments' current and planned activities that involve cross-agency responsibility to ensure Government outcomes are effectively achieved.

The overriding aim of this process is to ensure that Queensland Government service delivery continues to provide value and meet the needs of the community, and to provide greater flexibility in the allocation of resources to meet emerging priorities.

The ASAP program consists of a number of agency specific and cross-agency reviews, as well as whole-of-Government reviews including strategic information management and corporate services.

Agency specific reviews are being pursued by most agencies to meet the ASAP objectives listed above. Cross agency reviews are being progressed across agencies to provide better alignment of agencies' activities where a number of agencies contribute to individual outcomes. Activity relating to existing agency specific and cross-agency reviews, and the identification of additional work as required, will continue throughout 2003-04.

The whole-of-Government review of corporate services has progressed to implementation to become the Shared Service Initiative.

Shared Service Initiative

The Shared Service Initiative is a whole-of-Government approach to corporate services delivery. The vision is to provide high-quality and cost-effective corporate support services to agency customers from centres of excellence. The shared service approach standardises business processes, consolidates technology and pools resources and expertise to deliver seamless, cost-effective and client-focussed service. This initiative is expected to yield savings of over $100 million per annum once fully implemented. These savings will be allocated by the Government to key priority service delivery activities.

The initiative will be achieved through consolidating corporate services functions across Government into five large-scale and two smaller-scale shared service providers and a technology centre of skill. These providers will be hosted by existing Government departments and provide services to a cluster of client agencies.

Initial establishment of the shared service providers will occur on 1 July 2003. Many corporate services professionals in agencies who provide corporate services functions including finance, human resources (including payroll), and corporate systems support, will transition to the agency's shared service provider or technology centre of skill on this date.

In addition, applicable assets and liabilities associated with the delivery of corporate services will be transferred to the new providers.

The details of the resources to be transferred are currently being finalised. As a consequence, the 2003-04 Budget documentation including the Ministerial Portfolio

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

Statements reflects the resourcing arrangements in place prior to the implementation of the Shared Service Initiative.

Priorities in Progress

A critical part of government accountability is the requirement to publish regular, informative reports on the outcomes of the Government's activities against previously announced priorities. The Charter of Social and Fiscal Responsibility establishes a framework for assessing the Government's overall performance in achieving progress towards its priorities, and ensures that performance is not assessed purely against economic and financial criteria, but that the social and environmental consequences are considered as well.

As a result, the Government has released the Priorities in Progress report to inform the community about the efficiency and effectiveness of its activities in delivering its priorities and community outcomes.

The third Priorities in Progress report, released in December 2002, informs the community about the impact of the Government's policies and initiatives in the 2001-02 financial year. The report highlights areas where Queensland is performing well, and identifies opportunities for improvement.

The Priorities in Progress Report 2002-03 may be viewed online at www.treasury.qld.gov.au around December 2003.

5. REVENUE

KEY POINTS

..    Total General Government sector revenue is expected to increase by $1.469 billion (or 7.4%) over the estimated actual for 2002-03, to $21.382 billion in 2003-04.

..    The previously announced Community Ambulance Cover, to commence from
     2003-04, will replace the current ambulance subscription scheme and ensure a secure funding base for the Queensland Ambulance Service.

..    From 2003-04, the land tax statutory deduction for residents will be increased from $200,000 to $220,000. The exemption threshold for companies, trustees and absentees will be increased from $150,000 to $170,000. In addition, the minimum required payment for land tax will be increased from $100 to $350. As a result, there will be 6% fewer land tax payers in 2003-04 than in 2002-03.

..    Per capita tax collections (on a GFS basis) are estimated at $1,480 in
     2003-04 compared to an estimated average of $1,892 for the other states.

INTRODUCTION

This chapter provides an overview of General Government sector revenue for the estimated actual outcome for 2002-03, forecasts for the 2003-04 Budget year and projections for 2004-05 to 2006-07.

The forward estimates are based on the economic projections outlined in Chapter 2 and are formulated on a no policy change basis.

Table 5.1

General Government Revenue12002-03

Budget2002-03
Est. Actual2003-04
Budget2004-05
Projected2005-06
Projected2006-07

Projected$ million$ million$ million$ million$ million$ millionRevenueTaxation Revenue4,9095,5115,6645,9516,1176,454Current Grants and
Subsidies9,47710,07110,38910,84711,41711,958Capital Grants462477480419331316
Sales of Goods and Services1,8141,8801,9141,9181,9582,002Interest
Income1,116(247)1,0381,1091,1741,238Other2,4022,2211,8971,9422,1102,129Total

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

Revenue20,18119,91321,38222,18623,10724,097

Note:

1. Numbers may not add due to rounding.

General Government revenue in 2002-03 is estimated to be $268 million or 1.3% less than the 2002-03 Budget estimate. Significant variations include:

..    interest income in 2002-03 down by $1.363 billion, reflecting the poor performance of domestic and international equity markets which has impacted on the returns from the State's substantial employee entitlement investments
..    taxation revenue exceeded the Budget estimate in 2002-03 by $602 million, primarily due to higher revenue from duty on property transfer transactions resulting from significant growth within the housing and non-residential property sector
..    grants from the Commonwealth Government were higher than budgeted, reflecting additional specific purpose payments and higher GST payments, following upward revisions in the Commonwealth Budget
..    other revenue was lower than the Budget estimate, reflecting lower royalty payments due to an increase in the exchange rate, lower than expected coal production, and lower than expected prices for base metals, precious metals and coal.

In addition, revenue related to industry and community contributions has been reclassified from other revenue to current and capital grants since the 2002-03 Budget.

General Government revenue in 2003-04 is estimated to be $21.382 billion, an increase of $1.469 billion or 7.4% over the 2002-03 estimated actual of $19.913 billion. This is largely due to:

..    increased interest income, based on the return to the long term average earnings rate of 7.5% on investments
..    moderate taxation revenue growth, despite a forecast reduction in duty revenues associated with an anticipated slowdown in property market activity
..    moderate growth in grants from the Commonwealth Government.

REVENUE BY OPERATING STATEMENT CATEGORY

A major source of General Government revenue is Current Grants and Subsidies (49% of revenue). State Taxation Revenue comprises a further 26% of revenue. Chart 5.1 illustrates the composition of General Government revenue.

Chart 5.1

Revenue by Operating Statement Category 2003-04

Note:

1. The major components of Other Revenue are dividends (3.0%), royalties (3.4%) and tax equivalent payments from public corporations (1.2%).

Chart 5.2 compares the composition of General Government revenue, based on 2002-03 estimated actuals and 2003-04 estimates.

Overall growth primarily reflects anticipated increases in interest income, together with modest growth in taxation revenue, and grants and subsidies.

Chart 5.2

Revenue by Operating Statement Category for 2002-03 and 2003-04

TAXATION REVENUE

One of the Queensland Government's key social and fiscal objectives is to maintain a competitive tax environment while raising sufficient revenue to meet the infrastructure and Government service delivery needs of the people of Queensland.

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Total revenue from taxation is expected to increase by 2.8% in 2003-04. Despite the impact of an anticipated slowdown in property market activity on transfer duties, strong economic and employment outcomes are expected to lead to solid growth across a range of other taxes in 2003-04.

Taxation can impact on business decisions regarding investment and employment. It is important therefore to maintain a tax system that minimises distortions to private sector economic activity and maximises equity. By maintaining competitive tax rates, Queensland provides a competitive advantage to business and a moderate tax burden for its citizens.

The maintenance of Queensland's competitive tax status is fundamental to the Government's commitment to job creation and economic development.

Although total taxation revenue is expected to increase due to factors such as economic and population growth, the State continues to maintain competitive tax levels in relation to other states. This reflects the Government's Charter commitment to ensure that state taxes and charges remain competitive with the other states.

Box 5.1 discusses a range of comparative measures of tax competitiveness, all of which indicate that the Queensland state tax system is amongst the most competitive in Australia.

Chart 5.3 shows that Queensland's taxation revenue raising effort, as assessed by the Commonwealth Grants Commission, has remained below the Australian policy standard (equal to 100%) for some time. The moderate increase in effort from 2000-01 primarily reflects the abolition of taxes in other states which Queensland did not collect (for example, financial institutions duty).

Chart 5.3

Taxation Revenue Raising Effort Ratios for Queensland

Note:

1. Financial Assistance Grant relativities are used to 1999-00, GST relativities from 2000-01.

Source: Commonwealth Grants Commission.

Box 5.1

Measuring Queensland's Tax CompetitivenessThe competitiveness of a state's tax system is usually assessed by using one of the following measures:

..    taxation revenue on a per capita basis
..    taxation relativities based on Commonwealth Grants Commission methodology
..    taxation revenue expressed as a percentage of gross state product.

Queensland's competitive tax position is confirmed by all three measures, as shown in Table 5.2.

Table 5.2

Queensland's Tax CompetitivenessQLDNSWVICWASATASACTNTAvg4Taxation per Capita1

($)1,4802,0531,9101,8001,5511,1221,9801,2401,892Taxation Effort2
(%)85.7100.7107.897.5110.792.897.696.5n.a.Taxation % of GSP3
(%)4.05.34.83.84.74.34.12.54.8

Notes:

1. 2003-04 data.  Estimates are on a GFS basis.
Sources: State Budget Papers and Mid-Year Review papers for NSW, SA and NT.
2. 2001-02 data. GST relativities are used to reflect states' post-tax reform revenue capacities.
Source: Commonwealth Grants Commission: 2003 Update.
3. 2001-02 data. Source: ABS 5506.0 and ABS 5220.0.
4. Weighted average of other states, excluding Queensland.Taxation Revenue Per Capita
Per capita collections of state taxation, on a GFS basis, in Queensland in 2003-04 are estimated at $1,480, compared with an estimated $1,813 for the national average. The average tax burden of all the other states, excluding Queensland, is $1,892, or 28% higher than Queensland's per capita taxation for 2003-04.

Per capita comparisons only provide a partial measure of tax competitiveness since low per capita taxation may reflect limited revenue capacity rather than a policy intent to maintain low rates of taxation. For this reason, measures which adjust for the varying capacities of states to raise revenue are more indicative of the underlying tax policy settings of states.

Commonwealth Grants Commission's Revenue Raising Effort Ratios

The Commonwealth Grants Commission's revenue raising effort ratios provide an impartial and independent assessment of relative state tax competitiveness by isolating policy impacts from revenue capacity impacts. Revenue raising effort ratios are calculated as the ratio of actual revenue to standardised revenue, where standardised revenue is determined by the application of national average tax rates to a state's assessed revenue base.

Queensland's taxation effort ratio of 85.7% in 2001-02 indicates the State's taxation effort was considerably less than the national policy standard. This confirms Queensland's taxation policies are competitive when compared with those of other states.

Taxation Revenue Relative to Gross State Product

A third way of comparing relative tax burdens is taxation revenue measured as a proportion of gross state product (GSP) - that is, as a proportion of the value of goods and services produced in the state. This measure broadly relates the tax burden to the economy's capacity to pay and thereby is an indicator of the tax impost on the economy. Table 5.2 compares taxation revenue as a percentage of GSP across all states for 2001-02 - the latest published ABS data. The analysis confirms Queensland's competitive tax status against the other states, with Queensland state taxation at 4.0% of GSP compared to the weighted average of the other states (excluding Queensland) of 4.8%.Revenue from State taxes is summarised in Table 5.3.

Table 5.3

Taxation Revenue12001-02 Actual
$ million2002-03
Est. Actual
$ million2003-04
Budget
$ millionChange
Budget over Est. Actual
%Payroll

Tax1,202.01,287.01,363.56.0DutiesTransfer21,055.81,370.01,220.0(10.9)Vehicle
Registration3184.3210.0219.54.5Insurance4238.0286.8299.34.4Mortgages
143.8180.0158.0( 12.2)Other Duties5106.096.399.73.6Total
Duties1,727.92,143.11,996.6(6.8)Gambling Taxes and Levies6Gaming Machine Tax and Levies7322.2373.3404.28.3Lotteries Taxes159.6171.0177.84.0Wagering
Taxes27.328.930.35.0Casino Taxes and Levies52.853.255.95.0Keno
Tax6.811.412.05.0Total Gambling Taxes and Levies568.8637.8680.26.6Other TaxesLand Tax230.8277.9314.513.2Debits Tax199.8190.0185.0(2.6)Motor Vehicle
Registration595.5645.0676.64.9Fire Levy191.8205.7215.64.8Community Ambulance
Covern.a.n.a.105.0n.a.Guarantee Fees57.966.074.112.2Other
Taxes40.458.253.1(8.6)Total Taxation4,814.85,510.65,664.22.8

Notes:

1. Numbers may not add due to rounding.
2. With the commencement of the Duties Act 2001, Conveyancing Duty has been renamed Transfer Duty.
3. With the commencement of the Duties Act 2001, Motor Vehicle Transfers Duty has been renamed Vehicle Registration Duty.
4. Includes accident insurance premiums (formerly referred to as workers compensation premiums).
5. Includes duty on leases, rental arrangements, credit business, marketable securities and life insurance premiums.
6. Includes community benefit levies.
7. Includes the Major Facilities Levy.

Payroll Tax

Payroll tax collections are estimated to increase by 6.0% in 2003-04, reflecting growth in employment and wages.

The payroll tax rate has been reduced in recent years from 5% to its current level of 4.75%. Queensland's payroll tax rate is overall the lowest of any state. Further, an employer paying taxable wages of less than $850,000 per annum is not liable for payroll tax. This threshold is one of the highest of any state.

Duties

Duties are levied on a range of financial and property transactions. Overall, total revenue from duties is forecast to decrease by 6.8% in 2003-04. This is largely driven by declining revenues from transfer and mortgage duty due to an anticipated moderation in housing and non-residential property transactions from very high levels of activity in 2002-03.

Vehicle registration duties and insurance duties are expected to achieve positive growth in 2003-04 in line with projections for activity within these sectors. Receipts from other duties are estimated to increase in line with market activity.

Gambling Taxes and Levies

A range of gambling activities are subject to state taxes and levies. Total gambling tax and levy collections are estimated to increase by 6.6% in 2003-04.

Land Tax

Land tax is estimated to grow by 13.2% in 2003-04 due to increases in land valuations across the State. The Government's application of three-year averaging - whereby the land value is determined by averaging the unimproved property values for the current and preceding two years, rather than simply using the current year valuation - has mitigated the impact of these valuation increases on land tax payers. It is estimated that the revenue foregone as a result of three-year averaging was approximately $33 million in 2002-03. Queensland is the only state to apply three-year averaging to land tax.

From 2003-04, the land tax statutory deduction for residents will be increased by $20,000, from $200,000 to $220,000. The exemption threshold for companies, trustees and absentees will also be increased by $20,000, from $150,000 to $170,000. In addition, the minimum required payment for land tax will be increased from $100 to $350.

The measures will increase the value of land holdings before residents become liable for land tax from $221,665 to $275,997. The deduction for the principal place of residence and the 15% land tax rebate will remain. The increase in the exemption threshold to $170,000 for companies, trustees and absentees will be accompanied by the extension of the phasing-in rebate from its current expiry at $215,000 to a new expiry of $235,000.

The measures will reduce the number of resident taxpayers in 2003-04 by around 11,400 relative to the number of taxpayers in the absence of these changes. There will be approximately 3,050 fewer resident taxpayers in 2003-04 compared to 2002-03.

Further, all resident tax payers will receive a tax benefit from the increase in the statutory deduction.

The measures will also limit the increase in the number of company, trustee and absentee taxpayers to 450. Without the threshold increase, the number of company, trustee and absentee taxpayers would have grown by approximately 2,750.

In addition, another 4,660 companies, trustees and absentees will receive a tax benefit from the extension of the phasing-in rebate.

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

In total there will be a 6% decline in the number of land tax payers in 2003-04 compared to 2002-03. Tax paying companies, trustees and absentees with land holdings of less than $235,000 and all resident land tax payers will benefit from the changes.

Debits Tax

Debits tax is levied on debits to accounts with a cheque drawing facility. Debits tax revenue is expected to decline by 2.6% in 2003-04. This decline reflects an increasing trend towards the use of non-cheque payment mechanisms.

Motor Vehicle Registration Fees

Motor vehicle registration is influenced primarily by the growth of the vehicle fleet and fee adjustments related to the consumer price index (CPI).

Fire Levy

Fire levy revenue, which is used to fund the Queensland Fire and Rescue Authority, is expected to increase in line with the growth of contributors and CPI.

Community Ambulance Cover

The previously announced Community Ambulance Cover, to commence from 2003-04, will replace the current ambulance subscription scheme and ensure a secure funding base for the Queensland Ambulance Service.

Community Ambulance Cover will replace the voluntary Queensland Ambulance Service Subscription Scheme and transport charges for non-subscribers, reported under Sales of Goods and Services in 2002-03. It will be collected through a payment of $22 per quarter on electricity accounts.

Guarantee Fees

Guarantee fees are revenues collected by Queensland Treasury Corporation (QTC) on behalf of the State and comprise performance dividends, competitive neutrality fees and credit margin fees. These fees promote competitive neutrality between public sector agencies and those in the private sector, and ensure that the benefits accruing from the financial backing and superior borrowing performance of the State (through QTC) are shared between the borrower and the State. Guarantee fee revenues are expected to grow moderately in 2003-04.

Other Taxes

Revenue from other taxes includes the Statutory Insurance Scheme Levy, the Nominal Defendant Levy and other sundry taxes.

Tax Expenditures

Taxation expenditures are reductions in tax revenue that result from the use of the taxation system as a policy tool to deliver Government policy objectives. Taxation expenditures are provided through a range of concessions, including:

..    tax exemptions
..    the application of reduced tax rates to certain groups or sectors of the community
..    tax rebates
..    tax deductions
..    provisions which defer payment of a tax liability to a future period.

Appendix A provides details of tax expenditure arrangements set in place by the Queensland Government.

GRANTS AND SUBSIDIES

Current grants and subsidies comprise revenues from the Commonwealth, grants from the community and industry, and other miscellaneous grants.

The moderate growth of 3.1% in 2003-04 largely reflects the expected growth in Commonwealth grants.

Table 5.4

Grants and Subsidies12001-02

Actual
$ million2002-03
Est. Actual
$ million2003-04
Budget

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

$ millionChange

Budget over Est. Actual

%Current Grants and SubsidiesCommonwealth Grants9,126.19,712.410,063.13.6Other Grants and Contributions394.3358.1326.1(8.9)Total Current Grants and Subsidies9,520.410,070.510,389.23.2Capital Grants and SubsidiesCommonwealth Grants511.7456.7456.80.0Other Grants and Contributions184.620.323.415.4Total Capital Grants and Subsidies696.3477.1480.20.7Total Grants and
Subsidies10,216.710,547.610,869.43.1

Note:

1. Numbers may not add due to rounding.

Commonwealth Payments

Commonwealth payments to Queensland in 2003-04 are expected to total $10.52 billion, an increase of $350.7 million or 3.4% over payments in 2002-03. Commonwealth payments to Queensland in 2003-04 will comprise:

..    General purpose payments, which include GST revenue grants, Budget
     Balancing Assistance (BBA) and National Competition Policy (NCP) payments. General purpose payments are "untied" and are used for both recurrent and capital purposes.

..    Specific purpose payments (SPPs), including grants for health, education and transport, which are used to meet Commonwealth and shared policy objectives.

Table 5.5

Commonwealth Payments12001-02

Actual
$ million2002-03
Est. Actual
$ million2003-04
Budget
$ millionChange

Budget over Est. Actual

%General Purpose PaymentsGST Revenue Grants5,018.65,880.86,193.45.3Budget Balancing Assistance524.437.90.0(100.0)National Competition Policy Payments2147.9138.9146.25.3Total General Purpose
Payments5,690.96,057.66,339.64.7Specific Purpose Payments3Health
1,543.71,681.31,722.92.5Education1,064.51,165.01,239.86.4Local Government and
Planning258.5274.6285.54.0Employment and Training
184.7193.9188.5(2.8)Housing200.6201.7179.6(11.0)Treasury155.473.467.9(7.6)
Disability Services Queensland97.3102.8106.13.2Main
Roads255.3222.8255.914.9Families27.728.528.2(0.9)Other159.1167.5105.8(36.8)Total
Specific Purpose Payments3,946.94,111.64,180.31.7Total Commonwealth Payments9,637.810,169.210,519.93.4

Notes:

1. Numbers may not add due to rounding.
2. The 2001-02 payment includes the reinstatement of $12.9 million suspended from 2000-01 payments.
3. Specific Purpose Payments are shown below by relevant Queensland Government department.

The estimates are generally consistent with estimates provided in the 2003-04 Commonwealth Budget. However, small differences between SPPs in this Chapter and Commonwealth Budget estimates can arise and generally reflect the outcome of agency to agency discussions and negotiating between the State and the Commonwealth. Chapter 8 provides more detailed background on Commonwealth-State financial arrangements.

General Purpose Payments

                                     Page 53

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GST Revenue Grants

The GST revenue grant to Queensland in 2003-04 is expected to be $6.193 billion which represents an increase of $312.6 million since 2002-03.

GST revenue projections are based on consumption estimates, which incorporate assumed growth in the outyears. The distribution of these revenues is based on the recommendations of the Commonwealth Grants Commission in accordance with the application of horizontal fiscal equalisation principles.

Budget Balancing Assistance

Under the Intergovernmental Agreement on the Reform of Commonwealth-State Financial Relations (IGA), the Commonwealth guaranteed that no state would be worse off as a result of national tax reform. The guaranteed minimum amount
(GMA) has been used by Commonwealth and state governments as a benchmark for the funding each state would have received had national tax reform not been implemented.

To meet this guarantee, any shortfall between a state's GMA and its share of GST revenue is met by BBA funded by the Commonwealth.

Queensland is not expected to receive any BBA in 2003-04, since GST revenue grants are expected to exceed the GMA.

National Competition Policy Payments

The distribution of NCP payments is population based and payments depend on the states making satisfactory progress with the implementation of the specified reforms. NCP payments to Queensland are expected to be $146.2 million in 2003-04.

Specific Purpose Payments

SPPs for Queensland in 2003-04 are estimated at $4.180 billion, an increase of 1.7% from 2002-03. Table 5.5 provides the distribution of SPPs by Queensland Government department.

Health

Queensland receives funding for public hospital and other health services from the Commonwealth under the Australian Health Care Agreement (AHCA). The AHCA provides the majority of Queensland Health's revenue from the Commonwealth, and is adjusted each year for population growth and increases in costs and utilisation of hospitals. The 1998-2003 AHCA is due to expire on 30 June 2003.

States are currently negotiating the terms of the 2003-2008 AHCA with the Commonwealth. Based on the Commonwealth's offer received in April 2003, Queensland will receive AHCA payments of approximately $1.4 billion in 2003-04, an increase of approximately 6% on 2002-03. The AHCA payments include $51.3 million to cover mental health, palliative care and quality programs as well as the Commonwealth's Pathways Home Program. The Commonwealth's offer is contingent on the State meeting a number of conditions including matching funding and performance reporting requirements. States are continuing to negotiate the overall AHCA package including the various terms and conditions. Further discussion of the AHCA is contained in Chapter 8.

In 2003-04, Queensland Health will also receive an estimated $262.4 million in recurrent and capital funding from the Commonwealth for a range of specific health programs. These include home and community care, public health and high-cost drugs. Queensland Health will also receive an estimated $46.0 million for nursing home benefits.

Education

Commonwealth SPPs to the Department of Education comprise recurrent education grants for distribution to state and non-state schools and other organisations. A 6.8% increase in recurrent grants in 2003-04 reflects enrolment growth and commencement of new programs. Capital SPPs, received for capital expenditure on state schools and capital grants to non-state schools, will remain broadly in line with the 2002-03 estimated actuals.

Local Government and Planning

Commonwealth recurrent SPPs to the Department of Local Government and Planning are grants to Queensland Local Government Authorities (formerly grants to Local

Authorities Trust Fund).

Employment and Training

In 2003-04, the Department of Employment and Training will receive $188.5 million in SPP funding from the Commonwealth for a range of vocational education and training programs. This represents a decrease of 2.8% on 2002-03. The decrease in funding can be predominately attributed to cessation of funding for Industry Training Advisory Bodies, Access to Prevocational Training and Australian National Training Authority (ANTA) Strategy, and one-off payments for National Priority programs being received in 2002-03.

Housing

Whilst negotiations with the Commonwealth on the next Commonwealth-State Housing Agreement are still being finalised, the Budget estimate reflects the Commonwealth's funding offer which represents a decrease of 11% over estimated payments in 2002-03. This is principally due to the cessation of Commonwealth funding compensation for the impact of the GST on the costs of providing public housing assistance.

Treasury

Treasury receives payments from the Commonwealth for joint Commonwealth-State natural disaster relief measures, concessions for Pensioner Concession Card Holders and to compensate the State for foregone revenue on the establishment of the Australian Securities Commission. The extended First Home Owners Grant
(FHOG) scheme for first homebuyers who contract to build or buy a newly built dwelling was also funded by a SPP from the Commonwealth. The fall in payments to Treasury is primarily due to the cessation of the scheme.

Disability Services Queensland

Commonwealth funding for Disability Services Queensland is estimated to increase by 3.2% in 2003-04. Negotiations are continuing between the states and the Commonwealth regarding funding arrangements to apply for disability services from 2002-03, following the expiry of the existing Commonwealth-State Disability Agreement at the end of 2001-02.

Main Roads

Funding is received from the Commonwealth for infrastructure and maintenance works on the National Highway System, Roads of National Importance and for Black Spot Road Safety projects. Funding is forecast to increase by 14.9% in 2003-04 primarily due to increases in Commonwealth funding for Roads of National Importance (an additional $5.3 million), national highway maintenance ($7 million) and capital work on national highways ($43.7 million).

Families

The Department of Families is expected to receive SPPs of $28.2 million in 2003-04 representing a small decrease from estimated payments in 2002-03. The payments from the Commonwealth relate to the Supported Accommodation Assistance Program. This program is a State-Commonwealth funded program which provides support to homeless men, women and young people as well as to women and children escaping from intolerable domestic circumstances.

Other

SPPs to other agencies are expected to decline in 2003-04 by $62 million in 2003-04. A major component is a reduced grant to the Department of Natural Resources and Mines due to the wind down of the first phase of the Natural Heritage Trust (NHT). Discussions are continuing with the Commonwealth with regard to the second phase of the NHT.

Other Grants and Contributions

Grants and contributions are funds received from other state and local government agencies, other bodies and individuals where there is no direct benefit to the provider. Contributions exclude Commonwealth grants and user charges. The main sources of contributions are:

..    those received from private enterprise and community groups to fund research projects and community services, including the contributions of Parents and Citizens Associations to state schools

..    contributed assets and goods and services received for a nominal amount

..    revenues received from statutory authorities outside the General Government

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sector, where that money is used to meet Government policy objectives, for example, community service obligation payments.

TABLE 5.6

Other Grants and Contributions

2001-02 Actual
$ million2002-03
Est. Actual
$ million2003-04
Budget
$ millionChange

Budget over Est. Actual

%Other Grants and Contributions578.9378.4349.5(7.6)
Other Grants and Contributions revenue is expected to decrease by 7.6% in 2003-04.
Revenues will vary from year to year based on the number and size of research projects, assets transferred between the Government and the private sector, and contributed assets and services.

SALES OF GOODS AND SERVICES

Sales of goods and services revenue comprises cost recoveries from the provision of goods or services. Revenue from this source is expected to increase by 1.8% in 2003-04.

Table 5.7

Sales of Goods and Services1

2001-02 Actual
$ million2002-03
Est. Actual
$ million2003-04
Budget
$ millionChange

Budget over Est. Actual

%Fee for Service Activities2999.9963.4964.70.1Rent Revenue236.4235.9245.84.2Sale of Land Inventory 9.836.446.427.5Hospital Fees145.5151.4146.9(3.0)Transport and Traffic fees130.6147.0155.25.6Other Sales of Goods and Services314.3345.8354.72.6Total Sales of Goods and
Services1,836.51,879.81,913.71.8

Note:

1. Numbers may not add due to rounding.
2. Formerly Sales of Goods and Services in Budget Paper No.3 2002-03.

Fee for Service Activities

Major items of fee for service activities across the General Government sector include:

..    recoverable works carried out by both the Department of Main Roads and the commercialised arm of the department

..    fees charged by Technical and Further Education (TAFE) colleges

..    water charges for rural and industrial users

..    fees charged by CITEC for information and telecommunications services to the private sector.

From 1 July 2003 ambulance subscription fees and user charges have been replaced by Community Ambulance Cover (discussed in the section on Taxation Revenue). As a result, a negligible increase in fee for service revenue is forecast for 2003-04.

Rent Revenue

Rent revenue is earned on the rent or lease of Government buildings, housing, plant and equipment, motor vehicles and car parks. Major items under this category include public housing rentals and rents charged for Government buildings.

Sale of Land Inventory

Sale of land inventory comprises land sales undertaken by agencies, where the buying and selling of land is a core business activity of the agency, such as the Department of State Development's Property Services Group. As such, it is distinct from property disposals undertaken by most Government agencies.

Hospital Fees

Hospital fees are collected by public hospitals for chargeable bed days. In 2003-04, hospital fee revenue is expected to decrease by 3% on 2002-03 collections. This reduction is largely due to a decrease in private patient revenue and third party payments.

Transport and Traffic Fees

This category comprises State transport fees, the Traffic Improvement Fee, drivers' licence fees and various marine licence and registration fees.

Other Sales of Goods and Services

Revenues from other sales of goods and services are expected to increase by 2.6% in 2003-04.

The Government provides concessions in the form of discounts, rebates and subsidies to improve access to and the affordability of a range of services for individuals or families based on eligibility criteria relating to factors such as age, income and special needs or disadvantage.

Appendix B provides details of the concession arrangements set in place by the Queensland Government.

INTEREST INCOME

Interest income primarily comprises interest earned on the Treasurer's Cash Balances and investments held to finance future employee entitlements, for example superannuation and long service leave.

TABLE 5.8

INTEREST INCOME

2001-02 Actual
$ million2002-03
Est. Actual
$ million2003-04
Budget
$ millionChange

Budget over Est. Actual

%Interest Income1(463.7)(247.4)1,037.6n.a.

Note:

1. Formerly Investment Earnings in Budget Paper No.3 2002-03.

Queensland Treasury Corporation manages the State's short term investments, such as the Treasurer's Cash Balances, while Queensland Investment Corporation manages the State's long-term investments, primarily employee entitlement provisions. The State's investment portfolio includes a diversified holding of equities, property and fixed interest.

The poor performance of domestic and international equity markets adversely impacted interest income in 2002-03.

Interest income in 2003-04 is based on the assumed long term average earnings rate of 7.5% on investments.

OTHER REVENUE

Other Revenue comprises dividends, tax equivalent payments, royalties, fines and forfeitures, and other sundry revenues. Other Revenue is expected to decrease in 2003-04, largely due to an expected decrease in dividends.

TABLE 5.9

OTHER REVENUE1

2001-02 Actual
$ million2002-03

Est. Actual
$ million2003-04
Budget
$ millionChange

Budget over Est. Actual

%Dividends983.1867.3631.7(27.2)Tax
Equivalents303.8251.2260.93.9Royalties769.2730.5725.8(0.7)Fines and
forfeitures133.1140.4152.48.6Revenue nec263.9231.5126.7(45.3)Total Other
Revenue2,453.02,220.81,897.4(14.6)

Note:

1. Numbers may not add due to rounding.

Dividends

Dividends are received from the State's equity in Public Non-financial Corporations (PNFCs) and Public Financial Corporations. These include, for example, the Queensland Electricity Supply Industry, Queensland Investment Corporation, Port Authorities, Queensland Rail and Golden Casket.

TABLE 5.10

DIVIDENDS1

2001-02
Actual
$ million2002-03
Est. Actual
$ million2003-04
Budget
$ millionChange

Budget over Est. Actual

%Electricity Sector2663.9537.0414.7(22.8)Transport Sector (Rail and Ports)228.4184.23183.0(0.7)Other490.8146.134.0(76.7)Total
Dividends983.1867.3631.7(27.2)

Notes:

1. Numbers may not add due to rounding.
2. Includes the following special dividends: 2001-02 Actual - $150 million from Energex; 2002-03 Est. Actual - $30 million from Energex and $20 million from Ergon; 2003-04 Budget - $30 million from Energex and $20 million from Ergon.
3. Includes $25 million special dividend related to the lease of Dalrymple Bay Coal Terminal.
4. Includes Forestry, Golden Casket Corporation, Queensland Treasury Corporation and Queensland Investment Corporation. 2001-02 Actual also includes $26 million related to the Goodwill Games. 2002-03 Estimated Actual also includes $74 million dividend from the sale of Brisbane Market Corporation.

Dividends are forecast to decline by 27.2% to $631.7 million in 2003-04. This primarily reflects a one-off dividend payment from the Brisbane Market Corporation following its sale, and reduced dividends from the electricity sector due to forecast lower electricity pool prices.

The dividend payout ratio set by the Government for its public enterprises does not impact on the capacity and requirement of these entities to carry out necessary maintenance and repairs and asset replacement (via provision for depreciation). Dividends are paid after providing for such costs.

In total, dividends account for less than 3% of total General Government revenue in 2003-04.

Tax Equivalent Payments

Tax equivalent payments comprise payments by Government-owned corporations in lieu of state and Commonwealth taxes and levies from which they are exempt. These payments arise from an agreement reached between the Commonwealth and state governments in 1994 to establish a process for achieving tax uniformity and competitive neutrality between public sector and private sector trading activities.

TABLE 5.11

TAX EQUIVALENT PAYMENTS1

2001-02 Actual
$ million2002-03
Est. Actual
$ million2003-04
Budget
$ millionChange

Budget over Est. Actual

%Electricity Sector217.1209.3148.6(29.0)Transport Sector (Rail and Ports)106.065.981.123.1Other2(19.3)(24.0)31.2n.a.Total Tax Equivalent
Payments303.8251.2260.93.9

Note:

1. Numbers may not add due to rounding.
2. Negative payments in 2001-02 and 2002-03 primarily reflect the impact of poor investment returns on WorkCover tax equivalent payments in those years.

Tax equivalent payments are expected to increase by 3.9% in 2003-04.

Net Revenue from Public Enterprises

Revenue from Public Non-financial Corporations (PNFCs) and Public Financial Corporations (PFCs) includes dividends and tax equivalents as outlined above and also competitive neutrality fees.

Competitive neutrality fees promote neutrality in borrowing costs between the public and private sectors. Details of competitive neutrality fees are shown in Table 5.12.

TABLE 5.12

COMPETITIVE NEUTRALITY FEES1

2001-02 Actual
$ million2002-03
Est. Actual
$ million2003-04
Budget
$ millionChange

Budget over Est. Actual

%Electricity Sector28.124.932.028.5Transport Sector (Rail and
Ports)29.138.739.31.6Other0.81.10.9(18.2)Total Competitive Neutrality
Fees57.964.772.211.6

Note:

1. Numbers may not add due to rounding.

Government also makes payments to PNFCs in the form of community service obligations (CSOs).

CSO payments are made by Government to government owned corporations (GOCs) as a way of purchasing products and services that would otherwise not be undertaken (or undertaken at a higher price) in a commercial environment. They allow Government to purchase services in line with the Government's priorities and community needs, whilst at the same time ensuring the lines of accountability for performance are not blurred. In Queensland, CSO payments are mainly provided for rail (eg. passenger transport) and electricity services (eg. maintenance of uniform tariffs).

Table 5.13 shows how CSO payments are distributed across sectors.

TABLE 5.13

COMMUNITY SERVICE OBLIGATIONS1

2001-02
Actual
$ million2002-03
Est. Actual

$ million2003-04
Budget
$ millionChange

Budget over Est. Actual

%Electricity Retailers2191.5136.885.8(37.3)QRail
611.4663.4694.04.6SunWater14.99.58.1(14.7)Total Community Service
Obligations817.7809.6787.8(2.7)

Note:

1. Numbers may not add due to rounding.
2. The decrease in 2003-04 reflects an anticipated fall in electricity pool prices in that year, which is expected to lead to a reduction in CSO payments required to support the Uniform Price Tariff.

Chart 5.4 illustrates that the General Government sector is forecast to receive a small net return above the community service obligations paid to the PNFC and PFC sectors over the forward estimates.

Chart 5.4

Net Revenues from Public Corporations

Royalties

The State earns royalties from the extraction of coal, base and precious metals, bauxite, petroleum, mineral sands and other minerals. In addition, royalty revenue includes rents received by the State from pastoral holdings, mining and other leases. Royalties return some of the proceeds for the extraction of non-renewable resources to the community.

Estimates of mining royalties are based predominantly on forecasts of production compiled by the Department of Natural Resources and Mines. Royalties are expected to decline slightly in 2003-04 in line with the recent rise in the Australian dollar relative to the US dollar.

Fines and Forfeitures

The major fines included in this category are traffic and court fines. There is a forecast increase of 8.6% in collections of fines and forfeitures in 2003-04, partly due to increased enforcement activity associated with road safety initiatives.

Revenue nec

Revenue nec includes other revenues not included elsewhere. These revenues are estimated to decrease by 45.3% in 2003-04 reflecting a number of one-off receipts across agencies in 2002-03.

6. EXPENSES

KEY POINTS

..    Total General Government sector expenses are budgeted to increase by 5.3%
     over the 2002-03 Budget, to $21.229 billion in 2003-04.

..    Growth in expenses includes a range of service developments and initiatives with a particular focus in the areas of disability services and health.

..    The major areas of expenditure are education and health which together constitute some 48% of General Government sector expenses.

INTRODUCTION

This chapter provides an overview of the operating statement expenses for the General Government sector for the estimated actual outcome for 2002-03, the forecast for the 2003-04 Budget year, and projections for 2004-05 to 2006-07.

The forward estimates are based on the economic projections outlined in Chapter 2 and are formulated on a no policy change basis.

The Ministerial Portfolio Statements and Appendix F provide details on total expenditure for departments. Detailed information on new spending initiatives is provided in Chapter 4.

Table 6.1

General Government Sector Expenses1

2002-03
Budget2002-03
Est. Act.2003-04
Budget2004-05
Projected2005-06
Projected2006-07

Projected$ million$ million$ million$ million$ million$ millionExpensesGross operating expenses Employee expenses 9,0859,2449,96210,29110,82411,493 Other operating expenses3,4223,4923,6143,8793,9784,099
Depreciation1,5441,3961,4291,4461,4611,474Current
transfers4,6704,7524,8044,9705,1335,172Capital
transfers471512422347320308Nominal superannuation
interest715642751804857910Other interest250225247287336358Total
Expenses20,15720,26321,22922,02422,90923,814

Note:

1. Numbers may not add due to rounding.

General Government expenses in 2002-03 are estimated to be $20.263 billion, compared to the Budget estimate of $20.157 billion, a within-year variation of only 0.5%.

Significant areas of variation in 2002-03 include:

..    Parameter and policy changes implemented during the year contributing towards higher employee and grants expenses.

..    A reclassification from nominal superannuation interest expense to a superannuation expense item within employee expenses. This reclassification relates to changes in superannuation liability for non-defined benefit liabilities such as post-retirement investment linked accounts.

..    A reduction in depreciation expense primarily due to a review of asset lives by the Departments of Main Roads and Housing.

The General Government operating statement provides for aggregate expenses of $21.229 billion in 2003-04, representing an increase of $1.072 billion (or 5.3%) over the 2002-03 Budget. Factors influencing the growth in expenses include the service enhancements outlined in Chapter 4 and cost increases including recent enterprise bargaining agreements.

EXPENDITURE BY CATEGORY

This section provides a breakdown of the General Government operating statement in 2003-04 by category and discusses the significant variances between 2002-03 estimated actual and 2003-04 Budget by these expense categories.

Chart 6.1 indicates that the single largest expense category in the General Government sector is employee expenses - reflecting the direct service provision nature of State Government activities, followed by current transfers which include community service obligation payments to Government-owned corporations and the fuel subsidy scheme.

Chart 6.1

Expenses by Operating Statement Category for 2003-04

Note:

1. Includes Nominal Superannuation Interest Expense.

Chart 6.2 compares the 2002-03 estimated actual expenses for each operating statement category with the 2003-04 Budget.

Chart 6.2

Expenses by Operating Statement Category for 2002-03 and 2003-04

Note:

1. Includes Nominal Superannuation Interest expense.

DETAILS OF EXPENSES

Employee expenses

Employee expenses include salaries and wages, annual leave, long service leave and superannuation expense. Superannuation expense represents the employer's contribution to the superannuation of Government employees in the General Government sector.

Employee expenses are forecast to increase by $718 million or 7.8% to $9.962 billion in 2003-04.

The 2003-04 Budget and forward estimates include a provision for wage increases consistent with an outcome of approximately 3.5% per annum or, where an agreement has been reached, the expected cost of implementing that agreed outcome.

The 2003-04 Budget also provides funding for additional staffing for the implementation of expanded and enhanced services, particularly in relation to the departments of Education, Health and Police (for example, the Budget provides funding for over 600 additional teachers and approximately 300 additional police). Together, these portfolios account for 64% of General Government employee expenses.

The reclassification from nominal superannuation interest expense to employee expenses referred to earlier in this chapter had the effect of increasing employee expenses by approximately $130 million.

Other operating expenses

Other operating expenses comprise the non-labour costs of providing services such as repairs and maintenance, consultancies, contractors, electricity, communications and marketing.

The moderate increases in the forward years reflect projected increases in these input costs and also reflects a growth in service provision.

Depreciation

Depreciation expense is an estimate of the progressive consumption of the State's assets through normal usage, wear and tear and obsolescence. As noted earlier, the Departments of Main Roads and Housing undertook reviews of asset lives to ensure that the depreciation expense fully reflected the progressive consumption of their assets. The reviews found that useful asset lives were longer than previously assumed and this has lead to a reduction in depreciation expense.

Notwithstanding this reduction, Queensland's depreciation expense as a percentage of fixed assets is generally higher than that of other states, reflecting a more conservative provision for asset replacement over time. Although this results in lower operating surpluses, over time it will lead to a younger asset base. It is also more sustainable by making available larger amounts of funding from recurrent sources to finance capital expenditure.

Current transfers

Current transfers include grants and subsidies to the community (such as to schools, hospitals, benevolent institutions, and local governments), personal benefit payments, and Commonwealth taxes such as Fringe Benefits Tax. Grants and subsidies include the First Home Owners Grant scheme, community service obligation payments to Government-owned corporations and payments made under the State's fuel subsidy scheme. Information on concessions provided in the form of subsidies and rebates to organisations and individuals are provided in Appendix B.

Various recipients of current transfers include grants to non-Government schools (24%), CSO payments to public non-financial corporations (16%), fuel subsidies (10%), and payments for first home owners (4%).

Current transfers are estimated to increase by $52 million in 2003-04 as a result of additional local government financial assistance grants from the Commonwealth for local councils and additional funding for housing assistance programs.

Chart 6.3 indicates the composition of current transfers by recipient.

Chart 6.3

Current transfers by recipient 2003-04

Capital transfers

Capital transfers represent grants by the Government for capital works to local governments, non-profit institutions and other non-government entities, such as businesses. The primary purpose of capital transfers in 2003-04 relates to funding for Aboriginal and Community housing projects, road and water and sewerage projects undertaken by local governments and transfers to non-government schools for infrastructure.

Movements from year to year in capital transfers are influenced by the timing of capital projects and the progressive completion of approved projects. Donations of capital assets are also included as capital transfers.

Capital transfers are forecast to decline $90 million relative to the 2002-03 estimated actual. The decrease is primarily the result of the transfer of the Bureau of Sugar Experiment Stations (BSES), a statutory body, to an industry-controlled corporate structure in 2002-03. The transfer of the BSES (valued at $42 million) is treated as a grant to the sugar industry. Also contributing to the reduction in capital transfers is the substantial completion of the Queensland Heritage Trails Network grants program during 2002-03.

Chart 6.4 provides a breakdown of capital transfers by recipients. The major recipient of capital transfers by the Government is local government (56%). Further information on grants to local government authorities is provided in Chapter 8.

Chart 6.4

Capital transfers by recipient 2003-04

Interest

The nominal superannuation interest expense represents the imputed interest on the Government's accruing defined benefit superannuation liability.

The other interest expense includes interest paid by agencies, principally to the Queensland Treasury Corporation, on borrowings to acquire capital assets and infrastructure such as roads and government buildings. The growth in this expense over the forward estimates reflects moderate growth in borrowings for capital asset acquisitions.

Nominal superannuation interest expense is estimated to grow consistently in 2003-04 and the forward years, relative to the 2002-03 amount, due to factors including actuarial estimates of the liabilities, enterprise bargaining agreements and increases in the number of public sector employees associated with planned growth in services.

OPERATING EXPENSES BY PURPOSE

Chart 6.5 indicates the proportion of expenditure by major purpose classification for the 2003-04 Budget. Education accounts for the largest share of expenses (26%), followed by Health (22%) and Transport and Communications (12%).

Chart 6.5

General Government Expenses By Purpose 2003-04

A comparison of General Government expenditure by purpose growth from 2002-03 to 2003-04 Budget is outlined in Chart 6.6.

Chart 6.6

General Government Expenses By Purpose for 2002-03 and 2003-04

LEVEL OF SERVICE PROVISION

Over the last ten years, successive Governments have responded to Queensland's social and economic challenges by increasing expenditure effort and altering the mix of resources to meet changing community needs. Enhancements to service delivery are reflected in Queensland spending more than previously in key social service delivery areas.

One method for measuring the aggregate level of service provision is to utilise the assessments undertaken by the Commonwealth Grants Commission (CGC) for the determination of the distribution of GST funding grants to the states.

Expenditure effort, as shown in Chart 6.7, is a measure calculated by the CGC. More detail on how this measure is derived is provided in Box 6.1.

In general terms, Chart 6.7 indicates that Queensland's level of aggregate expenditure (relative to the Commission's assessment of that required to provide an Australian average level of service) has increased from 85% in 1991-92 to 98% in 2001-02. As Queensland is often recognised as an efficient low-cost provider of services a ratio of less than 100% does not necessarily mean a lesser level of services is being provided (see Box 6.1).

Chart 6.7

Level of Service Provision Ratio

Note:

1. Financial Assistance Grant relativities are used to 1999-00 and GST relativities from 2000-01.

Source: Commonwealth Grants Commission

Box 6.1

Commonwealth Grants Commission's Level of Service Provision RatiosThe Grants Commission assesses a state's need for Commonwealth financial assistance by taking into account its revenue capacities and expenditure needs (what a state is required to spend to provide an Australian average level of service). These assessments are prepared on a policy neutral basis, which means that only those factors that are beyond a state's control are considered.

The level of service provision ratio measures both the level of services provided in a state relative to what is required to provide a policy standard level of service, given conditions outside a state's control, or the relative efficiency with which they are provided.

Ratios of greater than 100% indicate above standard effort and ratios of less than 100% indicate below standard effort, assuming a standard level of efficiency and effectiveness in the provision of services.

7. BALANCE SHEET AND CASH FLOWS

KEY POINTS

..    The Queensland Government's already strong financial position is expected to strengthen further in 2003-04. State net worth is projected to rise by $1.62 billion through the year to $60.3 billion.

..    Net worth is also forecast to increase each year over the forward estimates period, meeting the Government's commitment in its Charter of Social and Fiscal Responsibility to maintain and seek to increase total State net worth.

..    The General Government sector is well placed to meet all its present and future liabilities. Financial assets are projected to exceed liabilities by $10.657 billion in the General Government sector at 30 June 2004, consistent with another of the Government's Charter principles.

..    The General Government sector is estimated to record a cash surplus of $152 million in 2003-04, after allowing for $2.3 billion in net asset purchases.

..    The General Government sector is budgeted to achieve strong cash surpluses in the forward years.

INTRODUCTION

The 2003-04 balance sheet shows the projected assets, liabilities and net worth of the General Government sector as at 30 June 2004. It is important for the Government to maintain a strong and growing balance sheet to provide it with the stability, flexibility and capacity to deal with any emerging financial and economic pressures.

The assets and liabilities in the balance sheet are defined according to the Government Finance Statistics (GFS) standard of the Australian Bureau of Statistics.

Detailed balance sheet and cashflow information for the General Government sector and the rest of the public sector is contained in Appendix E.

Table 7.1 provides a summary of the key balance sheet measures for the General Government sector.

Table 7.1

General Government Sector: Summary of Budgeted Balance Sheet1 2001-02

Outcomes

$ million2002-03
Est. Act.
$ million2003-04
Budget
$ million2004-05
Projected
$ million2005-06
Projected
$ million2006-07
Projected

$ millionFinancial assets31,61531,87832,93534,69136,56138,400Non-financial assets45,48547,39549,65551,54153,28954,968Total
Assets277,10079,27382,59086,23289,85093,368Borrowings3,4593,6834,3834,8935,2705,
403 Superannuation10,06211,66812,72213,79114,85915,935Other provisions and liabilities5,4865,2305,1735,1525,0855,018Total
Liabilities19,00720,58122,27823,83625,21426,356Net
Worth58,09358,69260,31262,39664,63667,012Net
Debt(11,032)(10,636)(10,800)(11,336)(11,972)(12,864)

Notes:

1. Numbers may not add due to rounding.
2. For GFS purposes, the State's assets are classed as either financial or non-financial assets.

BALANCE SHEET

Financial Assets

The General Government sector holds the full equity of the State's public enterprises, principally its shareholding in Government-owned corporations, in much the same manner as the parent or holding company in a group of companies. The estimated net investment in public enterprises ($13.484 billion at 30 June
2004) is included in the General Government sector's financial assets5.

In the year to 30 June 2004, financial assets are projected to increase by $1.057 billion, attributable principally to increased investment in superannuation assets. The modest growth in financial assets in 2002-03 reflects the impact of negative earnings on investments in that year. Investment earnings in 2003-04 and the outyears are based on long term rate of return assumptions.

Chart 7.1 shows General Government sector financial assets by category at 30 June 2004. Investments held to meet future liabilities for superannuation and long service leave comprise the major part of the State's financial assets.

Chart 7.1

General Government Financial Assets by Category as at 30 June 2004

Non-Financial Assets

General Government non-financial assets are projected to total $49.655 billion at 30 June 2004. The majority of these non-financial assets are roads, schools, hospitals and other infrastructure used to provide services to Queenslanders. Other non-financial assets held by the State include intangibles (mainly computer software and licences), inventories and land.

After allowing for the purchase and/or construction of replacement or new assets, asset revaluations, depreciation and disposals, physical assets in the year ending 30 June 2004 are expected to grow by $2.26 billion during 2003-04.

The Government has traditionally funded new infrastructure at levels well beyond that of the other states. Over the last decade, Queensland purchases of non-financial assets as a percentage of Gross State Product have exceeded that of all other major states (see Chart 7.2).

Chart 7.2

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General Government Purchases of Non-Financial Assets as a Percentage of Gross
State Product

Sources: ABS 5512.0, 5501.1.55.001, 5501.2.55.00, 5501.3.55.00, 5501.4.55.00,
5501.5.55.00, 5501.6.55.00, 5220.0
Queensland Treasury Outcomes Report for the year ended 30 June 2002.

Liabilities

The largest single accruing liability in the General Government sector is employee entitlements (principally superannuation and long service leave) which, as at 30 June 2004, is projected to total $15.074 billion. Other liabilities include borrowings and advances received.

Liabilities are budgeted to increase by $1.697 billion in 2003-04, largely on account of normal growth in the General Government superannuation liability and borrowings for capital purposes.

Other non-equity liabilities include payables, unearned revenue and other liabilities excluding borrowings and provisions.

The composition of the General Government sector's liabilities is illustrated in Chart 7.3.

Chart 7.3

General Government Liabilities by Category as at 30 June 2004

Net Financial Assets

The net financial assets (net financial worth) measure is an indicator of financial strength. Net financial assets are defined as financial assets less all existing and accruing liabilities. Financial assets include cash and deposits, advances, financial investments, loans, receivables and equity in public enterprises.

The net financial assets measure is broader than the alternative measure, net debt, which measures only cash, advances and investments on the assets side and borrowings and advances on the liabilities side. Because of its comprehensive nature, the net financial assets measure is more appropriate in an accrual accounting framework.

The net financial assets of the General Government sector for 2003-04 are forecast at $10.657 billion, reflecting the cumulative impact of sound fiscal policies and indicate that the State is capable of meeting all its current and recognised future obligations, without recourse to material adjustments in fiscal policy settings.

The second key Charter principle relating to balance sheet management specifically requires that the State's financial assets cover all accruing and expected future liabilities of the General Government sector.

The State's net financial asset position remains extremely sound. Based on current projections, the General Government sector will continue to meet the commitment in the Government's Charter to ensure that financial assets cover all accruing and expected future liabilities in all the years through to 30 June 2007.

Queensland has consistently pursued sound long-term fiscal policies such as the full funding of employee superannuation entitlements. The strong balance sheet and high levels of liquidity in the General Government sector clearly demonstrate the success of these policies.

Queensland's level of liquidity is well in excess of that of other states as illustrated in Chart 7.4.

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Chart 7.4

Ratio of Financial Assets to Liabilities (excluding Investments in Public Enterprises) as at 30 June 2004

General Government Sector

Source: State budget papers for QLD, VIC, WA and TAS. NSW and SA Mid-Year
Review.

Net Worth

The Charter of Social and Fiscal Responsibility specifically requires the Government to maintain and seek to increase total State net worth.

The net worth, or equity, of the State is the amount by which the State's assets exceed its liabilities (which is equivalent to General Government net worth). This is the value of the investment held on behalf of the people of Queensland by public sector instrumentalities. Changes in the State's net worth occur for a number of reasons including:

..    operating surpluses (deficits) that increase (decrease) the Government's equity

..    revaluation of assets and liabilities as required by accounting standards.
     Some financial liabilities are revalued on a regular basis. For example, the Government's accruing liabilities for employee superannuation and long service leave are determined by actuarial assessments

..    movements in the net worth of the State's investments in the Public
     Non-financial Corporations and Public Financial Corporations sectors

..    gains or losses on disposal of assets. Government agencies routinely buy and sell assets. Where the selling price of an asset is greater (less) than its value in an agency's accounts, the resultant profit (loss) affects net worth. In the year ending 30 June 2003, the financial position of the General Government sector has been impacted by a number of events, in particular low returns on investments.

Despite these impacts, the net worth of the General Government sector is expected to grow by $599 million over the 2001-02 actual net worth. This is due to increases in assets as a result of revaluations of assets as part of the State's asset revaluation cycle. During the year, the departments of Natural Resources, Main Roads, and Housing carried out major revaluations.

Chart 7.5 illustrates the State's strong net worth compared with the other states. Queensland's per capita net worth is 16% greater than the average per capita net worth of the other states.

Chart 7.5

Interstate Comparison of Per Capita Net Worth as at 30 June 2004

Note:

1. Western Australia values land under roads as part of its overall asset base. This has been adjusted to allow comparison with other jurisdictions which do not value land under roads.

Source: State Budget Papers for QLD, VIC, WA and TAS. NSW and SA Mid-Year Budget Review. Population data from Commonwealth Budget Paper 3.

Net Debt

Net debt is the difference between gross debt and financial assets (less equity in

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public enterprises and non-equity assets). The extent of accumulated net debt is currently the most common measure used to judge the overall strength of a jurisdiction's fiscal position. High levels of net debt impose a call on future revenue flows to service that debt and meeting these payments can limit government flexibility to adjust outlays. Excessive net debt can call into question the ability of government to service that debt. As seen in Chart 7.6, the Queensland General Government sector has negative net debt, that is, a surplus of financial assets over financial liabilities, in comparison to other states, thus indicating the strength of Queensland's financial position relative to the other states.

Queensland's negative net debt of $2,821 per capita (net financial assets), compares to the average net debt of $364 per capita (net financial liabilities) in the other states.

Chart 7.6

Net Debt Per Capita as at 30 June 2004

Source: Net debt from State Budget Papers for QLD, VIC, WA and TAS. SA and NSW are Mid-Year Review.

Population Data from Commonwealth Budget Paper 3.

CASH FLOWS

The cash flow statement provides information on the Government's estimated cash flows from its operating, financing and investing activities.

The cash flow statement records estimated cash payments and cash receipts and hence differs from accrued revenue and expenditure recorded in the operating statement. In particular, the operating statement often records revenues and expenses that do not have an associated cash flow (for example, depreciation expense). Also the timing of recognition of accrued revenue or expense in the operating statement may differ from the actual cash disbursement or receipt (for example, tax equivalents). A detailed reconciliation between the cash flows from operations and the operating statement is provided later in this chapter.

The cash flow statement also records cash flows associated with investing and financing activities that are otherwise reflected in the balance sheet. For example, purchases of capital equipment are recorded in the cash flow statement and impact on the balance sheet through an increase in physical assets.

The cash flow statement provides the cash surplus (deficit) measure, which is a key aggregate or fiscal indicator used by a number of financial and economic commentators and analysts. The cash (deficit) measure is comprised of the net cash flow from operating activities plus the net cash flow from investment in non-financial assets (or physical capital). This measure is also used to derive the Loan Council Allocation nomination, provided in Appendix E.

Table 7.2 provides summary cash flow information for the General Government sector for 2002-03, 2003-04 and the outyears. Detailed cash flow tables are included in Appendix E.

Table 7.2

General Government Sector: Summary of Budgeted Cash Flows1

2002-03
Est. Act.
$ million
2003-04

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Budget
$ million
2004-05
Projected
$ million
2005-06
Projected
$ million
2006-07

Projected

$ millionCash receipts from operating activities
20,21621,77222,40023,20724,261Cash payments for operating activities (18,342)(19,300)(20,003)(20,889)(21,768)Net cash flow from operating activities
1,8742,4722,3972,3182,493Net cash flows from investing activities
(2,056)(3,264)(2,817)(2,665)(2,550)Net cash flows from financing activities 168570469354109Net increase/(decrease) in cash held (14)(222)49752
Derivation of GFS cash surplus (deficit)

Net cash flow from operating activities

1,874

2,472

2,397

2,318

2,493

Less net cash flow from investments in non-financial assets

Less Finance leases and similar arrangements

1,823

...

2,320

...

1,876

...

1,696

...

1,608

...Equals GFS cash surplus (deficit)
51152521622885

Note:

Numbers may not add due to rounding.

Cash Flows from Operating Activities

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Table 7.3 provides a disaggregation of operating cash flows.

Table 7.3
General Government Sector: Cash Flows from Operating Activities 2002-03
Est. Act.
$ million2003-04 Budget
$ million
Receipts from operating activities

Taxes received
Grants and subsidies received
Sales of goods and services
Other receipts

5,511
10,527
2,086
2,092

5,664
10,865
2,155
3,088Total receipts from operating activities20,21621,772Payments for operating activities

Payments for goods and services
Grants and subsidies
Interest
Other payments

(12,326)
(4,814)
(227)
(975)

(13,365)
(4,806)
(245)
(884)Total payments for operating activities(18,342)(19,300)Net cash inflows from operating activities1,8742,472

Cash inflows from operating activities include receipts from taxes, grants from the Commonwealth Government, fees and charges levied on the provision of goods and services, interest receipts from investments, and dividend and tax receipts from Public Financial and Non-financial Corporations.

Taxes received by the General Government sector are forecast at $5.664 billion in 2003-04, up marginally on the 2002-03 estimated actual of $5.511 billion. In 2003-04, taxation revenue is expected to moderate as a result of a projected fall in stamp duty on property conveyancing transactions relative to 2002-03 levels, in line with expectations of an easing in the property market.

Grants and subsidies receipts are expected to increase modestly in 2003-04 to $10.865 billion, of which Commonwealth grants are expected to account for $10.528 billion.

Other receipts include investment earnings, dividends and tax equivalents received from Government-owned corporations (GOCs) and royalties. Other receipts are expected to increase in 2003-04 by $996 million to $3.088 billion. This largely

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reflects the flow through of higher investment earnings in 2003-04 based on the return to the long term average earnings rate of 7.5% on investments. The lower investment earnings in 2002-03 are largely the result of forecast negative investment return of -3% on investments held to meet future employee liabilities such as superannuation.

Cash outflows represent payment for goods and services, wages and salaries, finance costs and grants and subsidies paid to households, businesses and other Government agencies. In 2003-04 the largest cash disbursement is employee expenses, at $9.570 billion or 50% of total cash payments from operating activities.

The 2003-04 estimate for payments for goods and services, which includes wages and salaries, is expected to increase by 8.4% to $13.365 billion. This reflects the estimated payments pertaining to employer superannuation (accumulation scheme) contributions and State share of superannuation beneficiary payments, increased employee entitlements in line with enterprise bargaining agreements, and growth related to new and enhanced services.

Cash payments for grants and subsidies are expected to remain relatively constant at $4.806 billion in 2003-04. This item includes recurrent grants paid by the Commonwealth through the State to non-state schools, grants paid to industry, and grants to non-profit institutions. This item also includes capital grants which are largely paid to local government authorities to fund capital works.

Other payments mainly comprise personal benefit payments and other transfer payments. This item is estimated to decline by 9.3% in 2003-04 to $884 million. This is primarily attributable to lower First Home Owner Grant scheme and HIH Insurance Compulsory Third Party claim expenditures.

Cash Flows from Investments

Cash flows from investments include both financial and non-financial assets. Table 7.4 provides a disaggregation of investment cash flows into the different types.

Table 7.4

General Government Sector: Cash Flows from Investing Activities 2002-03
Est. Act.

$ million2003-04 Budget
$ millionNet payments for investments in non-financial assets
(1,823)(2,320)Net cash flows from investing activities in financial assets for policy purposes
(367)3Net cash flows from investing activities in financial assets for liquidity purposes134(947)
Net increase/(decrease) in cash held from investing activities
(2,056)(3,264)

The largest cash disbursement for the Government, outside of recurrent operations, is investments in non-financial assets. This represents the Government's capital works program, which provides for infrastructure such as schools, hospitals, roads, etc.

Cash outflows from investing in non-financial assets are expected to increase to $2.320 billion in 2003-04 from $1.823 billion in 2002-03 reflecting increased net capital purchases in 2003-04.

The cash expenditure on investment in non-financial assets differs from the estimates of capital works expenditure in Budget Paper No. 3 - Capital Statement.

The estimates contained in that paper are on a gross basis and incorporate both departmental agencies and GOCs. In addition, Budget Paper No. 3 includes capital grants and does not offset proceeds from asset sales.

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Apart from investing in new capital expenditure, governments also manage financial assets in order to finance overall expenditures. In addition, Queensland manages financial assets set aside to provide for future employee benefits (for example superannuation and long service leave). The Government manages its financial assets through a combination of borrowing or investing funds and selling or acquiring equity in government or private sector entities. Investment activities in financial assets include activities relating to both policy and liquidity.

Investments for policy purposes include net equity injections into Government and other business enterprises and the net cash flow from disposal or return of equity in Government business enterprises.

Cash outflows from investments for policy purposes for 2002-03 of $367 million reflect equity transactions by the General Government sector with Public Non-financial Corporations. In 2002-03, this includes the injection of $300 million into Enertrade to facilitate its recapitalisation and $25 million to Queensland Motorways. In addition, net assets of $48 million from the cessation of the Stadium Redevelopment Authority will be injected into the Major Sports Facility Authority (located in the Public Non-financial Corporations sector). These outflows are partially offset by a $15 million share buy-back payment instigated by the Ports Corporation of Queensland to return surplus funds to the Government as its shareholder.

Cash inflows from investments for policy purposes for 2003-04 of $3 million reflect equity transactions with public enterprises, in particular a further $15 million share buy-back by the Ports Corporation of Queensland, offset by an equity injection of $12 million into Queensland Motorways.

Cash flows from investments for liquidity purposes represent net investment in financial assets such as to cover superannuation and other employee entitlements.

Estimated cash inflows from investments in financial assets for liquidity purpose of $134 million in 2002-03, reflect the impact of negative investment earnings on superannuation investments and the payment of employee entitlements. These cash inflows are partially offset by the investment of defined benefit employer contributions during the year.

Cash outflows from investments in financial assets for liquidity purposes are estimated to be $947 million in 2003-04, a net purchase of investments. This primarily reflects the re-investment of interest earnings and the investment of contributions set aside for the Government's defined benefit superannuation scheme.

Cash Flows from Financing Activities

Cash flows generated from financing activities are outlined in Table 7.5 below.

Table 7.5

General Government Sector: Cash Flows from Financing Activities2002-03
Est. Act.
$ million2003-04 Budget
$ millionNet cash flows from advances received (net)....Net cash flows from borrowing (net)168570Net cash flows from other financing....Net increase/(decrease) in cash held from financing activities168570
Cash flows from financing activities include cash flows from net borrowing (increase in borrowing less redemption), net advances (gross investment in new loans less redemption of loans issued) and other financing (net movement in government securities on issue). Cash flows from borrowings are estimated to increase in 2003-04 to $570 million, reflecting borrowings to fund capital projects. The lower level of borrowings in 2002-03 reflects a reduced borrowing requirement as a result of stronger cash receipts, particularly taxation receipts.

RECONCILIATION OF OPERATING CASH FLOWS TO THE OPERATING STATEMENT

Table 7.6 provides a reconciliation of the cash flows from operating activities to the operating result for the General Government sector for the Budget year.

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Table 7.6

General Government Sector: Reconciliation of Cash Flows from Operating Activities to Accrual Operating Activities2002-03
Est. Act.

$ million2003-04

Budget

$ millionGFS accrual revenue19,91321,382Add/(less) movement in dividend and taxation receivable(72)(41)Add GST receipts from ATO327351Add/(less) movement in other receivables4880Equals GFS cash receipts20,21621,772GFS accrual expense20,26321,229LESS NON-CASH ITEMSDepreciation and amortisation expense1,3961,429Accrued superannuation expense1,2951,583Accrued employee entitlements486496Other accrued costs7123Add/(less) movement in employee entitlement provisions679952Add/(less) GST paid to ATO348369Add/(less) movement in other provisions and payables299281Equals GFS cash expenditure18,34219,300

The main difference between the accrual operating statement and the cash flow relates to the timing of cash payments and receipts and their recognition in accrual terms, and the inclusion of non-cash expenses and revenues. The largest difference is on the expenses (expenditure) side, with large non-cash expenses associated with depreciation and superannuation.

Differences due to the timing of receipt or payment of amounts are recorded as either a receivable or payable in the balance sheet.

8. INTER-GOVERNMENTAL FINANCIAL RELATIONS

KEY POINTS

..    Following the introduction of the GST in 2000 and the abolition of a number of state taxes, states have become increasingly reliant on Commonwealth funding.

..    Queensland has been a long standing supporter of the principle of horizontal fiscal equalisation and is an active participant in the Commonwealth Grants Commission's 2004 Review of State Revenue Sharing Relativities.

..    In 2003-04, Queensland is expected to receive 18.9% of the total
     Commonwealth funding to the states or $147 million less than a per capita share.

..    Queensland is currently negotiating several major specific purpose payment agreements worth in excess of $2 billion to the State.

..    In 2002-03, the Queensland Government will provide 61% of all grants to
     Queensland local government.

COMMONWEALTH-STATE FINANCIAL RELATIONS

Two major issues continue to dominate Commonwealth-state financial relations. The first relates to states' increased reliance on the Commonwealth for funding, a factor which was significantly aggravated with the abolition of a number of state taxes and the implementation of the Goods and Services Tax (GST).

The second issue concerns the Commonwealth's implementation of specific purpose payment (SPP) agreements which reduces the ability of states to provide appropriate and adequate services across a range of areas.

Commonwealth-state financial relations are characterised by a mismatch between states' expenditure responsibilities and access to sufficient own-source revenues. The Commonwealth collects the major share of taxation revenues, with the result that states must rely on grants from the Commonwealth to meet expenditure requirements.

Chart 8.1 shows states' funding sources for 1998-99 and 2003-04 and demonstrates the states' increased reliance on Commonwealth funding since the introduction of the Commonwealth's national tax reforms in 2000. In 1998-99 the states received 35% of

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their revenues from the Commonwealth. This increased to an estimated 49% in
2003-04. In contrast, the proportion of states' revenues from state taxes has reduced from 39% in 1998-99 to an estimated 32% in 2003-04.

Queensland's reliance on Commonwealth funding as shown in Chart 8.2, has increased from 36% in 1998-99 to an estimated 49% in 2003-04. Consistent with the all state trend, Queensland's taxation revenue share has decreased from 29% in 1998-99 to an estimated 26% in 2003-04. Queensland's lower than average proportion of taxation revenue reflects Queensland's competitive taxation policy.

Chart 8.1

Revenue Sources, All States, 1998-99 and 2003-041

     Notes:

     1. 2003-04 data are estimates.
     2. Includes user charges, interest earnings, contributions from trading enterprises and mining revenue.

     Source: ABS Government Financial Statistics Cat No. 5512.0 and State Budget Papers.

Chart 8.2

Revenue Sources, Queensland, 1998-99 and 2003-041

Notes:

1. 2003-04 data are estimates.
2. Includes user charges, interest earnings, contributions from trading enterprises and mining revenue.
Source: ABS Government Financial Statistics Cat No. 5512.0 and Queensland Budget estimates.

COMMONWEALTH FUNDING TO THE STATES

Commonwealth payments to the states in 2003-04 are expected to total $55.774 billion, an increase of $1.87 billion or 3.5% more than 2002-03 levels. Table
8.1 compares estimated Commonwealth payments to the states in 2003-04 with those for 2002-03.

Table 8.1

Estimated Commonwealth Payments to the States, 2002-03 and 2003-0412002-03
$ million2003-04
$ millionChange
Nominal
Terms %Change
Real2
Terms %Change
Real2 Per
Capita % General Purpose Payments GST Revenues30,465.131,700.04.11.30.0 Budget Balancing Assistance1,004.0820.1(18.3)(20.5)(21.5) NCP
Payments739.9764.83.40.6(0.6) Total General Purpose
Payments32,209.033,284.93.30.6(0.6) Specific Purpose Payments SPPs "to" the States16,203.516,593.42.4(0.3)(1.5) SPPs "through" the
States5,491.25,895.67.44.53.2 Total Specific Purpose
Payments21,694.722,489.03.70.9(0.3) Total Commonwealth Payments
53,903.755,773.93.50.7(0.5)Notes:

1. Numbers may not add due to rounding.
2. Deflated by 2003-04 year-average national forecast inflation of 2.75% and Australian population growth of 1.23%.

Source: Commonwealth Budget Paper No.3, 2003-04.

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General Purpose Payments

General purpose payments comprise GST revenue, budget balancing assistance (BBA) and National Competition Policy (NCP) payments. General purpose payments from the Commonwealth are expected to increase from $32.209 billion in 2002-03 to $33.285 billion in 2003-04, an increase of 3.3% in nominal terms. However, in real per capita terms, general purpose payments are expected to decrease by 0.6%.

GST Revenue

The Commonwealth distributes GST to states based on the principles of horizontal fiscal equalisation (HFE), which are embodied in the per capita relativities recommended by the Commonwealth Grants Commission (CGC). Queensland continues to support the principle of HFE and the methods used by the CGC to determine each state's share of GST revenue (see Box 8.1).

GST collections for 2003-04 are expected to be $31.7 billion, an increase of $1.235 billion compared with 2002-03.

Budget Balancing Assistance

Under the Intergovernmental Agreement on the Reform of Commonwealth-State Financial Relations (IGA), the Commonwealth guaranteed that no state would be worse off as a result of national tax reform. Since the introduction of the GST, any shortfall between a state's guaranteed minimum amount and its share of GST revenue is met by BBA funded by the Commonwealth. Each state's guaranteed minimum amount includes Commonwealth revenues foregone, abolished state taxes and the costs of new expenditure responsibilities.

Total BBA for 2003-04 is expected to be $820 million, a reduction of 18.3% compared with 2002-03. This is a result of the underlying growth of GST revenues from 2002-03 to 2003-04.

Further, only New South Wales, Victoria and South Australia will require BBA reflecting the higher tax regimes prevailing in these states when national tax reform was implemented.

National Competition Policy Payments

NCP payments to the states are expected to be $764.8 million in 2003-04. The distribution of NCP payments is based on states' population shares and their progress with the implementation of specified reforms. States' performances are subject to review by the National Competition Council which will release its report mid-2003.

Specific Purpose Payments

SPPs are provided by the Commonwealth to states for particular purposes and under conditions negotiated between Governments. Separate agreements are negotiated for each SPP, with the agreements covering both funding and policy issues.

SPPs include grants "to" and "through" the state. SPPs "to" a state assists in funding areas of state responsibility, for example, health and disability services. Payments "through" the state are passed to other service providers and comprise mainly payments to non-government schools and grants to local government.

Total SPPs in 2003-04 are expected to be $22.489 billion. This represents an increase of $794.3 million or 3.7%, in nominal terms over 2002-03. Payments "to" the states increased by 2.4% which represents a real decrease of 1.5% when inflation and population growth are taken into account. In contrast, SPPs "through" the states are expected to increase by 7.4%. The main reason for this increase is an increase in the Commonwealth's contribution to non-government schools of an expected 10.7%.

STATE SHARES OF COMMONWEALTH FUNDING

Relative Shares of Funding to the States

Table 8.2 shows the expected shares of total Commonwealth payments to each state for 2003-04 compared with each state's population share. Queensland's Commonwealth funding share of 18.9% is less than its population share of 19.1%. Chart 8.3 shows the percentage by which each state's per capita share of total Commonwealth payments in 2003-04 is expected to differ from a per capita distribution.

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Table 8.2

Relative Shares of Payments to the States, 2003-041
Share of Payments
%Share of Population
%Relative Share2
%New South Wales31.533.693.7Victoria22.024.888.9Queensland18.919.198.6Western
Australia310.09.8102.2South Australia8.87.7114.6Tasmania3.42.4141.4Australian
Capital Territory1.91.6114.4Northern Territory33.61.0359.0

Notes:

1. Numbers may not add due to rounding.
2. A state's relative share is measured as its funding share expressed as a percentage of its population share.
3. Includes grants paid in lieu of royalties.

Source: Commonwealth Budget Paper No. 3, 2003-04.

Chart 8.3

Total Commonwealth Payments - All States, Deviation from Population Share, 2003-041

Note:

1. The chart does not include the Northern Territory which has a corresponding deviation from population share of 259%.

Queensland, in addition to New South Wales and Victoria, receives less than a per capita share of total Commonwealth funding. Queensland's share of total payments is expected to be 1.4% less than its population share.

QUEENSLAND'S SHARE OF FUNDING

Table 8.3 details Queensland's share of estimated Commonwealth payments in 2003-04 and the difference from a population share. (Detailed revenue data are provided in Chapter 5.)

Table 8.3

Queensland's Share of Estimated Commonwealth Payments, 2003-041Queensland's Share %Difference from Population Share
$ millionGeneral Purpose Payments GST Revenues19.7172.3 Budget Balancing Assistance0.0(156.8) NCP Payments19.10.0Total General Purpose Payments19.215.5Specific Purpose Payments SPPs "to" the State18.5(108.5) SPPs "through" the State18.2(53.6)Total Specific Purpose Payments18.4(162.1)Total Commonwealth Payments18.9(146.5)

Note:

1. Numbers may not add due to rounding.

Queensland is expected to receive $172.3 million more than a per capita share of GST in 2003-04. However, in terms of total Commonwealth funding, Queensland will receive $146.5 million less than its per capita share.

Any future benefits to Queensland from GST are contingent on a number of factors including the following:

..    Growth in private final consumption expenditure and the effectiveness of ongoing GST compliance.

..    The outcome of the Commonwealth Grants Commission's 2004 Review of State
     Revenue Sharing Relativities, which will affect the distribution of the GST revenue grants from 2004-05. Past reviews have resulted in a reduction in Queensland's share of general revenue funding (see Chart 8.4).

..    Future reviews of state taxes and Commonwealth compensation for revenues forgone. Debits tax is scheduled for review by 2005, and in the same year Ministerial Council

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     will review the need for retention of stamp duties on:

..    non-residential property conveyancing
..    non-quotable marketable securities
..    leases
..    mortgages, bonds, debentures and other loan securities
..    credit arrangements, instalment purchase arrangements and rental arrangements
..    cheques, bills of exchange and promissory notes.

INSTITUTIONAL ARRANGEMENTS

The institutions that provide the framework for Commonwealth-state financial arrangements are:

..    the Ministerial Council for the Reform of Commonwealth-State Financial
     Relations

..    the Australian Loan Council

..    the Commonwealth Grants Commission.

Ministerial Council

The Ministerial Council for Commonwealth-State Financial Relations comprises Commonwealth and State Treasurers and was established to oversee the operation of the IGA. The Ministerial Council met on 28 March 2003 to consider payments to the states in 2003-04 where the following issues were considered:

..    GST administration issues

..    GST revenue and transitional assistance

..    monitoring the level of SPPs

..    a review of horizontal fiscal equalisation.

GST Administration Issues

The Australian Taxation Office (ATO) collects all GST revenue on behalf of the states. The costs of collection and compliance are borne by the states and administered under the GST Administration Performance Agreement.

The Ministerial Council considered a report from the GST Administration Subcommittee (GSTAS) about GST administration issues. The Council endorsed both the ATO's budget for 2003-04 and a set of targets and benchmarks for monitoring ATO performance in its administration of the GST.

In addition to the GSTAS, Queensland is represented on the GST Rulings Panel and the States GST Policy Group. This group monitors and researches issues relating to the application and administration of GST in Australia. The group reports to States Heads of Treasury on potential risks to the GST revenue base.

GST Revenue and Distribution

The Ministerial Council noted estimated GST revenue for 2003-04 and endorsed the revised Commonwealth Grants Commission's (CGC) 2003 Update of State Revenue Sharing Relativities as the basis for the distribution of the GST general revenue to the states in 2003-04.

Monitoring the Level of Specific Purpose Payments

The Commonwealth undertook in the IGA not to reduce aggregate SPPs as a result of national tax reform. The Commonwealth has met this undertaking in real per capita terms when current payments are compared with the level of SPPs in 1999-2000. However, SPPs "through" states have increased more than SPPs "to" states. In 2003-04, SPPs "to" the states are estimated to decline in real per capita terms by 1.5% compared with estimated actual payments in 2002-03 (see Table 8.1).

The position taken by the Commonwealth Government in negotiating SPPs with the States represents a significant risk to the provision of essential services, particularly health and disability services in Queensland. The Queensland Government's concerns in this area are discussed later in this chapter.

Review of Horizontal Fiscal Equalisation

New South Wales, Victoria and Western Australia jointly proposed a review of

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Commonwealth-state funding arrangements.

The 2003 Ministerial Council noted that a major review of revenue sharing methodology is currently being undertaken by the CGC, with a report due in 2004. It was also noted that all states agreed to current HFE arrangements in 2000, and in the absence of any agreement to a new review of HFE by the majority of states, the Commonwealth Treasurer decided not to pursue further the issues raised by New South Wales, Victoria and Western Australia.

Australian Loan Council

The Australian Loan Council comprises Commonwealth and State Treasurers. Its 2003 meeting was held immediately following the March 2003 Ministerial Council meeting. Loan Council Allocations (LCAs) nominations for 2003-04 reflected current best estimates of non-financial public sector deficits or surpluses. For 2003-04, the Loan Council endorsed total LCAs of $3.876 billion (a projected public sector surplus). This amount reflects a surplus of $5.715 billion for the Commonwealth and a net deficit of $1.839 billion for the states. Queensland's projected LCA deficit for 2003-04 was estimated at $190 million.

Commonwealth Grants Commission

The role of the CGC is to advise the Commonwealth Government on the distribution of the GST revenue among the states. Under its terms of reference the CGC is required to base its recommendations on the basis of HFE (see Box 8.1). The CGC reviews its methods every five years. During the interim period it updates annually the financial, economic and demographic data that underpin its recommendations.

Box 8.1

Horizontal Fiscal EqualisationGST revenue grants are distributed to the states on the basis of HFE. The principle of HFE is that state governments should receive funding from the Commonwealth such that, if each made the same effort to raise revenue from its own sources and operated at the same level of efficiency, each would have the capacity to provide services at the same standard.

HFE provides the capacity for all communities to enjoy a similar level of state government services regardless of where they are located. This is a key feature of the Australian Federation, made necessary because the Commonwealth generally imposes taxes at uniform rates across Australia. If the distribution of these taxes to the states were on any basis other than HFE, some taxpayers would be forced to accept either a lower standard of state services or a higher level of state taxation than other taxpayers in similar circumstances.

2003 Update

In its determinations of the distribution of GST, the CGC assessed Queensland as having a higher fiscal need compared with the average of all states. This higher fiscal need takes into account Queensland's below average share of SPPs, it's dispersed population, socio-demographic profile and relative capacity to raise revenue. Accordingly, in 2003-04, Queensland is expected to receive a higher percentage of GST revenue grants (19.7%) compared with its population share (19.1%), to ensure Queenslanders are not disadvantaged.

In the CGC's 2003 Update, Queensland was assessed as requiring a marginally increased share of GST revenue in 2003-04. This additional revenue accrued largely because Queensland had a relatively lower capacity to raise revenue from state taxation over the previous five years. The largest contribution arose from a reduced capacity to raise stamp duty on conveyances relative to other states. Despite this increase, the CGC has assessed Queensland's funding need as declining over the medium term. Chart 8.4 highlights the overall decline in Queensland's share of financial assistance grants/GST compared with a per capita share since 1981-82.

Chart 8.4

Queensland's Relative Share (%) of Funding1

Notes:

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1. Relative share is measured as funding share expressed as a percentage of population share. Source: Commonwealth Grants Commission.

2004 Review

The outcomes of the CGC's 2004 Review of State Revenue Sharing Relativities will apply from 2004-05 to 2008-09. The CGC's review involves an extensive consultation process with the states and other interested parties. In this context, during 2001-02 the CGC visited Queensland for Workplace Discussions and Queensland lodged its main submission with the CGC.

During 2002-03, Queensland's continuing contribution to the process has included attendance at a Heads of Treasuries conference convened by the CGC, a major rejoinder submission and bilateral discussions between the CGC and senior officers from a number of Queensland Government Departments. Queensland will continue to participate in the 2004 Review with further conferences and a final submission scheduled for completion in October 2003.
Queensland's arguments to the CGC have focussed on important issues relating to the costs and demands of service provision and Queensland's revenue capacity. These issues include:

..    Input Costs - The CGC assesses comparative state wages such that those states with high private sector wage levels are assessed as requiring more general revenue funding than those states with low private sector wage levels. Queensland contends the use of private sector wage levels is not representative of public sector wage levels. Further, there is no evidence of significant differences among states in actual public sector wage levels, in particular, those of nurses, teachers and police.

..    Location Specific Disabilities - The provision of services to Queensland's dispersed population, in particular isolated communities, is more costly than urban communities. Further, increased use of technology to deliver services to rural and isolated communities has enhanced service provision and raised expectations.

..    Mining Revenue - The CGC's assessment of states' capacities to raise royalty revenue is based on mining profits whereas for most mining products royalty revenue is based on mining production.

..    Depreciation and Debt Charges - The CGC's assessment is based on states'
     borrowing requirements and is influenced by a range of factors including construction costs. There are recognised flaws in the current assessment and all states are working with the CGC towards an improved method.

..    Economic Development - Some states contend that revenue capacities should be adjusted to account for state expenditures towards the infrastructure used in developing the revenue source, for example mining infrastructure and its nexus with royalty revenue. The flaw in this argument is that soft economic development, for example the Queensland Government's Smart State policies and low tax policies, may not be accorded the same treatment as expenditure on hard infrastructure.

The financial impact to Queensland of the 2004 Review is uncertain, making it difficult to predict GST forward estimates for 2004-05 and following years. The CGC will report its preliminary outcomes of the 2004 Review in July 2003 and the final report will be released in February 2004.

SPECIFIC PURPOSE PAYMENTS

Current Issues

In July 2002 the Commonwealth informed states it would place greater emphasis on its own policy objectives through SPP funding. Current negotiations are proving protracted and problematic, resulting in agreements not being finalised, with associated uncertainty about final outcomes.

All states have expressed concerns with the emerging trends in negotiations and some aspects of the Commonwealth's proposals. These concerns include:

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..    the Commonwealth extending the conditions of eligibility for SPP funding to include new requirements that states agree to commit either prescribed amounts or percentage growth in states-own funding in the area of the SPP

..    the Commonwealth's focus on control over states' inputs such as matching funding arrangements, rather than a focus on outcomes and outputs in an attempt to improve service delivery

..    a trend for the Commonwealth to promote its policy objectives in SPP agreements, rather than consensus national objectives

..    proposals by the Commonwealth to withhold some funding in SPP agreements contingent on states meeting Commonwealth objectives

..    where SPP agreements provide for cost indexation, broad, general inflation factors are proposed by the Commonwealth rather than industry specific indexation that reflect real cost pressures.

Australian Health Care Agreements

The current Australian Health Care Agreements (AHCAs) expire on 30 June 2003.

The AHCAs provide Commonwealth financial support for the provision of public hospital services. States received the Commonwealth's offer for the new agreements in April 2003. For Queensland, the Commonwealth's offer is $8 billion over five years, which represents a reduction against a straight roll-over of the current agreement of $160 million over the life of the new agreement.

The funding growth rate in the Commonwealth's offer is lower than the current agreement and cannot sustain the existing quality of services or infrastructure over the life of the new agreement. This is due to cost and other indexation factors not matching actual cost and demand pressures. Further, the Commonwealth's offer includes additional conditions, to which states would have to agree if they are to receive the full amount of proposed Commonwealth funding. These conditions include matching the growth rate of Commonwealth funding for public hospitals which has not been a provision in previous agreements. The difficulty for Queensland, as for many states, is that the Commonwealth's proposal, while imposing new conditions, does not accept any funding risk during the life of the agreement effectively shifting the risk of cost and demand increases onto the states.

The states have responsibility for broader community health services, and so the Commonwealth's demand for matched funding for public hospitals can limit the capacity for states to allocate appropriate priorities across all health services. In addition, the Commonwealth's offer is silent on a range of health reform areas identified by Health Ministers over the last year including workforce, the interface between acute and residential care, the health of Aboriginal and Torres Strait Islander people and the interface between emergency departments and general practitioners.

Commonwealth State/Territory Disability Agreement

The Commonwealth State/Territory Disability Agreement (CSTDA) expired on 30 June 2002 and has been extended while negotiations on a new agreement are conducted. The delay is partly due to concerns relating to the Commonwealth's offer of limited growth funds for accommodation and specialist support services, which are provided by states with financial assistance from the Commonwealth under the CSTDA. The Commonwealth's offer is not adequate to meet increased demand and real increases in the cost of delivering services.

Despite states being responsible for the delivery of these services and the primary funder, the Commonwealth is attempting to prescribe how much states will allocate from own sources for disability services over the period of the agreement.

Commonwealth State Housing Agreement

The current Commonwealth State Housing Agreement (CSHA) expires on 30 June 2003. The Commonwealth's offer for the new agreement represents a significant reduction in funding. This is largely due to the discontinuation of compensation for the impact

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of the GST on the costs of providing public housing assistance.

The Commonwealth has agreed to include for the first time in the CSHA some provision for cost increases, but not for increased demand for assistance. However, the impact of the Commonwealth's offer is diminished by the continuation of a 1% per annum reduction in funding for an efficiency dividend.

The Commonwealth also proposes up to 5% of the Commonwealth's funding will be withheld if states do not comply with specified Commonwealth reporting and policy requirements.

Natural Heritage Trust 2

The Commonwealth has proposed a five-year extension of the Natural Heritage Trust (NHT2) from 2002-03 to 2006-07. NHT2 will be directed towards conservation of biodiversity, sustainable use and management of land and water, and capacity building for individuals, industry and communities. Negotiations for an agreement between Queensland and the Commonwealth are nearing completion. The Commonwealth has agreed that the NHT2 grant can be matched by Queensland through in-kind support, but details are not finalised.

STATE-LOCAL GOVERNMENT RELATIONS

While local government has a responsibility to deliver various facilities and services to their individual communities, the Queensland Government has an interest in helping local government across the State achieve and improve delivery standards, and enhance equitable access to services and facilities, particularly in smaller communities. To do this, the Queensland Government provides considerable financial assistance to local government through a variety of grants and program funding. The Commonwealth also provides funding to local government through financial assistance grants and specific purpose payments.

There is a relatively complex funding relationship among local government, state governments and the Commonwealth. This arises from the nature of institutional arrangements in Australia and the respective roles and responsibilities of the three levels of government. In recognition of this complex funding relationship, details of state assistance to local government in Queensland are being reported in budget papers for the first time.

Grant Assistance

There is a wide disparity in local governments' ability to raise revenue due to large differences in the tax base (rating ability) and differential ability to levy user charges among urban, regional and rural/remote councils. Of Queensland's 157 councils, 17 are located in the south east corner of the State (Noosa Shire to the New South Wales border), eight regional city councils are located along Queensland's eastern seaboard (Cook Shire to Noosa Shire), while the remaining 132 are located in rural parts of the State and the Torres Strait6. In this context, grants are a significant source of income to many local governments, especially in regional or rural communities. For some councils, grants can comprise more than 50% of their total revenue7.

In 2001-02, $878 million in grants was provided to Queensland's local governments. Of this amount, 58% was provided by the Queensland Government with the balance being provided by the Commonwealth. Current estimates for 2002-03 indicate the proportion of funding provided by the Queensland Government will increase to 61%, and remain at that level in 2003-04. Table 8.4 details State and Commonwealth grants to Queensland local government.

Table 8.4

Grants to Local Government in Queensland12001-02
Actual

$'0002002-03 Estimated Actual
$'0002003-04 Estimate2

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$'000Queensland GrantsAboriginal and Torres Strait Islander
Policy31,24931,79535,076Arts Queensland19,83023,82619,730Emergency
Services1,9714,0514,659Employment and
Training25,18329,63423,969Families47,79854,80556,180Health7,5358,1247,141
Housing39,65456,66759,891Local Government and Planning3214,316185,143188,506Main
Roads45,79138,15140,927Natural Resources and Mines4,5043,7449,100Queensland Transport40,44537,751101,162Sport and Recreation
Queensland15,46519,66214,676Other14,5668,5802,341Total Queensland Grants
508,307501,933563,358Commonwealth GrantsCommonwealth - through the state258,400274,600285,200Commonwealth - direct to local government111,29550,43674,327Total Commonwealth Grants
369,695325,036359,527Total Grants to Local Government Authorities and Aboriginal and Torres Straight Islander Councils878,002826,969922,885

Notes:

1. Grants for current and capital purposes to local government authorities and Aboriginal and Torres Strait Islander councils.
2. Numbers yet to be confirmed and may be subject to revision.
3. Includes National Competition Payments.

Source: Queensland Treasury and Commonwealth Budget Paper No.3, 2002-03 and 2003-04.

The reduction in grants by some Queensland Government agencies in 2003-04 compared with previous years reflects the completion, or near completion, of several projects including:

..    Cairns Esplanade Enhancement (Premier and Cabinet)

..    Regional Landscape Strategy (Environmental Protection Agency)

..    Burdekin Rangelands Reef Initiative (Primary Industries)

..    Youth for the Environment and Local Communities Program (Employment and
     Training)

..    Queensland Heritage Trails Network (Arts Queensland).

Further, several agencies provide responsive, demand driven programs where local government has the opportunity of pursuing funding.

Grant Purposes

The composition of Queensland's grants to local government can vary from year to year. Nonetheless, the major areas of ongoing annual funding remain:

..    general public services including contribution to the costs of providing local government services where councils are unable to levy land rates

..    public library schemes where funding is provided to purchase books, upgrade equipment and increase the community use of library services

..    employment and training programs to support and mentor trainees and apprentices, and enhance community employment

..    the provision of rate subsidies to eligible pensioners

..    bus service funding to the Brisbane City Council to support urban bus services

..    capital works subsidies provided towards the costs of local public infrastructure

..    road subsidies for local roads, networks and drainage.

Chart 8.5 highlights the broad range of purposes that local government grants are provided for by the Queensland Government.

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Chart 8.5

State Grants to Local Government in Queensland by Purpose 2002-03

Future Developments

Review by the Local Government Grants Commission

The Queensland Local Government Grants Commission (the Commission) is an independent body created under the Local Government Act 1993. The Commission's primary role is to make recommendations to the State Local Government Minister on the distribution of financial assistance grants made available to local government under the Commonwealth Local Government (Financial Assistance) Act 1995.

The method for recommending the distribution of Commonwealth grants to local government was recently reviewed by the Commission and a new distribution methodology is due to commence in 2003-04. Agreement is still to be reached with the Commonwealth regarding an appropriate phase-in period for this new distribution methodology.

The Commission will undertake further research to refine its methodology on issues that were not resolved in this review. These issues include local government revenue raising capacity, inconsistencies in traffic volume data and cost weightings.

QUEENSLAND AS A TAXPAYER

Queensland, like other states, is liable for certain Commonwealth taxes including the GST and Fringe Benefits Tax (FBT). In addition, the National Tax Equivalents Regime (NTER) for Government Owned Corporations (GOCs) and selected business units imposes the equivalent of an income tax on these entities. Based on these taxes, the Queensland Government's annual Commonwealth tax exposure is over $1 billion.

This exposure means there is a requirement to manage any liability associated with these taxes and the flow-on effects to Queensland's operating position and balance sheet. Proper management of these Commonwealth and other tax liabilities ensures there is minimal impost to the Queensland community.

GST Input Tax Credits and GST Liabilities

Overall there are some 3,300 Queensland Government bodies registered for the GST, of a total of almost 19,000 government bodies registered nationwide. This has created an ongoing compliance requirement for Queensland Government bodies to ensure all steps are being taken to accurately account for the GST, including claiming input tax credits and accounting for GST liabilities.

For 2002-03 the major Queensland Government departments and agencies are expected to generate a GST exposure of over $1 billion, comprising gross GST input tax credits and gross GST liabilities. In 2001-02, the major Queensland Government departments and agencies GST exposure was $1.041 billion, comprising $805 million in gross GST credits and $236 million in gross GST payable.

The Queensland Government's GST exposure is largely driven by the departments of Health, Transport, Education (including schools), Main Roads, Public Works and Families. This reflects the size of these agencies and their dealings with other Queensland Government departments.

Fringe Benefits Tax

In 2002-03, Queensland's FBT liability is estimated to be in the order of previous annual FBT liabilities (in 2001-02 the FBT liability was approximately $22 million).
The Education, Justice and Attorney-General, Police, Main Roads and Health portfolios are major contributors to Queensland's total FBT liability, collectively comprising 40% of the total FBT liability in 2001-02. Vehicle related expenses continue to be a major generator of FBT liabilities, currently comprising approximately 60% of the 2001-02 total FBT liability.

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National Tax Equivalents Regime

The NTER is an administrative arrangement between the Commonwealth and the states under which Commonwealth income tax laws are applied to certain government bodies, namely GOCs and commercialised business units (CBUs). The NTER regime is administered by the ATO which charges the Queensland Government on a fee-for-service basis.

The primary objective of the NTER is to promote competitive neutrality, through a uniform application of income tax laws, between NTER entities and their privately held counterparts.

In 2001-02, Queensland's NTER entities generated $79.7 million in income tax equivalent receipts. GOCs comprised 91% of these receipts, with the remainder coming from CBUs.

Commonwealth Tax Management

Further emphasis will be placed on agencies' corporate governance arrangements where the GST is concerned, to ensure Queensland Government agencies registered for the GST meet their Commonwealth tax obligations. In addition, there will be a continuing review of aspects of the Queensland Government's other Commonwealth tax liabilities.

APPENDIX A - TAX EXPENDITURE STATEMENT

OVERVIEW

Governments employ a range of policy tools to achieve social and economic objectives. These include use of direct budgetary outlays, regulatory mechanisms and taxation. As required by the Charter of Social and Fiscal Responsibility, this Tax Expenditure Statement (TES), details revenue foregone as a result of Government decisions relating to the provision of tax concessions.

The TES is designed to improve transparency in the use of tax expenditures and increase public understanding of the fiscal process.

Tax expenditures are reductions in tax revenue that result from the use of the taxation system as a policy tool to deliver Government policy objectives. Tax expenditures are provided through a range of concessions, including:

..    tax exemptions
..    the application of reduced tax rates to certain groups or sectors of the community
..    tax rebates
..    tax deductions
..    provisions which defer payment of a tax liability to a future period.

Labelling an exemption or concession as a tax expenditure does not necessarily imply any judgement as to its appropriateness. It merely makes the amount of the exemption or concession explicit and thereby facilitates its scrutiny as part of the annual Budget process.

Methodology

Revenue Foregone Approach

The method used almost exclusively by governments to quantify the value of their tax expenditures is the revenue foregone approach. This method estimates the revenue foregone through use of the concession by applying the benchmark rate of taxation to the volume of activities or assets exempted by the concession. One of the deficiencies of the revenue foregone approach is that the effect on taxpayer behaviour resulting from the removal of the particular tax expenditure is not factored into the estimate. Consequently, the aggregation of costings for individual tax expenditure items presented in the TES will not necessarily provide an accurate estimate of the total level of assistance that is provided through tax expenditures.

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Measuring tax expenditures requires the identification of:

..    a benchmark tax base
..    concessionally taxed components of the benchmark tax base such as a specific activity or class of taxpayer
..    a benchmark tax rate to apply to the concessionally taxed components of the tax base.

Defining the Tax Benchmark

The most important step in the preparation of a TES is the establishment of a benchmark for each tax included in the statement. The benchmark provides a basis against which each tax concession can be evaluated. The aim of the benchmark is to determine which concessions are tax expenditures as opposed to structural elements of the tax. The key features of a tax benchmark are:

..    the tax rate structure
..    any specific accounting conventions applicable to the tax
..    the deductibility of compulsory payments
..    any provisions to facilitate administration
..    provisions relating to any fiscal obligations.

By definition, tax expenditures are those tax concessions not included as part of the tax benchmark.

Identification of benchmark revenue bases and rates requires a degree of judgement and is not definitive. Furthermore, data limitations mean that the tax expenditures are approximations and are not exhaustive. This statement does not include estimates of revenue foregone from exemptions or concessions provided to charities, religious organisations or Government agencies. Very small exemptions or concessions are also excluded.

THE TAX EXPENDITURE STATEMENT

This year's statement includes 2002-03 estimates of tax expenditures for payroll tax, land tax, stamp duties and gambling taxes. A summary of the major tax expenditures valued on the basis of revenue foregone is presented in Table A.1. Not all expenditures can be quantified at this time. Accordingly, the total value of tax expenditures should be considered as indicative only.

TABLE A.1

TAX EXPENDITURE SUMMARY12001-022

$ million2002-03
$ millionPayroll Tax Exemption Threshold718.3768.9 Deduction Scheme386.893.0Offshore Banking Units and Regional Headquarters Concession0.80.9
Section 10 Exemptions4Local
Government62.066.4Education56.661.9Hospitals89.695.9Total Payroll
Tax1,014.11,087.0Land Tax Liability Thresholds5144.8162.9 Graduated Land Tax Scale94.578.9 Primary Production Deduction48.150.1 Section 13 Exemptions Not Included Elsewhere429.226.7 General Land Tax Rebate41.35.8 Additional Land Tax Rebate2.02.0 Land Developers' Concession6.13.1Total Land Tax366.0329.5Duties Transfer Duty on Residential PropertyHome Concession237.9287.5First Home Concession45.955.5 Insurance Duty on General InsuranceNon-life Insurance148.4175.4Workcover18.225.4Health Insurance109.7109.9Total
Duties560.1653.7Taxes on Gambling Gaming Machine Taxes90.894.0 Casino Taxes11.610.3Total Gambling Tax102.4104.3

Notes:

1. Numbers may not add due to rounding.
2. 2001-02 estimates may have been revised since last year's Budget.
3. Deduction of $0.85 million, which reduces by $1 for every $3, is applicable to employers with an annual payroll between $0.85 million and $3.4 million.
4. Applicable but not limited to religious bodies, public benevolent institutions and other exempt charitable institutions.

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5. Land tax is payable only on the value of taxable land above a threshold which depends on the ownership structure.

DISCUSSION OF INDIVIDUAL TAXES

Payroll Tax

The benchmark tax base for payroll tax is assumed to be all wages, salaries and supplements (including employer superannuation contributions) paid in Queensland, as defined in the Pay-roll Tax Act 1971. The benchmark tax rate for payroll tax is assumed to be the statutory rate applying in each financial year.

Payroll Tax Exemption Threshold

Sole employers who employ in Queensland (not those who are part of a group for payroll tax purposes) with an annual payroll of $0.85 million or less are exempt from payroll tax. On the basis of average weekly earnings, this threshold corresponds to approximately 23 full time equivalent employees. This concession is designed to assist small business.

Deduction Scheme

Sole employers who employ in Queensland with payrolls between $0.85 million and $3.4 million benefit from a deduction of $0.85 million, which reduces by $1 for every $3 by which the annual payroll exceeds $0.85 million. There is no deduction for employers with an annual payroll in excess of $3.4 million.

Offshore Banking Units (OBUs) and Regional Headquarters Concessions (RHQs) Under the Offshore Banking Units and Regional Headquarters Act 1993 and Offshore Banking Units and Regional Headquarters Regulation 1994, offshore banking units and regional headquarters are exempted from paying payroll tax on payrolls relating directly to Queensland-based activities for the period.

Section 10 Exemptions

A number of organisations are provided with exemptions from payroll tax under
Section 10 of the Pay-roll Tax Act 1971. The activities for which estimates have been calculated are wages paid by public hospitals, non-tertiary private educational institutions and local governments (excluding commercial activities).

Land Tax

The benchmark tax base is assumed to be all freehold land within Queensland, excluding residential land used as a principal place of residence and land owned by individuals with a value for that year below the threshold. The benchmark tax rate for land tax is assumed to be the top rate of land tax applicable in Queensland in each financial year.

Liability Thresholds

Land tax is payable on the value of taxable land above a threshold which depends on the land's ownership. Residential land owned by individuals is excluded from the estimate.

Graduated Land Tax Scale

A graduated (concessional) scale of land tax rates is applicable to land with a taxable value of less than $1.5 million.

Primary Production Deduction

The taxable value of land owned by an individual, trustee or some absentees and companies does not include all or part of the land that is used for the business of agriculture, pasturage or dairy farming.

Section 13 Exemptions (not elsewhere included)

A number of land tax exemptions are granted under Section 13 of the Land Tax Act 1915 to eligible organisations. These include, but are not limited to, public benevolent institutions, religious institutions and other exempt charitable institutions, retirement villages, trade unions and show grounds.

General Land Tax Rebate

A general rebate on land tax of 15% is provided to non-absentee individual land tax payers. The rebate was available to company, trustee and absentee land tax payers in 2001-02.

Additional Land Tax Rebate

In 2001-02, an additional phasing-in rebate was available to trustees and companies where the taxable land value was less than $165,000, with a schedule of rebates offered according to the taxable value of the land. In 2002-03, the phasing-in rebate was expanded to include absentees and adjusted to a maximum of 36%, reducing

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by 0.5 percentage points for every $1000 of taxable value over $150,000.

Land Developers' Concession

From 1 July 1998, land developers have been charged land tax on 60% of the unimproved value of (undeveloped) land subdivided in the previous financial year and which remains unsold at 30 June of that year. This concession is outlined in
Section 3CA of the Land Tax Act 1915.

Transfer Duty Concession on Residential Property

The benchmark tax base is assumed to be all sales of residential property within Queensland. The benchmark tax scale is assumed to be the scale that actually applied in each financial year.

Home Concession

A concessional rate of duty applies to purchases intended to be a principal place of residence. A concessional rate of 1% applies on values up to $250,000 compared to the normal schedule of rates between 1.5% and 3.25%. For properties valued greater than $250,000, the scheduled scale of conveyancing duty applies on the excess.

First Home Concession

Where a purchaser has not previously owned a residence in Queensland or elsewhere, a stamp duty rebate in addition to the home concession is applicable on properties valued up to $160,000. (This concession is not applicable if the purchase price is less than the full market value of the property.) The size of the rebate depends on the value of the property and ranges in value from $800 for properties valued under $80,000 to $200 for properties valued between $155,000 and $160,000.

Insurance Duty

The benchmark tax base is assumed to be all premiums for general insurance policies (except for life assurance). The benchmark tax scale is assumed to be the scale that actually applied in each financial year.

The rate of duty applicable to general insurance is 8.5%. However, concessional rates apply to other insurance types (5% for motor vehicle other than compulsory third party (CTP), workers' compensation and professional indemnity insurance and 10c on a premium for CTP insurance). Data limitations mean that these insurance types are categorised into non-life insurance cover and WorkCover. An exemption from duty is also provided for private health insurance.

Duty on Mortgages - Home concessions and First home concessions

The benchmark tax base is assumed to be all mortgages and loans taken out in Queensland. The benchmark tax scale is assumed to be the scale that actually applied in each financial year.

A concession from duty is allowed where a home mortgage secures an advance attributable to the purchase or construction of the borrower's home. The mortgage is exempt up to an amount of $100,000 advanced for a first home and $70,000 advanced for others with mortgage duty payable on the balance of the amount secured. Similarly, a concession from mortgage duty is also available of an amount up to the first $100,000, for refinancing an amount outstanding under a mortgage on the borrower's home.

The data required to estimate the revenue foregone are not available.

Gambling Taxes

Gaming Machine Tax Concessions for Licensed Clubs

The benchmark tax base is assumed to be all gaming machines operated by clubs and hotels in Queensland. The benchmark tax scale is assumed to be the rate of taxation that applies to gaming machines in hotels in each financial year (which is 35.91% of the monthly metered win).

A concessional graduated tax rate scale applies to gaming machines operated by licensed clubs. The tax rate is calculated on the gaming machine monthly metered win and the full tax rate (as applies to hotel gaming machines) is only applied to gaming machine revenue where the monthly metered win exceeds $1.4 million for any licensed club.

Casino Tax Concessions

The benchmark tax base is assumed to be all casinos operating in Queensland. The benchmark tax scale is assumed to be the flat rate of 20% of casino gross revenue

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that applies for standard transactions in the Brisbane and Gold Coast casinos.

A concessional tax rate of 10% applies for normal gross revenue for the Cairns and Townsville casinos. In addition concessional rates also apply for revenue from high rollers in all casinos. High roller revenue is taxed at 10% for the Brisbane and Gold Coast casinos and 8% for the Cairns and Townsville casinos.

APPENDIX B - CONCESSIONS STATEMENT

INTRODUCTION

The Government provides concessions in the form of discounts, rebates and subsidies to improve access to and the affordability of a range of services for individuals or families based on eligibility criteria relating to factors such as age, income and special needs or disadvantage.

This concessions statement serves to highlight the cost and nature of concessions covering both concessions which are reflected as outlays in the Budget (eg. direct subsidy payments) and revenue foregone through fees and charges which are set at a rate lower than that applying to the wider community.

Varying methods have been used to estimate the cost of concessions depending on the nature of the concession, including:

..    direct Budget outlay cost (eg. direct subsidy or rebate payments)

..    revenue foregone (eg. concessional fees and charges)

..    cost of goods and services provided.

As this represents the first presentation of a concessions statement it is likely to be subject to future refinement, development and revision. As such the total value of concessions should be considered as indicative only.

Table B.1 sets out the cost of concessions by agency. The total value of concessions is estimated at $739 million in 2003-04.

Table B.1

Concessions by Agency1Agency2002-03
Est. Act
$million2003-04

Estimate

$millionDepartment of ArtsConcessional Entry Fees0.30.4Department of EducationLiving Away from Home Allowances Scheme5.65.8School Transport Assistance for Students with Disabilities20.722.8Non-State School Transport Assistance Scheme3.73.8Department of Emergency ServicesProvision of Free Ambulance Services to Pensioners and Seniors116.0124.5Urban Fire Levy Concession4.74.9Department of Employment and TrainingTAFE Concessions9.69.9Environment Protection AgencyConcessions Entry and Tour Fees0.10.2Department of FamiliesElectricity Rebate Scheme43.947.7Electricity Life Support Scheme0.50.5Pensioner Rate Subsidy Scheme45.346.7Rail Concession Scheme31.735.2Department of HealthSpectacles Supply Scheme3.33.3Medical Aids Subsidy Scheme12.913.0Patient Travel Subsidy Scheme1.51.6Oral Health73.578.3Department of HousingATSI Housing Rental Rebate7.68.0Public Rental Housing Rebate122.6130.0Department of Justice and Attorney-GeneralPublic Trust Office - Rebates for Fees7.98.2Department of the Premier and CabinetSouth Bank Corporation - Venue Hire Discounts and Car Park Student Concession

0.2

0.2Department of TransportTransport Concessions incl. Taxi
Subsidies38.139.5Motor Vehicle Registration Concession45.048.2Boat Registration Concessions0.60.7School Transport Assistance Scheme104.5106.2Total700.9739.3

Note:

1. Numbers may not add due to rounding.

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DEPARTMENT OF ARTS

Concessional ticket entry fees apply to a variety of concession card holders, students, children and families for special exhibitions at the Queensland Art Gallery and the Queensland Museum.

DEPARTMENT OF EDUCATION

The Department of Education provides a living away from home allowance to students in Years 1 to 12 in State and non-State schools whose homes are geographically isolated from local schools. The allowances offset the costs associated with boarding away from home to attend school on a daily basis and include tuition costs and travel costs.

The department also offers assistance to students with disabilities to access school programs able to meet their educational needs. Assistance is in the form of the provision of taxis or specialised contracted minibuses, payment of fares on regular buses or trains, or an allowance for parents who drive their children to school.

The Non-State School Transport Assistance Scheme assists families of students attending non-State schools outside Brisbane whose bus fare is over a weekly threshold amount. The program also assists families of students with disabilities who attend a non-State school.

DEPARTMENT OF EMERGENCY SERVICES

Since the beginning of the first term of the current Government, Pensioners and Seniors Card holders have been provided with access to free ambulance and patient transport services through the Queensland Ambulance Service. Pensioners and Seniors card holders will continue to receive this free service following the commencement of Community Ambulance Cover on 1 July 2003.

Pensioners are eligible for a 20% discount on the Urban Fire Levy payable on prescribed properties of which they are the owner or part owner.

DEPARTMENT OF EMPLOYMENT AND TRAINING

Concessions on TAFE tuition fees for Government funded subjects are offered to a range of concession card holders, students of Aboriginal and Torres Strait Islander descent and students who can demonstrate extreme financial hardship.

ENVIRONMENT PROTECTION AGENCY

The department offers concessional entry ticket prices on specified national parks including St Helena Island, David Fleay Wildlife Park and Mon Repos Conservation Park.

DEPARTMENT OF FAMILIES

The Department of Families has responsibility for the Queensland Government Electricity Rebate Scheme and reimburses the electricity retail corporations for rebates provided. The scheme provides a rebate to eligible pensioners and Seniors Card holders throughout Queensland.

The Electricity Life Support Concession Scheme is aimed at assisting seriously ill people who use home-based life support systems (oxygen concentrators and kidney dialysis machines).

The Pensioner Rate Subsidy Scheme alleviates the impact of Local Government rates and charges on pensioners, thereby assisting them to live in their own homes.

The Queensland Rail Concessions Scheme assists pensioners, veterans and seniors to reduce the cost of public transport and to maintain an active and health lifestyle.

DEPARTMENT OF HEALTH

The Spectacles Supply Scheme assists eligible Queensland residents by providing a comprehensive range of free basic prescription spectacles.

The Medical Aids Subsidy Scheme subsidises the cost of a range of aids and equipment from an approved list to assist eligible people with stabilised or permanent disabilities to remain living at home.

The Patient Travel Subsidy Scheme (PTSS) provides subsidised assistance for both

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travel and accommodation to all eligible Queensland patients and in some cases their carers to enable patients to access specialist medical services from which they are isolated. Concession card holders qualify for a level of accommodation assistance through the PTSS and this is the sole expenditure reflected in Table B.1.

The Oral Health Scheme provides free dental care to eligible clients and their dependents who possess a current Health Care Card, Pensioner Concession Card or Queensland or Commonwealth Seniors Card. In rural and remote areas where no private dental practioner exists, access to dental care for the general public is provided at a concessional rate.

DEPARTMENT OF HOUSING

The Aboriginal and Torres Strait Islander Housing Rental Rebate concession represents revenue foregone in rental agreements with Indigenous households in targeted public housing. The target group is low to moderate income Indigenous households.

The Public Rental Housing Rebate targets low to moderate income families and individuals and represents the difference between market rent and the rent that is charged based on the tenant's income.

DEPARTMENT OF JUSTICE AND ATTORNEY-GENERAL

The Public Trust Office offers fee rebates for clients who, because of financial circumstances, cannot pay the full amount of a fee charged by the Office.

DEPARTMENT OF THE PREMIER AND CABINET

Community groups and charities are given discounted charges for the hire of venues within the South Bank parklands.

Discounted charges apply to students when they park in the South Bank carpark.

DEPARTMENT OF TRANSPORT

Transport concessions are provided by Government to ensure a reasonable level of access and mobility for people who are transport disadvantaged. Eligible categories include Pensioner Concession Card holders, Seniors Card holders, children and secondary students. Transport concessions include the payment of taxi subsidies for people with an eligible disability.

Motor vehicle and boat registration concessions are provided to holders of a Pensioner Concession Card, Seniors Card and Totally or Permanently Incapacitated Card as a means to making the cost of travel more affordable for people who are transport disadvantaged.

The School Transport Assistance Scheme is a program for students whose access to school is disadvantaged by distance or are from defined low-income groups. Assistance is provided towards the cost of travel on bus, rail and/or ferry with allowances for private vehicle transport.

APPENDIX C - STATEMENT OF RISKS AND SENSITIVITY ANALYSIS

INTRODUCTION

The Queensland State Budget, like those of other States, is based in part on assumptions made about future elements of uncertainty both internal and external to the State which can impact directly on economic and fiscal forecasts. Operating results achieved in recent years reflect the fact that the actual fiscal result achieved depends on the direction of such variables.

Consistent with the Charter of Social and Fiscal Responsibility, this section analyses the sensitivity of the estimates to changes in the economic and other assumptions used in developing the Budget and forward estimates. This analysis is provided, as required under the Charter, to enhance the level of transparency and accountability of the Government.

Notwithstanding the risks associated with the Budget, Queensland is in a strong position to manage adverse impacts. Queensland's AAA credit rating, based on its low tax status and low debt position, means it has greater capacity than any other jurisdiction in Australia to withstand the risks that are normally associated with any State or Territory Budget.

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The forward estimates in the Budget are framed on a no policy change basis. That is, the expenditure and revenue policies in place at the time of the Budget (including those announced in the Budget) are applied consistently throughout the forward estimates period.

The following discussion provides details of some of the key assumptions and risks associated with revenue and expenditure forecasts and, where a direct link can be established, the indicative impact on forecasts resulting from a movement in those variables.

SENSITIVITY OF EXPENDITURE ESTIMATES AND EXPENDITURE RISKS

Public Sector Wage Costs

Salaries and wages form a large proportion of General Government operating expenditure. Increases in salaries and wages are negotiated through Enterprise Bargaining Agreements.

The 2003-04 Budget and forward estimates include a provision for wage increases consistent with an outcome of approximately 3.5% per annum or, where an agreement has been reached, the expected cost of implementing that agreed outcome.

All other things being equal, a one percentage point variation in public sector wage outcomes for the General Government sector broadly equates to $110 million in 2003-04 (assuming a full-year impact).

Electricity Pool Prices - Impact on Community Service Obligation Payments
The Queensland Government is committed to a policy of uniform electricity tariffs. This policy provides that all franchise customers of the same class in Queensland pay the same rate for electricity no matter where they are located in the State. The Government gives effect to this policy through the provision of Community Service Obligation (CSO) payments to Queensland electricity retailers.

The quantum of these payments in any given year is influenced in part by the electricity pool price, which is the prevailing wholesale electricity price in the national electricity market.

Depending on whether the electricity is being sourced from Queensland Government owned or private sector/interstate generators, there is the scope for increases/(decreases) in CSO payments to be offset by higher/(lower) dividend and tax equivalent payments from the electricity supply industry.

The assumption used in the Budget is that pool prices will decrease over the course of 2003-04 reflecting the commissioning of a number of new generation projects.

In practice, the level of contract cover held by Queensland electricity retailers is an important factor in determining whether a variation in pool prices translates to a change in CSO expense. However, holding all other assumptions constant, a $1 per MWh variation in electricity pool prices would lead to a change in CSO expenses of approximately $25 million.

Interest Rates

The General Government sector has a very moderate level of debt with a total debt servicing cost forecast at $247 million in 2003-04.

The current average duration of General Government debt is approximately four years. Accordingly, a one percentage point variation in interest rates would lead to a very modest change in debt servicing costs in 2003-04.

Actuarial Estimates of Superannuation and Long Service Leave

Liabilities for superannuation and long service leave are estimated by the State Actuary with reference to, among other things, assumed rates of investment returns, salary growth and inflation. These liabilities are therefore subject to changes in these parameters. Similarly, the long service leave liabilities are subject to the risk that the actual rates of employee retention will vary from those assumed in the liability calculation.

While these impacts have been estimated and allowances made in the Budget and

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forward estimates to accommodate them, the actual outcome may differ from the estimates calculated for the Budget.

Demographic and Demand Based Risks

Unforeseen changes in the size, location and composition of Queensland's population can impact on the demand for goods and services, and therefore the cost of maintaining existing policies. This is particularly evident in the health, education, community services and criminal justice sectors.

State Government expenditure is often more closely associated with socio-demographic factors, such as the number of school age children or the number of elderly residents, than with economic activity. However, such changes are unlikely to impact significantly in the short term (i.e. within a given Budget year).

For this reason, the composition, size and location of the State's population is critical in projecting the State's expenditure needs across the forward estimate period.

Unforeseen Events

It is almost inevitable that some events will occur during the year which will require additional expenditure but could not be foreseen or quantified at the time of the Budget.

Contingency funding for such events is provided in the Budget through the Treasurer's Advance. The Treasurer's Advance (TA) is an amount of appropriation within Treasury's administered Budget as a whole-of-Government provision for potentially emergent costs, for example natural disasters, and also contains some items that have not been finalised for inclusion in agency estimates at the time of the Budget.

In 2003-04, the Treasurer's Advance allocation is $86 million.

SENSITIVITY OF REVENUE ESTIMATES AND REVENUE RISKS

The rate of growth in tax revenues is dependent on a range of factors that are linked to the rate of growth in economic activity in the State. Some taxes are closely related to activity in specific sectors of the economy, whilst others are broadly related to the general rate of economic growth, employment, inflation and wages. A change in the level of economic activity, resulting from economic growth differing from forecast levels, would impact upon a broad range of taxation receipts.

Other revenue items are influenced by external variables such as the exchange rate or the performance of financial markets.

Performance of Financial Markets - Investment Returns

Investment earnings are based on the assumption of long-term average market returns for an acceptable level of risk. These investments principally cover the superannuation investment funds. The Government's financial investments are held in a portfolio comprising property, domestic and offshore equities and fixed interest.

The assumed long run rate of return used in Budget estimates is 7.5%. Actual returns will depend on the performance of sectors which comprise the portfolio.

Given Queensland's large holding of financial assets, actual revenues are highly sensitive to small variations from the assumed long run rate of return.

A one percentage point variation in investment earnings on assets held to meet future employee entitlements would lead to a change in investment revenue of approximately $100 million.

Exchange Rate and Coal Prices and Volumes - Royalties Estimates
Estimates of mining royalties are sensitive to movements in the A$/US$ exchange rate, and commodity prices and volumes.

Contracts for the supply of commodities are generally written in US$. Accordingly, a change in the exchange rate impacts on the A$ price of commodities and therefore

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expected royalties collections.

The 2003-04 Budget royalty estimates are based on a year average A$/US$ exchange rate of around 65 cents.

A one cent variation in the A$/US$ would lead to a change in royalties revenue of approximately $10 million in 2003-04.

Also impacting on royalty estimates are volume effects. A large component of Queensland's royalty collections is derived from coal. A 1% variation in export coking and thermal coal volumes would lead to a change in royalty revenue of approximately $5 million.

The 2003-04 Budget assumptions for export coal prices are derived taking into account various price forecasts made by coal companies. A US$1 variation in the price of export coal would lead to a change in royalty revenue of approximately $14 million.

Property Prices and Volumes - Transfer Duty Estimates

Over recent years, strong growth in State taxation receipts has been a result of high levels of activity in the residential property market through its impact on transfer duty receipts. The increase in stamp duty receipts flowing from residential property market activity has two elements, the price of properties changing hands, and the volume of properties changing hands.

For 2003-04, an easing in the property market is forecast. The assumption underpinning the expected reduction in stamp duties is for property prices to remain at current levels, but for a reduction in transaction volumes.

A one percentage point variation in the average value of property transactions would change transfer duty collections by approximately $12.5 million in 2003-04.

A one percentage point variation in the volume of transactions would change transfer duty revenues by approximately $10.5 million in 2003-04.

Wages and Employment Growth - Payroll Tax Collections

Wages and employment growth have a direct impact on payroll tax collections. The 2003-04 Budget assumptions are for average earnings growth of 4.25% and employment growth of 2.25%.

A one percentage point variation in average earnings growth would change payroll tax collections by approximately $8 million.

A one percentage point variation in employment growth would change payroll tax collections by approximately $16 million.

Parameters Influencing Commonwealth GST Payments to Queensland

The Commonwealth Government's national tax reform package was introduced with effect from 1 July 2000. As part of this package, the Commonwealth and all State and Territory Governments signed an Intergovernmental Agreement on the Reform of Commonwealth - State Financial Relations (IGA). Under this agreement, there have been substantial changes to the funding arrangements for states and territories, including compensation for certain costs and revenue foregone.

Estimates of Commonwealth GST revenue grants to States and Territories are dependent on GST revenue collection which is likely to be closely correlated with the general level of economic activity. The Commonwealth Government has provided estimates of GST collections in its Budget Papers. In 2003-04, Queensland's Budget will bear the risks of fluctuations in GST revenues and the other components of the package (First Home Owners Grant scheme, administrative costs associated with the GST, gambling tax losses, etc).

The Commonwealth's estimate of collections in 2003-04 is based on its forecast of national GDP growth of 3.25% and consumption growth of 3.25%. As with all other tax estimates, there is a risk of lower collections than estimated by the Commonwealth if economic growth and consumption is weaker than expected.

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There is not enough information provided in the Commonwealth Budget Papers to prepare indicative forecasts of the sensitivity of GST estimates to key variables. However, based on current Commonwealth estimates, Queensland's maximum exposure in 2003-04 is presently $197 million, which represents the amount GST revenue would need to reduce by before the Guaranteed Minimum Amount provisions would be activated.

Commonwealth Grants (Specific Purpose Payments)

Specific Purpose Payments (SPPs) are payments made by the Commonwealth to promote its policy objectives. Indexation arrangements and distribution among the States vary for each SPP. The Commonwealth reviews the payments each year and it has guaranteed it will not reduce SPPs as a result of national tax reform. However, the State has no guarantee that the Commonwealth will not reduce SPPs for other purposes.

CONTINGENT LIABILITIES

Contingent liabilities represent items that are not included in the Budget as significant uncertainty exists as to whether the Government would sacrifice future economic benefits in respect of these items. Nevertheless, such contingencies need to be recognised and managed wherever possible in terms of their potential impact on the Government's financial position in the future.

The State's quantifiable and non-quantifiable contingent liabilities are detailed in the Consolidated Financial (AAS31) Report (Note 34).

A summary of the State's quantifiable contingent liabilities as at 30 June 2002 is provided below.

Table C.1

Contingent Liabilities2002

$ millionNature of Contingent Liability
Guarantees and indemnities
QTC - stock loans
Training agreement
Grants and subsidies
Other
Total
6,412
1,181
47
9
117,660

APPENDIX D - DEMOGRAPHIC TRENDS

Trends in government service delivery reflect the general social and economic trends affecting the State and the fiscal strategies adopted by the Government. Changes in the size and structure of the population affect overall economic growth and the demand for government services and subsequently have an impact on the State Budget.

The Queensland Government has long recognised the importance of demographic change and the challenges it poses to effective service delivery and sustainability of the State's sound fiscal position. Preliminary indications from Queensland Treasury's Intergenerational Research Project8 are that demographic change will generate increased fiscal pressure in the years ahead.

It is imperative that state funds continue to be directed to areas of emerging need in a timely and appropriate manner. To achieve this, the Queensland Government has developed a capacity to generate state-of-the-art demographic projections and to analyse demographic issues and impacts. The principal demographic issues likely to impact on state service delivery and finances are described below.

POPULATION GROWTH

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Since the early 1970s, Queensland's population has consistently grown at a faster rate than the larger states of New South Wales and Victoria, as shown in Table D.1. Over the past five years, Queensland has recorded the fastest growth rate of any state. At 30 June 2002, Queensland's share of the national population reached 18.9% compared with 18.3% five years ago (expected to reach 19.1% by June 2004). The State's share of the nation's population growth over this five-year period was 27.3%.

Table D.1

Proportion of National Population and Population Growth

Five Years Ending 30 June 2002Share of Population as at 30 June 2002

(%)Share of Population Growth Over Five Years

(%)Average Annual Growth Rate Over Five Years

(%)StateNew South Wales 33.8 31.71.1Victoria 24.8 24.01.2Queensland 18.9

27.31.8Western Australia 9.8 11.61.4South Australia 7.7 3.40.5Tasmania 2.4 (0.1)0.0Australian Capital Territory 1.6 1.10.8Northern Territory 1.0 1.01.2Australia100.0100.01.2

Source: ABS 3101.0.Migration

Interstate and overseas migration has been the major contributor to Queensland's population growth over the past five years. Net migration has accounted for 61% of Queensland's population growth over the five years ending 30 June 2002, with the remaining 39% accounted for by natural increase (births less deaths).9 Chart
D.1 shows that net migration has accelerated over the past five years to reach 53,900 persons in 2001-02, the highest level since 1989-90. The strong growth in Queensland's population over the past year has been due to growth in both interstate and overseas migration.

Chart D.1

Components of Net Migration Growth in Queensland

Source: ABS 3101.0.

Ageing Population

The main demographic change affecting all Australian states is the changing age structure of the population. Chart D.2 indicates that the traditional age pattern will change substantially in coming decades as the proportion of older people increases and the proportion of young people decreases.

Chart D.2

Age and Sex Distribution, Queensland, 2001 and 2031

Source: ABS 3201.0; and OESR, unpublished population projections

In 2001, more Queenslanders were aged under 15 years (21.3%) than 65 years and over (11.6%). As shown in Table D.2, this is expected to change over the next 30 years, with people aged 65 years and over living in Queensland projected to increase three-fold in number, and to nearly double their share of population to 22%. While the number of people aged under 15 years is projected to increase slightly, their share of population is expected to decline to 15.8% in 2031.

By 2031, the dependency ratio, i.e. the ratio of the dependent population (those aged 0-14 years plus those 65 years and over) to the working age population (those aged 15-64 years), is expected to be similar to that in 1971, but with the majority of the dependent group being aged people rather than younger people as was the case earlier.

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Table D.2

Queensland's population: Past (1971), Present (2001) and Future (2031)1 Proportion by Age Group and Dependency Ratio

1971
2001
2031Age Group0-14 years29.821.315.815-64 years61.567.162.265 years and over
8.811.622.0Dependency Ratio62.749.160.8

Note:

1. Numbers may not add due to rounding.

Source: ABS 3101.0; and OESR, unpublished projections

The ageing of the population will place increasing demands on government services, particularly health and community services, placing strong pressure on state governments to build the capacity to deliver social services to those in the older age groups.

Indigenous Demographics

Indigenous Australians comprise 3% of the Queensland population and Queensland's Indigenous population represents 27% of the total Indigenous population nationally.10

The age distribution of the Aboriginal and Torres Strait Islander population in Queensland is very different to the Queensland population as a whole. The Indigenous population is relatively young, with 40% being aged under 15 years compared with 21% of the general population.11 Indigenous Queenslanders have a life expectancy more than 20 years less than that for non-Indigenous people,12 while only 3% of the Indigenous population are older than working age (65 years and over) compared with 12% for the entire population.13

Queensland Indigenous women have higher rates of fertility (2.1 babies per woman) than all Queensland women (1.7 babies per woman), with fertility rates of young Indigenous women (aged 20-24 years) more than twice that of non-indigenous women in the same age group. The health status of Indigenous babies tends to be poorer as indicated by low birth weight.14

REGIONAL DISPERSION

Queensland is the least centralised of the Australian mainland states. At 30 June 2002, 54% of the State's population lived outside the Brisbane metropolitan area (Brisbane Statistical Division) whereas in the other states combined, only 32% of the population lived outside the metropolitan areas (capital city statistical divisions).15 While the growth rate in Brisbane's population was slightly higher than in the rest of Queensland over the past five years, the rate of growth in the State's population outside the metropolitan area exceeded the growth in population living outside the other states' metropolitan areas.

There has been a trend for people to leave Queensland's rural western areas and move to the State's coastal centres, the south-east corner or interstate. One of the effects of young people and persons of working age, leaving rural parts of the State is the change in the mix of age groups who choose to remain in rural areas. One result is an increase in the proportion of older people in rural areas. Changes such as this have implications for service providers such as those associated with health care.

While population growth and associated urban development demand attention in terms of infrastructure and service provision, so does the spatial distribution of particular population characteristics such as increasing proportions of aged, unemployed and low income people in many communities that are not experiencing rapid population growth. Certain areas of the State have a high proportion of people with low levels of education, which has implications for the economic development of these regions. This education status is then mirrored by the distribution of persons earning relatively low incomes. In turn, this has implications for service providers, especially those associated with income support, community safety,

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training and health.

Temporary Populations

Available evidence suggests that temporary movements of people from the southern states generate a substantial redistribution of population to Queensland. Temporary movers are people who are seasonal or fly-in/fly-out workers, those on extended holidays, and students.

These movements have significant implications for the cities and regions that attract temporary migrants. An influx of temporary migrants can radically alter the size and composition of the population and hence the demand for services and facilities.

Temporary movers contribute to the economies of their destinations through demand for goods and services and, in the case of production-related moves, through provision of labour. Temporary movements also have other implications. Visitors place pressure on the local environment and have social impacts on the communities with which they interact. Equally important is the demand exerted on local infrastructure, services and facilities.

COMPOSITION OF FAMILIES AND HOUSEHOLDS

Average family size is declining as a result of declining fertility rates and increasing numbers of divorces, single parent families and aged people living alone. Australian Bureau of Statistics medium household projections, shown in Table D.3, indicate that couple-only families will become the dominant family type in Queensland within the next 10 years. These factors will contribute to the growth in the number of households significantly exceeding forecast population growth.

Table D.3

Queensland's Families: Projected Number of Families by Family Type, 2001 to 20211 (Medium Series)

2001
2011

2021'000%'000%'000%Family TypeCouple Families With Children 435.8 43.2 468.3
38.7 524.2 37.1Couple Families Without Children 393.1 39.0 519.9 43.0 638.7
45.2One Parent Families 161.7 16.0 198.6 16.4 226.4 16.0Other 18.7 1.9 22.0 1.8
24.1 1.7Total1,009.2100.01,208.8100.01,413.4100.0

Note:

1. Numbers may not add due to rounding.

Source: ABS 3236.0.

IMPLICATIONS OF DEMOGRAPHIC TRENDS

Demographic changes will have social, economic, fiscal and environmental implications including:

..    growing demand for services, and therefore growing fiscal pressure, for all three tiers of government, particularly in areas such as health and aged care

..    additional demands for infrastructure including transport, water, sewerage, energy, community centres and recreational facilities

..    changes in the mix of service demands including an increased demand for lifelong education and training

..    changing production and consumption patterns linked to an ageing population

..    environmental impacts from increased resource use and urbanisation.

APPENDIX E - GOVERNMENT FINANCE STATISTICS

INTRODUCTION

Government Finance Statistics (GFS) data is used extensively in the presentation of financial statement information in the Budget Papers.

This appendix contains detailed financial statements for the Queensland Public Sector based on Australian Bureau of Statistics (ABS) Government Finance Statistics standards. These tables provide financial information prepared under the Uniform Presentation Framework of reporting as required under the Australian Loan Council arrangements. In line with these requirements, budgeted financial information for the Public Financial Corporations sector is not included.

In addition, the appendix provides background information on GFS, including the conceptual basis for GFS and its relationship with Australian accounting standards, sector definitions and a list of reporting entities.

The following tables present the operating statement, balance sheet and cash flow statements for the General Government, Public Non-financial Corporations
(PNFC) and Non-financial Public sectors on an accrual GFS basis.

General Government Sector

For detailed analysis of the General Government sector readers should refer to Chapter 5 - Revenue, Chapter 6 - Expenses, and Chapter 7 - Balance Sheet and Cash Flows.

Public Non-financial Corporations Sector

The Public Non-financial Corporations (PNFC) sector is projected to have a net operating deficit in 2003-04 of $176 million ($216 million deficit in 2002-03).

The deficit partly reflects the inclusion in the sector of some entities which, in the course of their normal operation, do not operate in surplus. In addition, some dividends are paid from prior year surpluses, capital restructuring and gains on the sale of assets. Under GFS conventions, proceeds from these sources are not included in revenues and hence dividend payments arising from these sources produce negative operating results.

The PNFC sector is expected to produce a net operating surplus of $87 million in 2004-05 and continue to improve in the outyears.

Payments for investments in non-financial assets, which represents capital expenditure less sales of physical assets, are projected to increase by $441 million from the estimated actuals to $2,193 million in 2003-04. This is partly due to the Fisherman Island expansion facility and development of a new gas fired power station in Townsville. Electricity entities will be carrying out replacement and upgrade of infrastructure supporting the electricity network, and Queensland Rail will enhance its rail network while the Government's ports will also be making significant investments.

The PNFC sectors net worth was $12.169 billion in 2001-02, and is expected to increase to $12.644 billion in 2002-03 and $12.802 billion in 2003-04. Further increases in net worth are expected across all the outyears.

UNIFORM PRESENTATION FRAMEWORK FINANCIAL INFORMATION

The following tables present operating statements, balance sheets and cash flow statements prepared on an accrual GFS basis for the General Government, Public Non-financial Corporations and Non-financial Public sectors.

OTHER GFS DATA

Expenses by Function

Data presented in Table E.10 provides details of General Government sector expenses by function. The data is presented in accordance with GFS and Uniform Presentation Framework guidelines which presents data on a consolidated basis.

Table E.10

General Government Sector Expenses by Function (1)

2002-03

Est. Actual
$ million2003-04

Budget

$ millionGeneral public services (2)519767Public order and safety1,9812,084Education5,3105,480Health4,3644,564Social security and welfare864908Housing and community amenities 1,016977Recreation and culture477464Fuel and energy626591Agriculture, forestry, fishing and hunting767669Mining, manufacturing and construction108111Transport and communications2,3252,446Other economic affairs752710Other purposes1,1541,458Total Expenses20,26321,229

Note:

1. Numbers may not add due to rounding.
2. The increase relative to 2002-03 reflects negative returns on post retirement accounts in 2002-03.

Taxes

Data presented in Table E.11 provides details of taxation revenue collected by the General Government sector. The data is presented in accordance with GFS and Uniform Presentation Framework guidelines, which presents data on a consolidated basis.

Table E.11

General Government Sector Taxes (1)

2002-03

Est. Actual
$ million2003-04

Budget

$ millionTaxes on Employers' Payroll and Labour Force1,2871,364Taxes on Property Land Taxes278314 Stamp Duties on Financial and Capital Transactions1,5931,424 Financial Institutions' Transaction Taxes256259 Other5354Taxes on the Provision of Goods and Services Excises and Levies206321 Taxes on Gambling638680 Taxes on Insurance333349Taxes on Use of Goods and Performance of Activities Motor Vehicles855896 Other123Total Taxes5,5115,664

Note:

1. Numbers may not add due to rounding.

Loan Council Allocation

The Australian Loan Council requires all jurisdictions to prepare Loan Council Allocations (LCA) to provide an indication of each government's probable call on financial markets over the forthcoming financial year.

Table E.12 presents the State's revised LCA nomination for 2003-04 and the estimated outcome for 2002-03.

Table E.12

Queensland Loan Council Allocation 12002-03

Est. Actual
$ million2003-04

Budget

$ millionGeneral Government sector Cash Deficit (Surplus)2(51)(152)PNFC sector Cash Deficit (Surplus) 2583966Non-financial Public Sector Cash Deficit (Surplus)2530815Net cash flows from investments in financial assets for policy purposes

9

...Memorandum Items3(187)(157)Loan Council Allocation 352658

Notes:

1. Numbers may not add due to rounding.
2. Figures in brackets represent surpluses.
3. Other memorandum items are operating leases.

The State's revised LCA nomination for 2002-03 is a deficit of $352 million. This compares to the Mid Year Review estimate of $329 million.

In 2003-04, the State's Budget LCA is a deficit of $658 million, compared with the LCA nomination in March of $190 million. The variation mainly reflects higher net borrowing requirements by the Public Non-financial Corporation sector as a result of increased spending on capital infrastructure.

BACKGROUND AND INTERPRETATION OF GOVERNMENT FINANCE STATISTICS

Accrual GFS Framework

The GFS reporting framework, developed by the Australian Bureau of Statistics
(ABS), is based on international statistical standards (the International Monetary Fund Manual on Government Finance Statistics and the United Nations System of National Accounts). This allows comprehensive assessments to be made of the economic impact of government.

Nature of the GFS framework

The accrual GFS framework is based on an integrated recording of stocks and flows. Stocks refer to a unit's holdings of assets, liabilities and net worth at a point in time, whilst flows represent the movement in the stock of assets and liabilities between two points in time. Flows comprise of two separate types, transactions and other economic flows. Transactions come about as a result of mutually agreed interactions between units or within a single unit. Other economic flows would include revaluations and destruction or discovery of assets that do not result from a transaction. In GFS operating statements, other economic flows, being outside of the control of government, are excluded and do not affect the net operating result.

The GFS statements reported in the budget are the operating statement, balance sheet and cash flow statement.

Operating Statement

This statement is designed to capture the details of transaction flows of GFS revenue and GFS expense items as well as net acquisition of non-financial assets for an accounting period. Unlike operating statements prepared on Australian Accounting Standard principles, a GFS operating statement reports two major fiscal measures - the GFS net operating balance and GFS net lending (otherwise known as fiscal balance).

Net operating balance is represented by GFS revenues less GFS expenses and excludes any other economic flows such as revaluations, gain or loss on assets disposals and allowances for doubtful debts.

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

Net lending is the net operating balance less net acquisition of non-financial assets. It also is referred to as the fiscal balance. It measures, in accrual terms, the gap between government savings plus net capital transfers and investment in non-financial assets. A surplus indicates that the state government is placing financial resources at the disposal of other sectors of the economy, whilst a deficit reflects the state utilising the financial resources of other sectors.

Balance Sheet

The balance sheet shows stocks of financial and non-financial assets and liabilities. Key indicators in the balance sheet are net debt and net worth.

Net debt is represented by the sum of selected financial liabilities (such as deposits held and borrowings) minus the sum of selected financial assets (cash and deposits, loans and placements). It provides an indication of the strength of a government's financial position.

Net worth, known as net assets, is defined as total assets less total liabilities. It provides a more comprehensive picture of a government's position as all assets and liabilities are taken into account.

Net financial worth, on the other hand, is calculated as financial assets minus total liabilities. It measures a government's net holdings of financial assets.

Cash Flow Statement

"Cash" means cash on hand (notes and coins held and deposits held at call with a bank or financial institution) and cash equivalents (highly liquid investments readily convertible to cash and overdrafts considered integral to the cash management functions). The cash flow statement demonstrates how cash is generated and applied in a single accounting period.

The GFS surplus/deficit is the cash counterpart of the fiscal balance as disclosed in the GFS operating statement. A surplus reflects the availability of cash to the state to increase its financial assets or decrease its liabilities, whilst a deficit reflects the requirement for cash either by running down the state's financial assets or by drawing on the cash reserves of other sectors of the economy. It comprises net cash received from operating activities and from sales and purchases of non-financial assets less cash from financing activities, finance leases and similar arrangements.

SECTOR CLASSIFICATION

GFS data is presented by institutional sector, distinguishing between the General Government sector and the Public Non-financial Corporations (PNFC) sector.

Budget reporting focuses on the General Government sector that provides regulatory services or goods and services of a non-market nature, that are charged at less than cost or at no cost. These services are largely financed by general revenue (taxation). This sector comprises government departments and certain statutory bodies.

The PNFC sector comprises bodies that provide goods and services that are mainly market, non-regulatory and non-financial in nature. PNFCs are financed through sales to consumers of their goods and services and may be supplemented by explicit government subsidy to satisfy community service obligations. In general, PNFCs are legally distinguishable from the governments that own them. Examples of PNFCs include Queensland Rail and the electricity entities.

Together, the general government sector and the PNFC sector comprise the Non-financial Public sector.

Further discussions of the GFS framework of reporting, including definitions of GFS terms can be obtained from the webpage of the Australian Bureau of Statistics at www.abs.gov.au.

REPORTING ENTITIES

The reporting entities included in the General Government and PNFC sectors are detailed below.

General GovernmentDepartmentsAboriginal and Torres Strait Islander Policy Arts QueenslandCorrective ServicesDisability Services QueenslandEducationElectoral Commission of QueenslandEmergency ServicesEmployment and Training Environmental Protection AgencyFamiliesHealthHousing Industrial RelationsInnovation and Information Economy, Sport and Recreation QueenslandJustice and Attorney-GeneralLegislative Assembly of QueenslandLocal Government and PlanningMain RoadsNatural Resources and MinesOffice of the GovernorOffice of the Public Service CommissionerOmbudsmanPolicePremier and CabinetPrimary IndustriesPublic Trust OfficePublic Works Queensland Audit OfficeState Development Tourism, Racing and Fair TradingTransportTreasury Statutory AuthoritiesAnti-Discrimination Commission QueenslandAustralian College of Tropical AgricultureBureau of Sugar Experiment Stations (ceased 2002-03)Commission for Children and Young PeopleCouncil of the Queensland Institute of Medical ResearchCrime and Misconduct CommissionDalby Agricultural College BoardEmerald Agricultural College BoardLegal Aid QueenslandLibrary Board of QueenslandLongreach Pastoral College BoardMotor Accident Insurance CommissionNickel Resources North QueenslandNominal DefendantProstitution Licensing AuthorityQueensland Art GalleryQueensland Building Services AuthorityQueensland Events Corporation Pty LtdQueensland Institute of Medical Research Trust (ceased 2002-03)Queensland MuseumQueensland Performing Arts Trust Queensland Rural Adjustment Authority Queensland Studies Authority Queensland Theatre CompanyQueensland Treasury Holdings Residential Tenancy AuthorityRoyal Children's Hospital FoundationSGH LimitedSouth Bank Corporation Stadium Redevelopment Authority (ceased 2002-03)Tourism Queensland

Commercialised Business UnitsCitecGoPrintMain Roads - Road TekProject ServicesProperty Services GroupQ-BuildQ-FleetSales and DistributionPublic Non-financial CorporationsBrisbane Market Corporation (ceased 2003-04)Bundaberg Port AuthorityCairns Port AuthorityCS Energy LtdDBCT Holdings Pty Ltd DPI Forestry EnergexErgon EnergyEungella Water Pipeline Pty LimitedGladstone Area Water BoardGladstone Port AuthorityGold Coast Events CorporationGolden Casket Lottery Corporation Limited2001 Goodwill Games Brisbane Ltd Mackay Port AuthorityMajor Sports Facilities Authority Mt Isa Water BoardNorth West Queensland Water Pipeline Pty LimitedPioneer Valley Water BoardPort of Brisbane CorporationPorts Corporation of QueenslandPowerlink QueenslandQueensland Abattoir Corporation (ceased 2002-03)Queensland Motorways LimitedQueensland Power Trading CorporationQueensland RailRockhampton Port AuthorityStanwell Corporation LtdSun WaterTarong Energy Corporation LtdTownsville Port AuthorityTrustees of the Albion Park Paceway

APPENDIX F - DEPARTMENTAL EXPENSES

1 The timing of the presentation of the State Budget has meant actual data on gross state product and its components, and other measures of State economic performance are not available for all quarters of the 2002-03 fiscal year. Consequently, the 2002-03 growth rates represent estimated actuals. Decimals have been used to describe actual outcomes, with fractions used for estimated actuals, forecasts and projections.

2 Exchange rates calculated on an end of month basis. For May 2003, the exchange rate is based on the latest available data at the time of preparation of the Budget Papers.

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

3 Exchange rates calculated on an end of month basis. For May 2003, the exchange rate is based on the latest available data at the time of preparation of the Budget Papers.

4 The Intergenerational Research Project is a component of a broader Treasury research agenda on the drivers of economic growth in Queensland. It is being conducted by the Office of Economic and Statistical Research, to ascertain the potential future effects of demographics and other economic and fiscal factors on the Queensland economy and Budget.

5 Some credit rating agencies and analysts set aside the equity investment in public enterprises in assessing net financial assets. Their view is that as these investments are held for policy purposes and are not readily realisable, they cannot, in practice, be used to offset liabilities.


6. Department of Transport and Regional Services 2001-02 Report on the operation of the Local Government (Financial Assistance)

Act 1995 - Appendix F

7. Ibid -Chapter 1 Page 13.

8 The Intergenerational Research Project is a component of a broader Treasury research agenda on the drivers of economic growth in Queensland. It is being conducted by the Office of Economic and Statistical Research, and its aim is to ascertain the potential future effects of demographics and other economic and fiscal factors on the Queensland economy and budget.

9 ABS 3101.0.

10 ABS 4705.0.
11 ABS 2001 Census of Population and Housing.
12 ABS 3302.0.
13 ABS 2001 Census of Population and Housing.
14 ABS 3301.0.
15 ABS 3201.0.

??

Budget Strategy and Outlook 2003-04 1

85
Budget Strategy and Outlook 2003-04

95
Budget Strategy and Outlook 2003-04

130
Budget Strategy and Outlook 2003-04

141
Budget Strategy and Outlook 2003-04

175
Budget Strategy and Outlook 2003-04

STATE BUDGET

2003-04

CAPITAL STATEMENT

Budget Paper No. 3

TABLE OF CONTENTS

1. Overview                                                                    1

Introduction                                                                   1
Planning for Queensland's Future                                               2
Capital Outlays 2003-04                                                        2
Employment Generation                                                          3
Key Concepts, Scope and Coverage                                               8

2. Engaging the Private Sector in Infrastructure Delivery                      9

Queensland's Public Private Partnership Policy                                 9
Private Sector Contribution to the Delivery of Public Infrastructure           9
Value for Money Framework Process                                             10
Current Value for Money Evaluations                                           11
Other Projects Involving the Private Sector                                   12

3. Capital Outlays by Entity                                                  15

Aboriginal and Torres Strait Islander Policy                                  15
Arts                                                                          17
Corrective Services                                                           20
Disability Services                                                           21
Education                                                                     22
Electoral Commission                                                          27
Emergency Services                                                            28
Employment and Training                                                       32
Environmental Protection Agency                                               34
Families                                                                      35
Health                                                                        36
Housing                                                                       41
Industrial Relations                                                          46
Innovation and Information Economy, Sport and Recreation                      47
Justice and Attorney-General                                                  55
Legislative Assembly of Queensland                                            57
Local Government and Planning                                                 58
Main Roads                                                                    59
Natural Resources and Mines                                                   65
Office of the Governor                                                        68
Office of the Ombudsman and Information Commissioner                          69
Office of the Public Service Commissioner                                     70
Police                                                                        71
Premier and Cabinet                                                           73
Primary Industries                                                            75
Public Works                                                                  77
Queensland Audit Office                                                       80
State Development                                                             81
Tourism, Racing and Fair Trading                                              84
Transport                                                                     86
Treasury                                                                      95

4. Total Capital Outlays by Region                                            99

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South East                                                                    99
Wide Bay-Burnett                                                             108
Darling Downs and South West                                                 111
Fitzroy and Central West                                                     115
Mackay and Northern                                                          120
Far North and North West                                                     126

Appendix A - Entities included in Capital Outlays                            131

1. OVERVIEW

KEY POINTS

..    Capital outlays in 2003-04 are estimated to be $5.273 billion, net of the capital contingency reserve. This represents an increase of 8%, or $392 million, on estimated actual outlays in 2002-03.

..    Capital outlays will contribute to the net provision of some 44,500 full-time jobs.

..    The capital outlays of public trading enterprises constitute approximately
     41% of total outlays including significant capital investment by Queensland's Government-owned electricity corporations, port authorities and Queensland Rail.

..    There are notable increases in capital outlays in a number of individual departments including Justice and Attorney-General, State Development, Housing, Public Works, Natural Resources and Mines, and Emergency Services.

..    $1.751 billion is provided for capital funding of transport and main roads,
     $359 million for education and training, $283 million for health and $324 million for law, order and public safety.

..    Capital outlays in 2003-04 reflect an ongoing regional commitment, with
     62.5% of capital expenditure occurring outside the Brisbane Statistical Division.

..    In addition to its direct provision of public infrastructure, the
     Queensland Government will continue to foster an increasing private sector involvement in the provision of public infrastructure.

INTRODUCTION

This Capital Statement presents an overview of proposed capital outlays by the Queensland Government in 2003-04 and beyond, as well as a summary of the State Government's approach to infrastructure provision. Capital outlays in 2003-04 are estimated to be $5.273 billion, net of a capital contingency reserve of $200 million. This represents an increase of 8% on estimated actual outlays in 2002-03, and continues the four year Priority Infrastructure Package introduced in last year's capital program.

In addition to the 2003-04 capital program, there are projects involving private sector provision of infrastructure as discussed in Chapter 2.

The Government's increased capital outlays in 2003-04, combined with the growth of private sector involvement in public infrastructure projects, reflects the Government's commitment to broadening Queensland's infrastructure base, in order to better meet the social and economic needs of Queensland's growing population.

PLANNING FOR QUEENSLAND'S FUTURE

The Queensland Government is committed to investing in the future of the State, ensuring sustainable economic and employment growth for current and future

Queenslanders.

Capital infrastructure is recognised as an important Government economic strategy, which supports the State's productive capacity, as detailed in Chapter
3. Investment in capital infrastructure directly and indirectly helps support the development of Queensland's regions, creates a better quality of life for people throughout the State and provides more job opportunities for Queenslanders.

The Government recognises enhancing the State's long-term productive capacity in a modern service based economy requires a broader, more holistic approach than that which may normally be associated with traditional capital infrastructure programs. In particular, the Government needs to ensure the people and technology are available in Queensland to maximise the potential of any future capital infrastructure investment. This is particularly important as, while traditional industries will continue to make an essential economic contribution to the State, much of Queensland's future employment and income growth will come from service industries.

Therefore, along with the provision of capital or 'hard' infrastructure such as roads, dams and bridges, the Government maintains a strong commitment in investing in 'soft' infrastructure, such as education and training. This is as well as policies aimed at fostering innovation and the development and use of information and communication technologies - the major focus of the Government's Smart State policy.

In order to effectively meet the needs of a rapidly growing and spatially dispersed State the Government is actively pursuing opportunities to partner with the private sector to produce innovative, value for money solutions in the provision of public infrastructure.

This Public Private Partnership approach to the provision of public infrastructure will be explored and adopted whenever it provides a more efficient and better value for money outcome for the Queensland taxpayer.

Such an approach will provide the community with a greater level of infrastructure than would have otherwise been possible, resulting in both short-term and long-term positive employment outcomes, and ultimately leading to a greater quality of life for all Queenslanders.

CAPITAL OUTLAYS 2003-04

The capital outlays of Queensland's public trading enterprises will constitute 41% of total outlays in 2003-04. This includes capital investment by Queensland's Government-owned electricity corporations of $1.25 billion, Queensland Rail of $615 million and Queensland Port Authorities of $256 million.

There are significant increases in capital outlays in a number of departments including Disability Services, Justice and Attorney-General, Natural Resources and Mines, State Development, Housing, and Emergency Services. Increases in capital outlays for individual departments are discussed in detail in the following chapters of this Capital Statement.

Expenditure in 2003-04 is highest in the Brisbane Statistical Division - the most populous area of the State - at $2.052 billion. However, consistent with the Government's commitment to building Queensland's regions, 62.5% of capital expenditure is expected to occur outside the Brisbane Statistical Division.

Capital outlays by purpose in 2003-04 are detailed in Chart 1.1. Capital outlays by State Government departments are listed in Table 1.1. Table 1.2 shows the composition of capital outlays by source of funding, while Table 1.3 details estimated capital outlays by State Government department in each of the State's statistical divisions.

Chart 1.1

Capital Outlays by Purpose, 2003-04

EMPLOYMENT GENERATION

The 2003-04 capital program will have a significant effect on employment, supporting some 44,500 full-time jobs, directly and indirectly. Estimated employment generation from budgeted capital expenditure in 2003-04 is less than that forecast in the 2002-03 Capital Statement. This decrease is due to reduced expenditure on employment generating capital and an increase in expenditure on items such as information technology, consistent with the Government's Smart State Policy. Employment generating capital does not include expenditure on land purchases and plant and equipment. The 2002-03 capital program included a greater proportion of this type of asset.

The remaining chapters of this Budget paper provide further details of State Government capital outlays. Chapter 2 provides an update on the role of the private sector in providing public infrastructure in Queensland. Chapter 3 lists capital outlays on a project basis by department. Chapter 4 presents a desegregation of capital outlays by region.

Table 1.1

Capital Outlays by Entity1,2

2002-03
2003-04
Entity
Est. Actual
Budget

$'000
$'000
Aboriginal and Torres Strait Islander Policy
22,416
17,511
Arts
65,204
124,688
Corrective Services
26,945
23,332
Disability Services
6,702
22,441
Education
291,165
300,446
Emergency Services
59,505
77,725
Employment and Training
59,622
58,376
Environmental Protection Agency
27,774
20,061
Families
16,824
14,850
Health
256,239
282,768

Housing
261,217
333,765
Innovation and Information Economy, Sport and Recreation Portfolio

Innovation and Information Economy, Sport and Recreation
262,034
105,343
Government Owned Electricity Corporations
1,205,260
1,250,204
Justice and Attorney-General
47,867
123,334
Legislative Assembly of Queensland
2,203
2,250
Local Government and Planning
163,774
158,601
Main Roads
737,082
777,804
Natural Resources and Mines
70,438
112,606
Police
103,161
99,447
Premier and Cabinet
20,166
9,959
Primary Industries
29,079
33,615
Public Works
192,730
222,495
State Development
198,521
283,339
Tourism, Racing and Fair Trading
13,311
8,872
Transport Portfolio

Queensland Transport
142,075
101,743
Port Authorities
223,269
256,409
Queensland Rail
450,000
614,780
Treasury3
24,007
34,857
Other4
1,997
1,304

Anticipated Capital Contingency Reserve5
-100,000
-200,000
Total Capital Outlays6,7
4,880,587
5,272,925

Notes to Table 1.1

Capital Outlays by Department

1. Includes associated statutory bodies.

2. Abstract 31 issued by the Australian Accounting Research Foundation deals with accounting for the Goods and Services Tax (GST). This Abstract states that in relation to acquisitions of assets, any recoverable GST (in the form of GST input tax credits) would not be included in the cost of acquiring an asset. On this basis, capital works projects are shown on a GST-exclusive basis - that is, net of any recoverable GST input tax credits. The current exception to this is where an agency, because of its GST status, is unable to recover some GST input tax credits, for example the Department of Housing.

3. Includes the Department of Treasury, the Motor Accident Insurance Administration, and the Golden Casket Lottery Corporation.

4. Includes the Department of Industrial Relations, Electoral Commission of Queensland, Office of the Governor, Office of the Public Service Commissioner, Office of the Ombudsman and Information Commissioner and the Queensland Audit Office.

5. 2003-04 adjustment recognises that individual agencies may budget to fully expend their capital works allocations, however on a whole-of-Government basis there is likely to be underspending, resulting in a carryover of capital allocations.

6. Numbers may not add due to rounding.

7. Capital works outside of Queensland are not included in the 2003-04 capital program.

Table 1.2

Sources of Funding for Capital1

2002-03

Table 1.3

Total Capital Outlays by Entity within Statistical Division for 2003-04

KEY CONCEPTS, SCOPE AND COVERAGE

Consistent with the approach adopted in previous years, a capital contingency reserve has been included. This reserve recognises that while departments budget to fully utilise their capital works allocation, circumstances such as poor weather or production delays may prevent full utilisation. On a whole-of-Government basis, there is likely to be underspending, resulting in a carryover of capital allocations.

Under accrual output budgeting, capital is the stock of assets including property, plant and equipment, intangible assets and inventories that an agency owns and/or controls and uses in the delivery of services, as well as capital grants made to other entities. For the purpose of this Budget paper, capital outlays refer to the gross acquisition of these assets. The following definitions are applicable throughout this document:

..    Total capital outlays - property, plant and equipment outlays, other capital expenditure and capital grants

..    Property, plant and equipment outlays - property, plant and equipment outlays as per the financial statements excluding asset sales, depreciation and revaluations

..    Other capital expenditure - intangibles, inventories, and self-generating and regenerating assets

..    Capital grants - all capital grants to other entities (excluding grants to other Government departments and statutory bodies).

Capital outlays include information for all bodies defined as reporting entities for the purpose of whole-of-Government financial reporting requirements, excluding Public Financial Corporations. Projects without a recorded total estimated cost are ongoing. The entities included in this Capital Statement are listed in Appendix A.

Capital Works and the GST

Abstract 31 issued by the Australian Accounting Research Foundation deals with accounting for the Goods and Services Tax (GST). This Abstract states that in relation to acquisitions of assets, any recoverable GST (in the form of GST input tax credits) would not be included in the cost of acquiring an asset. On this basis, capital works projects are shown on a GST -exclusive basis, that is, net of any recoverable GST input tax credits. The exception to this is where an agency is unable to recover some GST input tax credits because of their GST status, for example the Department of Housing.

1

1
Capital Statement 2003-04

7
Capital Statement 2002-03

8
Capital Statement 2003-04

2. ENGAGING THE PRIVATE SECTOR IN INFRASTRUCTURE DELIVERY

QUEENSLAND'S PUBLIC PRIVATE PARTNERSHIP POLICY

The Queensland Government launched its Public Private Partnership Policy - achieving value for money in public infrastructure and service delivery in September 2001. Supporting guidance material, Public Private Partnership Value for Money Framework, was released in August 2002. The latter provides a disciplined framework for assessing how value for money can best be achieved in the delivery of major public infrastructure and infrastructure-related non-core services.

Queensland's Public Private Partnership Value for Money Framework is consistent with similar initiatives being pursued nationally and internationally. It recognises the public and private sectors can each play an important role in delivering effective and efficient infrastructure and infrastructure-related services for the State. Experiences from elsewhere in Australia and abroad suggest governments can deliver superior service outcomes in the provision of many types of infrastructure and services through an appropriate and properly structured partnership with the private sector.

The private sector in Queensland has a strong interest in contributing to the provision of the State's public infrastructure.

PRIVATE SECTOR CONTRIBUTION TO THE DELIVERY OF PUBLIC INFRASTRUCTURE

Major government infrastructure and service projects have a number of distinct, but related phases, each with its own risks and costs - planning, design, financing,

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construction, maintenance and refurbishment. To optimise value for money in the provision of infrastructure, it is necessary to identify and manage a project's whole-of-life costs and risks. In many instances, government can achieve the best outcome in terms of whole-of-life costs and risks when one entity is responsible for all phases of a project, and is given the incentive to optimise outcomes in each phase.

The private sector may be able to assist in delivering value for money in the provision of public infrastructure where it can better manage the risks and whole-of-life costs through superior innovation, supply arrangements, investment accountability and/or management systems. The private sector may also add value to major government infrastructure projects by improved resource utilisation and identifying other commercial opportunities for the infrastructure.

The Government is of the view greater private sector participation in the provision of public infrastructure will assist the timely delivery of efficient and effective infrastructure to the Queensland community. However, it is recognised that Public Private Partnerships (PPP) can introduce new risks, and that there is a need for careful analysis and management before any commitment to a PPP delivery is made.

VALUE FOR MONEY FRAMEWORK PROCESS

The PPP Value for Money Framework provides a clear, transparent and accountable methodology for achieving value for money in the delivery of Government infrastructure and services. The Framework is designed to provide State Government agencies with a comprehensive process to assess major infrastructure proposals, and receive clear directions from Government as proposal analysis progresses towards final commitment. The rigorous approach to investigation of risks, costs and policy issues can allow the Government to constructively engage the private sector in developing effective commercial arrangements.

The Framework involves the following six stages.

Service Identification

The Service Identification stage of a project is used to identify and scope Government's infrastructure and infrastructure-related service needs, and includes an initial analysis of options for meeting these needs.

Preliminary Assessment

The Preliminary Assessment is used to undertake an initial evaluation of service requirements, affordability and priority of the project. Tasks completed during this stage includes the identification of options for delivering the desired infrastructure and services, preparation of an initial feasibility study, including benefit cost analyses and financial modelling of the proposed project, assessment of project risks and public policy issues and a preliminary evaluation of whether private sector involvement has the potential to provide a better value for money outcome than traditional government delivery. At the completion of the Preliminary Assessment stage, Government will make an initial assessment of the priority and affordability of the project and, on the basis of this assessment, determine whether the project should proceed to the PPP Business Case Development stage.

PPP Business Case Development

If the Government approves proceeding to the Business Case Development stage, the objective of the business case is to undertake a detailed analysis of the project and determine the delivery method that offers the best value for money throughout the life of the infrastructure. During this stage, a detailed assessment is made of the proposal's whole-of-life costs, risks and potential revenue streams under various delivery options, including the PPP option.

Tasks in this stage include developing an output specification for the service requirement, identifying and allocating risks and constructing detailed financial models for comparing traditional delivery options against the public private

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partnership option. During this stage, a detailed public interest assessment is completed, environmental and cultural planning studies are undertaken and employee, employment and skills development issues are assessed. At the completion of the Business Case Development stage, Government will confirm (or otherwise) the priority and affordability of the project and, if the project is to proceed, will approve the preferred delivery option and funding for that delivery option.

Expressions of Interest

If the Government determines that the project is to proceed as a PPP, expressions of interest will be sought for private sector involvement in the project. The purpose of the Expressions of Interest stage is to develop a shortlist of proponents who demonstrate, in their expression of interest, the technical and financial capabilities to deliver the Government's service requirement on a value for money basis. At the completion of this stage Government will either approve a shortlist of proponents to proceed to the Binding Bid stage, or approve proceeding with traditional delivery should the expressions of interest received indicate the PPP alternative would not deliver best value for money.

Binding Bid

The purpose of the Binding Bid stage is to seek binding bids, identify whether bids offer the best value for money outcome, and if so, enter into binding project agreements with the preferred proponent for delivery of the project. If the PPP alternative as proposed by the market does not demonstrate that it would provide best value for money, Government would progress the project using a traditional delivery option.

Management of Project Agreements

The purpose of the subsequent project management stage is to ensure the private sector partner and the Government fulfil their respective obligations under the project agreements. This ensures the infrastructure and infrastructure-related service is delivered in accordance with the output specification.

CURRENT VALUE FOR MONEY EVALUATIONS

The Queensland Government does not commit to delivering a project until after completion of the Business Case Development stage. Accordingly, this section does not provide specific details of projects in the Business Case Development stage or earlier stages.

Service Identification and Preliminary Assessment Stages

Government is progressing five major infrastructure projects through the Service Identification stage and investigating a further nine in the Preliminary Assessment stage. These projects span infrastructure interests including roads, transport, buildings and facilities, information and communication technology, port facilities, water supply and wastewater management.

A number of the projects currently being progressed through the Preliminary Assessment stage could progress to the Business Case Development stage by the end of 2003.

PPP Business Case Development Stage

Government is analysing five major infrastructure projects in the Business Case Development stage. These include initiatives in transport, research facilities, knowledge-based industry development and information technology. If approved to proceed, the projects will collectively involve capital investments up to $1.5 billion.

The preliminary market sounding undertaken to date and the Preliminary Assessment analyses for these projects have identified a potential for a PPP to deliver better value for money through optimal risk allocation, innovation in design, construction and operation, economies of scale and adding value throughout the life of the infrastructure.

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It is expected that the Business Case Development stage for three of these projects will be completed by the end of 2003.

Expressions of Interest Stage

Government currently has one major project, the Southbank Education and Training Precinct, in the Expressions of Interest stage of the PPP Value for Money Framework. The precinct will be Queensland's first large-scale multi-sectoral campus and will incorporate the redevelopment of Southbank Institute of Technical and Further Education and elements of Brisbane State High School.

The private sector has been invited to submit expressions of interest for the design, construction, financing, operation (of non-core activities) and maintenance of the facilities required for the precinct. Core service delivery, for example teaching and curriculum, will remain the responsibility of the State.

The Government anticipates private sector involvement in the delivery of the Southbank Education and Training Precinct will deliver a value for money outcome for the State, through factors such as optimal risk allocation, innovation, whole-of-life costing, economies of scale and value adding. This expectation will be tested as the project progresses through the Expression of Interest and Binding Bid stages of the PPP Value for Money Framework.

The Government expects the Expressions of Interest stage will be completed in mid-2003. If the decision is made to proceed to the Binding Bid stage, and a successful outcome is achieved, project agreements may be executed by mid-2004.

OTHER PROJECTS INVOLVING THE PRIVATE SECTOR

Dalrymple Bay Coal Terminal

The Queensland Government has entered into a long-term lease over the Dalrymple Bay Coal Terminal with the private sector. Under the lease agreement, the lessee is required to expand the facility over time to meet current and future needs. This expansion work includes future development of Stage 6 of the terminal, estimated to cost approximately $400 million over the next decade.

Tarong North

The Tarong North power station is a 450 mega Watt, coal-fired, base-load generator, which cost in the vicinity of $650 million to construct. It is 50% owned by Tarong Energy Corporation Limited, a Government owned corporation, and 50% owned by a consortium of Tokyo Electric Power Company Inc and Mitsui and Company Ltd. Electricity generation at the power station represents some 4.8% of the State's capacity.

Other

In addition to the projects detailed above, the Government is progressing a number of major projects with private sector involvement that were commenced prior to release of the PPP Policy. These include partnership arrangements for the supply of building, carpark, power supply and general support facilities at 12 hospitals throughout the State worth some $230 million.

9
Capital Statement 2003-04

3 CAPITAL OUTLAYS BY ENTITY

ABORIGINAL AND TORRES STRAIT ISLANDER POLICY

In 2003-04 the Department of Aboriginal and Torres Strait Islander Policy will outlay $17.5 million for capital infrastructure. Infrastructure development is important to support effective services to Indigenous communities across the State. Capital grants of $16.3 million will be made during 2003-04 to support of programs and services. A further $1.2 million is provided for capital acquisitions for the

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department.

Infrastructure investment forms a vital part in delivering key departmental outputs including Community Development and Community Governance.

..    Community Development - provides and brokers support and resources for
     Aboriginal and Torres Strait Islander Councils, community organisations and local governments to support the development of healthy, self-determining communities.

Capital grants of $14.5 million are budgeted for water supply and sewerage upgrades and the Torres Strait Major Infrastructure Program.

..    Community Governance - provides support and resources to foster and maintain an autonomous, efficient and accountable system of local government that responds to Aboriginal and Torres Strait Islander community needs.

Funds of $1.8 million are budgeted for construction and enhancements to council chambers at Doomadgee, Lockhart River, Mapoon, New Mapoon and Woorabinda.

ARTS

Total capital expenditure for the Arts portfolio (Arts Queensland, Queensland Performing Arts Trust, Queensland Museum, Library Board of Queensland and Queensland Art Gallery) in 2003-04 is $124.7 million.

Arts Queensland's capital expenditure program for 2003-04 is $97.2 million. The Millennium Arts Program in 2003-04 will fund $92.6 million as part of the five-year redevelopment of the Queensland Cultural Centre site at South Brisbane and associated projects. This year will see the commencement of the construction program for the Queensland Gallery of Modern Art and the redevelopment of the State Library of Queensland. Regional Queensland will benefit from the continuation of the Regional Millennium Arts grants program ($2 million), and the completion of the State-Commonwealth partnership project of the Queensland Heritage Trails Network in 2003 ($2.5 million - Commonwealth).

Library Board of Queensland

The capital outlays for 2003-04 include continued enhancements of the State Library of Queensland's collection and plant and equipment replacements and grants provided to local governments through the Queensland Public Library Grants Scheme for the purchase of library collections.

Queensland Museum

The construction of a new Sciencentre and an Aboriginal and Torres Strait Islander Cultural Centre at Queensland Museum South Bank will revitalise the flag ship campus of the Queensland Museum network. The new Sciencentre will provide a new, state of the art science discovery and educational facility. The Aboriginal and Torres Strait Islander Cultural Centre will contribute to the Museum's continuing programs of repatriation and reconciliation. An enhanced collection database system will facilitate access to this important resource.

Queensland Performing Arts Trust

The Trust's capital expenditure program for 2003-04 is $2.3 million and includes a major redevelopment of the catering facilities offered to patrons at the Queensland Performing Arts Centre, the replacement of major items of production theatre equipment and the replacement of general equipment and furniture.

Arts

Statistical
Total
Expenditure
Budget
Post

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

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
ARTS QUEENSLAND

Property, Plant and Equipment

Millennium Arts Program

Gallery of Modern Art
05
87,140
4,393
21,488
61,259

Millennium Library
05
55,326
3,568
17,854
33,904

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Plaza Development - Common
05
72,834
12,593
45,261
14,980

infrastructure works at South

Bank

Queensland Museum
05
10,000
4,865
4,250
885

Musgrave Park Cultural Centre
05
5,000
1,247
3,753

Sub-total Millennium Arts Program

92,606

Other plant and equipment
05

100
Ongoing
Total Property, Plant and Equipment

92,706

Capital Grants

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

Millennium Arts Regional Initiatives
Various
15,000
11,000
2,000
2,000
Queensland Heritage Trails Network
Various
73,450
70,950
2,500

Total Capital Grants

4,500

TOTAL ARTS QUEENSLAND

97,206

QUEENSLAND PERFORMING ARTS TRUST

Property, Plant and Equipment

South Bank QPAC redevelopment
05
1,250
450

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800

of catering facilities

Minor works
05

1,450
Ongoing
Total Property, Plant and Equipment

2,250

TOTAL QUEENSLAND PERFORMING ARTS TRUST

2,250

QUEENSLAND MUSEUM

Property, Plant and Equipment

Collection Management System
05
1,000

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500
500
New Sciencentre at South Bank
05
4,000
300
3,500
200
Aboriginal and Torres Strait Islander
05
1,000
50
500
450

Cultural Centre

Other plant and equipment
Various

300
348
Ongoing
Total Property, Plant and Equipment

4,848

TOTAL QUEENSLAND MUSEUM

4,848

LIBRARY BOARD OF QUEENSLAND

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Property, Plant and Equipment

Plant and equipment - General
05

850

Total Property, Plant and Equipment

850

Other Capital Expenditure

Library expenditure
05

5,213

Total Other Capital Expenditure

5,213

Capital Grants

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Queensland Public Library Funding

Brisbane
05

7,004

Moreton
10

2,982

Wide Bay-Burnett
15

916

Darling Downs
20

558

Fitzroy
30

625

Mackay
40

446

Northern
45

907

Far Northern
50

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780

North West
55

103

Total Capital Grants

14,321

TOTAL LIBRARY BOARD OF QUEENSLAND

20,384

TOTAL ARTS

124,688

CORRECTIVE SERVICES

The Department of Corrective Services' capital works program of $23.3 million brings to a conclusion the expansion of prison infrastructure necessitated by a doubling of prisoner numbers since 1993.

An allocation of $8.2 million is provided in 2003-04 to complete the new correctional centre at Maryborough. The total cost of this facility is $97 million.

Corrective Services

Statistical
Total
Expenditure
Budget
Post

Division

Estimated
to
2003-04
2003-04
Project

Cost
30-6-03

$'000
$'000
$'000
$'000
DEPARTMENT OF CORRECTIVE SERVICES

Property, Plant and Equipment

Capricornia Correctional Centre (CC)
30
89,500
85,100
4,400

Maryborough CC
15
97,000
88,800
8,200

Woodford CC Expansion
10
68,800
68,675
125

Other Acquisitions of Property,
Various

7,207
Ongoing
plant and equipment

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Total Property, Plant and Equipment

19,932

Other Capital Expenditure

Integrated Offender Management
05
9,206
5,806
3,400

System

Total Other Capital Expenditure

3,400

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TOTAL CORRECTIVE SERVICES

23,332

DISABILITY SERVICES

Investment in capital infrastructure forms a vital part of delivering the three outputs for Disability Services Queensland - Support for Adults, Support for Children and Families, and Community Infrastructure. As a human services provider and funder, the agency invests in capital infrastructure in cases where it is required for government service provision. Capital infrastructure is also utilised to accommodate and support departmental staff and in targeted community sector infrastructure (usually in partnership with non-government service providers) accommodation for people with an intellectual disability and respite centres. The major portion of non-government service delivery utilises existing community sector capital infrastructure.

The 2003-04 Budget commits $22.4 million in new capital funding to enhance disability services delivered within the government and non-government sectors. These funds are being applied to strategies including:

..    significant capital and equipment upgrades for existing services such as those operated by Disability Services Queensland and community-based services

..    innovative accommodation options for people with high support needs

..    new respite and family support services.

Disability Services

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DISABILITY SERVICES QUEENSLAND

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Property, Plant and Equipment

Capital upgrades for services
Various
13,622
1,132
12,490

Minor works
Various
39
30
9

Other Property, plant and equipment

Brisbane West Area Office
05
100

100

Ipswich East Area Office
05
50

50

Toowoomba Area Office
20
350

350

Rockhampton Regional/Area Office
30
100

100

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Office Fit-outs
Various
179
55
124

Asset purchases
Various

1,777
Ongoing
Total Property, Plant and Equipment

15,031

Other Capital Expenditure

Software Development (including
05
8,058
98
4,105
3,855

Disability Information System)

Total Other Capital Expenditure

4,105

Capital Grants

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Capital grants to enhance
Various
6,378
3,218
3,160

disability services

Community Renewal Project
05
315
170
145

Total Capital Grants

3,305

TOTAL DISABILITY SERVICES

22,441

EDUCATION

The 2003-04 schools capital works program allocates $257.2 million to school accommodation and employee housing, including $39 million in capitalised expenses. The program supports the Preschool Education, Primary Education, Secondary Education and Students with Special Needs outputs. Other plant and equipment of $37.1 million provides for information technology infrastructure and schools based plant and equipment outlays. In addition, capital grants of $45.1 million are provided for non-State education facilities.

Program Highlights

..    $149.7 million to construct three new schools, further staged work at 11 schools, land acquisitions and provision of additional classrooms at existing schools in growth areas throughout the State for the commencement of the 2004 school year. Of this funding, $27.8 million will be used to complete construction of new schools at Chancellor on the Sunshine Coast and Somerset Drive Mudgeeraba and the relocation of the school at Welcome Creek to Moore Park in 2003-04.

..    $63.2 million to replace and enhance learning facilities at existing schools, and to provide additional and replacement toilet facilities.

..    $16.7 million to continue airconditioning facilities in 99 Queensland State schools under the continuing Cooler Schools program (this does not include grants to

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     non-State schools for Cooler Schools). These projects fulfil and exceed the
     Government's election commitment to the Cooler Schools program.

..    $6 million to acquire new employee accommodation and refurbish existing housing stock.

..    Capital expenditure of $6.3 million in relation to Education and Training
     Reforms for the Future (Information and Communication Technologies).

Education 1,2,3,4

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF EDUCATION

Key to Abbreviations

EEC - Environmental Education Centre

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

GLAB - General Learning Area Block

SPS - Special School

Property, Plant and Equipment

Brisbane Statistical Division

Albany Creek (8 - 12), GLAB
05
769

769

6 spaces

Belmont (P - 7), GLAB - 2 storey -
05
1,737
73
1,664

8 spaces and additional toilets

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Bracken Ridge (8 - 12), Multi-
05
676
68
608

purpose centre

Brisbane Central (P - 7), Replace
05
270

270

toilet block

Calamvale Community College
05
470

470

(P - 12), 2 x 2 space relocatables

Calamvale Community College
05
12,285
879
11,406

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

(P - 12), Stage 2 - Years 10-12

Cleveland District (8 - 12), Renewal
05
2,820
1,880
940

Program Phase 3

Coorparoo (1 - 7), Master Plan -
05
2,115

2,115

Stage 3 -3 Storey block open under, Amenities block, staff parking and associated works

Earnshaw State College (P - 12),
05
7,520
2,494
2,894
2,132

SSRP - New middle school

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

Edens Landing (P - 7), GLAB - 2
05
378

378

spaces

Flagstone State Community College
05
1,821
137
1,684

(8 - 12), Stage 3 - Year 10

Flagstone State Community College
05
10,920

1,092
9,828

(8 - 12), Stage 4 - Years 11-12

Forest Lake (7 - 12), Stage 2 -
05
580
286
294

External infrastructure

Forest Lake (7 - 12), Stage 4 -
05
10,556

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

637
9,919

Years 11-12

Greenbank (P - 7), GLAB - 2 spaces
05
353

353

Kelvin Grove State College (P - 12),
05
585

585

Preschool relocation

Kelvin Grove State College (P - 12),
05
5,609
4,875
734

Site redevelopment

MacGregor (8 - 12), Renewal
05
2,820
2,462
358

Program Phase 3

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MacGregor (P - 7), 2 storey GLAB
05
1,620

1,620

Manly (1 - 7), Administration block
05
585

585

Marsden (8 - 12), GLAB - 8 spaces
05
1,075

1,075

Marshall Road (P - 7), Replace toilet
05
270

270

block

Narangba Valley (8 - 12), Stage 5 -
05
7,007
539
6,468

Years 11-12

Norman Park (P - 7), Additional
05
1,470

1,470

classrooms

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North Lakes (P - 12), Stage 3A -
05
2,730
91
2,639

Extend junior school

North Lakes (P - 12), Stage 3B -
05
3,367

3,367

Shared senior facilities

North Lakes (P - 12), Stage 4 - Years
05
13,650

1,929
11,721

7-9 Middle School

Patricks Road (P - 7), GLAB - 2
05
966
84
882

storey open under - 4 spaces

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

Redcliffe (8 - 12), Upgrade Special
05
475

355
120

Education Unit

Shorncliffe (1 - 7), Toilet block
05
336

336

replacement

Taigum (P - 7), GLAB - 2 spaces
05
336

336

Tullawong (8 - 12), 2 x 2 space
05
470

470

relocatables

Victoria Point (8 - 12), Stage 5 -
05
1,548
137
1,411

Performing Arts block

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

Virginia (P - 7), Administration upgrade
05
270

270

Wellington Point (8 - 12), GLAB - 8
05
1,596
146
1,450

spaces, toilets and conversions

Windaroo Valley (8 - 12), 2 x 2 space
05
470

470

relocatables

Woodcrest College (P - 12), New
05
23,431
22,820
611

School Stages 1 and 2

Woodridge (6 - 12), Renewal
05
2,820
2,126
694

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

Program Phase 3

Sub-total Brisbane Statistical Division

63,241

Moreton Statistical Division

Chancellor State College (7 - 12),
10
16,744
1,092
15,652

Stage 1 - Years 7-9

Chancellor State College (7 - 12),
10
2,457

2,457

Stage 1b - Shared facilities

Nambour (SPS), 2 space relocatable
10
356

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356

Pacific Pines (8 - 12), Stage 4 - Year 12
10
5,169
357
4,812

Pacific Pines (8 - 12), Stage 5
10
4,096

410
3,686

Pacific Pines (P - 7), GLAB - 2 storey -
10
1,260

1,260

8 spaces

Somerset Drive - Mudgeeraba (P - 7),
10
12,740
3,485
9,255

New school

Somerset Drive - Mudgeeraba (P - 7),
10
2,730

273
2,457

Stage 2

Talara Primary College (P - 7), GLAB -

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10
790
84
706

2 storey open under - 4 spaces

Tamborine Mountain (8 - 12), Planned
10
1,574
1,216
358

conversions and extensions

Upper Coomera (P - 12), Stage 2 -
10
9,100

1,547
7,553

Years 10-11

Varsity College (P - 12), Stage 4 -
10
4,323
246
4,077

Year 12

Sub-total Moreton Statistical Division

41,163

Wide Bay-Burnett Statistical Division

Agnes Water (P - 7), Administration
15
765

765

block

Moore Park (P - 7), Initial planning and
15
443
79
364

resourcing

Yarrilee (P - 7), GLAB - 4 spaces
15
613

613

Sub-total Wide Bay-Burnett Statistical Division

1,742

Darling Downs Statistical Division

Allora (P - 10), Relocatable Home
20
333

333

Economics block

Drayton (P - 7), Provide Administration
20
450

450

block

Highfields (P - 7), Extend Resource
20
270

270

Centre

Stanthorpe (P - 7), Replace toilet block

20
360

360

Taroom (P - 10), Rectify/replace
20
450

450

secondary school building

Sub-total Darling Downs Statistical Division

1,863

Mackay and Northern Statistical Divisions

Mackay North (8 - 12), Renewal
40
2,820
2,416
404

Program Phase 3

Annandale (P - 7), GLAB - 4 spaces
45
849

849

Magnetic Island (P - 7), Administration
45
454
130
324

upgrade

Millchester (P - 7), 2 space relocatable
45
281

281

The Willows (P - 7), 2 space relocatable
45
281

281

Sub-total Mackay and Northern Statistical Divisions

2,139

Far North Statistical Division

Bamaga (P - 12), Administration and
50
1,361
212

1,149

Resource Centre

Bentley Park College (P - 12), Stage 4 -
50
5,214
455
4,759

Years 11-12

Daradgee EEC, Additional toilets
50
432

432

Freshwater (P - 7), GLAB - 2 spaces
50
252

252

Holloways Beach EEC, Replace
50
360

360

student toilet and shower block

Ravenshoe (P - 12), Relocate Manual
50
630

Arts to Secondary campus

Saibai Island (P - 7), Replace
50
400

400

Administration block

Sub-total Far North Statistical Division

7,982

North West Statistical Divisions

Mount Isa Central (P - 7), Replace
55
360

360

toilet block

Spinifex College - Mount Isa - Junior
55
817
137
680

Campus (8 - 10), Spinifex - Junior Campus Stage 1A &B

Spinifex College - Mount Isa - Senior
55
635
91
544

Campus (11 - 12), Spinifex - Senior Campus Stage 1A & B

Sub-total North West Statistical Division

1,584

Minor works
Various
33,990
12,858
15,708
5,424
Additional accommodation
Various

9,515
Ongoing
Land acquisition
Various

12,009
Ongoing
General works
Various

61,222
Ongoing

Other Acquisitions of Property, plant and Equipment

Plant and equipment
Various

21,000
Ongoing

Information Technology infrastructure
Various

14,570
Ongoing
Sub-total Other Acquisitions of Property, Plant and Equipment

35,570

Total Property, Plant and Equipment

253,738

Other Capital Expenditure

Major software development
Various

500
Ongoing

Intellectual property
Various

1,000

Total Other Capital Expenditure

1,500

Capital Grants

Non-State Government grants
Various

45,096
Ongoing
Total Capital Grants

45,096

TOTAL EDUCATION DEPARTMENT

300,334

QUEENSLAND STUDIES AUTHORITY

Queensland Studies Authority
Various

112
112
Ongoing

TOTAL QUEENSLAND STUDIES AUTHORITY

112

TOTAL EDUCATION

300,446

Notes: Notes:

1. The amounts quoted in the text above (and in the Ministerial Portfolio Statement) are the full financial cost of projects (i.e. they include some expensed capital items). The amounts quoted in the table reflect the estimated portion of project costs that will be capitalised.
2. Projects contained in the table have been included on the basis of projected enrolments. If projected enrolments do not eventuate, then listed projects may be deferred or stopped, or new projects added during the course of the financial year.
3. Project budgets listed in the table are in some cases indicative and are subject to refinement as projects are further developed.
4. Numbers outlined in project description represent year level with "P" representing Preschool - for example, (P-12) represents Preschool to Year 12.

ELECTORAL COMMISSION

An amount of $0.24 million is allocated to the acquisition of computer hardware for the next State general election and the replacement of plant and equipment in 2003-04. This will provide for the ongoing operational requirements associated with the efficient and effective provision of electoral services for Queensland.

Electoral Commission

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
ELECTORAL COMMISSION OF QUEENSLAND

Property, Plant and Equipment

Plant and equipment

05

Ongoing
Total Property, Plant and Equipment

240

TOTAL ELECTORAL COMMISSION
240

EMERGENCY SERVICES

The Department of Emergency Services' capital program (inclusive of the Queensland Ambulance Service and the Queensland Fire and Rescue Service) will see $77.7 million invested in new capital acquisitions in 2003-04.

The capital acquisition plan provides for essential infrastructure and information technology investment to support operations and management, and to achieve economic and operational effectiveness through contemporary asset management strategies. The capital investment program reflects the Government's ongoing commitment to the provision of essential emergency services and is fundamental to the Government's priority for achieving Safer and More Supportive Communities.

The department will invest $3 million in essential Information Technology infrastructure, equipment and information systems as well as $5.6 million to finalise purchase of the replacement Queensland Rescue Squirrel helicopter.

Queensland Ambulance Service

Capital investments by the Queensland Ambulance Service in 2003-04 total $27.1 million.

Seventeen replacement ambulance stations, one replacement workshop and four new stations will be commenced or completed in 2003-04.

Queensland Ambulance Service will invest $9.9 million in replacement ambulance vehicles as part of its vehicle replacement program and $4.6 million on its program of continued improvement in technical communications and operational equipment across the State.

Queensland Fire and Rescue Service

Capital investments by the Queensland Fire and Rescue Service in 2003-04 total $37.5 million.

Seven stations will be replaced and a further nine stations or facilities upgraded at a cost of $10.4 million. A further $2 million is provided for land purchases for future stations.

Queensland Fire and Rescue Service will invest $14 million in new or replacement urban vehicles as part of its fleet replacement program and to meet enhanced service delivery requirements. A further $3.8 million will be invested in 74 rural vehicles.

A further $7.4 million will be spent on equipment to develop or enhance operational support systems and associated infrastructures.

Joint Projects

$1.9 million is provided for a joint emergency services complex in North Mackay.

Emergency Services

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF EMERGENCY SERVICES

Property, Plant and Equipment

QUEENSLAND AMBULANCE SERVICE

Building/General Works

Atherton replacement station
50
550

135
415

Balmoral replacement station
05
650
36
614

Birkdale new station
05
300

300

Boonah replacement station
10
550
50
500

Boyne Island replacement station
30
450
20
430

Boyne Island residence
30
150

150

Burnett Coast replacement station
15
840
144
696

Calen replacement station
40
450
250
200

Chinchilla replacement station
20
480
285
195

Dirranbandi replacement station
25
250
106
144

Hervey Bay replacement station
15
900
50
850

Howard new station
15
625
139
486

Hughenden replacement station
55
485
150
335

Innisfail replacement station
50
550
29
521

Kowanyama new station
50
300
280
20

Logan West replacement station
05
1050
203
847

Minor works
Various
1,400

1,400

Mt Garnet replacement station
50
400
250
150

Narangba new station
05
700

Project development
Various
1,325

1,325

Redbank replacement station
05
650

650

Rockhampton replacement workshop
30
50

50

South Mackay replacement station
40
750
20
730

Springwood replacement station
05
620

120
500

Theodore replacement station
30
300

300

Sub-total Building/General works

11,848

Land Purchases

Atherton land
50

120

120

Ayr replacement station
45
150

150

Kowanyama land
50
25
1
24

Minor land purchases
Various
150

150

Rockhampton workshop land
30
100

100

South Mackay land
40
200
1
199

Sub-total Land Purchases

743

Other Plant and Equipment

Ambulance vehicle purchases
Various
9,850

9,850

Operational and communications equipment
Various
4,644

4,644

Sub-total Other Plant and Equipment

14,494

TOTAL QUEENSLAND AMBULANCE SERVICE

27,085

Emergency Services

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
QUEENSLAND FIRE AND RESCUE SERVICE

Building/General works

Balmoral Fire Station
Replacement and special operations
05
4,000
50
3,950

Cairns workshops
50
250

250

Gladstone Fire Station refurbishment
30
350

350

Mackay Fire Station refurbishment
40
200
100
100

Maryborough Fire Station refurbishment
15
250

250

Maryborough Regional Office refurbishment
15
720
520
200

Minor works
Various
2,025

2,025

Mooloolah Fire Station replacement
10

210
100
110

Morven Fire Station replacement
25
120

120

Mt Gravatt Fire Station replacement
05
1,400

50
1,350

Petrie Fire Station refurbishment
05
950

50
900

Rockhampton Communication Centre refurbishment
30
250
50
200

Rockhampton Fire Station refurbishment
30
245
45
200

Roma St Fire Station refurbishment
05
2,050
1,200
850

Woodford Fire Station replacement
05
200

200

Wulguru Fire Station replacement
45
300

300

Wynnum Fire Station replacement
05

1,400
200
1,200

Sub-total Building/General Works

10,405

Land Purchases

Airlie Beach land
40
150

150

Balmoral land
05
1,000

1,000

Emerald land
30
200

200

Oxley land
05
500

500

Rural service land
Various
100

100

Sub-total Land Purchases

1,950

Other Plant and Equipment

Rural fire appliances
Various
3,750

3,750

Urban fire appliances
Various
14,000

14,000

Operational and communications equipment
Various
7,406

7,406

Sub-total Other Plant and Equipment

25,156

TOTAL QUEENSLAND FIRE AND RESCUE SERVICE

37,511

JOINT EMERGENCY SERVICE PROJECTS

Mackay North complex
40
2,000
150
1,850

QAS/QFRS/QPS Computer Aided
Various
1,500

1,500

Despatch Initiative

TOTAL JOINT EMERGENCY SERVICE PROJECTS

3,350

Emergency Services

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
OTHER DEPARTMENTAL

Squirrel Helicopter replacement
05
8,000
2,400
5,600

Plant and equipment
Various
240

240

IT infrastructure
Various
861

861

TOTAL OTHER DEPARTMENTAL

6,701

Total Property, Plant and Equipment

74,647

Other Capital Expenditure

QUEENSLAND FIRE AND RESCUE SERVICE

Training Intellectual Property
Various
620

620

TOTAL QUEENSLAND FIRE AND RESCUE SERVICE

620

OTHER DEPARTMENTAL

Information Systems Development
Various
2,178

2,178

TOTAL OTHER DEPARTMENTAL

2,178

Total Other Capital Expenditure

2,798

Capital Grants

Rural Fire Brigades
Various
150

150
Ongoing
State Emergency Service units
Various
130

130
Ongoing

Total Capital Grants

280

TOTAL EMERGENCY SERVICES

77,725

EMPLOYMENT AND TRAINING

The 2003-04 capital program for the Department of Employment and Training is $58.4 million. The department has made productivity and efficiency improvements by improving the usage and quality of physical and technological infrastructure. The department will continue to pursue a value for money capital investment strategy directed at ensuring all necessary functions are provided at the required levels of quality and performance and at the lowest total cost.

Capital expenditure in 2003-04 is directed through four broad strategies:

..    refurbishment or construction of physical facilities

..    supporting Technical and Further Education (TAFE) Queensland in improving and maintaining sustainable information and communication technology infrastructure

..    identifying and disposing of surplus or under utilised property

..    working with Government, industry and community agencies to maximise local and regional responses.

Program Highlights

..    $5.5 million to establish a new Arts and Environmental Tourism campus at
     Noosa.

..    $2.9 million to commence the construction of a new Health and Social
     Services facility in Toowoomba.

..    $17.4 million for continued investment in information and communication technology infrastructure, including the development of the new Institute Student Administration System.

..    $2.3 million to continue planning and determine private sector investment in the development of the Southbank Education and Training Precinct which incorporate the Southbank campus of the Southbank Institute of TAFE.

The department will contribute to the Education and Training Reforms for the Future, the Smart State initiative and Building Queensland's Regions by pursuing investment strategies that support flexible training delivery, cross-sector collaboration, and community capability and sustainability. This will be achieved by ensuring the training infrastructure provided in regional communities is accessible and responsive to meet changing demands and challenging business environments. Investment in larger communities with increasing populations will supply the infrastructure necessary to provide a quality, innovative service to their existing workforce, and the chance for young people to develop entry level skills that will lead to opportunities for employment and enhanced quality of life.

Employment and Training

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF EMPLOYMENT AND TRAINING

Property, Plant and Equipment

TAFE Institutes

Brisbane and Northpoint Institute of TAFE

Institute consolidation
05
800

100
700

Co-location - Caboolture
05
4,000

500
3,500
Cooloola Sunshine Institute of TAFE

redevelopment Stage II - Mooloolaba
10
13,860
13,663
197

Arts and Environmental Studies -
10
6,000
500
5,500

Tewantin

Logan Institute of TAFE

New Western Campus - Browns Plains
05
4,070
1,517
2,553

Moreton Institute of TAFE

Campus consolidation - Mt Gravatt
05
10,890
268
1,122
9,500
Mount Isa Institute of TAFE

Education Precinct - Mount Isa
55
400
150
250

Open Learning Institute of TAFE

Campus redevelopment - Brisbane
05
2,950

300
2,650
Southbank Institute of TAFE

Public Private Partnership
05
9,224
345
2,345
6,534

redevelopment - South Brisbane

Southern Queensland Institute of TAFE

Consolidation - Toowoomba
20
17,820
870
2,930
14,020
The Bremer Institute of TAFE

new campus - Inala
05
4,200
943
3,257

Wide Bay Institute of TAFE

consolidation - Maryborough
15
5,934
1,627
4,307

Information and communication
Various

10,409
Ongoing

technology

Minor capital works
Various

3,093
Ongoing
Infrastructure equipment
Various

3,066
Ongoing
Disability Adaptive equipment
05

49
Ongoing
Other Plant and equipment
05

1,999
Ongoing
Total Property, Plant and Equipment

41,977

Other Capital Expenditure

Institute Student and Administration
05
21,400
14,430
6,970

System

Document Management Program
05
3,429

3,429

Total Other Capital Expenditure

10,399

Capital Grants

Agricultural Colleges

Backlog Maintenance Reduction
Various

1,000
Ongoing
Other Capital Grants

Skill Centre Program
Various

5,000
Ongoing
Total Capital Grants

6,000

TOTAL EMPLOYMENT AND TRAINING

58,376

ENVIRONMENTAL PROTECTION AGENCY

The 2003-04 capital program for the Environmental Protection Agency is $20.1 million. This provides for the continuing protection of Queensland's natural and cultural heritage through the acquisition of land and the ongoing construction of infrastructure and improvements on Queensland's parks and forests.

Additional funding of $0.5 million is provided in the 2003-04 Budget for the construction of added infrastructure on Cape York in National Parks. Upgrading and constructing new facilities will ensure a better experience for tourists travelling to Cape York and encourage enhancement of Cape York tourist attractions.

Capital works on parks, forests and administrative buildings account for $11.1 million of the total allocation and provides the ongoing funding required to enhance and improve facilities and infrastructure on protected areas and other land tenure. Projects vary from major visitor facilities to fencing and fire trails. Also included in this allocation is provision for construction and improvements to ranger housing.

The Great Walks of Queensland project ($10 million over five years) designed to create a world-class network of walking tracks and visitor facilities in parks and forests continues into its third year with an allocation of $3.2 million in 2003-04.

The agency continues its commitment to the acquisition of selected properties representing high biodiversity values to Queensland's community through the provision of an allocation of $1.3 million.

Environmental Protection Agency

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
ENVIRONMENTAL PROTECTION AGENCY

Property, Plant and Equipment

Plant and Equipment
Various

3,963
Ongoing
Capital Works on parks,
Various

11,127
Ongoing

forests and administrative building works

Great Walks of Queensland
Various
10,000
2,820
3,180
4,000
Acquisition of land for parks,
Various

1,291
Ongoing

forests

Additional Cape York
50
500

500

infrastructure on parks

Total Property, Plant and Equipment

20,061

TOTAL ENVIRONMENTAL PROTECTION AGENCY
20,061

FAMILIES

The Department of Families' estimated capital expenditure in 2003-04 is $14.9 million. Typically, investment is made in capital infrastructure where it is required for Government service provision, to accommodate and support departmental staff and in targeted community sector infrastructure (usually in partnership with non-government service providers).

Highlights include expenditure of $1.5 million to continue the upgrade of neighbourhood centres and community facilities at a number of regional locations in a three-year program totalling $5.3 million and $3.9 million for the construction of new accommodation units at the Cleveland Youth Detention Centre, Townsville.

Plant and equipment will be targeted to the ongoing replacement of office equipment and information technology, property refurbishment and minor works across the State.

Capital grants of approximately $2 million will be spent in 2003-04 to continue the Outside School Hours Care program.

Families

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF FAMILIES

Property, Plant and Equipment

Youth Detention Centre

Cleveland - new accommodation
45
4,120
220
3,900

units

Reforming Queensland Protection

and Care of Children

Various

384
Ongoing
Upgrade Neighbourhood Centres

Bohlevale District
45
525
25
500

Combined Women's Service
40
384
184
200

Mackay

Charters Towers
45
500
200
300

Cooktown and District
50
695
195
500

Other Property, plant and equipment

Minor works
Various

1,000
Ongoing

Asset purchases
Various

6,036
Ongoing
Total Property, Plant and Equipment

12,820

Capital Grants

Child Care Grants

Outside School Hours Care
Various

2,030
Ongoing
Total Capital Grants

2,030

TOTAL FAMILIES

14,850

HEALTH

The total Health capital program expenditure for 2003-04 is estimated to be $282.7 million (including $1.7 million for Queensland Institute of Medical Research acquisitions). The $2.8 billion Statewide Health Building Program was effectively completed in 2002-03.

The major focus for Queensland Health's capital program over the next four years will be information technology, medical equipment, rural health services, community health centres and continuation of the five-year $120 million State Government

Residential Aged Care Facilities Program.

Program Highlights

..    Investment in information and communication technology enables the delivery of health care services through the timely provision of information at the point of care. Funding of $63.7 million is provided in 2003-04. This investment is directed towards development of clinical information systems in hospitals and community care settings and maintenance, and continuing development of the information and communications infrastructure.

..    Continuing provision of medical equipment as one of the fundamental tools for the effective delivery of health services. In 2003-04, $47.5 million will be spent on health technology.

..    Following the completion of the redevelopment for all acute hospitals, the emphasis is shifting to rural facilities through ongoing projects such as:

..    hospital redevelopments at Ayr, Innisfail and Gympie;

..    refurbishment projects at Atherton, Bundaberg and Winton;

..    multi-purpose health services at Springsure, Texas and Inglewood; and

..    Primary Health Care Centres at Mabuiag, Mua and Iama Islands.

..    Integrated health care through new Community Health Centres at Cardwell,
     Townsville, North West Brisbane, Nundah, Rosemount and Logan Central.

..    Major residential aged care facilities at Maryborough, Redcliffe, Redland,
     Sandgate and Townsville with each of these projects moving into the construction phase during 2003-04.

..    Leading edge projects at the Herston campus including a Skills Development
     Centre for all Health Clinicians, the major Queensland Health Pathology Laboratory providing a high throughput laboratory combined with a statewide referral service and an Information Technology Data Centre consolidation including the relocation and consolidation of the majority of Information Services staff in Brisbane.

The Capital Works Program is a major input to the delivery of health services and outputs that supports the Government's priorities of Safer and More Supportive Communities and Community Engagement and a Better Quality of Life. Following the approval of the Smart State: Health 2020 Directions Statement by the Queensland Government, the capital works program will now be prioritised to meet the demands of an integrated health care system as it evolves over the next few years with an increasing focus on prevention, promotion, integration and partnerships.

QUEENSLAND INSTITUTE OF MEDICAL RESEARCH

The Queensland Institute of Medical Research will continue its ongoing replacement of equipment in 2003-04. The field of medical research is highly competitive and scientific competitiveness is enhanced by the availability of leading-edge research equipment.

In 2003-04, funding will be allocated for the replacement of old scientific equipment and purchase of new scientific equipment and a range of specialist equipment.

Health

Statistical
Total
Expenditure

Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF HEALTH

Property, Plant and Equipment

Community Health Centres (CHC)

Cardwell CHC
50
750
314
436

Emerald CHC and staff
accommodation
30
1,000
100
700
200

Logan Central CHC
05
7,500
1,900
4,010
1,590

Nambour Hospital Breastscreen
10
1,900

500
1,400

North West Brisbane CHC
05
4,690
300
3,490
900

Nundah CHC
05
5,865

500
5,365

Rosemount CHC
05
1,400

500
900

St Paul's Tce Centre,

Airconditioning (Lutwyche)
05
700

700

Townsville CHC consolidation

Kirwan
45
5,800
160
900
4,740

North Ward
45
2,900
676
1,703
521

Rural Hospitals, emergent work
Various

500

Sub-total Community Health Centres

13,939

Multi-Purpose Health Service

Springsure MPHS redevelop
30
5,345
120
3,500
1,725

Projects finalisation
20

770

Sub-total Multi-Purpose Health Service

4,270

Primary Health Care (PHC)

Torres Strait PHC Centres

Mabuiag Island
50
2,267
268
1,999

Mua (Kubin Community) Island
50
2,067
249
1,818

Iama Island
50
2,123
251
1,872

Projects finalisation
30

275

Sub-total Primary Health Care

5,964

Hospitals

Atherton Hospital refurbishment
50
1,024
231
793

Ayr Hospital redevelopment
45
11,300
731
9,920
649

Brisbane Oral Health, Non-

Discriminatory access
05
500
100
400

Bundaberg Hospital - relocation

of Birthing Services
15
250

250

Caboolture Hospital - road

access and car park
05
500

500

Gympie Hospital redevelopment
15
5,500
500
3,500
1,500

Herston Hospitals, Education

Centre and demolitions
05
15,000

12,000
3,000

Halwyn Centre redevelopment
05
1,200

200
1,000

Innisfail Hospital redevelopment
50
16,000
653
2,714
12,633

Mackay Hospital, Specialist

Outpatients upgrade

40
1,800
324
1,476

Nambour Hospital redevelopment
10
25,850
24,850
1,000

Princess Alexandra Hospital

redevelopment
05
353,433
342,104
11,329

Toowoomba delivered energy
20
3,500
1,401
2,099

Winton Hospital refurbishment
35
200

200

Building engineering services
Various

500

Health technology replacement

Northern Zone
Various

10,944

Central Zone
Various

20,862

Southern Zone
Various

12,781

Public Health Services
05

34

Pathology and Scientific
05

2,858

Services

Capital Planning System
05
12,262
7,368
4,894

Sterilising equipment
Various
2,400
400
500
1,500

Planning and management studies
Various

Program management
05

850

Skills Development Centre -

Herston
05
11,000

7,000
4,000

Sterilising Services, Instrument

Tracking System
05
600
220
380

Projects Finalisation
05

6,310

Sub-total Hospitals

115,144

Mental Health Service (MHS)

Bayside MHS
05
997
120
877

Gold Coast Hospital MHS
10
1,456
200
1,256

Thursday Island MHS and

pathology staff accommodation
50
910
560
350

The Park, water mains replace -

Wolston Park
05
1,500

750
750

Projects finalisation
05

100

Sub-total Mental Health Service

3,333

Residential Care

State Government Residential

Aged Care Facilities Program

Dalby
20
12,322
52
567
11,703

Maryborough
15
14,249
573
5,661
8,015

Redcliffe
05
8,415
654
7,471
290

Redland
05
18,945
1,270
3,393
14,282

Roma
25
7,338
78
253
7,007

Sandgate
05

11,026
776
3,617
6,633

Townsville
45
13,182
207
7,622
5,353

Warwick
20
6,416
53
152
6,211

Wondai
15
6,777
49
180
6,548

Miscellaneous upgrade works
Various
889
439
50
400
Sub-total Residential Care

28,966

Other Acquisitions of Property, Plant and Equipment

Minor capital projects and

acquisitions1
Various

25,490

Sandgate Dental Clinic2
05
910

910

Herston Block 7 refurbishment
05
47,861
1,383
4,340
42,138

Herberton, sewerage upgrade
50
350
24
326

Support service facilities and
05
6,239
1,219
500
4,520

corporate accommodation

refurbishment

Staff accommodation

Bowen Program Initiative
40
800
500
300

Bundaberg Program Initiative
15
2,000
750
1,250

Mackay Program Initiative
40
1,500
1,000
500

Mount Isa Program Initiative
55
2,750
1,775
975

North Burnett
15
400
200
200

South Burnett
15
500
200
300

Emergent accommodation
Various

500

Sub-total Other Acquisitions of Property, Plant and Equipment
35,591

Total Property, Plant and Equipment

207,207

Other Capital Expenditure

Inventory movement
05

1,473

Information and communication technology

Clinical enablement

Community-based health
05
4,738
772
3,966

care systems

Hospital-based health care
Various
143,109
270
25,854
116,985

systems3

Resource management enablement

Asset maintenance system
Various
5,700
1,225
2,275
2,200

Health records management
Various
5,532
341
310
4,881

Decision support enablement

Health Information Centre
05

1,190
1,114

System

Decision Support Centre
Various
550

550

IT Infrastructure

Workstation management4
Various
26,763
14,429
7,834
4,500

Communications and networks
Various

7,993
8,214

Data Centre Program4
Various
43,606
14,088
7,069
22,449

Telecommunications
Various

500
500

Replacements

Infrastructure

I-Net Infrastructure4
Various
11,425
3,500
1,700
6,225

Security Services
Various
14,188
6,138
2,050
6,000

IT Service Support
Various

5,747
1,755

IT Emergent Needs
Various

189
548

Sub-total Information and Communication Technology

63,739

Total Other Capital Expenditure

65,212

Capital Grants

Corporate Capital Grants

Home and Community Care
Various

8,625

Total Capital Grants

8,625

TOTAL DEPARTMENT OF HEALTH

281,044

QUEENSLAND INSTITUTE OF MEDICAL RESEARCH

Property, Plant and Equipment

Other Plant and equipment
05

1,724

Total Property, Plant and Equipment

1,724

TOTAL QUEENSLAND INSTITUTE OF MEDICAL RESEARCH
1,724

TOTAL HEALTH

282,768

Notes:

1. Amount is net of Capital Expense - $13.6 million.
2. Minor capital project funded from the Oral Health Unit.
3. $38.7 million included in Hospital-based Health Care Systems is funded from the Commonwealth for QIEP projects.
4. Commonwealth funding of $5.9 million provided in 2002-03 toward these projects via the National Health Development Fund.

HOUSING

The Department of Housing's capital expenditure program for 2003-04 is $333.8 million. The capital program contributes to the achievement of the department's outputs, providing solutions including public housing, Aboriginal and Torres Strait Islander housing, community housing and private housing assistance.

Program Highlights

..    Capital grants of $48.9 million allocated to 34 Aboriginal and Torres
     Strait Islander communities. This is for the construction of new houses to reduce overcrowding, and to provide for major upgrades to ensure existing buildings are safe and structurally sound.

..    $13.5 million will be invested to commence the construction of 48 new dwellings (including six on Thursday Island), complete dwellings commenced in previous years, purchase land, and continue major redevelopment and expansion of housing on Thursday Island under the Aboriginal and Torres Strait Housing output. Upgrades will also commence to 200 rental dwellings totalling $5 million.

..    $5.7 million will be expended through the Community Housing output for crisis accommodation initiatives including:

..    commence preliminary design on three youth shelters in regional centres;

..    commence new construction of 16 accommodation units and complete construction of 15 units, for young people and women and children escaping domestic and family violence;

..    acquire five units of accommodation for women and children escaping domestic and family violence and five units to replace existing stock; and

..    provide upgrades to 50 Department of Housing properties.

..    $15 million is allocated to provide of additional transitional accommodation responses statewide to assist people who are homeless or at risk of homelessness including assisted households. An additional $1.3 million will be allocated to commence construction and upgrades on three women's shelters in remote Aboriginal and Torres Strait Islander communities under the Community Housing output.

..    Under the Private Housing Assistance output, the department will be marketing lots for sale throughout the Kelvin Grove Urban Village in a staged process. Four sites have been earmarked for the provision of social housing through the Brisbane Housing Company. Affordable housing in private residential developments is also planned.

..    Under the Public Rental Housing output $65.1 million is allocated to commence 300 new dwellings and complete 239 dwellings commenced in 2002-03 or previous years. Of the 300 dwelling commencements, 185 will be built to adaptable standards, with an estimated 24 being specifically adapted for clients with a disability.

..    Six dwellings will be acquired for future public rental housing solutions at a cost of $2 million and land purchased to facilitate future construction of approximately 180 units of accommodation at a cost of $15.9 million.

..    The condition of existing public rental housing dwellings will be enhanced through a $106.4 million upgrade program and the continuation of urban renewal across Queensland and Area Office accommodation upgrades. Two new urban renewal projects will also commence in Mooroobool and Loganlea.

..    An estimated 706 full-time equivalent (FTE) jobs directly sustained in the residential construction sector and a further 765 FTE jobs in related supply sectors, will be generated based on construction related capital investment of $171.5 million.

Housing

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
PUBLIC HOUSING

Property, Plant and Equipment

New Construction and Acquisition

Brisbane

Detached houses
05

4,501
Ongoing

Medium density
05

14,860
Ongoing

Seniors' units
05

9,938
Ongoing

Moreton

Detached houses
10

2,337
Ongoing

Medium density
10

1,577
Ongoing

Seniors' units
10

6,929
Ongoing

Wide Bay-Burnett

Detached houses
15

603
Ongoing

Medium density
15

181
Ongoing

Seniors' units
15

279
Ongoing

Darling Downs

Detached houses
20

947
Ongoing

Medium density
20

2,840
Ongoing

Seniors' units
20

844
Ongoing

South West

Detached houses
25

681
Ongoing

Seniors' units
25

559
Ongoing

Fitzroy

Detached houses
30

1,007
Ongoing

Medium density
30

3,738
Ongoing

Mackay

Detached houses
40

558
Ongoing

Medium density
40

2,038
Ongoing

Seniors' units
40

282
Ongoing

Northern

Detached houses
45

148
Ongoing

Medium density
45

5,124
Ongoing

Seniors' units
45

1,190
Ongoing

Far North

Detached House
50

426
Ongoing

Medium density
50

1,494
Ongoing

Seniors' units
50

1,461
Ongoing

North West

Seniors' units
55

587
Ongoing
Sub-total New Construction and Acquisition

65,129

Capital Works On existing dwellings

Brisbane
05

57,370
Ongoing

Moreton
10

11,324
Ongoing

Wide Bay-Burnett
15

2,185
Ongoing

Darling Downs
20

4,518
Ongoing

Fitzroy
30

8,345
Ongoing

Central West
35

125
Ongoing

Mackay
40

3,074
Ongoing

Northern
45

11,375
Ongoing

Far North
50

4,160
Ongoing

North West
55

2,841
Ongoing
Sub-total Capital Works on existing dwellings

105,317

Land Purchases and Development
Various

15,940
Ongoing
Spot Purchases
Various

2,000
Ongoing
Other Buildings
05

1,100
Ongoing

Total Property, Plant and Equipment

189,486

TOTAL PUBLIC HOUSING

189,486

PRIVATE HOUSING

Property, Plant and Equipment

Capital Works on existing dwellings
30

135
Ongoing
Land Purchases and Development
05

11,045
Ongoing
Total Property, Plant and Equipment

11,180

Other Capital Expenditure

Inventory
05

10,394

Total Other Capital Expenditure

10,394

Capital Grants

Residential Service Industry
Various

Conditional Grant

1,100
Ongoing
Total Capital Grants

1,100

TOTAL PRIVATE HOUSING

22,674

ABORIGINAL AND TORRES STRAIT ISLANDER HOUSING

Property, Plant and Equipment

New Construction

Brisbane
05

1,853
Ongoing

Moreton
10

260
Ongoing

Wide Bay-Burnett
15

346
Ongoing

Darling Downs
20

250
Ongoing

Fitzroy
30

1,039
Ongoing

Mackay
40

690
Ongoing

Northern

45

1,610
Ongoing

Far North
50

5,902
Ongoing

North West
55

550
Ongoing
Sub Total New Construction

12,500

Capital Works on existing dwellings

Brisbane
05

1,166
Ongoing

Moreton
10

12
Ongoing

Wide Bay-Burnett
15

Ongoing

South West
25

222
Ongoing

Fitzroy
30

467
Ongoing

Mackay
40

200
Ongoing

Northern
45

1,000
Ongoing

Far North
50

1,130
Ongoing

North West
55

710
Ongoing
Sub-total Capital Works on

5,000

existing dwellings

Purchase of Land

Fitzroy
30

300
Ongoing

Mackay
40

145
Ongoing

Northern
45

405
Ongoing

Far North
50

150
Ongoing
Sub-total Purchase of Land

1,000

Total Property, Plant and Equipment

18,500

Capital Grants

Capital Grants to Aboriginal and Torres Strait Islander Councils

Wide Bay-Burnett
15

487
Ongoing

Fitzroy
30

725
Ongoing

Northern
45

4,227
Ongoing

Far North
50

40,223
Ongoing

North West
55

3,226
Ongoing
Total Capital Grants

48,888

TOTAL ABORIGINAL AND TORRES STRAIT ISLANDER HOUSING
67,388

COMMUNITY HOUSING

Property, Plant and Equipment

New Construction

Brisbane
05

3,156
Ongoing

Moreton
10

4,476
Ongoing

Wide Bay-Burnett
15

530
Ongoing

Fitzroy
30

430
Ongoing

Far North
50

349
Ongoing

Statewide
Various

3,000
Ongoing
Sub-total New Construction

11,941

Capital Works on existing dwellings
Various

915
Ongoing
Spot Purchase
Various

13,940
Ongoing
Land Acquisition
Various

2,709
Ongoing

Total Property, Plant and Equipment

29,505

Capital Grants

Brisbane
05

461
Ongoing

Moreton
10

636
Ongoing

Wide Bay-Burnett
15

538
Ongoing

Darling Downs
20

378
Ongoing

South West
25

254
Ongoing

Fitzroy
30

2,137
Ongoing

Central West
35

120
Ongoing

Mackay
40

919
Ongoing

Northern
45

1,529
Ongoing

Far North
50

2,942
Ongoing

North West
55

555
Ongoing

Other
Various

2,616
Ongoing
Total Capital Grants

13,085

TOTAL COMMUNITY HOUSING

42,590

COMMUNITY RENEWAL

Capital Grants

Brisbane
05

3,400
Ongoing

Northern
45

2,990
Ongoing

Far North
50

932
Ongoing
Total Capital Grants

7,322

TOTAL COMMUNITY RENEWAL

7,322

HOME PURCHASES ASSISTANCE

Property, Plant and Equipment

Rental Purchase Plan
Various

200
Ongoing
Total Property, Plant and Equipment

200

TOTAL HOME PURCHASES ASSISTANCE

200

PLANT AND EQUIPMENT

Property, Plant and Equipment

Property, plant and equipment
Various

780
Ongoing
Total Property, Plant and Equipment

780

Other Capital Expenditure

Intangibles
Various

3,325
Ongoing
Total Other Capital Expenditure

3,325

TOTAL PLANT AND EQUIPMENT

4,105

TOTAL HOUSING

333,765

INDUSTRIAL RELATIONS

In 2003-04 expenditure on capital items for the Department of Industrial Relations will amount to $0.69 million and will be used to acquire or replace minor items of office equipment and furniture.

The department will continue to place a high priority on improving systems to support service delivery, including its internal business processes. The development of these systems will be undertaken on behalf of the department by the Department of Employment and Training. The costs will be met through service charges negotiated between the two departments.

Industrial Relations

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF INDUSTRIAL RELATIONS

Property, Plant and Equipment

Plant and equipment
Various

687
Ongoing
Total Property, Plant and Equipment

687

TOTAL INDUSTRIAL RELATIONS

687

INNOVATION AND INFORMATION ECONOMY, SPORT AND RECREATION

The capital program for Innovation and Information Economy, Sport and Recreation Queensland (including the department, Major Sports Facilities Authority, and Government Owned Energy Corporations) is $1.356 billion in 2003-04. The department's capital program seeks to improve the delivery of services and products to clients and to further the Government's policy priorities. The department's capital program, including the Major Sports Facility Authority, for 2003-04 is $105.3 million.

Program Highlights

..    Continued development and deployment of products supporting the transaction of Government business in an electronic environment and providing the infrastructure to support integrated service delivery.

..    Supporting the enhancement of telecommunications infrastructure under the
     Island Watch project for 16 islands of the Torres Strait to improve training and medical service delivery in the Torres Strait.

..    Capital grants to sport and recreation organisations and local governments to assist them build and improve sport and recreation infrastructure in the built and natural environments.

..    Funding provided under the Smart State Research Facility Fund for the development of world-class science and technology research and development facilities, and infrastructure in areas of comparative advantage that would otherwise not be possible.

..    Capital works in outdoor recreation centres and ongoing plant and equipment acquisitions to improve the standard of facilities within these centres. This includes the planned upgrade over a three year period of the Tallebudgera Outdoor Recreation Centre and the construction of a Sports House at Townsville.

..    CITEC's investment in information and communication infrastructure and information management services to its clients. CITEC is a fully commercialised business unit of the Queensland Government that delivers information and communication infrastructure and information management services to its clients.

..    The planned, cyclical replacement of the departmental asset base consisting primarily of computer equipment and other information network technology.

Major Sports Facilities Authority

The 2003-04 capital program for the Major Sports Facility Authority comprises $41.8 million being the balance of redevelopment funds for the 52,500 seat Suncorp Stadium. The redevelopment of Suncorp Stadium will deliver a world class rectangular stadium that will position Queensland to attract major international sporting events which will generate significant economic and social returns for the State.

The capital program for the Major Sports Facilities Authority for 2003-04 also reflects the capital maintenance program for the Brisbane Cricket Ground.

GOVERNMENT OWNED ENERGY CORPORATIONS

CS Energy Limited

CS Energy Limited's proposed capital program in 2003-04 is $70.3 million. Program highlights include the refurbishment and upgrade of the 500MW Swanbank B plant. This upgrade will complement the new state-of-the-art 385MW gas-fired Swanbank E generating unit which has been operational since November 2002.

Stanwell Corporation Limited

Stanwell Corporation's expected capital expenditure program for 2003-04 is $159.2 million. In particular, Stanwell will continue to consider renewable energy projects including wind and biomass cogeneration and will further investigate low emissions coal-fired technology. A significant component of 2003-04 capital expenditure will be directed at maintaining and improving the efficiency of existing assets to meet increasing energy demand in Queensland.

Tarong Energy Corporation Limited

Tarong Energy's proposed capital expenditure program for 2003-04 is $67.6 million. This relates predominantly to maintaining operations at Tarong and Wivenhoe Power Stations, ensuring existing plant continues to deliver maximum availability to meet market demand.

Major highlights include $9.9 million for the construction of a trench around the existing ash dam at Tarong (in accordance with Environmental Protection Agency requirements), $3.9 million for final construction and commissioning of the dense phase ash plant at Tarong, and $12.5 million in overhaul expenditure at Tarong and Wivenhoe Power Stations.

Queensland Power Trading Corporation (trading as Enertrade)

Enertrade's proposed capital program for 2003-04 is $105.4 million. Enertrade won the right to provide a gas-fired base load power station in North Queensland following a competitive selection process. The project will see the existing Townsville Power Station at Yabulu converted to combined-cycle operation using natural gas as its fuel. Enertrade will commence construction of the associated pipeline between Moranbah and Townsville in September 2003 and complete works in late 2004.

The Enertrade project delivers on the Government's Queensland energy policy, Cleaner Energy Strategy, which is aimed at ensuring adequate, reliable and competitively-priced energy is available to users throughout Queensland. The project will also create employment, improve the environment and provide industrial and commercial development opportunities in the region.

Queensland Electricity Transmission Corporation Limited (trading as Powerlink Queensland)

Powerlink Queensland is the transmission entity for Queensland. Its core business includes the delivery of a secure, reliable transmission service to electricity market participants via open, non-discriminatory access to the Queensland transmission grid.

The proposed capital expenditure program for 2003-04 is $159.3 million excluding financing costs during construction. The major highlights include $27.9 million to develop 275kV transmission lines from Belmont substation to reinforce supply to Brisbane area. An allocation of $20 million is provided to reinforce the transmission system in Central Queensland to supply industry development in the Gladstone area. A second 275kV transmission line from Broadsound to Lilyvale will be constructed at a cost of $17 million to reinforce electricity supply to Central Queensland. Additionally, $8.9 million will be spent to establish a 275kV substation at Molendinar to supplement supply to the Gold Coast.

ENERGEX Limited

ENERGEX continues to commit to higher levels of expenditure on the electricity and gas networks to cater for the load growth in South East Queensland, and maintain system performance and reliability. ENERGEX's proposed capital program in 2003-04 is $316 million.

ENERGEX has an extensive condition-monitoring program to ensure aging portions of the franchise license-area infrastructure are identified in time to implement cost-effective replacement and upgrade projects with minimal effect on customer supply. The majority of expenditure for 2003-04 is on maintaining and upgrading the existing distribution network.

Major highlights include $9.3 million allocated for Coomera substation works to meet the increasing demand in the area north of the Gold Coast and south of Brisbane. This will also contribute to an improved level of reliability of supply.

$3.5 million has been allocated for the Molendinar 110kV feeder. This is the commencement of a $14 million project to establish a 110kV feeder between Molendinar and Southport, contributing to the reinforcement of supply to the Gold Coast area.

$5.7 million has been allocated for the Newstead underground 110kV river crossing to replace aging overhead river cables. This will reduce reliability risk, contribute to a positive environmental impact and contribute to the community expectation of undergrounding high voltage cables. To meet expected demand growth $4.5 million has been allocated to establish a new 33/11kV substation at Heathwood (Forest Lake, Forestdale and Greenbank).

$3.1 million has been allocated to establish two 110kV circuits in Belmont. This is the foundation work of a $66.3 million project spanning three financial years, critical to reinforce supply to Brisbane CBD due to expected load growth.

Other capital works include $10 million for business development opportunities in the non-regulated business.

Ergon Energy Corporation Limited

During the 2003-04 financial year Ergon Energy proposes to undertake capital expenditure totalling $373 million. A significant portion (approximately $169 million or 45%) of the capital expenditure in 2003-04 relates directly to the construction, refurbishment, replacement and augmentation of Ergon Energy's electrical network infrastructure, which is located throughout regional Queensland. The capital expended on network assets will enhance the network and reduce the frequency and duration of interruptions to supply. This will result in an increase in the reliability of supply to customers and the satisfaction of household and business customers.

The forecast capital expenditure in 2003-04 also includes a number of major projects, which are primarily related to the electrical network and its associated infrastructure. This includes $23.3 million to augment electricity supply to Goondiwindi and $19.8 million to supply electricity to the Mount Isa Mines/Rolleston Coal Mine.

Innovation and Information Economy, Sport and Recreation

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF INNOVATION AND INFORMATION, SPORT

AND RECREATION QUEENSLAND

Property, Plant and Equipment

Departmental plant and equipment
05

11,963
Ongoing

(includes CITEC)

Electronic Service Delivery Strategy
05
2,541
1,900
148
493

Redevelopment of Tallebudgera
10
18,000
11,000
7,000

Recreation Centre

Townsville Sports House
45
2,000
50
1,950

Recreation Centre minor works
Various

3,084
Ongoing
Island Watch Project
50
2,678
1,921
757

Total Property, Plant and Equipment

24,902

Other Capital Expenditure

Electronic Service Delivery Strategy
05
10,832
7,745
987
2,100
Access Queensland
05
11,081
10,778
303

Queensland Government Electronic

05
2,580
362
1,438
780

Marketplace

CITEC internally developed software
05

3,284
Ongoing
Total Other Capital Expenditure

6,012

Capital Grants

Sport and Recreation Development

Major Facilities
Various

10,520
Ongoing

National Standard Sports Facilities
Various

9,850
Ongoing

Minor Sport Recreation Facilities
Various

5,255
Ongoing
Sub-total Sport and Recreation Development

25,625

Innovation

Australian Computational Earth
05
1,500

1,500

Systems Simulator

Centre of Excellence in Engineered
20
2,500

2,500

Fibre Composites

Australian Tropical Forest Institute
50
2,605

2,605

Sub-total Innovation

6,605

Total Capital Grants

32,230

TOTAL DEPARTMENT OF INNOVATION AND INFORMATION

63,144

ECONOMY, SPORT AND RECREATION QUEENSLAND

MAJOR SPORTS FACILITIES AUTHORITY1

Property, Plant and Equipment

Redevelopment of Suncorp Stadium
05
279,700
237,910
41,790

Minor works
05

1,474
409
Ongoing
Total Property, Plant and Equipment

42,199

TOTAL MAJOR SPORTS FACILITIES AUTHORITY

42,199

GOVERNMENT OWNED ENERGY CORPORATIONS

CS ENERGY LIMITED

Property, Plant and Equipment2

Callide
30

24,606
Ongoing

Swanbank including refurbishment
05

19,862
Ongoing
Mica Creek
55

11,304
Ongoing
Business Development / Other
Various

14,533
Ongoing
Total Property, Plant and Equipment

70,305

TOTAL CS ENERGY LIMITED

70,305

STANWELL CORPORATION LIMITED

Property, Plant and Equipment

Corporate IT capital projects
05

809
Ongoing
Minor works
05

396
Ongoing
Rocky Point works and modifications
05

10,819
Ongoing
Stanwell Power Station

works and modifications
30
107,126
28,838
67,792
10,496

(including AMC)

Overhauls and minor works
30

27,694
Ongoing
Barron Gorge

Works and modifications
50
5,410

5,410

Minor works

50

1,603
Ongoing
Kareeya

Works and modifications
50
7,950

7,950

Minor works
50

1,285
Ongoing
Koombooloomba capital works
50

200
Ongoing

and modifications

Mackay Gas Turbine capital Works
40

1,843
Ongoing

and modifications

Total Property, Plant and Equipment

125,801

Other Capital Expenditure

Stanwell Power Station minor works
30

1,024
Ongoing
Atherton High Road Feasibility Project
50
875
430
445

Corporate

Coal Supply exploration
05

367
Ongoing

Business development - Prefeasibility
30

27,648
Ongoing

Generic Thermal Energy - Feasibility
05

250
Ongoing

project

Generic Wind Feasibility Project
05

2,813
Ongoing

Generic Renewables Feasibility
05

824
Ongoing

Project

Total Other Capital Expenditure

33,371

TOTAL STANWELL CORPORATION LIMITED3

159,172

TARONG ENERGY CORPORATION LIMITED

Property, Plant and Equipment

Power Station

Tarong works and overhauls
15
72,377
16,650
32,384
23,343

New Wivenhoe Generator
10
9,266
3,358
4,408
1,500

Transformer

Land Acquisition TPS - Capital
15
4,229
666
3,563

component

Minor works
15

3,332
Ongoing
Overhauls

Tarong Power Station
15

11,120
Ongoing

Wivenhoe power station
10

1,350
Ongoing
Information technology
05

85
3,667
Ongoing
Other corporate
05
1,428
170
1,128
130
Total Property, Plant and Equipment

60,952

Other Capital Expenditure

Glen Wilga Project

20
34,864
10,561
4,139
20,164
Coal Transportation Project - Capital
20
23,971
2,165
2,500
19,306
Total Other Capital Expenditure

6,639

TOTAL TARONG ENERGY CORPORATION LIMITED3

67,591

QUEENSLAND POWER TRADING CORPORATION (trading as ENERTRADE)

Property, Plant and Equipment

North Queensland Gas Pipeline Project
05
123

123

North Queensland Gas Pipeline Project
40
100,456
4,596

72,639
23,221
North Queensland Gas Pipeline Project
45
44,769
2,048
32,372
10,349
Minor works
05

721
123
Ongoing
Total Property, Plant and Equipment

105,257

Other Capital Expenditure

Minor works
05

239
127
Ongoing
Total Other Capital Expenditure

127

TOTAL QUEENSLAND POWER TRADING CORPORATION

105,384

QUEENSLAND ELECTRICITY TRANSMISSION CORPORATION LIMITED (Trading as POWERLINK QUEENSLAND)4

Property, Plant and Equipment

Belmont 275 kilovolt (kV) line
05
76,629
48,774
27,855

reinforcement

Molendinar 275kV establishment
10
22,937
14,082
8,855

(Teed Sub Only)

Bulli Creek 330/132kV extension
20
6,110
2,950
3,160

(Goondiwindi)

Calvale - Gladstone area transmission
30
50,157
157
20,000
30,000
reinforcement

Broadsound - Lilyvale 275kV
30
24,000
400
17,000
6,600

reinforcement

Ross -Chalumbin Substation additions
45
6,517
254
5,263
1,000
Alan Sherriff 132/11kV Substation
45
11,056
4,756
6,300

establishment

Easement acquisitions
20
4,850
527
2,820
1,503
Calvale 275 kV transformer
30
3,200

3,000
200
Other
Various

65,008

Total Property, Plant and Equipment

159,261

TOTAL QUEENSLAND ELECTRICITY TRANSMISSION CORPORATION
159,261

LIMITED

ENERGEX LIMITED

Property, Plant and Equipment

Major Corporation Initiated works

Substation related works
05/15
104,357
22,165
47,349
34,843

Feeder related works
Various
181,173
152
69,767

111,254

Transformer related works
05/10
30,437
2,039
14,849
13,549
Sub-total Major Corporation Initiated Works

131,965

Customer Works - Domestic/rural
Various

41,530
Ongoing
Customer Works - Commercial/
Various

19,776
Ongoing

industrial/traction

Customer Works - Service connections
Various

28,280
Ongoing
Public lighting
Various

8,306
Ongoing
Distribution works
Various

7,910
Ongoing
Other works
Various

20,666

Ongoing
Other Property, plant and equipment
Various

57,517

Total Property, Plant and Equipment

315,950

TOTAL ENERGEX LIMITED

315,950

ERGON ENERGY CORPORATION LIMITED

Property, Plant and Equipment

Major Projects

Bundaberg City - Establish 66/11kV
15
5,615

135
5,480
substation

Lakeland Switching Station
50
6,600
5,008
285
1,307

Redevelop substation in
15
5,418
2,588
2,409
421

Maryborough

Establish Master System Control
45
5,248

5,248

and Data Acquisition System

Bamaga - New power station
50
9,679

3,096
6,583

Lockhart River - New power station
50
5,254

5,009

Augment supply to Goondiwindi
20
24,093
813
23,280

Supply to Mount Isa Mines/
30
20,016
228
19,788

Rolleston Coal Mine

Sub-total Major Projects

54,486

Other Network Capital Expenditure

Capricornia
30/35

32,017
Ongoing

Far North
50

30,805
Ongoing

Mackay
40/55

25,868

Ongoing

Northern
45

54,503
Ongoing

South West
20/25

47,268
Ongoing

Wide Bay
15

31,648
Ongoing

Regions
Various

23,471
Ongoing
Sub-total Other Network Capital Expenditure

245,580

Fixed Asset Acquisition
Various

72,475
Ongoing

Total Property, Plant and Equipment

372,541

TOTAL ERGON ENERGY CORPORATION LIMITED

372,541

TOTAL GOVERNMENT OWNED ENERGY CORPORATIONS

1,250,204

TOTAL INNOVATION AND INFORMATION
1,355,547

ECONOMY, SPORT AND RECREATION

Notes:

1. The Stadium Redevelopment Authority, which undertook expenditure on the redevelopment of Suncorp Stadium in 2001-02 and 2002-03, ceased to operate at the end of May 2003. From this time expenditure in relation to the project has transferred to the Major Sports Facility Authority.
2. Includes overhauls and capitalised interest.
3. Total does not include capital works outside of Queensland.
4. Excludes financing costs during construction.

JUSTICE AND ATTORNEY-GENERAL

The 2003-04 capital expenditure program for Justice and Attorney-General (Department of Justice and Attorney-General, the Public Trust Office and Legal Aid Queensland) is $123.3 million.

The Department of Justice and Attorney-General's capital expenditure program for 2003-04 is $119.1 million. This includes the construction of new courthouses, the upgrading and refurbishing of existing courthouses and minor works to existing facilities. Construction will commence on a courthouse at Caloundra and continue at Brisbane, Richlands and Thursday Island courthouses. Upgrade of the existing courthouse at Hervey Bay will commence and the upgrades at Mackay and Cooktown will continue. Property, plant and equipment expenditure will be allocated towards the ongoing requirements of the department throughout Queensland and expenditure will also be allocated towards the final stages of the State Penalties Enforcement Registry.

The Public Trust Office will spend $1.7 million in 2003-04 to ensure it can continue to provide services to Queenslanders. Expenditure will include $1.1 million to upgrade its Brisbane head office and $0.6 million on computer hardware, software and ancillary equipment.

Legal Aid Queensland will invest $2.5 million in capital in 2003-04. In line with its Information Technology Strategic Plan, Legal Aid Queensland proposes to further develop core systems and information technology infrastructure. It will also continue to enhance and replace the organisation's other physical assets.

Justice and Attorney-General

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF JUSTICE AND ATTORNEY-GENERAL

Property, Plant and Equipment

Brisbane, new magistrates
05
135,500
29,628
90,402
15,470
courthouse

Caloundra, land purchase,
10
7,040
1,210
2,400
3,430

and new courthouse

Cooktown, courthouse upgrade
50
1,055
200
855

Richlands, new courthouse
05
4,500
707
3,793

Mackay, extend courthouse
40
11,400
2,202
8,418
780
Thursday Island, new courthouse
50
2,400
400
600
1,400
Hervey Bay, Courthouse upgrade
15
1,700

650
1,050
Minor works
Various

1,428
Ongoing
Court Improvement Program
Various

1,400
Ongoing
Other Plant and Equipment

Various

4,490
Ongoing
Total Property, Plant and Equipment

114,436

Other Capital Expenditure

State Penalties Enforcement
05
10,680
9,299
1,381

Registry Project

Integrated Justice Information Strategy
05
3,291

3,291

Total Other Capital Expenditure

4,672

TOTAL DEPARTMENT OF JUSTICE AND ATTORNEY-GENERAL
119,108

Justice and Attorney-General

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
PUBLIC TRUST OFFICE

Property, Plant and Equipment

Refurbishment of Premises
05

1,110
Ongoing
Upgrade of computer hardware
05

268
Ongoing
Minor works

45

142
Ongoing
Total Property, Plant and Equipment

1,520

Other Capital Expenditure

Development of accounting system
05

185
Ongoing

and software support

Total Other Capital Expenditure

185

TOTAL PUBLIC TRUST OFFICE

1,705

LEGAL AID QUEENSLAND

Property, Plant and Equipment

Brisbane
05
203

203

Regional offices
Various
190

190

Motor vehicle replacements
05
530

530

Information technology projects
Various
1,598

1,598

Total Property, Plant and Equipment

2,521

TOTAL LEGAL AID QUEENSLAND

2,521

TOTAL JUSTICE AND ATTORNEY-GENERAL

123,334

LEGISLATIVE ASSEMBLY OF QUEENSLAND

The Legislative Assembly consists of 89 Members of Parliament who discharge legislative and constituency responsibilities. These responsibilities include the enactment of legislation, privileged debate on Government policy, serving on Parliamentary Committees, providing advice and assistance to constituents, and acting as advocates of local interests.

Capital outlays in the area of property, plant and equipment are critical to the delivery of the Legislative Assembly and Parliamentary Service output. The output provides:

..    direct and indirect entitlements (including equipment) afforded to Members pursuant to the Members' Entitlements Handbook and the Members' Office Support Handbook

..    accommodation, security, hospitality, advisory and information services to support the activities of Members within the Parliamentary precinct and in Electorate Offices.

Capital outlays for 2003-04 will focus on an upgrade to conference and media room facilities within the Parliamentary precinct, and deliver information technology enhancements designed to improve electronic communication between Members' electorate offices and Parliament House, and improve current archiving and audio capture procedures associated with Parliamentary proceedings.

Legislative Assembly

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
LEGISLATIVE ASSEMBLY OF QUEENSLAND

Property, Plant and Equipment

Parliament House stonework
05
12,384
2,104
100
10,180

restoration

Plant and Equipment
05

1,194
Ongoing
Conference/Media Room
05
956

956

improvements

Total Property, Plant and Equipment

2,250

TOTAL LEGISLATIVE ASSEMBLY OF QUEENSLAND
2,250

LOCAL GOVERNMENT AND PLANNING

The majority of capital expenditure incurred by the Department of Local Government and Planning relates to capital grants and subsidies provided to local governing bodies. These grants provide for infrastructure to:

..    improve the quality of life in communities

..    promote economic and social development

..    improve access to services.

A further $50 million is provided over four years (2003-04 to 2006-07) to extend the Regional Centres Program. This program assists local governments with populations of more than 15,000 on infrastructure and community facilities. In 2003-04, it is expected that $10 million will be provided to local governing bodies.

Other capital expenditure by is provided to ensure the ongoing maintenance and provision of an appropriate level of office equipment and information technology hardware for technical and administrative staff in Brisbane and five regional offices.

Local Government and Planning

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000

$'000
$'000
DEPARTMENT OF LOCAL GOVERNMENT AND PLANNING

Property, Plant and Equipment

Plant and equipment
Various

649
Ongoing
Total Property, Plant and Equipment

649

Capital Grants

Local Government infrastructure

Roads
Various

55,550
Ongoing

Water
Various

35,007

Ongoing

Sewerage
Various

45,047
Ongoing

Other works
Various

22,348
Ongoing
Total Capital Grants

157,952

TOTAL LOCAL GOVERNMENT AND PLANNING
158,601

MAIN ROADS

Main Roads strategically manages, plans, develops, operates and maintains the State's road network, while recognising and taking into account the wider transport task, community and industry needs and the environment.

The State's investment in the road network provides the people of Queensland with a safe and efficient mode of transport, and contributes to the Government's objectives, particularly job creation, by:

..    promoting economic development, especially in regional areas

..    assisting the competitiveness of Queensland industry through improved transport efficiency

..    upgrading the standard of life for the Queensland public, especially in rural communities and remote areas.

The five-year Roads Implementation Program, which is published annually, reflects some $5 billion for roads funding in Queensland over each rolling five-year period (including in excess of $3 billion in roads capital projects), generating sustainable employment and training opportunities for some 17,000 people each year.

The road network plays a vital role in the economic well-being of the State. Road transport forms a significant input cost to many industries and the availability and cost of access can have a major impact on their future viability. An efficient network of major urban and rural roads reduces these industries' transport costs and facilitates their competitive position in the domestic and global marketplace.

Program Highlights

..    $30 million towards widening the Bruce Highway to six lanes between Dohles
     Rocks Road and Boundary Road provided under the Federal Government's Centenary of Federation fund.

..    $20 million towards construction of bridges and approaches at Inca Creek,
     Mount Isa to the Camooweal section of the Barkly Highway.

..    $26.9 million to continue construction of the Douglas Arterial in
     Townsville between University Road and Upper Ross River Road.

..    $25 million towards planning and construction of the four-lane Tugun Bypass on the Pacific Motorway.

..    $13.7 million for complete the duplication of the Federally-funded Gatton
     Bypass on the Warrego Highway.

..    $14.5 million to complete the Kawana Arterial on the Nicklin Way, Sunshine
     Motorway.

Main Roads

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF MAIN ROADS

Property, Plant and Equipment

Corporate buildings

Relocate pavement testing Nundah
05
250

250

Roma, airconditioning replacement
25
500
10
490

Townsville District Office refurbishment
45
1,400
200
1,200

Minor works
Various

1,210

Sub-total Corporate buildings

3,150

National Highways

Barkly Highway

Mount Isa - Camooweal,
55
55,350
7,326
20,000
28,024

Bridges and approaches

Bruce Highway

Brisbane - Gympie, Dohles
05
40,000
2,365
30,000
7,635

Rocks Road to Boundary

Road, Widen to 6 lanes

Brisbane - Gympie, Yandina -
10
110,000
101,000
9,000

Cooroy, Duplicate 2 to 4 lanes

Gin Gin - Benaraby, Fairbairn

15
8,700
580
7,000
1,120

Flats - Bariveloe Road,

Re-align 2 lanes

Gympie - Maryborough,

Glenorchy Straight,
15
10,000
1,326
8,674

Maryborough turn-off,

Re-align 2 lanes

Cunningham Arterial

Ipswich Motorway, Granard
05
66,000
12,000

10,000
44,000

Road - Riverview, Planning

Widen 4 to 6 lanes (stage 1)

Warrego Highway

Ipswich - Toowoomba, Gatton
10
46,000
32,262
13,738

bypass, Duplicate 2 to 4 lanes

Ipswich - Toowoomba,

Toowoomba bypass, Planning
20
26,250
21,530
4,720

and land acquisition

Other construction
Various

44,228
Ongoing
Sub-total National Highways

147,360

Other State-controlled roads

Bruce Highway, Ayr -
45
53,295
13,386
26,880
13,029

Townsville, Douglas Arterial,

University Road - Upper

Ross River Road, Construct

to new sealed 2 lane standard

Caloundra - Mooloolaba Road,
10
22,500
8,000
14,500

Kawana Arterial, Nicklin Way,

Sunshine Motorway Link,

Construct to new sealed

2 lane standard

Capalaba, Victoria Point Road,
05
4,665
782
1,419
2,464

Windemere Road - Vienna

Road, Duplicate 2 to 4 lanes

Capricorn Highway, Emerald -
30
4,069
1,569
2,500

Alpha, Taraborah - Gemfields

turnoff, Widen and overlay

Carnarvon Highway, Roma -
25
2,530
52
2,478

Injune, 63.66 - 71.2 km, Seal

shoulders

Cooktown Developmental Road,
50
7,529
939
5,956
634

Cooktown - Butchers Hill,

West Normanby River - Boggy

Creek, Construct to

sealed standard

Currajah - Pin Gin Hill Road,
50
9,658
2,081
3,940
3,637

1.5 - 6.82 km from Palmerston

Highway, Re-align 2 lanes

D'Aguilar Highway, Caboolture -
05
33,250
30,000
3,250

Kilcoy, Caboolture Northern

Bypass, Construct 2 lane

bypass

D'Aguilar Highway, Caboolture -
10
5,400
619
2,500
2,281

Kilcoy, Scrubby and Sandy

Creeks, Replace bridges and

approaches

Dawson Highway, Gladstone -
30
4,992
2,959
2,033

Biloela, Monto turnoff -

Scrubby Creek, Rehabilitate

pavement

Dawson Highway, Rolleston -
30
3,893
2,308
1,585

Springsure, Staircase  -

Rodda's Lookout, Widen

shoulders and sealing

Diamantina Developmental Road,
35
1,800
0
1,800

Bedourie - Boulia, Bedourie -

Crownwheel Creek, 0 - 17.0 km,

Pave and seal

Flinders Highway, Richmond -
55
3,250
1,370
1,880

Julia Creek, Chatfield Creek

approaches, Widen and overlay

Flinders Highway, Richmond -
55
6,400
2,644
2,797
959

Julia Creek, 132.0 - 145.6 km,

Widen shoulder(s) and sealing

Gladstone Port Access Road,

30
15,000
5,100
9,900

Construct to new sealed 2 lane

standard

Gregory Highway, Emerald -
30
4,561
424
4,137

Clermont, Gordonstone Creek

South, Widen and overlay

Hervey's Range Developmental Road
45
10,200
3,352
6,848

Townsville - Battery, Devils Marbles

45.4 - 70km, Construct to new 2
lane standard

Hervey's Range Developmental Road,
45
9,600
380
2,984
6,236

Townsville - Battery, Ella Creek -

Gregory Developmental Road,

Construct to new sealed 2

lane standard

Innisfail - Japoon Road, South
50
10,000
988

9,012

Johnstone Bridge (near mill),

construct bridge and approaches

Isisford - Blackall Road, 49.7 -
35
1,800
1,077
723

60.7 km, Pave and seal

Kennedy Developmental Road,
55
5,300
274
1,971
3,055

Hughenden - Winton, 4.5 - 16.8 km,

Widen shoulder(s) and sealing

Leichhardt Highway, Miles -
20
1,950
780
1,170

Goondiwindi, 54.5 - 57.8 km

Widen and seal

Mackay - Bucasia Road,
40
6,400
2,706
3,694

Wallmans and Eimeo Roads,

At-grade intersection improvement

Maryborough - Hervey Bay Road,
15
2,516
108
2,408

Phillip Court - Saltwater

Creek, 10.8 - 12.0 km,

Construct overtaking lanes

Millmerran - Inglewood Road,
20
1,900
130
570
1,200

Clontarf Deviation, 13.38 -

15.54 km

Mount Lindesay Highway,
05
43,741
14,741
13,000
16,000

Brisbane - Beaudesert,

Middle - Green Road/

Fedrick Street, Duplicate 2 to

4 lanes

New England Highway,
20
1,015
85
930

Yarraman - Toowoomba, Mt

Kynock - Highfield, 107.01 -

109.4 km

Pacific Highway, Pacific
10
240,000
15,000
25,000
200,000

Motorway, Tugun - Tweed

Heads, Construct 4 lane bypass

Peak Downs Highway, Nebo -
40
3,500

112
1,941
1,447

Mackay, Stockyard Creek -

Spring Creek, Widen existing

pavement

Peninsula Developmental Road,
50
6,999
460
2,739
3,800

Mt Molloy - Laura,

Coalseam - Laura River,

Construct to sealed standard

Redland Sub-arterial, Gateway
05
8,400
850
7,550

Motorway - Mount Cotton

Road, At-grade intersection

improvement

Samford Sub-arterial, Arbor
05
4,175
875
3,300

Street - Ferny Way,

Duplicate 2 to 4 lanes

Warwick - Killarney Road, 34.5 -
20
2,563
1,846
717

37.13 km, Widen and overlay

Other construction
Various

384,408
Ongoing
Sub-total Other State-controlled Roads

556,520

Plant and Equipment

6,500

Total Property, Plant and Equipment

713,530

Other Capital Expenditure

Information Technology

2,120

Total Other Capital Expenditure

2,120

Capital Grants

Transport Infrastructure Development Scheme

Arcturus Road, Bauhinia Shire,
30
380
190
190

15.6 - 23.5 km, Pave and seal

Barratta Road, Burdekin Shire,
45
880
440
220
220

Reconstruct road and new bridges

Birmingham Road, Carrara,
10
255

200
55

Emmanuel College, Bus set-

down and car park

Bokarina and Kawana State
10
225
105
120

Schools, Parking area

Bollon - Dirranbandi Road,
25
200
13
100
87

Balonne Minor River Bridge

Darnley Island Access Road,
50
1,100
260
840

Upgrade sections to bitumen

seal and improve drainage

Dauan Island Access Road,
50
950
250
700

Pave and seal

Eastmere Road, Aramac Shire,
35
190
100
90

38.5 - 47.0 km, Stage 1,

Pave and seal

Fingerboard Road, Miriam Vale
15
2,100
700
700
700

Shire, Upgrade and seal

Geaney Lane, Townsville,
45
500
200
300

Upgrade

Golden Mile Road, Broadsound
40
380
190

190

Shire, Pave and seal

Hopevale Access Road, sealing
50
3,415
1,039
850
1,526

Inverai Road, Wambo Shire,
20
390
194
168
28

Construct new road

Kenlogan Road, Belyando Shire,
40
190

190

Pave and seal

Kerwee Road,  Eidsvold Shire,
15
358
228
124
6

Bitumen standard

Kondar Road, Walter Gunn Bridge,
20
300
168
102
30

Waggamba Shire,

Re-align and widen

Kowanyama access, Floodway,
55
400

200
200

Formation and road safety

improvements

Miscamble/Short/George
25
226
16
200
10

Streets, Roma, Drainage

improvements

One Mile Bridge, West Ipswich
05
7,500
1,515
2,685
3,300

and Six Mile Creek, Redbank,

Construct new bridges and

approaches

Palm Island, road and drainage
45
1,000
50
500
450

upgrading works

Range - Baranga Road, Duaringa
30
380
190
190

Shire, Gravel formation

Rosevale - Aratula Road,
10
600
400
200

Boonah Shire, Upgrading

St Pauls Airstrip Access Road,
50
1,997
1,447
500
50

Upgrade formation and drainage

Topsy Creek and Kowanyama
50
1,500
700
300
500

access roads, Upgrade

Toowong Bikeway, Extend
05
9,220
7,775
1,290
155

Willows and Rutland Road,

30
380
190
190

Emerald Shire, Pave and seal

Wollogorang Road, Doomadgee,
55
930
230
400
300

Formation

Other Capital Grants
Various

23,454
Ongoing
Sub-total Transport Infrastructure Development Scheme

35,093

Federal Black Spot
Various

8,923
Ongoing
Total Capital Grants

44,016

TOTAL DEPARTMENT OF MAIN ROADS

759,666

ROADTEK

Plant Hire Services

Hire plant
Various

12,271

RoadTek Services

Plant and equipment
Various

867

TOTAL ROADTEK

13,138

QUEENSLAND MOTORWAYS LIMITED

Property Plant and Equipment

Minor works
05

5,000

TOTAL QUEENSLAND MOTORWAYS LIMITED

5,000

TOTAL MAIN ROADS

777,804

NATURAL RESOURCES AND MINES

Estimated capital expenditure for Natural Resources and Mines (Department of Natural Resources and Mines, SunWater and various water boards) in 2003-04 is $112.6 million.

The department's capital expenditure program for 2003-04 principally comprises expenditure which supports the planning and management of the State's land, water and native vegetation resources, and which facilitates the development of the State's mineral resources.

The replacement of plant and equipment, the continuing local office accommodation upgrade, and the investment in the development of information technology systems, will provide the necessary departmental infrastructure to support the delivery of services throughout the State. An amount of $20.5 million is identified for this purpose in 2003-04. The department's role in supporting the development of water infrastructure continues with $6 million to be spent in 2003-04 on the acquisition of land affected by proposed future water infrastructure projects.

Capital grant expenditure estimated at $7.5 million will be directed towards the Regional Flood Mitigation Program. This program is to be transferred to the Department of Local Government and Planning.

The Gladstone Area Water Board proposes to spend $23.5 million on capital projects in 2003-04. The majority of this expenditure relates to the Mt Miller Pipeline.

SunWater proposes to spend $40.7 million on capital projects in 2003-04. The most significant projects are the Burdekin Scheme, Mareeba Scheme, Tinaroo Hydro Capital Project, Barlil Weir Capital Project, Jones Weir Capital Project and Callide Extension Capital Project.

Natural Resources and Mines

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000

DEPARTMENT OF NATURAL RESOURCES AND MINES

Property, Plant and Equipment

Government Land Register
Various

2,000
Ongoing

redevelopment

Helidon Explosive Magazine
10
825
126
324
375
Landcentre Office fit-outs
05
4,570

1,187
3,383
Land purchases
10/20
6,000

6,000

Mareeba Office extension
50
1,800
250
500
1,050
Minor works
Various

798
Ongoing
Plant and Equipment
Various

14,413
Ongoing
Upgrade of Greviella Weir
30
20

20

Upgrade of Thangool Weir
30
20

20

Upgrade of Proston Weir
15
10

10

Upgrade of East Leichhardt Dam
55
70

70

Upgrade of Corella Dam
55
570

570

Toowoomba - Tor St Office Fit-out
20
250

250

Total Property, Plant and Equipment

26,162

Other Capital Expenditure

Automated Titling System
05
462

462

Co-ordinated Land Asset Management
05
3,050
2,000
1,050

System

Mines Tenure Administration System
05
440

440

redevelopment

Science related systems
05
251

251

Other minor systems
05
882
85
797

Total Other Capital Expenditure

3,000

Capital Grants

Regional Flood Mitigation Program
Various

7,512
Ongoing
Sugar Industry Infrastructure
45/50
3,198
1,398
1,800

Herbert Cane Area

Total Capital Grants

9,312

TOTAL DEPARTMENT OF NATURAL RESOURCES AND MINES
38,474

GLADSTONE AREA WATER BOARD

Property, Plant and Equipment

Aldoga pipeline and reservoir
30
5,000

1,000
4,000
Clarifier upgrade
30
500

500

Clearwater Reservoir
30
900

900

Calliope Shire Council treated
30
1,500

1,500

water assets

Telemetry and metering upgrades
30
560

350
210
Mt Miller pipeline
30
17,200
737
16,463

Recreational facilities
30
400

100
300
Toolooa to Golegumma pipeline
30
500

100
400
Yarwun Water Treatment Plant
30
300

300

Customer connections
30
550

400
150
South Gladstone to Toolooa Pipeline
30
2,422
1,608
814

Other capital expenditure
30
950

650
300
Total Property, Plant and Equipment

23,077

Other Capital Expenditure

Administration
30
700

400
300
Total Other Capital Expenditure

400

TOTAL GLADSTONE AREA WATER BOARD

23,477

MOUNT ISA WATER BOARD

Property, Plant and Equipment

Purchase of MIM assets
55
3,250

1,625
1,625
Replace Submersible pump
55
2,500

2,500

Chlorination upgrade
55
860

860

Lake Moondarra to Mount Isa Terminal
55
300

300

Reservoir (MITR) pipeline upgrade

MITR Pump Station upgrade
55
3,000

2,000
1,000
Transport Bay upgrade
55
800

300
500
MITR storage upgrade
55
4,000

300
3,700
Col Popple Pump Station upgrade
55
4,000

1,500
2,500
Minor works
55
1,250

615
635
Total Property, Plant and Equipment

10,000

TOTAL MOUNT ISA WATER BOARD

10,000

SUNWATER

Property, Plant and Equipment

Brisbane office miscellaneous
05

4,823
Ongoing
Bowen Broken Scheme
40

29
Ongoing
Burdekin Scheme
45

1,955
Ongoing
Eton Scheme
45

137
Ongoing
Proserpine Scheme
45

5
Ongoing
Pioneer Scheme
45

205
Ongoing
Ayr office
45

60
Ongoing
Awoonga Callide Scheme
30

76
Ongoing
Callide Scheme
30

137
Ongoing
Dawson Scheme
30

355
Ongoing

Fitzroy Scheme
30

41
Ongoing
Nogoa Mackenzie Scheme
30

593
Ongoing
Three Moon Creek Scheme
30

60
Ongoing
Barker Barambah Scheme
15

66
Ongoing
Boyne Scheme
15

20
Ongoing
Bundaberg Scheme
15

802
Ongoing
Mary Scheme
15

194
Ongoing
Upper Burnett Scheme
15

46
Ongoing
Central Lockyer Scheme
05

45
Ongoing
Logan Scheme
05

145
Ongoing
Lower Lockyer Scheme
05

630
Ongoing
Macintyre Brook Scheme
05

90
Ongoing
Upper Condamine Scheme
05

75
Ongoing
Warrill Valley Scheme
05

95
Ongoing
Mareeba Scheme
50

2,632
Ongoing
St George Scheme
25

197
Ongoing
Tinaroo Hydro capital project
50
3,808
888
2,920

Burdekin Hydro capital project
45
21,159
250
500
20,409
Swanbank Treatment Plant project
05
10,631
85
220
10,326
Barlil Weir capital project
15
3,857
402
2,185
1,270
Jones Weir capital project
15
7,348
485
3,766
3,097

Callide Extension capital project
30
17,593
692
16,901

Pipeline subsidiaries capital
55

75
Ongoing
Pipeline subsidiaries capital
40

125
Ongoing
Total Property, Plant and Equipment

40,205

Other Capital Expenditure

Brisbane office miscellaneous
05

450
Ongoing
Total Other Capital Expenditure

450

TOTAL SUNWATER

40,655

TOTAL NATURAL RESOURCES AND MINES

112,606

OFFICE OF THE GOVERNOR

Total capital expenditure of the Office of the Governor in 2003-04 is estimated to be $0.04 million. The expenditure relates to capital acquisitions, particularly vehicles and office equipment.

Continuing maintenance and enhancement of the facilities at Government House enables the Governor to undertake the full range of duties expected of a Head of State, including those that promote and support whole-of-Government priorities.

Office of the Governor

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
OFFICE OF THE GOVERNOR

Property, Plant and Equipment

Asset replacement
05
42

42
Ongoing
Total Property, Plant and Equipment

42

TOTAL OFFICE OF THE GOVERNOR

42

OFFICE OF THE OMBUDSMAN AND INFORMATION COMMISSIONER

The Office of the Ombudsman and Information Commissioner is responsible for:

..    investigating and, if necessary, redressing administrative illegality, unfairness or error in the public sector, including local government, where no other specific remedy exists

..    ensuring as far as possible that applications by the community for access to information held by State and local government are decided correctly according to law.

By providing for public scrutiny of the activities of executive government, this output supports a strong corporate governance and accountability framework in the Queensland public sector.

Capital funding of $0.12 million is provided in 2003-04 for the provision of office and information technology tools to enable investigative staff to review complaints and appeals about Government administration.

Office of the Ombudsman and Information Commissioner

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-6-03

$'000
$'000
$'000
$'000
OFFICE OF THE OMBUDSMAN AND INFORMATION COMMISSIONER

Property, Plant and Equipment

New personal computers and
05

188
100
Ongoing

software

Office equipment
05

20
20
Ongoing
Total Property, Plant and Equipment

TOTAL OFFICE OF THE OMBUDSMAN AND INFORMATION
120

COMMISSIONER

OFFICE OF THE PUBLIC SERVICE COMMISSIONER

The Office of the Public Service Commissioner is committed to the development of a strong and sustainable public service, which achieves the best results for Queenslanders. The office has a mandate to deliver legislative and regulatory functions as well as strategies that enable the Queensland Public Service to deliver on the Government's priorities.

The office's capital expenditure in 2003-04 will be $0.07 million and focuses on the replacement of computer and office equipment required to efficiently provide the above service.

Office of the Public Service Commissioner

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
OFFICE OF THE PUBLIC SERVICE COMMISSIONER

Property, plant and equipment

Plant and equipment
05

65
Ongoing
Total Property, Plant and Equipment

65

TOTAL OFFICE OF THE PUBLIC SERVICE COMMISSIONER
65

POLICE

The delivery of effective policing services to the community of Queensland requires the establishment and maintenance of appropriate infrastructure. To this end, the service has developed a number of infrastructure plans in respect of capital works, information technology and other equipment needs. An allocation of $99.4 million in 2003-04 will enable the service to progress key projects identified in these plans.

Program Highlights

..    $32.2 million to construct new and replacement facilities and undertake planning for future facilities under the Queensland Police Service's Ten-Year Capital Investment Strategic Plan. Projects under construction and due to be completed in 2003-04 include:

..    $1.2 million to complete Stage 2 of a redevelopment of Hervey Bay Police
     Station;

..    $3.1 million to complete a replacement watchhouse complex in conjunction with the construction of a new western district courthouse;

..    $2.1 million to complete a new police station at Loganholme;

..    $4.6 million to complete a replacement police station, district headquarters and regional office at Mundingburra; and

..    $5.6 million to complete Stage 2 of a replacement police station and district headquarters at Toowoomba.

..    Construction is expected to commence in 2003-04 on several new projects including:

..    $0.5 million to a replacement police station and watchhouse at Gympie;

..    $0.35 million for a new police station at Hopevale;

..    $2.2 million for a new police station at Mackay North;

..    $2.8 million for a new police station and watchhouse at Palm Island;

..    $0.43 million for a replacement police station at Sherwood; and

..    $1.1 million for a new watchhouse at Caloundra.

..    An allocation of $15 million for information management directed towards projects identified as priorities in the service's Information Management Strategic Plan 2001-10, including the commencement of the Incident Recording and Management System.

..    $52.3 million to support the purchase of other plant and equipment including motor vehicles, motor vessels and radio communications equipment.

Police

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF POLICE

Property, Plant and Equipment

Building/General Works

Caloundra, New watchhouse
10
3,600

1,100
2,500

Coolum, Temporary police station
10
490

490

Gympie - Replacement police
15
9,000
492
500
8,008

station and watchhouse

Hervey Bay - Stage 2
15
1,600
400
1,200

Inala - Replacement watchhouse
05
3,500
412
3,088

Ingham - Replacement police
45
3,800

200
3,600

station and watchhouse

Loganholme - New police station
05
2,500
393
2,107

Longreach - Replacement district
35
7,000
20
200
6,780

headquarters and watchhouse

Mackay North - New police station
40
2,200
30
2,170

Mundingburra - Replacement
45
7,150
2,522
4,628

station -  District headquarters and regional office

Oxley - Dog Squad kennels
05
700
150
550

Palm Island - Replacement police
45
3,200
357
2,843
station and watchhouse

Sherwood - Replacement station
05
450
20
430

Southport - Station refurbishment
10
2,000
25
100
1,875

Stafford - Replacement station
05
3,750
10
200
3,540

Toowoomba - Replacement station,
20
6,700
1,149
5,551

watchhouse, District headquarters

and regional office stage 2

Toowoomba - Replacement station,
20
3,000
60
100
2,840

watchhouse, District headquarters and regional office Stage 3

Academies Upgrade Program
05

500
Ongoing
Brisbane - Police headquarters
05

300
Ongoing

accommodation changes

Housing Program

Kowanyama - New twin dwelling
55
350

350

unit

Hopevale - New residences
50
600

100
500
Minor works
Various

1,347
Ongoing

Other projects
Various

1,875
Ongoing
Small Stations Program

Childers - Replacement station
15
455
100
355

Halifax - Replacement station
45
375
200
175

Hopevale - New station
50
500

350
150

Pomona - Replacement station
10
390
135
255

Rainbow Beach - New Station
15
540

100
440
Station Security Program
Various

500
Ongoing
Watchhouse Upgrade Program
Various

500
Ongoing
Vessel replacement
Various

1,778
Ongoing
Plant and equipment (includes motor
Various

65,505
Ongoing

vehicles)

Total Property, Plant and Equipment

99,447

TOTAL POLICE

99,447

PREMIER AND CABINET

Capital expenditure for Premier and Cabinet (including Crime and Misconduct Commission, South Bank Corporation, Queensland Events Corporation and Commission for Children and Young People) in 2003-04 is $10 million.

The Department of the Premier and Cabinet's primary responsibility is to support and enhance Government decision making through the provision of timely information and policy advice to the Premier, Executive Council, Cabinet and other Government departments. The department's capital expenditure program for 2003-04 of $5.7 million focuses on:

..    managing the development of the whole-of-Government Integrated Justice
     Information System (IJIS)

..    the enhancement and replacement of office and computer equipment as well as information systems required to efficiently deliver the above outputs

..    miscellaneous capital grants to community groups throughout the State.

The capital works program for South Bank Corporation for 2003-04 is to be directed at a range of parkland enhancements, which will complement the completed masterplan works. Property, plant and equipment expenditure will be allocated to the ongoing operational requirements of the parklands and the Brisbane Convention and Exhibition Centre.

The 2003-04 capital expenditure program of the Commission for Children and Young People is to include the replacement and upgrading of office equipment, and the continued development of key databases to facilitate the commission's functions.

The Crime and Misconduct Commission's 2003-04 plant and equipment program is to maintain existing service levels. Other capital expenditure will maintain the existing leasehold premises.

Capital expenditure for Queensland Events Corporation relates to scheduled asset replacement. This is comprised of miscellaneous office and computer equipment.

Premier and Cabinet

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF THE PREMIER AND CABINET

Property, Plant and Equipment

Plant and equipment
05

3,220
Ongoing
Total Property, Plant and Equipment

3,220

Capital Grants

Capital grants
Various

2,500
Ongoing
Total Capital Grants

2,500

TOTAL DEPARTMENT OF THE PREMIER AND CABINET

5,720

CRIME AND MISCONDUCT COMMISSION

Property, Plant and Equipment

Plant and equipment
05

937
Ongoing
Total Property, Plant and Equipment

937

Other Capital Expenditure

Refit of Tericca Place
05
1,484
1,394
90

Total Other Capital Expenditure

90

TOTAL CRIME AND MISCONDUCT COMMISSION

1,027

SOUTH BANK CORPORATION

Property, Plant and Equipment

South Bank Corporation minor works
05

1,205
Ongoing
Brisbane Convention and Exhibition
05

1,933
Ongoing

Centre minor works

Total Property, Plant and Equipment

3,138

TOTAL SOUTH BANK CORPORATION

3,138

QUEENSLAND EVENTS CORPORATION

Property, Plant and Equipment

Plant and equipment
05

14
Ongoing
Total Property, Plant and Equipment

14

TOTAL QUEENSLAND EVENTS CORPORATION

14

COMMISSION FOR CHILDREN AND YOUNG PEOPLE

Property, Plant and Equipment

Plant and equipment
05

60
Ongoing
Total Property, Plant and Equipment

60

TOTAL COMMISSION FOR CHILDREN AND YOUNG PEOPLE
60

TOTAL PREMIER AND CABINET

9,959

PRIMARY INDUSTRIES

Primary Industries' capital expenditure program for 2003-04 (including Forestry Group and the Queensland Rural Adjustment Authority) is $33.6 million, and focuses on property, plant and equipment associated with research facilities and other plant and equipment.

A new facility at Redlands will be used to conduct research in the area of amenity horticulture. This facility, together with a replacement research vessel, will contribute to the Food and Fibre Science and Innovation output.

The redevelopment of the Abel Point Marine Base at Airlie Beach and the construction of a new office and boat storage facility for the Queensland Boating and Fisheries Patrol at Port Douglas will contribute to the Fisheries output.

The acquisition of diagnostic equipment and the development of information systems will enhance laboratory disease diagnosis and testing capability for preparedness and risk management against Foot and Mouth Disease. This contributes to the market access and development output.

Property, plant and equipment expenditure will be allocated to the ongoing operational requirements of the Food and Fibre Science and Innovation output leading the way in research and development across a range of food and fibre chains. The capital expenditure will also contribute to the Rural Community Development output along with the ongoing minor works and Research Facilities Development Programs.

Forestry

The capital expenditure budget for 2003-04 is $11.4 million. The Budget includes $2.5 million for the purchase of freehold land for plantation establishment, particularly in the hardwood plantation area, as well as an amount of $6.3 million for the replacement of heavy plant and vehicles. An amount of $1 million is also included for the expansion of plant propagation facilities.

Queensland Rural Adjustment Authority

The authority's capital expenditure budget for 2003-04 is $0.4 million for replacing or upgrading computer systems, office equipment and facilities, and in-house developed computer software.

Primary Industries

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF PRIMARY INDUSTRIES

Property, Plant and Equipment

Abel Point Marine Base, Airlie Beach
40
760
100
660

Foot and Mouth Disease enhanced
Various
1,200
350
850

preparedness

Centre for Amenity Horticulture,
05
2,000
80
1,720
200

Redlands

Port Douglas Queensland Boating
50
466
300
166

and Fisheries Patrol Office

Biodiversity Centre, Mareeba

50
250
109
141

Vessels replacement
Various

1,180
Ongoing

Heavy plant and equipment
Various

1,500
Ongoing

Minor works
Various

1,500
Ongoing

Mechanical items
Various

500
Ongoing

Relocation and refurbishment
Various

427
Ongoing

Research facilities development
Various

1,500
Ongoing

Other property, plant and equipment
Various

10,635
Ongoing
Total Property, Plant and Equipment

20,779

Other Capital Expenditure

Intangible Asset Projects

Pest and disease emergencies
05
250

250

Other projects
05

359
Ongoing
Other projects
05

450
Ongoing
Total Other Capital Expenditure

1,059

TOTAL DEPARTMENT OF PRIMARY INDUSTRIES

21,838

FORESTRY

Property, Plant and Equipment

Plant and equipment
Various

7,819
Ongoing
Purchase of land
05/10

2,500
Ongoing
Road construction
Various

68
Ongoing
Buildings and improvements
Various

1,010
Ongoing
Total Property, Plant and Equipment

11,397

TOTAL FORESTRY

11,397

QUEENSLAND RURAL ADJUSTMENT AUTHORITY

Property, Plant and Equipment

Upgrade/replace office equipment
05
180

180

Total Property, Plant and Equipment

180

Other Capital Expenditure

Intangible Asset Projects

Upgrade in-house computer software
05
1,100

900
200

Total Other Capital Expenditure

200

TOTAL QUEENSLAND RURAL ADJUSTMENT AUTHORITY

380

TOTAL PRIMARY INDUSTRIES

33,615

PUBLIC WORKS

Capital expenditure for the Department of Public Works, including commercialised business units (CBUs), in 2003-04 is $222.5 million. This year's Capital Statement includes the capital spending of the department's CBUs which provide services to departments (for example, QFleet).

QFleet will purchase motor vehicles totalling $152.7 million. The vehicles will be leased to clients to facilitate the delivery of Government services across Queensland. The vehicle purchases and their maintenance provide support for local Queensland firms.

Estimated capital expenditure by the department, excluding CBUs, is $63.2 million. The major item of expenditure is $47.3 million for the new Government office building presently under construction at 33 Charlotte Street, Brisbane.

The department has developed programs to address discrimination and workplace health and safety issues, and capital expenditure of $0.9 million is provided to meet these ongoing commitments. In addition, expenditure of $1.8 million is allocated in 2003-04 to upgrade building fire systems in 111 George Street, Brisbane.

Capital funds are also provided to acquire additional Government employee housing, and to refurbish and upgrade existing office accommodation.

Additional works are scheduled for the Roma Street Parkland in 2003-04 to further enhance the accessibility of the Parkland and the adjacent precinct, as well as to provide additional amenities.

Feasibility and planning studies are currently being considered for a Multi-purpose Centre on the bank of the Pioneer River in Mackay central business district. It is anticipated that private sector proposals will be invited in 2003-04 for the development of the centre, subject to agreement being reached between Mackay City Council and the State Government. An amount of $5 million is allocated in 2003-04 from a total budget of up to $38 million.

An amount of $0.75 million is provided for enhancements to the lighting system in Mineral House, Brisbane through the Energy Efficient Lighting Project. This is an integrated system designed to combine sophisticated lighting management with maximum energy efficiency.

Public Works

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF PUBLIC WORKS

Property, Plant and Equipment

Office Accommodation

Brisbane, 33 Charlotte St office

building
05
68,562
21,282
47,280

Cairns, New office building
50
17,605
17,100
505

Brisbane, Executive Building and
05
1,600
450
250
900

Executive Annexe, Upgrade

fire systems

Brisbane, 111 George St building
05
1,890
100
1,790

upgrade fire systems

Brisbane, Mineral House,
05
750

750

Energy Efficient Lighting

Brisbane, Fortitude Valley
05
500

500

Transport House toilet

refurbishment

Warwick, Office building
20
250

250

refurbishment

Anti-Discrimination Program
Various

500
Ongoing

Carpet Replacement Program
Various

1,000
Ongoing

Workplace health and safety
Various

400
Ongoing

Various minor works
Various

512
Ongoing
Government Employee Housing
Various

1,700
Ongoing
Major buildings and infrastructure

Brisbane, Roma Street Parkland
05
68,500
66,362
2,138

Mackay Multi-purpose Centre
40
38,000
250
5,000
32,750
Other plant and equipment
05

624
Ongoing
Total Property, Plant and Equipment

63,199

TOTAL DEPARTMENT OF PUBLIC WORKS1

63,199

(excluding commercialised business units)

QBUILD

Property, Plant and Equipment

Plant and equipment
Various

1,528
Ongoing
Total Property, Plant and Equipment

1,528

Other Capital Expenditure

Intangibles
05

500
Ongoing
Total Other Capital Expenditure

500

TOTAL QBUILD

2,028

QFLEET

Property, Plant and Equipment

Motor vehicles
Various

152,652
Ongoing
Total Property, Plant and Equipment

152,652

Public Works

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-6-03

$'000
$'000
$'000
$'000
Other Capital Expenditure

Information systems
05

1,678
Ongoing
Total Other Capital Expenditure

1,678

TOTAL QFLEET

154,330

PROJECT SERVICES

Property, Plant and Equipment

Plant and equipment
Various

676
Ongoing
Total Property, Plant and Equipment

676

Other Capital Expenditure

Project management system upgrade
05
1,000

1,000

Other intangibles
05

412
Ongoing
Total Other Capital Expenditure

1,412

TOTAL PROJECT SERVICES

2,088

SALES AND DISTRIBUTION SERVICES

Property, Plant and Equipment

Plant and equipment
05

235
Ongoing
Total Property, Plant and Equipment

235

Other Capital Expenditure

Internet development
05
952
400
370
182
Other Intangibles
05

245
Ongoing
Total Other Capital Expenditure

TOTAL SALES AND DISTRIBUTION SERVICES

850

TOTAL PUBLIC WORKS

222,495

Note:

1. Total 2003-04 capital works expenditure for the Department of Public Works does not include $4.2 million allocated for the continued refurbishment and upgrading of Queensland House in London. This work is required to meet current Health and Safety regulations, and to complement the existing streetscape. The total project cost is $4.5 million.

QUEENSLAND AUDIT OFFICE

The capital expenditure of $0.15 million on minor works during 2003-04 is to maintain systems that support the mandated audit program and the Queensland Audit Office output of Independent Public Sector Auditing Services and Reporting to Parliament. In particular the funds will be allocated to replace minor office equipment and computer hardware and software which are due for replacement as part of the ongoing program to maintain the asset standards.

Queensland Audit Office

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
QUEENSLAND AUDIT OFFICE

Property, Plant and Equipment

Minor works
05

150
Ongoing
Total Property, Plant and Equipment

150

TOTAL AUDIT OFFICE

150

STATE DEVELOPMENT

Estimated capital expenditure by the Department of State Development in 2003-04 is $283.3 million.

The key aims of the capital acquisition plan and asset management strategies are to support the department in providing services related to the needs of developing international markets, strengthening supply capacity, and supporting business development, emerging industries and sustainable regional development.

Capital grants are targeted to enterprises that will make a major contribution to the development of business and industries and thereby the creation of sustainable employment.

Program Highlights

..    $60.5 million out of a total project cost of $209.2 million towards the
     Burnett Water Infrastructure Project.

..    $60.8 million for common-user infrastructure associated with the Comalco
     Alumina Refinery, Common-User Infrastructure Project. Total project cost is $150 million (net of interest costs).

..    $10.5 million to complete the Creative Industries Precinct.

..    $1 million to complete the Cairns CBD Revitalisation project.

The department also administers a number of significant projects on behalf of the Government including the Gold Coast Convention and Exhibition Centre (expenditure of $64.4 million in 2003-04 out of a total Government contribution of $102.3 million).

The Property Services Group delivers the property services component of the Industry Location Scheme. Key functions of the group include the acquisition, planning and development of land for business and industry locating or expanding to Queensland. The group's capital acquisition plan has a total budget of $81.6 million in 2003-04.

Property Services Group

Program Highlights

..    $10.3 million for further development of the Lytton Industrial Estate.

..    $4.2 million for the next stage of development of the Clinton Industrial
     Estate.

..    $2.1 million for Stage 1 of the Woree Business and Industry Park.

..    $1.5 million for completion of the Murarrie Industrial Precinct.

..    $12 million for land acquisition at Wacol for future development.

..    $1 million for land acquisition at Yandina for future expansion of the
     Yandina Industrial Estate.

..    $1.5 million for land acquisition at Charlton for future development.

State Development

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF STATE DEVELOPMENT

Property, Plant and Equipment

STATE DEVELOPMENT

Computer equipment
Various

892
Ongoing

Other plant and equipment
Various

338
Ongoing

Burnett Water Infrastructure
15
209,229
30,000
60,478
118,751

Development

Comalco Alumina Refinery,
30

162,988
82,835
60,802
19,351

Common-User Infrastructure

Gold Coast Convention and
10
102,250
37,865
64,385

Exhibition Centre

Turtle Interpretive Centre
15
3,000
206
2,794

SUB-TOTAL STATE DEVELOPMENT

189,689

PROPERTY SERVICES GROUP

Targinie Valley - Residences
30
9,361

9,361

and improvements

Plant and equipment
Various

150
Ongoing
SUB-TOTAL PROPERTY SERVICES GROUP

9,511

Total Property, Plant and Equipment

199,200

Other Capital Expenditure

PROPERTY SERVICES GROUP

Land Development

Aldoga Development Plan
30
12,000
990
11,010

Lytton Industrial Estate
05
11,870
1,570
10,300

Clinton Industrial Estate - Red
30
4,200
50
4,150

Rover Road

Woree Business and Industry
50
4,342
442
2,100
1,800

Park

Murarrie Industrial Precinct
05
9,142
7,692
1,450

Synergy Industrial Park
05
16,933
16,353
580

Gladstone State Development
30
3,613
1,113
500
2,000

Infrastructure

Coomera Marine Precinct
05
2,750

250
2,500

Arundel Industrial Park
10
6,647
17
200
6,430

Charlton Industrial Estate
20
2,200

200
2,000

Yandina Industrial Estate
10
4,200

200
4,000

Hamilton Industrial Estate
05
263
113
150

(Cullen and Curtin Streets)

Caloundra Regional Business
10
3,150

150
3,000

Park

Bribie Island Aquaculture Park

05
2,000
70
100
1,830
Minor works
Various

500
Ongoing
Sub-total Land Development

31,840

State Development

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
Land Purchases

Aldoga Services Corridor
30
318
18
300

Targinie Valley

30
22,899

14,899
8,000

Coomera Marine Precinct
05
2,636
2,336
300

Charlton
20
1,500

1,500

Murarrie
05
1,700
170
1,530

Townsville
45
4,500
3,070
1,030
400

Yandina
10
1,100
100
1,000

Wacol
05
12,000

12,000

Sub-total Land Purchases

32,559

Total Other Capital Expenditure

64,399

Capital Grants

STATE DEVELOPMENT

Creative Industries Precinct
05
14,949
4,439
10,510

Cairns CBD Revitalisation
50
9,027
8,027
1,000

Queensland Manufacturing
05

500
Ongoing

Institute

Other capital grants
10

75
Ongoing
SUB-TOTAL STATE DEVELOPMENT

12,085

Property Services Group

The Sustainable Minerals Institute1
05
7,500

6,155
1,345

Gladstone Infrastructure
30
1,500

1,500

SUB-TOTAL PROPERTY SERVICES GROUP

7,655

Total Capital Grants

19,740

TOTAL STATE DEVELOPMENT

283,339

Note:

1. The 2002-03 Capital Statement indicated that the Sustainable Minerals Institute would cost $10 million. However $2.5 million of this will be spent as current grants on the project and hence are not included in this Capital Statement.

TOURISM, RACING AND FAIR TRADING

The portfolio's capital program of approximately $8.9 million in 2003-04 principally relates to:

..    the acquisition of Cluden Park Racecourse, Townsville for transfer to racing industry ownership

..    replacement of the financial management system and computer hardware replacement for Tourism Queensland

..    the purchase of a replacement van for pre-race drug testing by the Racing
     Science Centre

..    the purchase of an information management system for the Commercial and
     Consumer Tribunal

..    the ongoing replacement of plant and equipment within the Department of
     Tourism, Racing and Fair Trading and Tourism Queensland.

The transfer of Cluden Park Racecourse contributes to the operation of the racing industry in a commercial manner. The pre-race van enables on-course drug sampling and testing and contributes to maintaining the integrity of the racing industry within Queensland. The information management system will enable improved case management within the Commercial and Consumer Tribunal.

Improved information systems operating within the Department of Tourism, Racing and Fair Trading and Tourism Queensland will provide more accessible and reliable information to ensure an improved client service to the people of Queensland.

Tourism, Racing and Fair Trading

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000

$'000
DEPARTMENT OF TOURISM, RACING AND FAIR TRADING

Property, Plant and Equipment

Motor vehicles
05
150

150

Plant and equipment
05

313
Ongoing
Racecourse transfers
45
6,547

6,547

Total Property, Plant and Equipment

7,010

Other Capital Expenditure

Computer software
05
230

230

Total Other Capital Expenditure

230

TOTAL DEPARTMENT OF TOURISM, RACING AND FAIR TRADING
7,240

TOURISM QUEENSLAND

Property, Plant and Equipment

Computer equipment

Financial Management System
05
438

438

replacement

Hardware replacements
05
707

707

Software
05
187

187

Other plant and equipment
05
300

300

fit-outs

Total Property, Plant and Equipment

1,632

TOTAL TOURISM QUEENSLAND

1,632

TOTAL TOURISM, RACING AND FAIR TRADING

8,872

Note:

1. The above figures exclude the value of fit-out ($0.32M) and hardware replacement ($0.13M) purchases for interstate and international offices for Tourism Queensland's operations.

TRANSPORT

Total capital outlays for the Transport portfolio in 2003-04 are estimated to be $972.9 million. The portfolio consists of Queensland Transport, Queensland Rail and port authorities.

Queensland Transport

The Department's capital expenditure program for 2003-04 is $101.7 million and predominately comprises investment in public transport infrastructure. Projects and allocation in 2003-04 include $42 million for the Inner Northern Busway, $12 million for the Cultural Centre Busway Station upgrade, and $11.8 million for the Integrated Ticketing System. The associated activity generated by the investment program makes important contributions to the Government's priority commitments of More Jobs for Queensland - Skills and Innovation - the Smart State and Building Queensland's regions.

Queensland Rail

Queensland Rail forecast capital expenditure for 2003-04 is $614.8 million. Track infrastructure works across the State account for $412.5 million of this capital works program. These works include provision of new infrastructure and maintenance works to existing infrastructure. A further $94 million is allocated to Queensland Rail 's Coal and Freight Services and includes upgrading and acquisition of rollingstock.

The passenger services businesses, Citytrain and Traveltrain, will allocate $41.8 million to improving disabled access, upgrading the older Citytrain fleet, improving safety and security, and minor expenditure associated with the introduction of the new Cairns Tilt Train.

Port Authorities

The combined capital expenditure of Queensland's port authorities in 2003-04 is $256.4 million.

Program Highlights

..    $146.9 million allocated by the Port of Brisbane Corporation for the continuing development of the Port of Brisbane. This includes $58.2 million for the expansion of Fisherman Islands and related infrastructure, $41.9 million for the relocation of Hamilton facilities, and $36.4 million for business partnering.

..    $49 million allocated by the Cairns Port Authority to new and ongoing airport and seaport development.

..    $37.8 million is allocated by the Gladstone Port Authority to the ongoing expansion of the port.

Transport

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
QUEENSLAND TRANSPORT

Property, Plant and Equipment

Public Transport Infrastructure

Inner Northern Busway
05
135,000
93,000
42,000

Cultural Centre Busway Station
05
15,700
3,700
12,000

upgrade

Integrated Ticketing System
05
65,475
3,215
11,876

50,384
Sub-total Public Transport Infrastructure

65,876

Maritime Infrastructure

Vessel Traffic System
05/10
1,500
700
800

Upgrade of Gladstone Shipping
30
300
25
275

Channel beacons

Modify five beacons and one
50
190

190

tower at Thursday Island

Upgrade for Maritime Safety
Various

Ongoing

Queensland Vessels

Major upgrade of Boon Boon
15
100
10
90

lead lights

Deeral - upgrade of Jetty Boat Ramp
50
283
5
278

Minor works
Various

799
Ongoing
Sub-total Maritime Infrastructure

2,555

Other capital projects

Regional rail infrastructure
30
9,000

6,000
3,000
Sub-total Other capital projects

6,000

Corporate Property - Buildings

Refurbishments
05
485

485

Refurbishment of Pinkenba
05
250

250

Marine Operations base

Customer service centre fit-outs
05
513

513

Minor works
Various
154

154

Sub-total Corporate Property - Buildings

1,402

Corporate Information Services

Infrastructure replacement -
05

2,652
Ongoing

Upgrade

Sub-total Corporate Information Services

2,652

Regional Service Delivery

494
Ongoing

Plant and equipment

Other Departmental Plant and Equipment

Other plant and equipment
05

743
Ongoing

Maritime Safety Queensland
Various

350
Ongoing
Sub-total Other Departmental Plant and Equipment

1,093

Total Property, Plant and Equipment

80,072

Other Capital Expenditure

Integrated Ticketing System
05
29,955
4,394
9,551
16,010
New Queensland Driver Licence
05
8,200
2,400
3,300
2,500
Total Other Capital Expenditure

12,851

Capital Grants

Integrated Transport Planning

Rosehill Boat Ramp
50
100

100

Daintree Road Boat Ramp
50
50

50

Sub-total Integrated Transport Planning

150

Public Transport

Accessible buses
Various

3,000
Ongoing

Roadside infrastructure
Various

1,025

Ongoing

Rural and remote airstrips
Various
1,250
250
1,000

School Bus Upgrade Scheme
Various

3,000
Ongoing
Sub-total Public Transport

8,025

Land Transport and Safety

Safe School Travel
Various

450
Ongoing

Safe Walking and Pedalling
Various

195
Ongoing
Sub-total Land Transport and Safety

Total Capital Grants

8,820

TOTAL QUEENSLAND TRANSPORT

101,743

QUEENSLAND RAIL

Network Access

Regional

Coal Fleet upgrade
40
24,300
6,985
4,000
13,315

Infrastructure

Rockhampton - Townsville -
Various
369,150
319,399
49,751

Cairns Track Upgrade

Statewide security fencing
Various
15,524
3,847
4,000
7,677

Rosewood - Helidon track relay
10
20,230
18,738
1,492

Re-rail Miles to Muckadilla
Various
25,445
15,111
10,000
334

Timber bridge replacement,
Various
38,270
9,627
9,550
19,093

regional

Level crossing protection
Various
16,969
1,501
2,700
12,768

Townsville, New station
45
23,820
21,967
1,853

and track

Coal infrastructure projects
30
210,000
9,000
160,000
41,000

Hail Creek - Electrification
40
15,600
9,757
5,843

Hail Creek - Construction
40
72,000
840
71,000
160

Coppabella Mine Rail Deviation
40
20,470
876
19,594

Moorvale construction
40
12,000

900
11,100

Network Access / Regional -
Various
393,639
85,816
32,942
274,881

General

Sub-total Network Access Regional

373,625

Metropolitan

Caboolture - Landsborough
Various
11,795
5,918
1,000
4,877

upgrade

Noise Amelioration - Strategy
05
19,720
5,457
5,000
9,263

Turnout Replacement Strategy -
05
46,750
15,788
16,000
14,962

Stage 2

Timber bridge replacement
Various
15,400
3,069
6,000
6,331

Network Access / Metropolitan -
Various
124,034
31,766
10,828

81,440

General

Sub-total Network Access Metropolitan

38,828

Total Network Access

412,453

Coal and Freight Services (CFS)

Stuart Stage 2
45
12,182
11,682
500

Coal Fleet upgrade - rollingstock
30
342,300
339,708
50
2,542

CFS Electric Loco fleet upgrade
Various
88,000
14,015
30,000
43,985

Additional VSA coal wagons
05
77,526
76,926
600

Acquisition of 11 x 4000 Class
15
69,000
1,000
30,000
38,000

diesel electric locomotives

300 KOJX Cattle wagons
45
12,193
9,147
2,000
1,046

Coal and freight services - General
30
202,802
20,505
30,828
151,469
Total Coal and Freight Services

93,978

Passenger Services

Citytrain Electrical Multiple
05
30,100
29,100
1,000

Units (EMU), Retrofit

30 x 3-Car Suburban Multiple
15
248,000
246,400
1,600

Units

Citytrain EMU Re-engineering
05
68,800
24,946
7,650
36,204

and overhaul

Citytrain Safe Stations
05
39,454
37,769
1,685

Cairns Tilt Train
05
13,800
13,400
240
160

Cairns Tilt Train
15
124,200
120,596
2,160
1,444

Vintage fleet upgrade
Various
13,500

3,570
1,000
8,930

Interurban Multiple units (4 x 3 - car)
15
43,062
42,062
1,000

Citytrain disabled access
05
35,304
23,284
6,000
6,020

compliance

Citytrain disabled access
15
11,501
7,495
2,000
2,006

compliance

Traveltrain accessible stations
Various
10,100
2,312
2,888
4,900

Power car replacement
05
7,500
4,534
2,966

Passenger services - General
05
69,086
24,867
11,555
32,664
Total Passenger Services

41,744

Infrastructure Services

Infrastructure services - General
05
34,335
14,110
6,917
13,308
Total Infrastructure Services

6,917

Workshops

Workshops - General
Various
8,891
3,988
1,499
3,404
Total Workshops

1,499

Corporate Services

Motor vehicle acquisitions
05
296,157
176,157
30,000
90,000

Corporate services - General
05
59,878
10,611
11,061
38,206
Total Corporate Services

41,061

Technical Services

Technical services - General

05
3,354
675
1,429
1,250
Total Technical Services

1,429

Strategy and Finance

Computer system
05
39,760
24,590
15,170

Strategy and finance
05
1,815
536
529
750
Total Strategy and Finance

15,699

TOTAL QUEENSLAND RAIL

614,780

PORT AUTHORITIES

PORT OF BRISBANE CORPORATION

Property, Plant and Equipment

Car Precinct Flyover
05
5,600

4,000
1,600

Whimbrel St Car Terminals
05
4,500

4,500

Hamilton Site 1
05
15,650
200
1,000
14,450

Upgrade of major roads
05
2,500

2,500

Colmslie and Hamilton Precincts 1
05
28,700

8,450
20,250

Wharf 9
05
32,100
5,000
22,100
5,000

Lessee terminals
05
16,700
1,513
10,387
4,800

Expansion - Reclamation
05
104,500
5,500
50,000
49,000

and Outer Bund Wall

Electrical Upgrades - P & O and
05
100

100

Patrick

Reclamation and earthworks
05
12,500
2,000
4,500
6,000

Surcharging
05

6,000
1,500
1,000
3,500

Building and landscaping upgrades
05
650
250
100
300

Warehouses - Fisherman Island
05
40,000
20,000
5,000
15,000

Fisherman Island Wet Bulk
05
6,500
500
6,000

Whyte Island site preparation
05
15,500
1,000
4,500
10,000

Whyte Island road and services
05
6,500
5,000
1,500

network

Whyte Island property
05
35,500
9,800
5,000
20,700

development

Eagle Farm Estate, Site preparation
05
13,000
2,000
6,000
5,000

and warehousing

Boat Harbour restoration works
05
8,700

2,530
6,170

Dredging equipment
05
2,954
1,200
1,754

Minor capital works
05
31,048
6,000
6,048
19,000
Total Property, Plant and Equipment

146,969

TOTAL PORT OF BRISBANE CORPORATION

146,969

BUNDABERG PORT AUTHORITY

Property Plant and Equipment

Sea Scallop Project
15
350

350

Plant and equipment
15
404

Total Property, Plant and Equipment

754

TOTAL BUNDABERG PORT AUTHORITY

754

CAIRNS PORT AUTHORITY

Property, Plant and Equipment

Cairns Airport

Terminal works

Bus bay covers, International
50

205

205

terminal (ITB)

Bus facility, Bay 7 and 8 (ITB)
50
4,450

4,450

Checked bag screening,
50
2,240

90
2,150

Domestic terminal

Checked bag screening and
50
40,650

16,800
23,850

associated works 1 (ITB)

Bay 1 Concourse
50
5,430

1,090
4,340

Property Works

Commercial sites - Preparation

50
1,650

470
1,180

and surcharging

Ad-hoc site filling
50
1,300

260
1,040

Hawker Pacific Development
50
5,739
595
5,144

Flood mitigation and drainage

Levee upgrade
50
1,318
20
1,298

Drainage upgrades
50
1,318
0
20
1,298

Apron works

Bay 7 and 8
50
7,175
3,075
4,100

Future preparation and
50
2,115

1,167
948

surcharging

Major maintenance

Taxiway overlay (B3 to B2)
50
775
23
752

Taxiway overlay (B4 to B5)
50
737

25
712

Water Supply upgrade
50
970

30
940

Minor Airport Works
50
1,647

1,647

Sub-total Cairns Airport

37,548

Cairns Seaport

Tingira Street land development
50
380

380

Coast Guard facilities
50
310
40
270

Dredge crane replacement
50
840
11
829

Workshop upgrade
50
150

150

Tug Fire fighting and berth
50
200

200

Security fencing
50
220

220

Security systems
50
324

324

Port Master planning
50
250

Seaport, Navy Cadet facilities
50
80
43
37

Seaport, Smiths Creek
50
394
14
50
330

reconstruction

Seaport, Wharf 10 fire fighting
50
1,545
45
1,500

system

Minor Seaport works
50
200

200

Sub-total Cairns Seaport

4,410

Cairns corporate

Minor Works
50
1,252

1,252

Sub-total Cairns Corporate

1,252

Total Property, Plant and Equipment

43,210

Other Capital Expenditure

Cairns Cityport Project
50
13,578

5,796
7,782
Total Other Capital Expenditure

5,796

TOTAL CAIRNS PORT AUTHORITY

49,006

GLADSTONE PORT AUTHORITY

Property, Plant and Equipment

Reserve 274 subdivision
30
5,308

1,000
4,308

Auckland Point structural
30
626
336
190
100

works

RG Tanna Coal Terminal

shiploading modifications
30
1,198
379
690
129

structural works

30
4,811
2,230
2,268
313

Barney Point structural works
30
881
337
544

Plant and equipment
30
11,538
3,970
6,363
1,205

Building modifications
30
3,145
720
1,940
485

Services
30
3,480
1,164
1,583
733

Land development
30
3,411
1,195
1,082
1,134

Reclamation/Earthworks
30
18,017
12,817
5,200

Provision for lease
30
10,080
4,915
4,810
355
Total Property, Plant and Equipment

25,670

Other Capital Expenditure

Berth 3 development
30
80,000
76,310
3,690

Stockpile 16 development
30
10,500
2,000
8,500

Total Other Capital Expenditure

12,190

TOTAL GLADSTONE PORT AUTHORITY

37,860

MACKAY PORT AUTHORITY

Property, Plant and Equipment

Mackay Airport

Runway approach lighting
40
100

100

Explosive Trace Detection Unit
40
100

100

Miscellaneous airport works
40
743

743

Plant and equipment
40
42

42

Sub-total Mackay Airport

985

Mackay Seaport

Establish harbour security
40
400

400

perimeter

Quick Release Hook W Shore
40
100

100

Bollard Wharf 1

Create roadbase stock
40
250

250

Establish a commercial fishing
40
550

550

facility

Plant and equipment
40
399

399

Miscellaneous seaport works
40
1,150

1,150

Sub-total Mackay Seaport

2,849

Total Property, Plant and Equipment

3,834

TOTAL MACKAY PORT AUTHORITY

3,834

PORTS CORPORATION OF QUEENSLAND

Property, Plant and Equipment

Abbot Point general works

45
2,512

2,512

Head office plant and equipment
05
1,075
180
895

Weipa Minor projects
50
1,357

1,357

Weipa Dredging
50
4,000

2,000
2,000

Karumba minor projects
55
5

5

Lucinda minor projects
45
28

28

Mourilyan minor projects
50
97

97

Thursday Island minor projects
50
457
50
407

Thursday Island paving
50
600
50
550
causeway

Thursday Island Cargo Wharf
50
550

200
350

fender upgrade

Thursday Island Main Wharf
50
3,000

200
2,800

upgrade

Cape Flattery plant and
50
3

3

equipment

Hay Point general works
40
2,018

2,018

Hay Point buffer land
40
10,000
1,129

1,000
7,871

Total Property, Plant and Equipment

11,272

TOTAL PORTS CORPORATION OF QUEENSLAND

11,272

ROCKHAMPTON PORT AUTHORITY

Property, plant and equipment
30
117

TOTAL ROCKHAMPTON PORT AUTHORITY

117

TOWNSVILLE PORT AUTHORITY

Property, Plant and Equipment

Building construction/Lease
45
3,000

3,000

to Australian Customs/

Australian Federal Police/

Australian Quarantine

Inspection Service

Strategic acquisition various
45
1,000

1,000

properties

Construction service corridor
45
908

908

western side of port

Ross Creek reclamation
45
1,012

699
313

Minor works
45
483

483

Various plant and equipment
45
507

Total Property, Plant and Equipment

6,597

TOTAL TOWNSVILLE PORT AUTHORITY

6,597

TOTAL PORT AUTHORITIES

256,409

TOTAL TRANSPORT PORTFOLIO

972,932

TREASURY

Treasury portfolio (incorporating the Department of Treasury, its statutory authorities and the Government-owned corporation - Golden Casket Lottery Corporation) has a combined capital works program of $34.9 million in 2003-04.

The Department of Treasury has a capital works program of $23.3 million in 2003-04.

Program Highlights

..    $8.5 million to implement and develop a new Information Technology
     Strategic Plan (ITSP) within the Office of State Revenue. This system will employ contemporary technology to provide revenue and information management and e-business capability to better service the Government and people of Queensland.

..    $2.5 million to undertake Treasury's Strategic Accommodation Plan. A key priority
     of the accommodation plan is to consolidate a number of organisational units into the new government building at 33 Charlotte Street, Brisbane to streamline business processes.

..    $4.6 million to further improve client service and business related initiatives within the Government Superannuation Office (GSO), such as:

..    $1.8 million towards leasehold improvements to cater for permanent accommodation to meet the business requirements set out by the QSuper Board of Trustees;

..    $1.2 million to develop a Workflow and Document Management System (WDMS) to enhance business efficiencies; and

..    $0.63 million towards further stages of the continued development of a
     Member Internet System (MIS) to enhance service to QSuper members.

..    $2 million to implement new infrastructure for the relocation of Treasury's
     Network Servers to CITEC.

..    $0.92 million to redevelop the Corporate Office of Gaming System (COGS)
     within the Office of Gaming Regulation which will assist in improving information and communication systems and practices within the office.

..    $4 million towards the replacement of property, plant and equipment for the ongoing operational requirement to support Treasury's key infrastructure of intellectual capital and software solution needs.

Motor Accident Insurance Commission

Capital outlays for the Motor Accident Insurance Commission and the Nominal Defendant of $0.42 million are allocated towards the continued development of a viable and equitable personal injury compensation scheme in Queensland.

Golden Casket Lottery Corporation Limited

The Golden Casket Lottery Corporation has a capital works program of $11.2 million predominantly for improved lottery systems delivery and other information technology related enhancements and replacements.

Treasury

Statistical
Total
Expenditure
Budget
Post

Division
Estimated
to
2003-04
2003-04
Project

Cost
30-06-03

$'000
$'000
$'000
$'000
DEPARTMENT OF TREASURY

Property, Plant and Equipment

Asset replacement
05

3,956
Ongoing
Total Property, Plant and Equipment

3,956

Other Capital Expenditure

OSR ITSP
05
34,070
4,842
8,500
20,728
GSO Leasehold Improvement
05
1,800

1,800

GSO WDMS
05
1,190

1,190

GSO MIS
05
633

633

33 Charlotte Street Leasehold
05
4,042
1,582
2,460

Improvement

Treasury Portfolio Metropolitan Network
05
2,000

2,000

COGS
05
915

915

Other Items
05
1,821

1,821

Total Other Capital Expenditure

19,319

TOTAL DEPARTMENT OF TREASURY

23,275

MOTOR ACCIDENT INSURANCE ADMINISTRATION

Property, Plant and Equipment

Motor Accident Insurance Commission
05

6
Ongoing
Nominal Defendant
05

37
Ongoing
Total Property, Plant and Equipment

43

Other Capital Expenditure

Motor Accident Insurance Commission
05

250
Ongoing
Nominal Defendant

05

122
Ongoing
Total Other Capital Expenditure

372

TOTAL MOTOR ACCIDENT INSURANCE ADMINISTRATION

GOLDEN CASKET LOTTERY CORPORATION

Property, Plant and Equipment

Agents' Web
05
347

273
74
Electronic Data Management System
05
420

420

New business development
05
500

500

IS operations management
05
2,226

1,154
1,072
Retail network replacement
05
3,346

2,743

603
Internet lottery sales and prize
05
3,447

3,447

payments

Other items
05
8,356

2,630
5,726

Total Property, Plant and Equipment

11,167

TOTAL GOLDEN CASKET LOTTERY CORPORATION

11,167

TOTAL TREASURY

34,857

15
Capital Statement 2003-04

4. CAPITAL OUTLAYS BY REGION

STATISTICAL DIVISIONS

In the following tables, allocations of some minor works and other plant and equipment funding to particular statistical divisions are indicative only at this stage. This is because funds are allocated through the year to meet emerging needs.

Similarly, for some ongoing capital programs, departmental planning processes are such that allocations to particular statistical divisions will not be known with certainty until later in the year. Indicative allocations have been used in these cases based on population or previous years' expenditure patterns, as appropriate.

SOUTH EAST

The Brisbane and Moreton regions are the most populous in Queensland. The 2003-04 capital outlays program provides $2.052 billion in the Brisbane region and $672.9 million in the Moreton region, a total of $2.725 billion for these regions. The Budget recognises the areas' emerging infrastructure needs, particularly for health, transport, education, electricity generation and law and order.

Brisbane

Brisbane is the most populous region and consequently requires a significant contribution to infrastructure to meet service delivery needs. As mentioned, the 2003-04 capital program provides $2.052 billion for the Brisbane region.

Statistical Division 05 - Brisbane
Project
Total
Budget

Estimated
2003-04

Cost

$'000
$'000
Aboriginal and Torres Strait Islander Policy

215

Arts

Gallery of Modern Art
87,140
21,488
Plaza Development, Common Infrastructure Works - South Bank
72,834
45,261
Millennium Library
55,326
17,854
Queensland Museum
16,000
8,998
Musgrave Park Cultural Centre
5,000
3,753
Library Board of Queensland

13,067
Queensland Performing Arts Trust

2,250
Other

100

112,771

Corrective Services

Integrated Offender Management System
9,206
3,400
Other

3,334

6,734

Disability Services

Disability Information System
7,710
3,855
Brisbane West Area Office
500
100
Ipswich East Area Office
300
50
Community Renewal Project
315
145
Other

8,266

12,416

Education

School Facilities
126,776
63,241
Non-State Government grants

19,662
Other

50,526

133,429

Electoral Commission

240

Emergency Services

Queensland Ambulance Service

Ambulance stations
7,320
6,567
Vehicle purchases

4,488
Other Queensland Ambulance Service

2,787
Queensland Fire and Rescue Authority

Vehicle purchases

8,088
Roma Street Fire Station refurbishment
2,050
850
Wynnum Fire Station replacement
1,400
1,200
Other fire stations
2,550
300
Other Queensland Fire and Rescue Authority

6,234
Squirrel Helicopter - Replacement
8,000
5,600
Other

3,446

39,560

Employment and Training

New campus - Inala
4,200
3,257
New Western Campus - Browns Plains
4,070
2,553
Campus consolidation - Mount Gravatt
10,890
1,122
Public Private Partnership redevelopment - South Brisbane
9,224
2,345
Co-location - Caboolture
4,000
500
Campus redevelopment - Brisbane
2,950
300
Institute Student and Administration System
21,400
6,970
Information and communication technology

7,079
Skill Centre Program

2,186
Other

8,478

34,790

Environmental Protection Agency

5,414

Families

4,306

Health

Princess Alexandra Hospital redevelopment

353,433
11,329
Herston Hospitals, Education Centre and demolitions
15,000
12,000
Other hospitals

33,644
Aged Care Facilities Program

Redcliffe
8,415
7,471
Redlands
18,945
3,393
Sandgate
11,026
3,617
Logan Central Community Health Centre
7,500
4,010
North West Brisbane Community Health Centre
4,690
3,490
Other Community Health Centres
7,965
1,700
Mental Health Services

1,727
Queensland Institute of Medical Research

1,724
Information and communication technology

31,806
Other

23,018

138,929

Housing

Public Housing

Detached houses

4,501
Medium density

14,860
Seniors' units

9,938
Capital works on existing dwellings

57,370
Other

9,274
Aboriginal and Torres Strait Islander housing

3,019
Community housing

14,179
Community Renewal

3,400
Private housing

21,940
Other

1,961

140,442

Industrial Relations

421

Innovation and Information Economy, Sport and Recreation

Redevelopment of Suncorp Stadium
279,700
41,790
Sport and recreation development

11,675
Electronic Service Delivery Strategy
13,372
1,135
Access Queensland
11,081
303
Queensland Government Electronic Marketplace
2,580
1,438
Australian Computational Earth Systems Simulator
1,500
1,500
Other

17,061
ENERGEX Limited

214,554
Powerlink Queensland

50,998
CS Energy Limited

25,038
Stanwell Corporation Limited

16,278
Tarong Energy Corporation Limited

4,795
Queensland Power Trading Corporation (Enertrade)

373

386,938

Justice and Attorney-General

New magistrates courthouse - Brisbane
135,500
90,402
New courthouse - Richlands
4,500
3,793
State Penalties Enforcement Registry Project
10,680
1,381
Integrated Justice Information Strategy
3,291
3,291
Legal Aid Queensland
2,314
2,314
Public Trust Office

1,563
Other

4,964

107,708

Legislative Assembly of Queensland

Parliament House stonework restoration
12,384
100
Other

2,150

2,250

Local Government and Planning

Roads

8,968
Water

175
Sewerage

2,427
Other

3,174

14,744

Main Roads

Granard Road - Riverview, Planning, Widen 4 to 6 lanes - Stage 1
66,000
10,000
Dohles Rocks Road to Boundary Road, Widen to 6 lanes
40,000
30,000
Middle - Green Road/Fedrick Street, Duplicate 2 to 4 lanes
43,741
13,000
Caboolture Northern Bypass, Construct 2 lane Bypass
33,250
3,250
Gateway Motorway - Mount Cotton Road, At-grade Intersection Works
8,400
7,550
Windemere Road - Vienna Road, Duplicate 2 to 4 lanes
4,665
1,419
Samford Sub-Arterial, Arbor Street - Ferny Way, Duplicate 2 to 4 lanes
4,175
3,300
Other State-controlled roads

113,483
Other National Highways

13,250
Queensland Motorways Limited

5,000
Transport Infrastructure Development Scheme

10,478
Federal Black Spot

1,998
Other

11,869

224,597

Natural Resources and Mines

Coordinated Land Asset Management System
3,050
1,050
Landcentre Office Fit-outs
4,570
1,187
Sunwater

6,573
Other

15,416

24,226

Office of the Governor

42

Office of the Public Service Commissioner

65

Offices of the Ombudsman and the Information Commissioner

120

Police

Replacement police station - Stafford
3,750
200
New watchhouse (joint Department of Justice project) - Inala
3,500

3,088
New police station - Loganholme
2,500
2,107
Dog Squad Kennels - Oxley
700
550
Replacement police station - Sherwood
450
430
Plant and equipment (includes motor vehicles)

43,302
Other

2,477

52,154

Premier and Cabinet

South Bank Corporation

3,138
Crime and Misconduct Commission

1,027
Commission for Children and Young People

60
Queensland Events Corporation

14
Other

4,359

8,598

Primary Industries

Centre for Amenity Horticulture - Redlands
2,000
1,720
Forestry

2,838
Other

9,682

14,240

Public Works

33 Charlotte St Office Building
68,562
47,280
Roma Street Parkland
68,500
2,138
QFleet

73,178
QBuild

1,765
Project Services

1,888
Sales and Distribution Services

850
Other

5,856

132,955

Audit Office

150

State Development

Synergy Industrial Park
16,933
580
Creative Industries Precinct
14,949
10,510
Land purchases - Wacol
12,000
12,000
Lytton Industrial Estate
11,870
10,300
Murarrie Industrial Precinct
9,142
1,450
Land puchases - Murrarie
1,700
1,530
The Sustainable Minerals Institute
7,500
6,155
Coomera Marine Precinct
5,386

550
Bribie Island Aquaculture Park
2,000
100
Other

2,014

45,189

Tourism, Racing and Fair Trading

2,325

Transport

Inner Northern Busway
135,000
42,000
Integrated Ticketing System
95,430
21,427
Cultural Centre Busway Station upgrade
15,700
12,000
Other public transport

1,631
New Queensland driver licence
8,200
3,300
Port authorities
390,277
147,864
Queensland Rail
1,083,491
137,279
Other

5,482

370,983

Treasury

Golden Casket Lottery Corporation Limited
18,642
11,167
Motor Accident Insurance Commission

415
Other

23,275

34,857

TOTAL BRISBANE

2,051,808

Moreton

The Moreton region covers the Gold Coast and Sunshine Coast. The 2003-04 capital program provides $672.9 million for the emerging infrastructure needs of the region.

Statistical Division 10 - Moreton
Project
Total
Budget

Estimated
2003-04

Cost

$'000
$'000
Arts

2,982

Corrective Services

Woodford Correctional Centre expansion
68,800
125
Other

916

1,041

Disability Services

3,546

Education

School facilities

61,339
41,163
Non-State Government grants

15,135
Other

35,759

92,057

Emergency Services

Queensland Ambulance Service

4,203
Queensland Fire and Rescue Authority

5,734
Other

817

10,754

Employment and Training

Redevelopment Stage 2 - Mooloolaba
13,860
197
Arts and environmental studies - Tewantin
6,000
5,500
Other

1,622

7,319

Environmental Protection Agency

Great Walks of Queensland

936
Other

1,386

2,322

Families

1,905

Health

Nambour Hospital redevelopment
25,850
1,000
Nambour Hospital Breastscreen
1,900
500
Gold Coast Hospital Mental Health Service
1,456
1,256
Other

30,892

33,648

Housing

Public Housing

Detached houses

2,337
Medium density

1,577
Seniors' units

6,929
Capital works on existing dwellings

11,324
Other

3,617
Aboriginal and Torres Strait Islander housing

272
Community housing

9,784
Other

1,089

36,929

Industrial Relations

42

Innovation and Information Economy, Sport and Recreation

Redevelopment of Tallebudgera Recreation Centre
18,000
7,000
ENERGEX Limited

100,778
Powerlink Queensland

19,095
Tarong Energy Corporation Limited

5,758
Other

5,789

138,420

Justice and Attorney-General

Land purchase and new courthouse - Caloundra
7,040
2,400
Other

825

3,225

Local Government and Planning

Roads

5,711
Water

5,328
Sewerage

4,675
Other

5,024

20,738

Main Roads

Pacific Motorway, Tugun - Tweed Heads, Construct 4 lane bypass
240,000
25,000
Yandina to Cooroy, Duplication 2 to 4 lanes
110,000
9,000
Gatton Bypass, Duplication, 2 to 4 lanes
46,000
13,738
Kawana Arterial, Nicklin Way - Sunshine Motorway Link
22,500
14,500
Caboolture - Kilcoy, Scrubby and Sandy Creeks
5,400
2,500
Other State-Controlled roads

125,422
Other National Highways

14,361
Federal Black Spot

3,115
Transport Infrastructure Development Scheme

2,003
Other

4,203

213,842

Natural Resources and Mines

4,831

Police

New watchhouse - Caloundra
3,600
1,100
Police station refurbishment - Southport
2,000
100
Temporary police station - Coolum
490
490
Other

7,049

8,739

Premier and Cabinet

504

Primary Industries

5,126

Public Works

10,649

State Development

Gold Coast Convention and Exhibition Centre
102,250
64,385
Arundel Industrial Park
6,647
200
Yandina Industrial Estate
4,200
200
Caloundra Regional Business Park
3,150

150
Other

1,134

66,069

Transport

Public transport

1,875
Queensland Rail
46,749
5,190
Other

1,142

8,207

TOTAL MORETON

672,895
WIDE BAY-BURNETT

The 2003-04 capital program for Wide Bay-Burnett provides funding of $365.2 million to address infrastructure needs, particularly energy and transport.

Statistical Division 15 - Wide Bay-Burnett
Project
Total
Budget

Estimated
2003-04

Cost

$'000
$'000
Arts

1,328

Corrective Services

Maryborough Correctional Centre
97,000
8,200
Other

620

8,820

Disability Services

1,138

Education

School facilities
1,821
1,742
Non-State Government grants

524
Other

2,105

4,371

Emergency Services

Queensland Ambulance Service

3,155
Queensland Fire and Rescue Service

2,253
Other

327

5,735

Employment and Training

Wide Bay Institute of TAFE - Maryborough
5,934
4,307
Other

5,122

Environmental Protection Agency

Great Walks of Queensland

419
Other

1,974

2,393

Families

611

Health

Staff accommodation
2,900
1,782
Gympie Hospital redevelopment
5,500
3,500
Aged Care Facilities Program

Maryborough
14,249
5,661
Wondai
6,777
180
Other

12,643

23,766
Housing

Public housing

4,408
Community housing

2,567
Aboriginal and Torres Strait Islander housing

Other

349

8,250

Industrial Relations

23

Innovation and Information Economy, Sport and Recreation

ENERGEX Limited
4,249
618
Ergon Energy Corporation Limited

52,294
Tarong Energy Corporation Limited

50,399
Other

1,857

105,168

Justice and Attorney-General

918

Local Government and Planning

Roads

2,265
Water

1,784
Sewerage

3,173
Other

1,392

8,614

Main Roads

Gin Gin - Benaraby, Fairbairn Flats - Bariveloe Road, Re-align 2 lanes
8,700
7,000
Maryborough turn-off, Realign 2 lanes
10,000
8,674
Maryborough - Hervey Bay Road, Construct overtaking lanes
2,516
2,408
Other State-controlled roads

16,549
Other National Highways

2,185
Transport Infrastructure Development Scheme

2,434
Other

1,798

41,048

Natural Resources and Mines

Barlil Weir
3,857
2,185
Jones Weir
7,348
3,766
Other

1,807

7,758

Police

Replacement police station and watchhouse - Gympie
9,000
500
Stage 2 - Hervey Bay
1,600
1,200
Replacement police station - Childers
455
355
New police station - Rainbow Beach
540
100
Other

2,339

4,494

Premier and Cabinet

162

Primary Industries

5,903
Public Works

11,790

State Development

Burnett Water Infrastructure Development
209,229
60,478
Turtle Interpretive Centre
3,000
2,794
Other

89

63,361

Transport

Bundaberg Port Authority

754
Queensland Rail
534,704
52,432
Other

1,216

54,402

TOTAL WIDE BAY-BURNETT

365,175
DARLING DOWNS AND SOUTH WEST

In 2003-04, $272.9 million is provided for capital outlays to meet the social and development needs of these regions.

Darling Downs

The Darling Downs region covers Toowoomba, Goondiwindi and Taroom. The 2003-04 capital program provides $222.9 million for the emerging infrastructure needs of the region, especially roads.

Statistical Division 20 - Darling Downs
Project
Total
Budget

Estimated
2003-04

Cost

$'000
$'000
Arts

924

Corrective Services

64

Disability Services

1,360

Education

School facilities
1,863
1,863
Non-State Government grants

586
Other

3499

5,948
Emergency Services

Queensland Ambulance Service

1,193
Queensland Fire and Rescue Service

1,603
Other

291

3,087

Employment and Training

Southern Queensland Institute of TAFE - Toowoomba
17,820
2,930
Other

1,546

4,476

Environmental Protection Agency

328

Families

543

Health

Toowoomba Hospital
3,500
2,099
Aged Care Facilities Program
18,738
719
Multi-purpose health services

770
Other

6,734

10,322

Housing

Public housing

10,180
Other

2,271

12,451

Industrial Relations

53
Innovation and Information Economy, Sport and Recreation

Centre of Excellence in Engineered Fibre Composites
2,500
2,500
Ergon Energy Corporation Limited

81,309
Powerlink Queensland

13,014
Tarong Energy Corporation Limited

6,639
Other

1,649

105,111

Justice and Attorney-General

248

Local Government and Planning

Roads

2,664
Water

3,265
Other

2,746

8,675

Main Roads

Leichhardt Highway, Miles - Goondiwindi, 54.5 - 57.8 km, Widen and seal
1,950
1,170
Millmerran - Inglewood Road, Clontarf Deviation, 13.38 - 15.54 km
1,900
570
New England Highway, Mt Kynock - Highfield, 107.1 - 109.4 km
1,015
930
Warwick - Killarney Road, 34.5 - 37.13 km, Widen and overlay
2,563
717
Other State-Controlled roads

18,175
Toowoomba Bypass, planning and land acquisition
26,250
4,720
Other National Highways

1,468
Transport Infrastructure Development Scheme

1,747
Other

1,655

31,152

Natural Resources and Mines

4,908

Police

Replacement police station, watchhouse, DHQ and regional office - Toowoomba

Stage 2
6,700
5,551
Stage 3
3,000
100
Other

2,911

8,562

Premier and Cabinet

Primary Industries

2,002

Public Works

12,423

State Development

1,728

Transport

Queensland Rail
24,437
7,396
Other

1,034

8,430

TOTAL DARLING DOWNS

222,939

South West

The South West region covers the remainder of southern Queensland to the South Australian border. The 2003-04 capital program provides $50 million for the region.

Statistical Division 25 - South West
Project
Total
Budget

Estimated
2003-04

Cost

$'000
$'000
Arts

42

Corrective Services

79

Disability Services

128

Education

688

Emergency Services

632

Employment and Training

529

Environmental Protection Agency

771

Families

69

Health

1,104

Housing

Public housing

1,371
Other

684

2,055

Industrial Relations

7

Innovation and Information Economy, Sport and Recreation

Ergon Energy Corporation Limited

7,354
Other

210

7,564

Justice and Attorney-General

29

Local Government and Planning

Roads

2,322
Water

2,289
Sewerage

228
Other

709

5,548

Main Roads

Carnarvon Highway, Roma - Injune, 63.66 - 71.2 km, Seal shoulders
2,530
2,478
Other State-controlled roads

11,932
Other

2,428

16,838

Natural Resources and Mines

1,277

Police

2,231

Premier and Cabinet

18

Primary Industries

132

Public Works

2,203

Transport

Queensland Rail
24,974
7,627
Other

404

8,031

TOTAL SOUTH WEST

49,975

FITZROY AND CENTRAL WEST

A total of $836.6 million is allocated for capital outlays in these regions for 2003-04. Significantly, $314.3 million is provided for transport and main roads related infrastructure and $312 million is provided for natural resources and mining, and Government-Owned Electricity Corporation infrastructure. This expenditure is in recognition of the importance of such infrastructure to these areas.

Fitzroy

The Fitzroy region covers Rockhampton and Gladstone on the coast and reaches west as far as Alpha. The 2003-04 capital program provides $807.6 million for the region.

Statistical Division 30 - Fitzroy
Project

Total
Budget

Estimated
2003-04

Cost

$'000
$'000
Aboriginal and Torres Strait Islander Policy

40

Arts

1,494

Corrective Services

Capricornia Correctional Centre
89,500
4,400
Other

512

4,912

Disability Services

970

Education

General works

11,003
Non-State Government grants

2,305
Other

3,037

16,345

Emergency Services

Queensland Ambulance Service

1,889
Queensland Fire and Rescue Service

2,332
Other

250

4,471

Employment and Training

1,522

Environmental Protection Agency

1,122

Families

469

Health

Springsure Multi-purpose Health Service redevelopment
5,345
3,500
Emerald Community Health Centre and staff accommodation
1,000
700
Other

9,790

13,990

Housing

Public housing

13,978
Community housing

3,714
Aboriginal and Torres Strait Islander housing

2,531
Other

404

20,627

Industrial Relations

23

Innovation and Information Economy, Sport and Recreation

CS Energy Limited

31,018
Ergon Energy Corporation Limited

63,613
Powerlink Queensland

46,062
Stanwell Corporation Limited

124,158
Other

1,422

266,273

Justice and Attorney-General

371

Local Government and Planning

Roads

1,867
Water

4,324
Sewerage

2,161
Other

2,319

10,671

Main Roads

Gladstone Port Access Road, Construct to new sealed 2 lane standard
15,000
9,900
Capricorn Highway, Taraborah - Gemfields Turnoff, Widen and overlay
4,069
2,500
Dawson Highway

Monto turnoff - Scrubby Creek, Rehabilitate pavement
4,992
2,033
Staircase - Rodda's Lookout, Widen shoulders and sealing
3,893
1,585
Gregory Highway, Gordonstone Creek South, Widen and overlay
4,561
4,137
Other State-controlled roads

12,340
Other National Highways

1,146
Transport Infrastructure Development Scheme

1,780
Other

1,665

37,086

Natural Resources and Mines

Gladstone Area Water Board

Mt Miller Pipeline
17,200
16,463
Aldoga Pipeline and Reservoir
5,000
1,000
Other
9,282
6,014
Sunwater

Callide extension
17,593
16,901
Other

1,262
Other

1,070

42,710

Police

1,763

Premier and Cabinet

124

Primary Industries

1,255

Public Works

12,898

State Development

Comalco Alumina Refinery, Common-user infrastructure
162,988
60,802
Aldoga Development Plan
12,000
11,010
Land Purchases - Targinie Valley
22,899
14,899
Residences and Improvements - Targinie Valley
9,361
9,361
Clinton Industrial Estate - Red Rover Road
4,200
4,150
Other

2,466

102,688

Transport

Gladstone Port Authority

Berth 3 development
80,000
3,690
Stockpile 16 development
10,500
8,500
Reclamation and earthworks
18,017
5,200
RG Tanna Coal Terminal
6,009
2,958
Other
38,469
17,512
Queensland Rail

Coal and freight services
545,102
30,878
Network Access
522,344
188,552
Other

1,648
Other

6,882

265,820

TOTAL FITZROY

807,644

Central West

The Central West region covers the remainder of Central Queensland to the Northern Territory border. The 2003-04 capital program provides $28.9 million for the region.

Statistical Division 35 - Central West
Project
Total
Budget

Estimated
2003-04

Cost

$'000
$'000
Arts

60

Corrective Services

17

Disability Services

59

Education

565

Emergency Services

172

Employment and Training

242

Environmental Protection Agency

366

Families

31

Health

853

Housing

Innovation and Information Economy, Sport and Recreation

Ergon Energy Corporation Limited

2,997
Other

97

3,094

Justice and Attorney-General

14

Local Government and Planning

Roads

2,010
Water

4,979
Sewerage

169
Other

777

7,935

Main Roads

Diamantina Developmental Road, Bedourie - Crownwheel Creek, Pave and seal
1,800
1,800
Isisford - Blackall Road, 49.7 - 60.7 km, Pave and seal
1,800
723
Other State-controlled roads

7,244
Transport Infrastructure Development Scheme

809
Other

11,111

Natural Resources and Mines

1,405

Police

Replacement district headquarters and watchhouse - Longreach
7,000
200
Other

1,380

1,580

Premier and Cabinet

8

Primary Industries

61

Public Works

693

Transport

238

TOTAL CENTRAL WEST

28,907
MACKAY AND NORTHERN

The Mackay and Northern regions are the focus of Queensland's coal mining and sugar industries.

The 2003-04 capital program provides a total of $692 million in these regions. In particular, $245.9 million is provided for transport and main roads related infrastructure.

Mackay

The Mackay region covers Mackay and the Whitsunday Islands. The 2003-04 capital program provides $338.4 million for the region.

Statistical Division 40 - Mackay
Project
Total
Budget

Estimated
2003-04

Cost

$'000
$'000
Arts

1,107

Corrective Services

17

Disability Services

663

Education

General works

4,874
Non-State Government grants

1,047
Other

1,431

7,352

Emergency Services

Queensland Ambulance Service

1,784
Queensland Fire and Rescue Service

1,300
Mackay North Joint Emergency Services Complex
2,000
1,850
Other

191

5,125

Employment and Training

163

Environmental Protection Agency

Great Walks of Queensland

1,250
Other

800

2,050

Families

555

Health

Mackay Hospital, Specialist Outpatients upgrade
1,800
1,476
Staff Accommodation Program initiative

Bowen
800
300
Mackay
1,500
500
Other

6,210

8,486

Housing

Public housing

6,627
Aboriginal and Torres Strait Islander housing

1,035
Community housing

1,793
Other

203

9,658

Industrial Relations

8

Innovation and Information Economy, Sport and Recreation

Ergon Energy Corporation Limited

31,341
Powerlink Queensland

4,613
Queensland Power Trading Corporation (Enertrade)
100,456
72,639
Stanwell Corporation Limited

1,843
Other

1,081

111,517

Justice and Attorney-General

Extend courthouse - Mackay
11,400
8,418
Other

183

8,601

Local Government and Planning

Roads

3,859
Water

4,353
Sewerage

3,852
Other

1,156

13,220

Main Roads

Wallmans and Eimeo Roads, At-grade intersection improvement
6,400
3,694
Nebo - Mackay, Stockyard Creek - Spring Creek, Widen existing pavement
3,500
1,941
Other State-controlled roads

17,536
Transport Infrastructure Development Scheme

945
Other

2,283

26,399

Natural Resources and Mines

1,373

Police

New police station - Mackay North
2,200
2,170
Other

1,585

3,755

Premier and Cabinet

94

Primary Industries

1,350

Public Works

Mackay Multi-purpose Centre
38,000
5,000
Other

5,033

10,033
State Development

27

Transport

Hay Point
12,018
3,018
Mackay Port Authority

Seaport
2,849
2,849
Airport
985
985
Queensland Rail

Rockhampton - Townsville - Cairns Track upgrade
127,743
13,000
Construction and Electrification - Hail Creek
87,600
76,843
Coal Fleet Upgrade - Infrastructure
24,300
4,000
Coppabella Mine Rail Deviation
20,470
19,594
Timber bridge replacement
12,835
2,696
Other
23,190
3,411
Other

495

126,891

TOTAL MACKAY

338,444

Northern

The Northern region covers Townsville and the Bowen Basin coal fields. The 2003-04 capital program provides $353.5 million for the region.

Statistical Division 45 - Northern
Project
Total
Budget

Estimated
2003-04

Cost

$'000
$'000
Aboriginal and Torres Strait Islander Policy

427

Arts

1,854

Corrective Services

Disability Services

920

Education

School facilities
1,865
1,735
General works

5,123
Non-State Government grants

1,511
Other

2,564

10,933

Emergency Services

Queensland Ambulance Service

1,059
Queensland Fire and Rescue Service

1,760
Other

266

3,085

Employment and Training

1,235

Environmental Protection Agency

448

Families

Cleveland Youth Detention Centre

4,120
3,900
Other

1,294

5,194

Health

Ayr Hospital redevelopment
11,300
9,920
Aged Care Facilities Program - Townsville
13,182
7,622
Townsville Community Health Centre consolidation
8,700
2,603
Other

8,625

28,770

Housing

Public Housing

Medium density

5,124
Seniors' units

1,190
Capital works on existing dwellings

11,375
Other

1,087
Aboriginal and Torres Strait Islander housing

3,015
Capital grants to Aboriginal and Torres Strait Islander Councils

4,227
Community Renewal

2,990
Community housing

2,742
Other

283

32,033

Industrial Relations

50

Innovation and Information Economy, Sport and Recreation

Townsville Sports House
2,000
1,950
Ergon Energy Corporation Limited

74,397
Powerlink Queensland

17,970
Queensland Power Trading Corporation (Enertrade)

32,372
Other

1,501

128,190

Justice and Attorney-General

417

Local Government and Planning

Roads

6,795
Water

1,078
Other

2,833

10,706

Main Roads

Douglas Arterial, University Road - Upper Ross River Road, Construct to new sealed 2 lane standard
53,295
26,880
Hervey's Range Developmental Road

Townsville - Battery, Devils Marbles
10,200
6,848
Townsville - Battery, Ella Creek - Gregory Developmental Road
9,600
2,984
Other State-controlled roads

9,806
Other National Highways

1,719
Transport Infrastructure Development Scheme

2,186
Townsville District Office refurbishment
1,400
1,200
Other

1,440

53,063

Natural Resources and Mines

Sunwater

Burdekin Hydro Project
21,159
500
Burdekin Scheme

1,955
Other

407
Other

2,515

5,377

Police

Replacement police station, DHQ and regional office - Mundingburra
7,150
4,628
Replacement police station and watchhouse - Ingham
3,800
200
Replacement police station and watchhouse - Palm Island
3,200
2,843
Other

2,796

10,467

Premier and Cabinet

131

Primary Industries

1,949

Public Works

10,445

State Development

1,110

Tourism, Racing and Fair Trading

6,547

Transport

General Works - Abbot Point
2,512
2,512
Townsville Port Authority
6,910
6,597
Queensland Rail

Rockhampton - Townsville - Cairns Track upgrade
106,546
6,000
Coal and freight services
83,375
18,000
Townsville Station
23,820
1,853
Other
52,097
4,023
Other

604

39,589

TOTAL NORTHERN

353,510

FAR NORTH AND NORTH WEST

The 2003-04 capital program provides a total of $581.6 million for economic and social infrastructure in these regions.

Far North

The Far North region covers Cairns, Cape York Peninsula and the Torres Strait Islands. The 2003-04 capital program provides $453.7 million for the region.

Statistical Division 50 - Far North
Project
Total
Budget

Estimated
2003-04

Cost

$'000
$'000
Aboriginal and Torres Strait Islander Policy

Torres Strait Major Infrastructure Program
13,020
6,510
Wujal Wujal Sewerage System
2,911
2,900
Hope Vale water and sewerage supply upgrade
5,224
1,350
Northern Peninsula Area water supply upgrade
2,545
1,210
Aboriginal Council Chambers

Lockhart River
1,575
71
Mapoon
1,400
274
New Mapoon
1,000
187
Other

1,829

14,331

Arts

1,856

Corrective Services

789

Disability Services

1,080

Education

School facilities
8,649
7,982
General works

8,108
Non-State Government grants

3,314
Other

3,759

23,163

Emergency Services

Queensland Ambulance Service

2,036
Queensland Fire and Rescue Service

1,961
Other

311

4,308

Employment and Training

2,450

Environmental Protection Agency

4,776

Families

1,079

Health

Torres Strait Primary Health Care
6,457
5,689
Innisfail Hospital redevelopment
16,000
2,714
Atherton Hospital refurbishment
1,024
793
Cardwell Community Health Centre
750
436
Other

10,783

20,415

Housing

Public housing

8,641
Aboriginal and Torres Strait Islander housing

7,182
Capital grants to Aboriginal and Torres Strait Islander Councils

40,223
Community housing

4,712
Community Renewal

932
Other

331

62,021

Industrial Relations

52

Innovation and Information Economy, Sport and Recreation

Ergon Energy Corporation Limited

51,594
Powerlink Queensland

7,509
Stanwell Corporation Limited

16,893
Australian Tropical Forrest Institute
2,605
2,605
Other

2,517

81,118

Justice and Attorney-General

Courthouse upgrade - Cooktown
1,055
855
New Courthouse - Thursday Island
2,400
600
Other

289

1,744

Local Government and Planning

Roads

9,549
Water

3,545
Sewerage

26,989
Other

2,244

42,327

Main Roads

Cooktown Developmental Road, West Normanby River - Boggy Creek

7529
5,956
Currajah - Pin Gin Hill Road
9,658
3,940
Innisfail - Japoon Road, South Johnstone Bridge - near Mill
10,000
9,012
Peninsula Developmental Road, Mt Molloy - Laura, Coalseam - Laura River
6,999
2,739
Other State-controlled roads

41,206
Other National Highways

3,116
Transport Infrastructure Development Scheme

9,756
Other

2,239

77,964

Natural Resources and Mines

Sunwater

Tinaroo Hydro Project
3,808
2,920
Mareeba Scheme

2,632
Other

2,209

7,761

Police

3,451

Premier and Cabinet

Primary Industries

1,428

Public Works

New office building - Cairns
17,605
505
Other

13,939

14,444

State Development

Woree Business and Industry Park
4,342
2,100
Cairns CBD Revitalisation
9,027
1,000
Other

57

3,157

Transport

Cairns Port Authority

Cityport Project
13,578
5,796
Airport
77,719
37,548
Seaport
4,893
4,410
Other
1,252
1,252
Ports Corporation of Queensland

Weipa

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

5,357
3,357
Thursday Island
4,607
1,357
Other
100
100
Queensland Rail

Rockhampton - Townsville - Cairns Track upgrade
57,711
26,751
Other
7,969
1,540
Other

1,731

83,842

TOTAL FAR NORTH

453,709

North West

The North West region covers Mt Isa and the communities of the Gulf of Carpentaria. The 2003-04 capital program provides $127.9 million for the region.

Statistical Division 55 - North West
Project
Total
Budget

Estimated
2003-04

Cost

$'000
$'000
Aboriginal and Torres Strait Islander Policy

Aboriginal Council Chambers - Doomadgee
1,400
1,274
Sewerage upgrade - Doomadgee
1,150
1,150
Other

74

2,498

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

Arts

270

Corrective Services

289

Disability Services

161

Education

Spinifex College - Mount Isa
1,452
1,224
Mount Isa Central
360
360
General works

2,258
Non-State Government grants

806
Other

947

5,595

Emergency Services

Queensland Ambulance Service

493
Queensland Fire and Rescue Service

257
Other

46

796

Employment and Training

528

Environmental Protection Agency

71

Families

88

Health

2,485

Housing

Public housing

3,592
Aboriginal and Torres Strait Islander housing

1,260
Capital grants to Aboriginal and Torres Strait Islander councils

3,226
Other

818

8,896

Industrial Relations

8

Innovation and Information Economy, Sport and Recreation

CS Energy Limited

14,249
Ergon Energy Corporation Limited

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

7,642
Other

263

22,154

Justice and Attorney-General

59

Local Government and Planning

Roads

9,540
Water

3,887
Sewerage

542
Other

1,454

15,423

Main Roads

Barkly Highway, Mount Isa - Camooweal, Bridges and approaches
55,350
20,000
Flinders Highway, Richmond - Julia Creek, Chatfield Creek approaches
3,250
1,880
Flinders Highway, Richmond - Julia Creek, Widen shoulder(s) and sealing
6,400
2,797
Kennedy Developmental Road, Widen shoulder(s) and sealing
5,300
1,971
Other State-controlled roads

10,715
Other National Highways

4,870
Transport Infrastructure Development Scheme

2,076
Other

395

44,704

Natural Resources and Mines

Mount Isa Water Board
19,960
10,000
Other

980

10,980

Police

2,251

Premier and Cabinet

23

Primary Industries

169

Public Works

3,962

State Development

10

Transport

Upgrade of rural and remote airstrips
500
500
Queensland Rail
14,246
5,944
Other

55

6,499

TOTAL NORTH WEST

127,919
APPENDIX A
Entities included in Capital Outlays - 2003-04 Budget
Department of Aboriginal and Torres Strait Islander Policy
Arts Queensland
     Queensland Art Gallery
     Queensland Museum
     Queensland Performing Arts Trust
     Library Board of Queensland
Department of Corrective Services
Disability Services Queensland
Department of Education
     Queensland Studies Authority
Electoral Commission of Queensland
Department of Emergency Services
Department of Employment and Training
Environmental Protection Agency
Department of Families
Queensland Health
     Queensland Institute of Medical Research Trust
Department of Housing
     Queensland Building Services Authority
     Residential Tenancy Authority
Department of Industrial Relations
Department of Innovation and Information Economy, Sport and Recreation
Queensland
     CITEC
     Stadium Redevelopment Authority
     Major Sports Facility Authority
     Government Owned Electricity Corporations
Department of Justice and Attorney-General
     Legal Aid Queensland
     Public Trust Office
Legislative Assembly
Department of Local Government and Planning
Department of Main Roads
     Main Roads - Commercial Operations (RoadTek)
     Queensland Motorways Limited
Department of Natural Resources and Mines
     Gladstone Area Water Board
     Mount Isa Water Board
     Pioneer Valley Water Board
     Sunwater
Office of the Governor
Offices of the Parliamentary Commissioner for Administrative Investigations and the Information
     Commissioner

Entities included in Capital Outlays - 2003-04 Budget, continued
Office of the Public Service Commissioner
Department of Police
Department of Premier and Cabinet
     Crime and Misconduct Commission
     South Bank Corporation

     Queensland Events Corporation
     Commission for Children and Young People
Department of Primary Industries
     Forestry
     Bureau of Sugar Experiment Stations
     Queensland Rural Adjustment Authority
Department of Public Works
     QBuild
     QFleet
     Project Services
     GOPRINT
     Sales and Distribution Services
Queensland Audit Office
Department of State Development
     Property Services Group
Department of Tourism, Racing and Fair Trading
     Tourism Queensland
Department of Transport
     Queensland Rail
     Port Authorities
Department of Treasury
     Motor Accident Insurance Commission
     Nominal Defendant
     Golden Casket Lottery Corporation

99
Capital Statement 2003-04